The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-105805

SUBJECT TO COMPLETION, DATED JULY 30, 2004
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 2004)


                          $724,788,000 (APPROXIMATE)
[GRAPHIC OMITTED]




             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-LN2

                              JPMORGAN CHASE BANK
                         NOMURA CREDIT & CAPITAL, INC.
                       LASALLE BANK NATIONAL ASSOCIATION
                              MORTGAGE LOAN SELLERS
                                ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-LN2 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 177 fixed rate mortgage loans secured by first liens on 210 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2004-LN2 certificates. The Series 2004-LN2 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2004-LN2 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                                ----------------

                                                                                   ASSUMED           EXPECTED
                       INITIAL CLASS     INITIAL APPROX.     PASS-THROUGH           FINAL            RATINGS       RATED FINAL
                        CERTIFICATE        PASS-THROUGH          RATE            DISTRIBUTION       (MOODY'S/     DISTRIBUTION
                        BALANCE (1)            RATE           DESCRIPTION          DATE (3)          S&P) (5)       DATE (3)
                      ---------------   -----------------   --------------   -------------------   -----------   --------------
Class A-1 .........    $224,063,000          %              Fixed            February 15, 2014       Aaa/AAA     July 15, 2041
Class A-2 .........    $434,913,000          %              (6)               August 15, 2014        Aaa/AAA     July 15, 2041
Class B ...........    $ 29,772,000          %              (6)               August 15, 2014         Aa2/AA     July 15, 2041
Class C ...........    $ 12,535,000          %              (6)               August 15, 2014        Aa3/AA-     July 15, 2041
Class D ...........    $ 23,505,000          %              (6)               August 15, 2014          A2/A      July 15, 2041

----------
(Footnotes to table on page S-7)

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.


THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED, NOMURA SECURITIES INTERNATIONAL, INC. AND DEUTSCHE BANK SECURITIES INC. WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED AND NOMURA SECURITIES INTERNATIONAL, INC., ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. DEUTSCHE BANK SECURITIES INC. IS ACTING AS CO-MANAGER FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT AUGUST 20, 2004. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY    % OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED
CERTIFICATES, PLUS ACCRUED INTEREST FROM AUGUST 1, 2004, BEFORE DEDUCTING EXPENSES PAYABLE BY US.



JPMORGAN                     ABN AMRO INCORPORATED                       NOMURA

                           DEUTSCHE BANK SECURITIES

AUGUST   , 2004

[MAP OF THE UNITED STATES OF AMERICA OMITTED]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2004-LN2


WASHINGTON             ALABAMA              NEW JERSEY
3 properties           1 property           4 properties
$17,790,623            $10,191,434          $16,688,576
1.4% of total          0.8% of total        1.3% of total

OREGON
1 properties           TENNESSEE            CONNECTICUT
$3,550,000             2 properties         1 property
0.3% of total          $10,620,000          $3,990,828
                       0.8% of total        0.3% of total
CALIFORNIA
20 properties          KENTUCKY             MASSACHUSETTS
$134,133,378           1 property           1 property
10.7% of total         $3,259,710           $4,594,277
                       0.3% of total        0.4% of total
NEVADA
3 properties           FLORIDA              MAINE
$13,974,545            4 properties         4 properties
1.1% of total          $26,773,156          $9,675,000
                       2.1% of total        0.8% of total
HAWAII
1 property             GEORGIA              NEW YORK
$26,000,000            5 properties         11 properties
2.1% of total          $14,328,666          $124,858,205
                       1.1% of total        10.0% of total
ARIZONA
10 properties          SOUTH CAROLINA       PENNSYLVANIA
$74,206,319            2 properties         4 properties
5.9% of total          $16,650,000          $39,992,009
                       1.3% of total        3.2% of total
COLORADO
5 properties           NORTH CAROLINA       OHIO
$51,696,444            8 properties         16 properties
4.1% of total          $74,481,710          $37,441,241
                       5.9% of total        3.0% of total
TEXAS
24 properties          VIRGINIA             MICHIGAN
$72,889,035            4 properties         12 properties
5.8% of total          $85,683,583          $65,410,368
                       6.8% of total        5.2% of total
ARKANSAS
1 property             WEST VIRGINIA        INDIANA
$3,746,924             2 properties         5 properties
0.3% of total          $19,247,210          $44,793,891
                       1.5% of total        3.6% of total
LOUISIANA
1 property             MARYLAND             WISCONSIN
$5,100,000             5 properties         5 properties
0.4% of total          $57,735,223          $30,885,269
                       4.6% of total        2.5% of total
MISSISSIPPI
4 properties           DISTRICT OF COLUMBIA ILLINOIS
$12,620,291            1 property           5 properties
1.0% of total          $9,989,988           $31,071,847
                       0.8% of total        2.5% of total

                       DELAWARE             MINNESOTA
                       1 property           27 properties
                       $2,092,846           $54,500,000
                       0.2% of total        4.3% of total

                                            MISSOURI
                                            1 property
                                            $24,976,221
                                            2.0% of total

                                            UTAH
                                            3 properties
                                            $4,961,862
                                            0.4% of total

                                            IDAHO
                                            2 properties
                                            $12,960,000
                                            1.0% of total


[LEGEND OMITTED]

[2 PHOTOS OF JPI PORTFOLIO]

JPI Portfolio - State College/Tucson    Various


[2 PHOTOS OF WORLD APPAREL CENTER OMITTED]

World Apparel Center      New York, NY


[2 PHOTOS OF EMBASSY SUITES - BWI AIRPORT OMITTED]

Embassy Suites - BWI Airport  Linthicum, MD

[2 PHOTOS OF CHESAPEAKE SQUARE OMITTED]

Chesapeake Square      Chesapeake, VA


[PHOTO OF HAMPTONS APARTMENTS OMITTED]

Hamptons Apartments     Durham, NC


[PHOTO OF STADIUM MARKETPLACE OMITTED]

Stadium Marketplace       Honolulu, HI


[PHOTO OF PLAZA MOBILE ESTATES OMITTED]

Plaza Mobile Estates    Santa Ana, CA

[PHOTO OF BELLEVIEW PROMENADE OMITTED]

Belleview Promenade    Greenwood Village, CO

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.


     This prospectus supplement begins with several introductory sections describing the Series 2004-LN2 certificates and the trust in abbreviated form:


     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the Series 2004-LN2 certificates;


     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-LN2 certificates and a description of the underlying mortgage loans; and


     Risk Factors, commencing on page S-30 of this prospectus supplement, which describe risks that apply to the Series 2004-LN2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-160 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.


     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS




                                                  PAGE
                                                 -----
 SUMMARY OF TERMS ............................   S-9
 RISK FACTORS ................................   S-30
    Geographic Concentration Entails
       Risks .................................   S-30
    Risks to the Mortgaged Properties
       Relating to Terrorist Attacks and
       Foreign Conflicts .....................   S-31
    Risks Relating to Mortgage Loan
       Concentrations ........................   S-31
    Risks Relating to Enforceability of
       Cross-Collateralization ...............   S-33
    The Borrower's Form of Entity May
       Cause Special Risks ...................   S-33
    Ability to Incur Other Borrowings
       Entails Risk ..........................   S-34
    Borrower May Be Unable to Repay
       Remaining Principal Balance on
       Maturity Date or Anticipated
       Repayment Date ........................   S-37
    Commercial and Multifamily
       Lending Is Dependent Upon Net
       Operating Income ......................   S-38
    Tenant Concentration Entails Risk ........   S-39
    Certain Additional Risks Relating to
       Tenants ...............................   S-40
    Mortgaged Properties Leased to
       Multiple Tenants Also Have Risks ......   S-41
    Mortgaged Properties Leased to
       Borrowers or Borrower Affiliated
       Entities Also Have Risks ..............   S-41
    Tenant Bankruptcy Entails Risks ..........   S-41
    Mortgage Loans are Nonrecourse
       and are Not Insured or
       Guaranteed ............................   S-41
    Retail Properties Have Special Risks......   S-41
    Multifamily Properties Have Special
       Risks .................................   S-43
    Office Properties Have Special Risks......   S-45
    Industrial Properties Have Special
       Risks .................................   S-45
    Manufactured Housing
       Communities Have Special Risks ........   S-46
    Hotel Properties Have Special Risks ......   S-47
    Risks Relating to Affiliation with a
       Franchise or Hotel Management
       Company ...............................   S-48


                                                  PAGE
                                                 -----
    Lack of Skillful Property
       Management Entails Risks ..............   S-48
    Some Mortgaged Properties May
       Not Be Readily Convertible to
       Alternative Uses ......................   S-48
    Property Value May Be Adversely
       Affected Even When Current
       Operating Income Is Not ...............   S-49
    Mortgage Loans Secured By
       Leasehold Interests May Expose
       Investors To Greater Risks of
       Default and Loss ......................   S-49
    Limitations of Appraisals ................   S-50
    Your Lack of Control Over the Trust
       Fund Can Create Risks .................   S-50
    Potential Conflicts of Interest ..........   S-51
    Special Servicer May Be Directed to
       Take Actions ..........................   S-52
    Bankruptcy Proceedings Entail
       Certain Risks .........................   S-52
    Risks Relating to Prepayments and
       Repurchases ...........................   S-53
    Optional Early Termination of the
       Trust Fund May Result in an
       Adverse Impact on Your Yield or
       May Result in a Loss ..................   S-55
    Mortgage Loan Sellers May Not Be
       Able to Make a Required
       Repurchase or Substitution of a
       Defective Mortgage Loan ...............   S-56
    Risks Relating to Enforceability of
       Yield Maintenance Charges,
       Prepayment Premiums or
       Defeasance Provisions .................   S-56
    Risks Relating to Borrower Default .......   S-56
    Risks Relating to Interest on
       Advances and Special Servicing
       Compensation ..........................   S-57
    Risks of Limited Liquidity and
       Market Value ..........................   S-57
    Different Timing of Mortgage Loan
       Amortization Poses Certain Risks ......   S-57
    Subordination of Subordinate
       Offered Certificates ..................   S-58
    Limited Information Causes
       Uncertainty ...........................   S-58

                                                PAGE
                                               ------
    Environmental Risks Relating to the
       Mortgaged Properties ................   S-58
    Tax Considerations Relating to
       Foreclosure .........................   S-59
    Risks Associated with One Action
       Rules ...............................   S-59
    Risks Relating to Enforceability .......   S-60
    Potential Absence of Attornment
       Provisions Entails Risks ............   S-60
    Property Insurance May Not Be
       Sufficient ..........................   S-60
    Zoning Compliance and Use
       Restrictions May Adversely Affect
       Property Value ......................   S-62
    Risks Relating to Costs of
       Compliance with Applicable Laws
       and Regulations .....................   S-63
    No Reunderwriting of the Mortgage
       Loans ...............................   S-63
    Litigation or Other Legal
       Proceedings Could Adversely
       Affect the Mortgage Loans ...........   S-63
    Risks Relating to Book-Entry
       Registration ........................   S-64
    Risks Relating to Inspections of
       Properties ..........................   S-64
    Other Risks ............................   S-64
 DESCRIPTION OF THE MORTGAGE
    POOL ...................................   S-65
    General ................................   S-65
    Additional Debt ........................   S-66
    The World Apparel Center Whole
       Loan ................................   S-68
    AB Mortgage Loan Pairs .................   S-69
    Top Ten Mortgage Loans or Groups
       of Cross-Collateralized Mortgage
       Loans ...............................   S-72
    ARD Loans ..............................   S-72
    Certain Terms and Conditions of the
       Mortgage Loans ......................   S-73
    Additional Mortgage Loan
       Information .........................   S-80
    The Mortgage Loan Sellers ..............   S-82
    JPMorgan Chase Bank ....................   S-82
    Nomura Credit & Capital, Inc. ..........   S-83
    LaSalle Bank National Association ......   S-83


                                                PAGE
                                               ------
    Underwriting Guidelines and
       Processes ...........................   S-83
    Representations and Warranties;
       Repurchases and Substitutions .......   S-85
    Repurchase or Substitution of
       Cross-Collateralized Mortgage
       Loans ...............................   S-89
    Lockbox Accounts .......................   S-89
 DESCRIPTION OF THE CERTIFICATES ...........   S-91
    General ................................   S-91
    Paying Agent, Certificate Registrar
       and Authenticating Agent ............   S-93
    Book-Entry Registration and
       Definitive Certificates .............   S-93
    Distributions ..........................   S-95
    Allocation of Yield Maintenance
       Charges .............................   S-109
    Assumed Final Distribution Date;
       Rated Final Distribution Date .......   S-109
    Subordination; Allocation of
       Collateral Support Deficit ..........   S-110
    Advances ...............................   S-113
    Appraisal Reductions ...................   S-116
    Reports to Certificateholders;
       Certain Available Information .......   S-118
    Voting Rights ..........................   S-121
    Termination; Retirement of
       Certificates ........................   S-122
    The Trustee ............................   S-123
 SERVICING OF THE MORTGAGE
    LOANS ..................................   S-124
    General ................................   S-124
    The Directing Certificateholder and
       the World Apparel Center
       Majority Holders ....................   S-127
    Limitation on Liability of Directing
       Certificateholder and the World
       Apparel Center Majority Holders .....   S-129
    The Servicer ...........................   S-130
    The Special Servicer ...................   S-130
    Replacement of the Special Servicer.....   S-131
    Servicing and Other Compensation
       and Payment of Expenses .............   S-131
    Maintenance of Insurance ...............   S-134

                                              PAGE
                                             ------
    Modifications, Waiver and
       Amendments ........................   S-136
    Realization Upon Defaulted
       Mortgage Loans ....................   S-137
    Inspections; Collection of Operating
       Information .......................   S-140
    Certain Matters Regarding the
       Servicer, the Special Servicer and
       the Depositor .....................   S-141
    Events of Default ....................   S-142
    Rights Upon Event of Default .........   S-143
    Amendment ............................   S-144
 YIELD AND MATURITY
    CONSIDERATIONS .......................   S-147
    Yield Considerations .................   S-147
    Weighted Average Life ................   S-149


                                              PAGE
                                             ------
 CERTAIN FEDERAL INCOME TAX
    CONSEQUENCES .........................   S-154
 METHOD OF DISTRIBUTION ..................   S-155
 LEGAL MATTERS ...........................   S-156
 RATINGS .................................   S-156
 LEGAL INVESTMENT ........................   S-157
 CERTAIN ERISA CONSIDERATIONS ............   S-157
 INDEX OF PRINCIPAL DEFINITIONS ..........   S-160



SCHEDULE I   CLASS X REFERENCE RATES
ANNEX A-1    CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES
ANNEX A-2    CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES
ANNEX A-3    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS
             COLLATERALIZED MORTGAGE LOANS
ANNEX B      CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
             HOUSING LOANS
ANNEX C      WORLD APPAREL CENTER LOAN AMORTIZATION SCHEDULE
ANNEX D      STRUCTURAL AND COLLATERAL TERM SHEET
ANNEX E      FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES



                 INITIAL CLASS
                  CERTIFICATE
                   BALANCE OR     APPROXIMATE    PASS-THROUGH
                    NOTIONAL         CREDIT          RATE
     CLASS         AMOUNT(1)       SUPPORT(2)     DESCRIPTION
-------------- ----------------- ------------- ----------------
Offered
Certificates
       A-1      $  224,063,000       13.875%    Fixed
       A-2      $  434,913,000       13.875%     (6)
        B       $   29,772,000       11.500%     (6)
        C       $   12,535,000       10.500%     (6)
        D       $   23,505,000        8.625%     (6)
Non-Offered
Certificates
       X-1      $1,253,560,678        N/A      Variable(7)
       X-2      $1,207,988,000        N/A      Variable(7)
      A-1A      $  420,653,000       13.875%     (6)
        E       $    9,401,000        7.875%     (6)
        F       $   17,237,000        6.500%     (6)
        G       $   12,535,000        5.500%     (6)
        H       $   17,237,000        4.125%     (6)
        J       $    6,268,000        3.625%    Fixed(8)
        K       $    6,267,000        3.125%    Fixed(8)
        L       $    4,701,000        2.750%    Fixed(8)
        M       $    4,701,000        2.375%    Fixed(8)
        N       $    4,701,000        2.000%    Fixed(8)
        P       $    7,835,000        1.375%    Fixed(8)
       NR       $   17,236,678         N/A      Fixed(8)



                     ASSUMED                          WEIGHTED    EXPECTED    PRINCIPAL OR
                      FINAL             INITIAL       AVERAGE      RATINGS      NOTIONAL
                   DISTRIBUTION      PASS-THROUGH       LIFE      (MOODY'S/    PRINCIPAL
     CLASS           DATE(3)        RATE (APPROX.)   (YRS.)(4)     S&P)(5)     WINDOW(4)
-------------- ------------------- ---------------- ----------- ------------ -------------
Offered
Certificates
       A-1     February 15, 2014        %           5.71           Aaa/AAA     9/04-2/14
       A-2      August 15, 2014         %           9.86           Aaa/AAA     2/14-8/14
        B       August 15, 2014         %           9.99           Aa2/AA      8/14-8/14
        C       August 15, 2014         %           9.99          Aa3/AA-      8/14-8/14
        D       August 15, 2014         %           9.99            A2/A       8/14-8/14
Non-Offered
Certificates
       X-1            N/A               %           N/A            Aaa/AAA        N/A
       X-2            N/A               %           N/A            Aaa/AAA        N/A
      A-1A            N/A               %           N/A            Aaa/AAA        N/A
        E             N/A               %           N/A            A3/A-          N/A
        F             N/A               %           N/A           Baa1/BBB+       N/A
        G             N/A               %           N/A           Baa2/BBB        N/A
        H             N/A               %           N/A          Baa3/BBB-        N/A
        J             N/A               %           N/A            Ba1/BB+        N/A
        K             N/A               %           N/A            Ba2/BB         N/A
        L             N/A               %           N/A           Ba3/BB-         N/A
        M             N/A               %           N/A             B1/B+         N/A
        N             N/A               %           N/A             B2/B          N/A
        P             N/A               %           N/A            B3/B-          N/A
       NR             N/A               %           N/A             NR/NR         N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.


(2) The credit support percentages set forth for Class A-1, Class A-2 and Class A-1A certificates are represented in the aggregate.


(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is July 15, 2041. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.


(4) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.


(5) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.


(6) The pass-through rates on the Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H, certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.


(7) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.

(8) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net mortgage rates on the mortgage loans.


     The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, Nomura Credit & Capital, Inc., a
                                 Delaware corporation, and LaSalle Bank National
                                 Association, a national banking association.
                                 JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. Nomura Credit & Capital,
                                 Inc., is an affiliate of Nomura Securities
                                 International, Inc., one of the underwriters.
                                 LaSalle Bank National Association is also acting as the paying agent, certificate registrar and authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS



                                                AGGREGATE                  % OF      % OF
                                                PRINCIPAL        % OF    INITIAL    INITIAL
                                 NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                                  MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
             SELLER                LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------------------- ----------- ----------------- --------- --------- ----------
  JPMorgan Chase Bank .........      58     $  602,509,729       48.1%     50.6%      43.0%
  Nomura Credit & Capital,
   Inc. .......................      68        422,865,853       33.7      33.2       34.9
  LaSalle Bank National
   Association. ...............      51        228,185,096       18.2      16.2       22.1
                                     --     --------------      -----     -----      -----
  Total .......................     177     $1,253,560,678      100.0%    100.0%     100.0%
                                    ===     ==============      =====     =====      =====

Servicer......................   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The servicer's
                                 principal servicing offices are located at 200
                                 Witmer Road, Horsham, Pennsylvania 19044. See
                                 "Servicing of the Mortgage Loans--The Servicer" in this prospectus supplement.

Special Servicer..............   Lennar Partners, Inc., a Florida corporation.
                                 The Special Servicer's principal address is 1601 Washington Avenue, Suite 800, Miami Beach,
                                 FL 33139, and its telephone
                                 number is (305) 695-5600. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this
                                 prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate
                                 Trust Services (CMBS), J.P. Morgan Chase
                                 Commercial Mortgage Securities Corp.,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-LN2 and its telephone number is
                                 (410) 884-2000. See "Description of the
                                 Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the certificate registrar and authenticating agent.
                                 The paying agent's address is 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Asset-Backed Securities Trust
                                 Services Group, JPMorgan 2004-LN2, and its telephone number is (312) 904-0648. LaSalle
                                 Bank National Association is also a mortgage loan seller and an affiliate of one of the underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of the mortgage loan in August
                                 2004, or, with respect to those mortgage loans that were originated in July 2004 and have their first payment date in September 2004, August 1, 2004, or, with respect to those mortgage loans that were originated in August
                                 2004 and have their first payment date in October 2004, the origination date.

Closing Date..................   On or about August 20, 2004.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in September
                                 2004.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.


                               OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates as part of Series 2004-LN2:

                                  o Class A-1

                                  o Class A-2

                                  o Class B

                                  o Class C

                                  o Class D

                                 Series 2004-LN2 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class X-2, Class E,
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class P, Class NR, Class S, Class R, Class LR and Class GB.

                                 The Series 2004-LN2 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 177 mortgage loans secured by first liens on 210 commercial, multifamily and manufactured housing community properties.

                                 The Trust will also include a subordinate B note secured by the Grace Building. This B note will support only the Class GB certificates and no other class of certificates. The Class GB certificates will not be entitled to receive any support from the trust assets, other than from the Grace Building B note. For purposes of the information contained in this prospectus supplement, the Grace Building B note is not reflected and the term "mortgage loan" does not include the Grace Building B note.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:



                                 Class A-1 .........    $224,063,000
                                 Class A-2 .........    $434,913,000
                                 Class B ...........    $ 29,772,000
                                 Class C ...........    $ 12,535,000
                                 Class D ...........    $ 23,505,000

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which is set forth below for each class:



                                 Class A-1 .........        %
                                 Class A-2 .........        %
                                 Class B ...........        %
                                 Class C ...........        %
                                 Class D ...........        %

B. Interest Rate Calculation
    Convention................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis."
                                 For purposes of calculating the pass-through rates on the Class A-2, Class B, Class C and
                                 Class D certificates and each class of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an "actual/360 basis", will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" in this prospectus supplement. See also
                                 "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

DISTRIBUTIONS

A. Amount and Order of
    Distributions.............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-1A, Class X-1 and Class X-2 certificates: To pay interest concurrently, (a) on the Class A-1 and Class A-2 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X-1 and Class X-2 certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes pro rata, without regard to loan groups, in accordance with their interest entitlements.

                                 Second/Class A-1, Class A-2 and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution,
                                 (a) to principal on Class A-1 and Class A-2 certificates, in sequential order, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balances of the Class A-1 and Class A-2 certificates have been reduced to zero and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-2 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2 and Class A-1A certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to Class A-1, Class A-2 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

                                 Third/Class A-1, Class A-2, and Class A-1A certificates: To reimburse Class A-1, Class A-2 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

                                 Fourth/Class B certificates: To the Class B certificates as follows: (a) first, to interest on Class B certificates in the amount of its interest entitlement, (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2 and Class A-1A certificates), to principal on Class B certificates until reduced to zero, and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Non-offered certificates (other than the Class A-1A, Class S and Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 115 mortgage loans, representing approximately 66.4% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 62 mortgage loans, representing approximately 33.6% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 97.7% of all the mortgage loans secured by multifamily properties and approximately 68.5% of all the mortgage loans secured by manufactured housing community properties, in each case, as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and Principal
    Entitlements..............   A description of the interest entitlement of
                                 each class can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions --Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance
    Charges...................   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and/or interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order
                                 (beginning with the other classes of
                                 certificates (other than the Class S, Class R and Class LR certificates) that are not being offered by this prospectus supplement).
                                 Additionally, no principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class LR, Class X-1 or Class X-2 certificates, although principal payments and mortgage loan losses will reduce the notional amount of the Class X-1 and/or Class X-2 certificates and, therefore, the amount of interest they accrue.

                                 -----------------------------------------
                                    Class A-1, Class A-2, Class A-1A*,
                                         Class X-1* and Class X-2*
                                 -----------------------------------------
                                                      |
                                 -----------------------------------------
                                                  Class B
                                 -----------------------------------------
                                                      |
                                 -----------------------------------------
                                                  Class C
                                 -----------------------------------------
                                                      |
                                 -----------------------------------------
                                                  Class D
                                 -----------------------------------------

                                        Non-offered certificates**

                                 ----------
                                 * The Class X-1 and Class X-2 certificates are interest only certificates, and the Class A-1A, Class X-1 and Class X-2 certificates are not offered by this prospectus supplement.

                                 ** Excluding the Class A-1A, Class X-1 and Class X-2 certificates.

                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Principal losses on mortgage loans that are allocated to a class of certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
E. Shortfalls in  Available
    Funds ....................   The following types of shortfalls in available
                                 funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
                                 shortfalls resulting from extraordinary
                                 expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the
                                 Certificates--Distributions--Priority" in this prospectus supplement.


ADVANCES

A. P&I Advances...............   The servicer is required to advance a
                                 delinquent periodic mortgage loan payment unless it (or the special servicer or the trustee) determines that the advance would be non-recoverable. The servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See
                                 "Description of the Certificates--Advances" in this prospectus supplement. If the servicer fails to make a required advance, the trustee will be required to make the advance. Neither the servicer nor the trustee is required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. If an interest advance is made by the servicer, the servicer will not advance its servicing fee, but will advance the trustee's fee.


B. Property Protection
    Advances..................   The servicer may be required to make advances
                                 to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and similar expenses necessary to:

                                  o protect and maintain the related mortgaged
                                    property;

                                  o maintain the lien on the related mortgaged
                                    property; or

                                  o enforce the related mortgage loan
                                    documents.

                                 If the servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the servicer nor the trustee is required to advance amounts determined to be non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The servicer and the trustee, as applicable,
                                 will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street Journal, as described in this prospectus supplement.
                                 Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See "Description of the Certificates--Advances" and
                                 "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate
                                 Account" in the prospectus.


THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 177 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 210 commercial, multifamily and manufactured housing community properties.

                                 The World Apparel Center loan (identified as
                                 Loan No. 1 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $73,000,000 and representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.8% of the aggregate principal balance of loan group 1 as of the cut off date), is one of four mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the World Apparel Center loan, which is included in the trust. The second, third and fourth of these mortgage loans, the World Apparel Center pari passu companion notes, are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the World Apparel Center loan. The second, third and fourth mortgage loans have outstanding principal balances as of the cut-off date of $73,000,000, $37,230,000 and $35,770,000, respectively.

                                 The World Apparel Center loan and the World
                                 Apparel Center pari passu companion notes will be serviced in accordance with the pooling and servicing agreement by the servicer and special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holders of each of the World Apparel Center pari passu companion notes have the right, subject to certain conditions set forth in the related co-lender agreement, to advise and direct the servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the World Apparel Center loan that is included in the trust. See "Description of the Mortgage Pool--The World Apparel Center Whole Loan" in this prospectus supplement.

                                 The mortgage loan amount used in this
                                 prospectus supplement for purposes of
                                 calculating the loan-to-value ratios and debt service coverage ratios for the World Apparel Center loan is the aggregate principal balance of the World Apparel Center loan and the World Apparel Center pari passu companion notes.

                                 3 mortgage loans (known as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage, the related subordinate note (known as a subordinate companion loan) of which is not included in the trust fund. These mortgage loans are secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Runaway Bay Apartments, North Creek Apartments and Mason Manor Apartments, representing in the aggregate approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Runaway Bay Apartments represents approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 2. The mortgage loan secured by the mortgaged property identified on Annex A-1 as North Creek Apartments represents approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 2. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Mason Manor Apartments represents approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 2.

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the mortgage loan prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust fund and second to the subordinate companion loan. The servicer and the special servicer will service and administer each AB mortgage loan and its subordinate companion loan pursuant to the pooling and servicing agreement and the intercreditor agreement so long as it is part of the trust fund. Amounts attributable to each subordinate companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the subordinate companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as otherwise provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Terms" are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

                                 The mortgage loans will have the following approximate characteristics as of the cut-off date:


                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS



                                                  ALL MORTGAGE LOANS
                                            -----------------------------
Aggregate outstanding
 principal balance(1) ..................... $1,253,560,678
Number of mortgage loans ..................          177
Number of mortgaged properties ............          210
Number of crossed loan pools ..............            3
Crossed loan pools as a percentage of
  the aggregate outstanding principal
 balance ..................................         2.3  %
Range of mortgage loan principal
 balances ................................. $650,000 to $73,000,000
Average mortgage loan principal
 balance .................................. $   7,082,264
Range of mortgage rates ................... 4.7300% to 6.7750%
Weighted average mortgage rate ............       5.6744%
Range of original terms to maturity(2)..... 60 months to 300 months
Weighted average original term to
 maturity(2) .............................. 114 months
Range of remaining terms to
 maturity(2) .............................. 56 months to 299 months
Weighted average remaining term to
 maturity(2) .............................. 113 months
Range of original amortization
 terms(3) ................................. 120 months to 360 months
Weighted average original
 amortization term(3) ..................... 343 months
Range of remaining amortization
 terms(3) ................................. 118 months to 360 months
Weighted average remaining
 amortization term(3) ..................... 343 months
Range of loan-to-value ratios(5) .......... 4.8% to 83.2%
Weighted average loan-to-value
 ratio(5) .................................       70.3   %
Range of loan-to-value ratios
 as of the maturity date(2)(4)(5) ......... 3.6% to 75.8%
Weighted average loan-to-value
 ratio as of the maturity date(2)(4)(5) ...       60.8   %
          Range of debt service coverage
 ratios(6) ................................ 1.16x to 29.30x
Weighted average debt service
 coverage ratio(6) ........................       1.59  x
Percentage of aggregate outstanding
  principal balance consisting of:
Balloon mortgage loans
 (other than ARD loans)
 Balloon ..................................       57.7   %
 Partial Interest Only ....................       31.8   %
 Interest Only ............................        3.3   %
ARD Loans
 ARD ......................................        2.2   %
 Interest Only ............................        1.3   %
Fully Amortizing Loans ....................        3.7   %



                                                     LOAN GROUP 1                  LOAN GROUP 2
                                            ----------------------------- -----------------------------
Aggregate outstanding
 principal balance(1) ..................... $832,907,184                  $420,653,494
Number of mortgage loans ..................        115                            62
Number of mortgaged properties ............        145                            65
Number of crossed loan pools ..............          2                             1
Crossed loan pools as a percentage of
  the aggregate outstanding principal
 balance ..................................       2.8  %                        1.5  %
Range of mortgage loan principal
 balances ................................. $650,000 to $73,000,000       $1,078,213 to $50,740,000
Average mortgage loan principal
 balance .................................. $ 7,242,671                   $ 6,784,734
Range of mortgage rates ................... 4.7300% to 6.6500%            4.7300% to 6.7750%
Weighted average mortgage rate ............     5.6999%                       5.6241%
Range of original terms to maturity(2)..... 60 months to 300 months       60 months to 180 months
Weighted average original term to
 maturity(2) .............................. 122 months                    99 months
Range of remaining terms to
 maturity(2) .............................. 58 months to 299 months       56 months to 179 months
Weighted average remaining term to
 maturity(2) .............................. 121 months                    98 months
Range of original amortization
 terms(3) ................................. 120 months to 360 months      180 months to 360 months
Weighted average original
 amortization term(3) ..................... 341 months                    349 months
Range of remaining amortization
 terms(3) ................................. 118 months to 360 months      179 months to 360 months
Weighted average remaining
 amortization term(3) ..................... 340 months                    348 months
Range of loan-to-value ratios(5) .......... 4.8% to 83.2%                 23.9% to 81.9%
Weighted average loan-to-value
 ratio(5) .................................     68.4   %                      74.2   %
Range of loan-to-value ratios
 as of the maturity date(2)(4)(5) ......... 3.6% to 75.8%                 31.4% to 75.2%
Weighted average loan-to-value
 ratio as of the maturity date(2)(4)(5) ...     58.2   %                      65.8   %
          Range of debt service coverage
 ratios(6) ................................ 1.16x to 29.30x               1.20x to 2.10x
Weighted average debt service
 coverage ratio(6) ........................     1.70  x                       1.36  x
Percentage of aggregate outstanding
  principal balance consisting of:
Balloon mortgage loans
 (other than ARD loans)
 Balloon ..................................     54.7   %                      63.7   %
 Partial Interest Only ....................     32.3   %                      30.8   %
 Interest Only ............................      2.9   %                       4.1   %
ARD Loans
 ARD ......................................      3.3   %                       0.0   %
 Interest Only ............................      2.0   %                       0.0   %
Fully Amortizing Loans ....................      4.8   %                       1.4   %

----------
(1)   Subject to a permitted variance of plus or minus 10%.


(2) In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.


(3)   Excludes the mortgage loans that pay interest only to maturity.


(4)   Excludes the fully amortizing mortgage loans.

(5) With respect to the calculation of loan-to-value ratios on certain of the mortgage loans, the respective appraisal values and appraisal dates are reflective of stabilized values as defined in the respective appraisals.

(6) In the case of 5 mortgage loans (identified as Loan Nos. 53, 82, 108, 109 and 123 on Annex A-1 to this prospectus supplement) the debt service coverage ratios were calculated based on expected stabilized (and not actual) net operating income and net cash flow. See Annex A-1 for more information. 3 mortgage loans (identified as Loan Nos. 85, 128, 167 on Annex A-1 to the prospectus supplement), which represent approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by residential cooperative properties and that have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively, and debt service coverage ratios of 14.65x, 19.03x and 29.30x, respectively. Excluding these mortgage loans, the pool of mortgage loans has a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.



                                 The mortgage loans accrue interest based on the following conventions:

                             INTEREST ACCRUAL BASIS



                                       AGGREGATE                  % OF       % OF
                                       PRINCIPAL        % OF    INITIAL    INITIAL
                        NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
       INTEREST          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
     ACCRUAL BASIS        LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------------- ----------- ----------------- --------- --------- -----------
  Actual/360 .........     174     $1,223,790,678     97.6%     96.4%        100.0%
  30/360 .............       3         29,770,000      2.4       3.6           0.0
                           ---     --------------    -----     -----         -----
  Total ..............     177     $1,253,560,678    100.0%    100.0%        100.0%
                           ===     ==============    =====     =====         =====

                                 See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               AMORTIZATION TYPES



                                           AGGREGATE                  % OF      % OF
                                           PRINCIPAL        % OF    INITIAL    INITIAL
                            NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
          TYPE OF            MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       AMORTIZATION           LOANS          LOANS        BALANCE   BALANCE    BALANCE
-------------------------- ----------- ----------------- --------- --------- ----------
  Balloon Loans
   Balloon ...............     133     $  723,348,385     57.7%     54.7%     67.3%
   Partial Interest
   Only ..................      21        398,850,000     31.8      32.3      30.8
   Interest Only .........       8     $   41,120,000      3.3       2.9       4.1
                               ---     --------------    -----     -----     -----
  Subtotal ...............     162     $1,163,318,385     92.8%     89.9%     98.6%
  ARD Loans ..............
   ARD ...................       3     $   27,100,315      2.2%      3.3%      0.0%
   Interest Only .........       1         16,700,000      1.3       2.0       0.0
                               ---     --------------    -----     -----     -----
  Subtotal ...............       4     $   43,800,309      3.5%      5.3%      0.0%
  Fully Amortizing
   Loans .................      11     $   46,441,984      3.7%      4.8%      1.4%
                               ---     --------------    -----     -----     -----
  Total ..................     177     $1,253,560,678    100.0%    100.0%    100.0%
                               ===     ==============    =====     =====     =====

                                 4 mortgage loans, representing approximately
                                 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the mortgage loan has been paid, at which time the deferred interest will be paid to the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION



                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
                    NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
    PREPAYMENT       MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    PROTECTION        LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------ ----------- ----------------- --------- --------- ----------
  Lockout period
   with
   defeasance ....     166     $1,170,253,496     93.4%     93.0%     94.1%
  Lockout period
   followed by
   yield
   maintenance....      11         83,307,182      6.6       7.0       5.9
                       ---     --------------    -----     -----     -----
  Total ..........     177     $1,253,560,678    100.0%    100.0%    100.0%
                       ===     ==============    =====     =====     =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date or anticipated repayment date as follows:


                            PREPAYMENT OPEN PERIODS



                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
   OPEN PERIOD      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    (PAYMENTS)       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------
  1 .............       2     $    7,548,856      0.6%      0.4%      1.1%
  2 .............       7         74,075,054      5.9       3.3      11.1
  3 .............      95        538,691,295     43.0      42.0      44.9
  4 .............      38        369,032,731     29.4      31.5      25.5
  6 .............      23        124,234,851      9.9       8.3      13.2
  7 .............       3         93,552,113      7.5      10.5       1.5
  13 ............       6         38,137,055      3.0       3.2       2.7
  25 ............       3          8,288,723      0.7       1.0       0.0
                       --     --------------    -----     -----     -----
  Total .........     177     $1,253,560,678    100.0%    100.0%    100.0%
                      ===     ==============    =====     =====     =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" in this prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)



                                          AGGREGATE                  % OF      % OF
                                          PRINCIPAL        % OF    INITIAL    INITIAL
                           NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                           MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
       CURRENT USE        PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
------------------------ ------------ ----------------- --------- --------- ----------
  Retail(2) ............       67     $  422,851,448     33.7%     50.8%      0.0%
  Multifamily ..........       58        367,949,862     29.4       1.0      85.5
  Office ...............       19        205,680,935     16.4      24.7       0.0
  Industrial ...........       38        111,678,369      8.9      13.4       0.0
  Manufactured
   Housing
   Community ...........       18         89,246,276      7.1       3.4      14.5
  Hotel ................        3         36,020,000      2.9       4.3       0.0
  Self-Storage .........        7         20,133,787      1.6       2.4       0.0
                               --     --------------    -----     -----     -----
  Total ................      210     $1,253,560,678    100.0%    100.0%    100.0%
                              ===     ==============    =====     =====     =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                                 (2)   In the case of one mortgage loan
                                       (identified as Loan No. 132 on Annex A-1 to this prospectus supplement), the source of repayment of the loan is the ground rent payments made to the borrower--the improvements are not part of the collateral for the loan.

                                 The mortgaged properties are located in 37 states and the District of Columbia. The following table lists the states that have concentrations of mortgaged properties of 5% or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)



                                             AGGREGATE
                                             PRINCIPAL        % OF
                              NUMBER OF      BALANCE OF      INITIAL
                              MORTGAGED       MORTGAGE        POOL
          LOCATION           PROPERTIES        LOANS         BALANCE
--------------------------- ------------ ----------------- ----------
  California ..............       20      $  134,133,378       10.7%
  New York ................       11         124,858,205       10.0
  Virginia ................        4          85,683,583        6.8
  North Carolina ..........        8          74,481,710        5.9
  Arizona .................       10          74,206,319        5.9
  Texas ...................       24          72,889,035        5.8
  Michigan ................       12          65,410,368        5.2
  Other Locations .........      121         621,898,081       49.6
                                 ---      --------------      -----
  Total ...................      210      $1,253,560,678      100.0%
                                 ===      ==============      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)



                                            AGGREGATE
                                            PRINCIPAL       % OF
                              NUMBER OF     BALANCE OF     INITIAL
                              MORTGAGED      MORTGAGE       POOL
          LOCATION           PROPERTIES       LOANS        BALANCE
--------------------------- ------------ --------------- ----------
  New York ................        9      $120,162,113       14.4%
  California ..............       17       100,046,600       12.0
  Virginia ................        4        85,683,583       10.3
  Maryland ................        5        57,735,223        6.9
  Minnesota ...............       27        54,500,000        6.5
  Colorado ................        5        51,696,444        6.2
  Michigan ................        7        50,496,279        6.1
  Other Locations .........       71       312,586,942       37.5
                                  --      ------------      -----
  Total ...................      145      $832,907,184      100.0%
                                 ===      ============      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)



                                            AGGREGATE
                                            PRINCIPAL      % OF
                              NUMBER OF    BALANCE OF     INITIAL
                              MORTGAGED     MORTGAGE       POOL
          LOCATION           PROPERTIES       LOANS       BALANCE
--------------------------- ------------ -------------- ----------
  North Carolina ..........       4       $ 51,547,873      12.3%
  Arizona .................       5         47,323,310      11.2
  Texas ...................      12         47,110,628      11.2
  California ..............       3         34,086,778       8.1
  Pennsylvania ............       1         31,240,000       7.4
  Missouri ................       1         24,976,221       5.9
  Other Locations .........      39        184,368,683      43.8
                                 --       ------------     -----
  Total ...................      65       $420,653,494     100.0%
                                 ==       ============     =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.


Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--Book-
                                 Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.


Information Available to
 Certificateholders...........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See "Description of the
                                 Certificates--Reports to Certificateholders;
                                 Certain Available Information" in this
                                 prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be available to subscribers through the following services:

                                  o Bloomberg, L.P.; and

                                  o the paying agent's website at
                                    www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust fund may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class
                                 X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                  o Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                  o The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                  o You will be required to report income on
                                    the regular interests represented by your certificates using the accrual method of accounting.

                                  o It is anticipated that the Class [  ]
                                    certificates will be issued with a de
                                    minimis amount of original issue discount, that the Class [ ] certificates will be issued with more than a de minimis amount of original issue discount and that the Class [ ] certificates will be issued at a premium.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.:


                                                          MOODY'S     S&P
                                                         ---------   -----
                                  Class A-1 ..........      Aaa       AAA
                                  Class A-2 ..........      Aaa       AAA
                                  Class B ............      Aa2        AA
                                  Class C ............      Aa3       AA-
                                  Class D.............       A2        A

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations", "Risk Factors" and "Description of the Certificates--Advances" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, New York, Virginia, North Carolina, Arizona, Texas and Michigan secure mortgage loans representing approximately 10.7%, 10.0%, 6.8%, 5.9%, 5.9%, 5.8% and 5.2%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in New York, California, Virginia, Maryland, Minnesota, Colorado, Michigan secure mortgage loans representing approximately 14.4%, 12.0%, 10.3%, 6.9%, 6.5%, 6.2% and 6.1%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in North Carolina, Arizona, Texas, California, Pennsylvania, Missouri secure mortgage loans representing approximately 12.3%, 11.2%, 11.2%, 8.1%, 7.4%, and 5.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 16 of the mortgaged properties securing mortgage loans representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 8.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in southern California, and 4 of the mortgaged properties securing mortgage loans representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors -- e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies -- also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
   CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 12.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement.

    o The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 15.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 20.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 23.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 28.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 36.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 49.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Each of the other mortgage loans represents no more than 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)




                                          AGGREGATE
                                          PRINCIPAL
                          NUMBER OF       BALANCE OF                       % OF INITIAL     % OF INITIAL
                          MORTGAGED        MORTGAGE       % OF INITIAL     LOAN GROUP 1     LOAN GROUP 2
    PROPERTY TYPE        PROPERTIES         LOANS         POOL BALANCE        BALANCE         BALANCE
---------------------   ------------   ---------------   --------------   --------------   -------------
Retail(2) ...........   67              $422,851,448           33.7%            50.8%            0.0%
Multifamily .........   58              $367,949,862           29.4%             1.0%           85.5%
Office ..............   19              $205,680,935           16.4%            24.7%            0.0%
Industrial ..........   38              $111,678,369            8.9%            13.4%            0.0%
Manufactured Housing
 Community ..........   18              $ 89,246,276            7.1%             3.4%           14.5%

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


(2) In the case of one mortgage loan (identified as Loan No. 132 on Annex A-1 to this prospectus supplement), the source of repayment of the loan is the ground rent payments made to the borrower--the improvements are not part of the collateral for the loan.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o 12 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o 3 groups of mortgage loans are cross-collateralized and cross-defaulted, and represent, in the aggregate, approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2). See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o 10 mortgage loans, representing approximately 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 8.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 13.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 3 groups of mortgage loans are cross-collateralized and cross-defaulted and represent, in the aggregate, approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Cross-collateralization arrangements may be terminated with respect to such mortgage loan group in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

    o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

    o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     However, the World Apparel Center loan, representing approximately 5.8% of the aggregate principal balance of the mortgage loans in the trust (approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the World Apparel Center loan, which is included in the trust and is pari passu in the right of payment with the World Apparel Center pari passu companion notes. The second, third and fourth mortgage loans in the split loan structure are the World Apparel Center pari passu companion notes, which are not included in the trust. See "Description of the Mortgage Pool--The World Apparel Center Whole Loan" in this prospectus supplement.

     In addition to the World Apparel Center loan, 3 mortgage loans representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are senior loans in a split loan structure with subordinate companion loans. Each pair of senior and subordinate companion loans is secured by a single mortgage instrument on the related mortgaged property. The subordinate companion loans will not be included as assets of the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special Servicer May Be Directed to Take Actions," the holder of each subordinate companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to direct, to consent, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement.

     Although the World Apparel Center pari passu companion notes and the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these other obligations. As a result, the trust fund is subject to additional risks, including:

    o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

    o the risk that it may be more difficult for the related borrower to refinance the World Apparel Center loan or an AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable) and the subordinate obligations, as applicable, upon the maturity of the World Apparel Center loan or an AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt", "--The World Apparel Center Whole Loan" and "--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


     The mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt and provisions in the mortgage loan documents with respect to certain of the mortgage loans that allow the related borrower to incur additional debt that is secured by the related mortgaged property in the future. In the case of 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), the related mortgaged property is additionally encumbered by the lien of a secured subordinate mortgage loan, originally in the amount of $6,470,000, subject to increase in accordance with the terms of that secured subordinate mortgage loan. However, pursuant to a subordination agreement, the junior lender has agreed that payments may be made on account of the junior indebtedness only if and to the extent that, among other things, all amounts then presently due and payable and all other payments required to be made under the mortgage loan have been paid. The mortgage loan documents with respect to 4 mortgage loans, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1 representing approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 and 3 mortgage loans in loan group 2 representing approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 2) specifically permit the incurrence of secured subordinate debt under certain circumstances. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.


     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.


     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks" in this prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.


     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 9 mortgage loans, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1 representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2 representing approximately 4.6% of the aggregate principal balance of the pool of loan group 2) specifically permit the incurrence of mezzanine indebtedness under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged property;

    o the borrower's equity in the related mortgaged property;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in applicable government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     166 of the mortgage loans, representing approximately 96.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (107 mortgage loans in loan group 1, representing approximately 95.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 59 mortgage loans in loan group 2, representing

98.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 20 mortgage loans, representing approximately 30.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgage loans in loan group 1, representing approximately 32.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7 mortgage loans in loan group 2, representing approximately 26.9% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest only for the first 11 to 60 months of their respective terms and 9 mortgage loans, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest only for their entire terms.

     131 of the mortgage loans, representing approximately 69.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (86 mortgage loans in loan group 1, representing approximately 77.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 45 mortgage loans in loan group 2, representing approximately 56.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2014.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses at the mortgaged property and in relation to competing properties;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences;

    o retroactive changes in building codes;

    o changes or continued weakness in specific industry segments; and

    o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o tenant defaults;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.



TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 23 mortgaged properties, securing 23 mortgage loans, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner occupied or leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. We cannot assure you that the tenant will re-lease the premises.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

    o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

    o tenants were unwilling or unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 66 mortgage loans representing approximately 33.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 50.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

    o an anchor tenant's or shadow anchor tenant's failure to renew its lease;


    o termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

    o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

    o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     38 of the mortgaged properties, securing mortgage loans representing approximately 23.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 36.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 13 of the mortgaged properties, securing mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 16 of the mortgaged properties, securing mortgage loans representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain Additional Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 55 mortgage loans representing approximately 29.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group 1, representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 and 55 mortgaged properties securing mortgage loans in loan group 2, representing approximately 85.5% of the aggregate principal balance of the mortgage loans in loan group 2) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

    o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

    o government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

     3 of the mortgage loans, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1), are mortgage loans made to residential cooperative corporations and secured by residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

    o the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

    o the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

    o the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

    o the possibility that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperate corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 19 mortgage loans representing approximately 16.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 24.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o an economic decline in the business operated by the tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

    o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

    o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

    o the desirability of the area as a business location;

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

    o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Mortgage Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 11 of the mortgage loans representing approximately 8.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o reduced demand for industrial space because of a decline in a particular industry segment;

    o property becoming functionally obsolete;

    o building design and adaptability;

    o unavailability of labor sources;

    o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

    o changes in proximity of supply sources;

    o the expenses of converting a previously adapted space to general use;
      and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 17 mortgage loans representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group 1 and 10 mortgage loans in loan group 2, representing approximately 14.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

    o other manufactured housing community properties;

    o apartment buildings; and

    o site-built single family homes.

Other factors may also include:

    o the physical attributes of the community, including its age and appearance;

    o location of the manufactured housing community property;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities it provides;

    o the property's reputation; and

    o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing communities are either recreational vehicle resorts or a significant component of the communities are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 3 of the mortgage loans representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

    o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o the construction of competing hotels or resorts;

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     All of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

    o the continued existence and financial strength of the franchisor or hotel management company;

    o the public perception of the franchise or hotel chain service mark; and

    o the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.


PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

    o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

    o potential environmental legislation or liabilities or other legal liabilities;

    o the availability of refinancing; and

    o changes in interest rate levels.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     2 mortgage loans, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 4 mortgage loans, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer or the entity managed by its affiliate holds the Series 2004-LN2 non-offered certificates, it might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-LN2 non-offered certificates. See "--Special Servicer May Be Directed to Take Actions" in this prospectus supplement.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--
Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     LaSalle Bank National Association is one of the mortgage loan sellers and is also acting as paying agent, certificate registrar and authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The World Apparel Center pari passu companion notes will not be included as assets of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders of the World Apparel Center notes have certain rights with respect to the World Apparel Center loan and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer. In exercising such rights, the holders of the World Apparel Center notes do not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

     3 mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loans will not be included as assets of the trust fund. However, each subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders of the subordinate companion loans will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to purchase the related senior loan if such senior loan is in default. In exercising such rights, the holders of the subordinate companion loans do not have any obligation to consider the interests of, or the impact of the exercise of such right on, the trust or the certificates.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the majority of the holders of the World Apparel Center notes, take actions with respect to the World Apparel Center loan that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the World Apparel Center Majority Holders" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder and the majority of the holders of the World Apparel Center notes may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the majority holders of the World Apparel Center notes may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The Special Servicer" and "--The Directing Certificateholder and the World Apparel Center Majority Holders" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-2, Class B, Class C and Class D certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 35 mortgage loans representing approximately 21.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (22 mortgage loans in loan group 1, representing approximately 22.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 13 mortgage loans in loan group 2, representing approximately 17.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 5 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges and prepayment premiums;

    o the servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have options to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     5 mortgage loans (identified as Loan Nos. 53, 109, 82, 123 and 108 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1 representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 and 1 mortgage loan in loan group 2 representing approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 2), are secured by letters of credit or cash reserves that in each such case:

     (i) will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In the case of 1 of the mortgage loans (identified as Loan No. 148 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1), if the borrower does not satisfy the performance conditions and qualifies for the release of the reserve, the reserve, less a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan will be re-amortized over the remaining amortization term.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o their rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.


DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o that will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

    o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

    o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.


     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE


     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES


     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 10.7% and 5.8% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 12.0% and 3.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 8.1% and 11.2%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California and Texas, respectively, which states have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.


     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.


     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.


     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.


     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.



     Finally, the Terrorism Insurance Program terminates on December 31, 2005. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.


     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk" policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the servicer or special servicer, as applicable, has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder (or, with respect to the World Apparel Center loan, the World Apparel Center majority holders for that mortgage loan), that either (a) such insurance is not available at any rate or
(b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS


     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.

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RISKS RELATING TO BOOK-ENTRY REGISTRATION


     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS RELATING TO INSPECTIONS OF PROPERTIES


     Except in the case of 1 mortgage loan (identified as Loan No. 132 on Annex A-1 to this prospectus supplement), licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. In the case of the 1 mortgage loan referred to in the preceding sentence, a preliminary construction review was performed on an unfinished structure (the security for the related mortgage loan is a landlord's fee interest in a ground-leased property; the improvements on the fee interest are not part of the collateral). However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 177 fixed rate mortgage loans secured by 210 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $1,253,560,678 as of the cut-off date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

     The trust will also include a subordinate B note secured by the Grace Building Loan. This B note will support only the Class GB certificates and no other certificates. For purposes of this prospectus supplement, the Grace Building B note is not reflected and the term "mortgage loan" does not include the Grace Building B note.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates. Loan Group 1 will consist of 115 mortgage loans, representing approximately 66.4% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 62 mortgage loans, representing approximately 33.6% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios ("DSCR") with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan. The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and DSCR's for the World Apparel Center Loan is the aggregate of the principal balances of the World Apparel Center Loan and the World Apparel Center Pari Passu Companion Notes. See "--The World Apparel Center Whole Loan" below.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

      (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

      (2) with respect to 2 mortgaged properties securing mortgage loans (identified as Loan Nos. 4 and 34 on Annex A-1 to this prospectus supplement) representing approximately 2.9% of the Initial Pool Balance (approximately 4.4% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties; or

      (3) with respect to 4 mortgaged properties securing mortgage loans (identified as Loan Nos. 2, 6, 60 and 74 on Annex A-1 to this prospectus supplement) representing approximately 8.7% of the Initial Pool Balance (approximately 13.1% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a "Mortgaged Property");

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about August 20, 2004 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank,

Nomura Credit & Capital, Inc. and LaSalle Bank National Association (each, a "Mortgage Loan Seller") pursuant to three mortgage loan purchase agreements (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to the Paying Agent an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until September 2004. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between December 2003 and August 2004.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs to the extent that certain conditions are met. Such conditions include, among other things, that the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related Mortgaged Property. There is no certainty that such government program will continue or that the borrower will continue to comply with the requirements of such program to enable it to receive such subsidies in the future. These restrictions could reduce the market value of the related Mortgaged Property and the ability of the related borrower to repay the related mortgage loan.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Pari Passu Loans. The World Apparel Center Loan is part of a split loan structure with the World Apparel Center Pari Passu Companion Notes (which are pari passu with the World Apparel Center loan and are not included in the trust). See "--The World Apparel Center Whole Loan" below.

     AB Loans. 3 mortgage loans (each, an "AB Mortgage Loan") (identified as Loan Nos. 20, 23 and 101 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the Initial Pool Balance (approximately 6.9% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate Companion Loan" and, together with the related AB Mortgage Loan, the "AB Mortgage Loan Pair"). No Subordinate Companion Loan is an asset of the trust. Each such pair of senior and subordinate loans is evidenced by two notes that are both secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "Runaway Bay Apartments AB Mortgage Loan") (identified as Loan No. 20 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $13,100,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $600,000. The second such AB Mortgage Loan (the "North Creek Apartments AB Mortgage Loan") (identified as Loan No. 23 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $12,250,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $450,000. The third such AB Mortgage Loan (the "Mason Manor Apartments AB Mortgage Loan") (identified as Loan No. 101 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $3,752,982. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $235,000. In the event that certain defaults exist under any of these AB Mortgage Loans or the related Subordinate Companion Loans, the holder of the related Subordinate Companion Loan will have the right to purchase the related AB Mortgage Loan for a price generally equal to the outstanding principal balance of the related AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to that AB Mortgage Loan. Until the expiration of the period of time that the holder of the related Subordinate Companion Loan has the right to purchase the related AB Mortgage Loan (generally 30 days after notice of certain defaults under the related AB Mortgage Loan or the related Subordinate Companion Loan), the Servicer and the Special Servicer generally will not be able to work out or modify that AB Mortgage Loan without the consent of the holder of the related Subordinate Companion Loan.

     Other Secured Subordinate Indebtedness. The Mortgaged Property securing 1 mortgage loan (identified as Loan No. 90 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance) secures subordinated indebtedness in the amount of $837,000, which indebtedness is subject to a subordination and/or standstill agreement in favor of the holder of the senior mortgage loan.

     The Mortgaged Property securing 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the Initial Pool Balance (approximately 5.0% of the Initial Loan Group 2 Balance) secures subordinated indebtedness in the amount of up to $6,470,000, which indebtedness is subject to a subordination agreement in favor of the holder of the senior mortgage loan.

     In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loans identified as Loan Nos. 8, 24, 134 and 172 on Annex A-1 to this prospectus supplement, representing approximately 2.9% of the Initial Pool Balance (1 mortgage loan in Loan Group 1 representing approximately 1.4% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2 representing approximately 5.8% of the Initial Loan Group 2 Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Holders of mezzanine loans generally have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

    o In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 4.0% of the Initial Pool Balance (approximately 12.1% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of approximately $10,202,000 as of the date of the origination of the related mortgage loan has been made to an owner of the mortgage borrower. The mezzanine lender and mortgage lender have entered into a subordination and standstill agreement whereby the mezzanine lender acknowledges and agrees that (i) the mezzanine lender has no claim for payment against the mortgage borrower, other than the right to receive any excess cash flow distributed by the mortgage borrower to the mezzanine borrower with respect to the mezzanine borrower's ownership interests in the mortgage borrower (i.e., out of excess cash flow from the related mortgaged property after payment of all mortgage loan reserves and debt service and all property operating expenses) and (ii) for so long as the mortgage loan is outstanding, the mezzanine lender has no right to pursue any enforcement action against the direct and indirect interests pledged to the mezzanine lender or against the mortgaged property.

    o In the case of 9 mortgage loans (identified as Loan Nos. 12, 44, 46, 66, 69, 77, 88, 111 and 143 on Annex A-1 to this prospectus supplement), representing approximately 4.8% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 4.8% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 4.6% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio ("DSCR") tests.

     Unsecured Subordinate Indebtedness. In general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt. In addition, the applicable Mortgage Loan Sellers have informed us that they are aware of the following unsecured subordinate indebtedness with respect to the mortgage loans:

    o In the case of 1 mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (approximately 1.9% of the Initial Loan Group 2 Balance), the related borrower is indebted to one of its equity owners for unsecured loans having an aggregate balance of approximately $718,149 as of the time of origination of the related mortgage loan.

    o In the case of 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance), the related borrowers are permitted to incur unsecured subordinate debt. The related borrower is entitled to obtain unsecured financing in an amount not to exceed $500,000, $1,250,000 and $1,000,000, respectively.

THE WORLD APPAREL CENTER WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "World Apparel Center Loan"), representing approximately 5.8% of the Initial Pool Balance (approximately 8.8% of the Initial Loan Group 1 Balance), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the "World Apparel Center Mortgaged Property"). The World Apparel Center Loan is evidenced by promissory note A1. The mortgage loans evidenced by promissory notes A2, A3 and A4 are referred to in this prospectus supplement as the "World Apparel Center Pari Passu Companion Notes." The mortgage loans evidenced by promissory notes A2, A3 and A4 have outstanding principal balances of $73,000,000, $37,230,000 and $35,770,000, respectively. The World Apparel
Center Pari Passu Companion Notes are not included in the trust. The World Apparel Center Loan and the World Apparel Center Pari Passu Companion Notes are pari passu with each other and are referred to in this prospectus supplement as the "World Apparel Center Notes." Only the World Apparel Center Loan is included in the trust. The World Apparel Center Loan and the World Apparel Center Pari Passu Companion Notes are collectively referred to in this prospectus supplement as the "World Apparel Center Whole Loan."


     The holders of the World Apparel Center Notes (the "World Apparel Center Noteholders") have entered into a co-lender agreement that sets forth the respective rights of each World Apparel Center Noteholder (the "World Apparel Center Co-Lender Agreement"). Pursuant to the terms of the World Apparel Center Co-Lender Agreement, the World Apparel Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Servicer and Special Servicer, as applicable, according to the Servicing Standards. The World Apparel Center Co-Lender Agreement provides that expenses, losses and shortfalls relating to the World Apparel Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the World Apparel Noteholders.


     As described under "Servicing of the Mortgage Loans--The Directing Certificateholder and the World Apparel Center Majority Holders" in this prospectus supplement, the majority holders (the "World Apparel Center Majority Holders") of the World Apparel Center Loan (the Directing Certificateholder will be the holder of the World Apparel Center Loan for this purpose) and the World Apparel Center Pari Passu Companion Notes (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization) will have such rights.


     Servicing. The World Apparel Center Co-Lender Agreement generally provides that the World Apparel Center Whole Loan will be serviced by the Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.


     Distributions. Under the terms of the World Apparel Center Co-Lender Agreement, any payment (whether principal or interest (including default interest and late payment charges)) or prepayment under the World Apparel Center Notes, or proceeds relating to the World Apparel Center Mortgaged Property (in each case, subject to the rights of the Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the World Apparel Center Loan and the World Apparel Center Pari Passu Companion Notes on a pro rata and pari passu basis according to their respective outstanding principal balances.


AB MORTGAGE LOAN PAIRS


     General. The Runaway Bay Apartments AB Mortgage Loan, the North Creek Apartments AB Mortgage Loan and the Mason Manor Apartments AB Mortgage Loan are each evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case the second of the two notes, is not part of the trust fund. The Runaway Bay Apartments AB Mortgage Loan has a Cut-off Date Balance of $13,100,000, representing approximately 1.0% of the Initial Pool Balance (approximately 3.1% of the Initial Loan Group 2 Balance), and the related Subordinate Companion Loan has an unpaid principal balance, as of the Cut-off Date, of $600,000. The North Creek Apartments AB Mortgage Loan has a Cut-off Date Balance of $12,250,000, representing approximately 1.0% of the Initial Pool Balance (approximately 2.9% of the Initial Loan Group 2 Balance), and the related Subordinate Companion Loan has an unpaid principal balance, as of the Cut-off Date, of $450,000. The Mason Manor Apartments AB Mortgage Loan has a Cut-off Date Balance of $3,752,982, representing approximately 0.3% of the Initial Pool Balance (approximately 0.9% of the Initial Loan Group 2 Balance), and the related Subordinate

Companion Loan has an unpaid principal balance, as of the Cut-off Date, of $235,000. A third party not affiliated with us or the related borrower is the holder of the Subordinate Companion Loans.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, the LTV Ratio and DSCR reflects only the AB Mortgage Loan and does not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (the "Intercreditor Agreement"). The Servicer will be required to collect payments with respect to a Subordinate Companion Loan prior to the inclusion of that Subordinate Companion Loan in a separate securitization and after the occurrence of certain events of default as described under "--Servicing of the AB Mortgage Loan Pairs" below. The following discussion is a description of certain provisions of the Intercreditor Agreements. This discussion does not purport to be complete and is subject, and qualified by reference to the actual provisions of each Intercreditor Agreement.

     Application of Payments on the AB Mortgage Loan Pairs. The right of the holder of each Subordinate Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related AB Mortgage Loan. Pursuant to the related Intercreditor Agreement, but prior to the occurrence of (i) the acceleration of an AB Mortgage Loan or its Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower (each a "Material AB Loan Default"), the borrower will make separate monthly payments of principal and interest to the Servicer and the servicer of the Subordinate Companion Loan. Any escrow and reserve payments required in respect of an AB Mortgage Loan or its Subordinate Companion Loan will be paid to the Servicer. Following the occurrence and during the continuance of a Material AB Loan Default, and subject to certain rights of the holder of the Subordinate Companion Loan to purchase the AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on a Subordinate Companion Loan will be subordinated to all payments due on the related AB Mortgage Loan and the amounts with respect to each of the AB Mortgage Loan and the Subordinate Companion Loan will be paid: first, to the Servicer, Special Servicer, Paying Agent or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the AB Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the AB Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the AB Mortgage Loan; sixth, to the holder of the Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Subordinate Companion Loan; seventh, to the holders of the Subordinate Companion Loan, in an amount equal to interest due with respect to the Subordinate Companion Loan; eighth, to the holder of the Subordinate Companion Loan, in an amount equal to the principal balance of the Subordinate Companion Loan until paid in full; ninth, to the holder of the Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Subordinate Companion Loan; tenth, to the trust and the holder of the Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the AB Mortgage Loan and the Subordinate Companion Loan, respectively; eleventh, any amounts that represent late payment charges, excluding prepayment premiums or default interest, that are not required to be returned to the borrower or paid to the servicers, pro rata; and twelfth, any excess, to the trust as holder of the AB Mortgage Loan and the holder of the Subordinate Companion Loan, pro rata, based upon their initial principal balances.

     Servicing of the AB Mortgage Loan Pairs. The AB Mortgage Loans and the related Mortgaged Properties will be serviced and administered by the Servicer and, if necessary, the

Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under "Servicing of the Mortgage Loans" in this prospectus supplement. The Servicer and Special Servicer will service and administer the related Subordinate Companion Loans to the extent described below. The Servicing Standards set forth in the Pooling and Servicing Agreement will require the Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holders of the Subordinate Companion Loans when servicing the AB Mortgage Loan Pairs as a collective whole.


     The Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs. Subject to certain limitations with respect to modifications and certain rights of the holder of a Subordinate Companion Loan to purchase the related AB Mortgage Loan, the holder of the related Subordinate Companion Loan has no voting, consent or other rights with respect to the Servicer's or Special Servicer's administration of, or the exercise of its rights and remedies with respect to, the AB Mortgage Loan Pairs.


     Prior to a securitization of a Subordinate Companion Loan, the Servicer will be required to service the Subordinate Companion Loan or cause such Subordinate Companion Loan to be serviced. When a Subordinate Companion Loan is included within a securitization, primary and master servicers of the Subordinate Companion Loan will be designated, and such servicers will be responsible for collecting from the related borrower and distributing payments in respect of the related Subordinate Companion Loan. The Servicer will otherwise administer the AB Mortgage Loan Pairs unless: (i) there shall occur and be continuing a Material AB Loan Pair Default, in which case the Servicer and the Special Servicer will collect and distribute such payments with respect to the AB Mortgage Loan Pair, subject to the terms of the Intercreditor Agreement, or (ii) the holder of the related Subordinate Companion Loan purchases the related AB Mortgage Loan pursuant to the terms of the Intercreditor Agreement, in which case the servicers designated to service the related Subordinate Companion Loan will assume all responsibility with respect to the servicing of the AB Mortgage Loan Pair.


     Modifications. The holders of the Subordinate Companion Loans may exercise certain approval rights relating to modifications of the subject Subordinate Companion Loan and/or the related AB Mortgage Loan that materially and adversely affect the holder of such Subordinate Companion Loan prior to the expiration of the repurchase period described in the following paragraph. Unless the trust (as the holder of the related AB Mortgage Loan) shall first have obtained the written consent of the holder of the related Subordinate Companion Loan, the lien priority of the AB Mortgage Loan Pair may not be adversely affected and no such modification may violate any of the related provisions more specifically set forth in the Intercreditor Agreement.


     Purchases of the AB Mortgage Loans by the Holders of the Related Subordinate Companion Loans. In the event that (i) any payment of principal or interest on an AB Mortgage Loan or its Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of an AB Mortgage Loan or its Subordinate Companion Loan has been accelerated, (iii) the principal balance of the AB Mortgage Loan or its Subordinate Companion Loan is not paid at maturity,
(iv) the borrower under an AB Mortgage Loan or its Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under a Subordinate Companion Loan has been interrupted and payments are made in a default scenario, the holder of the Subordinate Companion Loan will be entitled to purchase the related AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related AB Mortgage Loan, together with all unpaid interest on the AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances, in each such case, for which the borrower under the AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing an AB Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the AB Mortgage Loan.

     If, after the expiration of the right of the holder of a Subordinate Companion Loan to purchase the related AB Mortgage Loan, the AB Mortgage Loan or the related Subordinate Companion Loan is modified in connection with a work-out so that, with respect to that AB Mortgage Loan or Subordinate Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that mortgage loan, then all payments to the trust (as the holder of the subject AB Mortgage Loan) will be made as though that work-out did not occur and the payment terms of the subject AB Mortgage Loan will remain the same. In that case, the holder of the related Subordinate Companion Loan will bear the economic effect of all waivers, reductions or deferrals of amounts due on either the related AB Mortgage Loan or that Subordinate Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon and any other amounts due, of the related Subordinate Companion Loan).

     Application of Amounts Paid to the Trust in Respect of the AB Mortgage Loans. Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate Companion Loan.


TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:


                                                      % OF
                                                    INITIAL                                   CUT-OFF
                              LOAN   CUT-OFF DATE     POOL     LOAN PER                         DATE             PROPERTY
         LOAN NAME           GROUP      BALANCE     BALANCE      UNIT         UW DSCR        LTV RATIO             TYPE
--------------------------- ------- -------------- --------- ------------ --------------- --------------- ---------------------
World Apparel Center ......  1      $ 73,000,000       5.8%        190(1)     1.98x(1)          55.4%(1)                Office
Chesapeake Square .........  1        73,000,000       5.8         138        1.41x             70.2%                   Retail
JPI Portfolio -- State
 College/Tucson ...........  2        50,740,000       4.0      25,319        1.33x             72.8%              Multifamily
Stadium Marketplace .......  1        26,000,000       2.1         122        1.28x             72.2%                   Retail
Countryside Apartments.....  2        24,976,221       2.0      35,629        1.45x             79.8%              Multifamily
Embassy Suites BWI
 Airport ..................  1        24,120,000       1.9      96,096        1.89x             60.0%                    Hotel
Plaza Mobile Estates ......  2        22,700,000       1.8      95,781        1.21x             78.3%     Manufactured Housing
Hamptons Apartments .......  2        21,000,000       1.7      73,684        1.24x             76.4%              Multifamily
Latco Portfolio ...........  1        20,233,712       1.6         117        1.44x             76.6%                   Retail
Belleview Promenade .......  1        18,900,000       1.5         189        1.59x             70.0%                   Retail
                                    ------------      ----                    ---------         -------
TOTAL .....................         $354,669,933      28.3%        N/A        1.53x             68.9%
                                    ============      ====                    =========         =======

----------
(1) Calculated based upon the aggregate principal balance of the World Apparel Center Loan and the World Apparel Center Pari Passu Companion Notes as of the cut-off date.


     For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.


ARD LOANS

     4 mortgage loans (the "ARD Loans"), representing approximately 3.5% of the Initial Pool Balance (approximately 5.3% of the Initial Loan Group 1 Balance), provided that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 7-10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.


     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on the respective Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS


     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:


                             OVERVIEW OF DUE DATES




                                      AGGREGATE
                    NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
    DUE DATE     MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
--------------- ---------------- ------------------- ------------------- ------------------- ------------------
1st ...........        109          $  710,423,021           56.7%               58.5%               53.1%
6th ...........          9              49,188,230            3.9                 1.6                 8.5
7th ...........          2             123,740,000            9.9                 8.8                12.1
11th ..........         57             370,209,427           29.5                31.1                26.4
                       ---          --------------          -----               -----               -----
Total .........        177          $1,253,560,678          100.0%              100.0%              100.0%
                       ===          ==============          =====               =====               =====

   The mortgage loans have grace periods as set forth in the following table:


                           OVERVIEW OF GRACE PERIODS




                                        AGGREGATE
                      NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
   GRACE PERIOD    MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
----------------- ---------------- ------------------- ------------------- ------------------- ------------------
0 days ..........         67          $  536,809,739           42.8%               41.8%               44.9%
5 days ..........         54             237,981,210           19.0                16.4                24.1
7 days ..........         53             389,269,729           31.1                31.9                29.4
10 days .........          3              89,500,000            7.1                10.0                 1.5
                          --          --------------          -----               -----               -----
Total ...........        177          $1,253,560,678          100.0%              100.0%              100.0%
                         ===          ==============          =====               =====               =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:


                             INTEREST ACCRUAL BASIS




                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
 INTEREST ACCRUAL BASIS   MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------ ---------------- ------------------- ------------------- ------------------- ------------------
Actual/360 .............        174          $1,233,790,678           97.6%               96.4%              100.0%
30/360 .................          3              29,770,000            2.4                 3.6                 0.0
                                ---          --------------          -----               -----               -----
Total ..................        177          $1,253,560,678          100.0%              100.0%              100.0%
                                ===          ==============          =====               =====               =====

   The mortgage loans have the amortization characteristics set forth in the following table:


                               AMORTIZATION TYPES




                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
   TYPE OF AMORTIZATION     MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
-------------------------- ---------------- ------------------- ------------------- ------------------- ------------------
Balloon Loans
 Balloon .................        133          $  723,348,385           57.7%               54.7%               63.7%
Partial Interest Only.....         21             398,850,000           31.8                32.3                30.8
Interest Only ............          8              41,120,000            3.3                 2.9                 4.1
                                  ---          --------------          -----               -----               -----
Subtotal .................        162          $1,163,318,385           92.8%               89.9%               98.6%
ARD Loans - ARD ..........          3              27,100,309            2.2                 3.3                 0.0
Interest Only ............          1              16,700,000            1.3                 2.0                 0.0
                                  ---          --------------          -----               -----               -----
Subtotal .................          4          $   43,800,309            3.5%                5.3%                0.0%
Fully Amortizing
 Loans ...................         11              46,441,984            3.7                 4.8                 1.4
                                  ---          --------------          -----               -----               -----
Total ....................        177          $1,253,560,678          100.0%              100.0%              100.0%
                                  ===          ==============          =====               =====               =====

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION




                           NUMBER OF         AGGREGATE
                            MORTGAGE     PRINCIPAL BALANCE     % OF INITIAL POOL     % OF INITIAL LOAN     % OF INITIAL LOAN
 PREPAYMENT PROTECTION       LOANS       OF MORTGAGE LOANS          BALANCE           GROUP 1 BALANCE       GROUP 2 BALANCE
-----------------------   -----------   -------------------   -------------------   -------------------   ------------------
Lockout period with
 defeasance ...........       166       $1,170,253,496                93.4%                 93.0%                 94.1%
Lockout period
 followed by yield
 maintenance ..........        11           83,307,182                 6.6                   7.0                   5.9
                              ---       --------------               -----                 -----                 -----
Total .................       177       $1,253,560,678               100.0%                100.0%                100.0%
                              ===       ==============               =====                 =====                 =====

     With respect to 4 mortgage loans (identified as Loan Nos. 8, 85, 128 and 167 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the Initial Pool Balance (3 mortgage loans in Loan Group 1 representing approximately 1.0% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 5.0% of the Initial Loan Group 2 Balance), "Yield Maintenance Charge" will generally be equal to: the greater of
(A) one percent (1.0%) of the principal amount being prepaid, and (B) the positive excess of (i) the present value ("PV") of all future installments of principal and interest due under this Note including the principal amount due at maturity (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of this Note, over (ii) the principal amount of this Note outstanding immediately before such prepayment [(PV of All Future Payments) -- (principal balance at time of prepayment) = prepayment fee]. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (rounded upward to the nearest 1/8 of 1% per annum) the yields of the relevant Treasury Constant Maturity Yield indices (rounded upward to the nearest 1/8 of 1% per annum). In the event that there is no Treasury Constant Maturity Index available, Lender may select an alternate index as may be reasonable based on the available indices.


     With respect to 7 mortgage loans (identified as Loan Nos. 9, 12, 48, 99, 141, 144 and 149 on Annex A-1 to this prospectus supplement), representing approximately 4.3% of the Initial Pool Balance (6 mortgage loans in Loan Group 1 representing approximately 6.0% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 0.9% of the Initial Loan Group 2 Balance), the "Yield Maintenance Charge" will generally be equal to the greater of (i) 1% of the principal amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or anticipated repayment date, if applicable (including any date that a balloon payment is due) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, if applicable of the mortgage loan. In the event Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

     The term "Treasury Yield" has the meaning set forth in the related mortgage loan documents. The term "Amount Payable" means each scheduled payment of principal and interest on the related mortgage note being prepaid that would otherwise have become due on and after the date of such determination if the related mortgage note was not being prepaid.

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:


                            PREPAYMENT OPEN PERIODS




                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
 OPEN PERIOD (PAYMENTS)   MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------ ---------------- ------------------- ------------------- ------------------- ------------------
1 ......................          2          $    7,548,856            0.6%                0.4%                1.1%
2 ......................          7              74,075,054            5.9                 3.3                11.1
3 ......................         95             538,691,295           43.0                42.0                44.9
4 ......................         38             369,032,731           29.4                31.5                25.5
6 ......................         23             124,234,851            9.9                 8.3                13.2
7 ......................          3              93,552,113            7.5                10.5                 1.5
13 .....................          6              38,137,055            3.0                 3.2                 2.7
25 .....................          3               8,288,723            0.7                 1.0                 0.0
                                 --          --------------          -----               -----               -----
Total ..................        177          $1,253,560,678          100.0%              100.0%              100.0%
                                ===          ==============          =====               =====               =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback requires a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premiums is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 166 of the mortgage loans, representing approximately 93.4% of the Initial Pool Balance (106 mortgage loans in Loan Group 1, representing approximately 93.0% of the Initial Loan Group 1 Balance and 60 mortgage loans in Loan Group 2, representing approximately 94.1% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

      (a) pays or delivers to the Servicer on any due date (the "Release Date")
   (1) all interest accrued and unpaid on the principal balance of the Mortgage Note due through and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, that the mortgage loan is prepaid on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan) and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. obligations; and

      (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such Mortgaged Properties by means of partial defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Servicer, will be responsible for purchasing the U.S. obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above.

     The Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer,
(ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans will be required
(a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Special Servicer has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans (provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than $5,000,000, a confirmation from each Rating Agency will not be required) or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.


     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.


     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.


     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 25 of the Mortgaged Properties, securing mortgage loans representing approximately 12.3% of the Initial Pool Balance (17 of the Mortgaged Properties, securing mortgage loans in Loan Group 1, representing approximately 10.9% of the Initial Loan Group 1 Balance and 8 of the Mortgaged Properties, securing mortgage loans in Loan Group 2, representing approximately 15.0% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk

(seismic zones 3 or 4). These areas include all or parts of the States of California, Washington, Oregon and Utah. No Mortgaged Property has a probable maximum loss ("PML") in excess of 20%.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.


     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include any Subordinate Companion Loan. With respect to the World Apparel Center Loan, the loan amount used in this prospectus supplement for purposes of calculating the individual loan-to-value ratios and DSCR is the principal balance of the World Apparel Center Loan and the World Apparel Center Pari Passu Companion Notes.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage

Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.


     "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.


     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.


     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.


     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 5 mortgage loans (identified as Loan Nos. 53,

82, 108, 109 and 123 on Annex A-1 to this prospectus supplement), the debt service coverage ratios were calculated based on expected stabilized (and not actual) UW NCF and UW NOI.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under"--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds-- Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, Nomura Credit & Capital, Inc. and LaSalle Bank National Association. JPMorgan Chase Bank is an affiliate of the Depositor and one of the Underwriters. Nomura Credit & Capital, Inc. is an affiliate of one of the Underwriters. LaSalle Bank National Association is the paying agent, authenticating agent and certificate registrar and is also an affiliate of one of the Underwriters.

JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of March 31, 2004, JPMorgan Chase Bank had total assets of $648.7 billion, total net loans of $180.1 billion, total deposits of $330.8 billion, and total stockholder's equity of $38.2 billion. As of December 31, 2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholder's equity of $37.5 billion.

     Effective July 1, 2004, Banc One Corporation merged with and into J.P. Morgan Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     JPMorgan Chase Bank is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.


NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. is a Delaware corporation whose principal offices are located in New York, New York. Nomura Credit & Capital, Inc. is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $26 billion. Nomura Credit & Capital, Inc. is a HUD-approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. An affiliate of Nomura Credit & Capital, Inc., Nomura Securities International, Inc., is acting as an Underwriter.


LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of December 31, 2003, LaSalle had total assets of approximately $61 billion. LaSalle is also acting as the Paying Agent, the Authenticating Agent and the Certificate Registrar. LaSalle is an affiliate of ABN AMRO Incorporated, which is acting as an Underwriter for this transaction.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loan underwritten by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

     Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan, to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Certain of the mortgage loans may also have secured creditor or other environmental policies. See "--Certain Terms and Conditions of the Mortgage Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm (with the exception of the Mortgaged Property securing Loan No. 132, where the Mortgage Loan Seller received a preliminary construction review in lieu of a PAR). The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

      (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

      (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

      (c) the Mortgage, together with any separate security agreements, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

      (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

      (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

      (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

      (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

      (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

      (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest;

      (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

      (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

      (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

      (m) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

      (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

      (o) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles;

      (p) each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

      (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

      (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
   (ii) no condemnation proceedings are pending;

      (s) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

      (t) all amounts required to be deposited by the borrower at origination have been deposited; and

      (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of any Certificateholder, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase,
(2) all accrued and unpaid interest on the mortgage loan (or the related REO
Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.


     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related mortgage file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through (p), except (z) the rates described in clause
(b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase only the affected mortgage loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the related mortgage loans to become not cross-collateralized and cross-defaulted with each other prior to such repurchase and provides the trustee with certain REMIC opinions.


LOCKBOX ACCOUNTS

     With respect to 46 mortgage loans (the "Lockbox Loans"), representing approximately 37.2% of the Initial Pool Balance (38 mortgage loans in Loan Group 1, representing approximately 46.1% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 19.6% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 15 Lockbox Loans, representing approximately 11.4% of the Initial Pool Balance (14 mortgage loans in Loan Group 1 representing approximately 11.0% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately

12.1% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 8 Lockbox Loans, representing approximately 10.1% of the Initial Pool Balance (approximately 15.2% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 3 Lockbox Loans, representing approximately 3.0% of the Initial Pool Balance (2 mortgage loans in Loan Group 1 representing approximately 4.0% of the Inital Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 0.8% of the Initial Loan Group 2 Balance) the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 20 Lockbox Loans, representing approximately 12.8% of the Initial Pool Balance (14 mortgage loans in Loan Group 1, representing approximately 15.9% of the Initial Loan Group 1 Balance and 6 mortgage loans in Loan Group 2, representing approximately 6.7% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-LN2 (the "Certificates") will consist of the following classes (each, a "Class"): the Class A-1, Class A-2 and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class B, Class C and Class D Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     In addition to the Certificates, Class GB Certificates will also be issued, but such Certificates are not being offered by this prospectus supplement. The Class GB Certificates will not be entitled to receive any support from the trust assets, other than from the subordinate B note secured by the Grace Building. This B note will only support the Class GB Certificates and no other Class of Certificates.

     The "Certificate Balance" of any Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1 Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (the "Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class S, Class R and Class LR Certificates) (the "Principal Balance Certificates") outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $1,253,560,678.

     The Notional Amount of the Class X-2 Certificates will equal:

       (1) up to and including the Distribution Date in August 2005, the sum of
   (a) the lesser of $216,513,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $417,104,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (2) after the Distribution Date in August 2005 through and including the Distribution Date in August 2006, the sum of (a) the lesser of $175,901,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $396,998,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class
   B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (3) after the Distribution Date in August 2006 through and including the Distribution Date in August 2007, the sum of (a) the lesser of $133,567,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $375,725,000 and the Certificate Balance of the Class A-1A Certificates,
   (c) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and (d) the lesser of $3,755,000 and the Certificate Balance of the Class K Certificates;

       (4) after the Distribution Date in August 2007 through and including the Distribution Date in August 2008, the sum of (a) the lesser of $92,814,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $355,592,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class
   B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $7,733,000 and the Certificate Balance of the Class H Certificates;

       (5) after the Distribution Date in August 2008 through and including the Distribution Date in August 2009, the sum of (a) the lesser of $37,891,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $248,409,000 and the Certificate Balance of the Class A-1A Certificates,
   (c) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $2,266,000 and the Certificate Balance of the Class G Certificates;

       (6) after the Distribution Date in August 2009 through and including the Distribution Date in August 2010, the sum of (a) the lesser of $424,853,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $219,540,000 and the Certificate Balance of the Class A-1A Certificates,
   (c) the aggregate of the Certificate Balance of the Class B, Class C, Class D and Class E Certificates and (d) the lesser of $5,160,000 and the Certificate Balance of the Class F Certificates;

       (7) after the Distribution Date in August 2010 through and including the Distribution Date in August 2011, the sum of (a) the lesser of $365,618,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $208,030,000 and the Certificate Balance of the Class A-1A Certificates,
   (c) the aggregate of the Certificate Balance of the Class B, Class C and Class D Certificates; and (d) the lesser of $1,373,000 and the Certificate Balance of the Class E Certificates; and

       (8) after the Distribution Date in August 2011, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,207,988,000.

     The Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $528,772,678.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, one of the Mortgage Loan Sellers, will serve as paying agent (in that capacity, the "Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters. In addition, LaSalle Bank National Association will initially serve as certificate registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group-JPMorgan 2004-LN2 and its telephone number is (312) 904-0648. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust fund for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among

Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Underwriters, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15thday of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in September 2004 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, Insurance and Condemnation Proceeds and Liquidation Proceeds will be limited, in the case of any loan in a split loan structure, to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor or co-lender agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," each of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Servicer Remittance Date occurring each February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Servicer will be entitled to retain any interest or other income earned on such funds and the Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class S Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and without duplication, the REO Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

       (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1 and Class A-2 Certificates, pro rata, from the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes;
(ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2 and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero and (B) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2

Principal Distribution Amount and, after the Class A-2 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate

Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P

Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2 and Class A-1A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to   %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to   %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to   %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to   %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to   %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate
equal to   %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to   %, subject to a maximum rate equal to the WAC Rate.

     The Pass Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately     %
and     % per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in August 2011, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

       (1) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for
   the Distribution Date, over (b)(x) with respect to the Class   , Class
   and Class    Certificates, the sum of (i) the Class X-2 Strip Rate for the
   applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

       (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with
   respect to the Class   , Class    and Class    Certificates, the sum of (i)
   the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

       (3) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates; and

       (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in August 2011, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in August 2011, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in August 2011, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class   , Class    and Class    Certificates, the
lesser of:

       (1) the Class X-2 Fixed Strip Rate (as defined in the table below), and

       (2) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

     (y) with respect to each other Class of Principal Balance Certificates, the excess, if any, of:

       (1) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

       (2) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in August 2011, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.




CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------
                                                 %
                                                 %
                                                 %

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the

Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-2 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-2 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of Group 2 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date;

provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of Group 1 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Servicer as of the business day preceding the related Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Servicer Remittance Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1 and Class A-2 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1 and Class A-2 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates and the Class A-1A, Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.


     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:




  CLASS DESIGNATION     ASSUMED FINAL DISTRIBUTION DATE
--------------------   --------------------------------
Class A-1 ..........          February 15, 2014
Class A-2 ..........           August 15, 2014
Class B ............           August 15, 2014
Class C ............           August 15, 2014
Class D ............           August 15, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be July 15, 2041, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

    o the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

    o the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

    o the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2 and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 Certificates until their Certificate Balances have been reduced to zero and second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero , and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1 and Class A-2 Certificates are still outstanding, first to the Class A-1 Certificates until their Certificate Balances have been reduced to zero and second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2 and Class A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S, Class X and Residual Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2 and Class A-1A Certificates, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2 and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Paying Agent as described under "Description of the Certificates--The Paying Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non recoverability is made, through and up to liquidation of the mortgage loan or disposition of the related REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Servicer Remittance Date. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.


     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.


     The Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the World Apparel Center Loan, in accordance with the World Apparel Center Co-Lender Agreement, the World Apparel Center Pari Passu Companion Notes, and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, in accordance with the related Intercreditor Agreement, the related Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"). Each of the Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Servicer and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Servicer and the Trustee. Further, with respect to the World Apparel Center Loan, if any servicer in connection with a subsequent securitization of either World Apparel Center Pari Passu Companion Note determines that any P&I Advance with respect to that World Apparel Center Pari Passu Companion Note, if made, would be non-recoverable, such determination will not be binding on the Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the World Apparel Center Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph (except for a non-recoverability determination made by a servicer in connection with a subsequent securitization of a World Apparel Center Pari Passu Companion Note) will be conclusive and binding on the Certificateholders. The Servicer will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer and the Trustee shall be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payment due on any Subordinate Companion Loan or the World Apparel Center Pari Passu Companion Notes. No Servicing Advances will be made with respect to any Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (including the World Apparel Center Whole Loan), an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

       (3) the date on which a receiver has been appointed;

       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

       (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and
(y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation, over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Servicer or the Trustee all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the World Apparel Center Whole Loan, the World Apparel Center Companion Holders), the Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the World Apparel Center Whole Loan, the World Apparel Center Companion Holders), the Servicer and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The World Apparel Center Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the World Apparel Center Whole Loan will be allocated to the World Apparel Center Notes on a pro rata basis.

     With respect to any AB Mortgage Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of such AB Mortgage Loan and the related Subordinate

Companion Loan. Any resulting Appraisal Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, the holders of the World Apparel Center Pari Passu Companion Notes, each Rating Agency, the Trustee and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Servicer and the Paying Agent) guidelines setting forth, among other things:

        (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

        (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

        (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

        (4) the amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

        (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

        (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

        (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

        (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

        (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

       (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
   (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (26) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (27) the original and then-current credit support levels for each Class of Certificates;

       (28) the original and then-current ratings for each Class of Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

       (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website, which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Servicer) known as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Servicer, the Directing Certificateholder, the holders of the World Apparel Center Pari Passu Companion Notes, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or the Class LR Certificates will be entitled to any

Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the Special Servicer, nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual Certificates) and (c) the Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of the trust fund's portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Servicer related to such purchase, unless the Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit, but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE


     Wells Fargo Bank, N.A., a national banking association, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn:
Corporate Trust Services (CMBS), J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2004-LN2. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0018% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the World Apparel Center Pari Passu Companion Notes. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.


     The Trustee and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (including the World Apparel Center Whole Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the World Apparel Center Whole Loan) for which it is responsible. The Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Servicer will remain primarily responsible for the servicing of those mortgage loans).

     The Servicer will be required to service and administer the mortgage loans (including the World Apparel Center Whole Loan) for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders (as determined by the Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loan documents (and in the case of the World Apparel Center Loan, a mezzanine loan or a Subordinate Companion Loan, the terms of the related co-lender or intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

      (A) any relationship that the Servicer or any of its affiliates, as the case may be, may have with the related borrower;

      (B) the ownership of any Certificate by the Servicer or any of its affiliates, as the case may be;

      (C) the Servicer's obligation to make Advances; and

      (D) the right of the Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans (including the World Apparel Center Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of the World Apparel Center Whole Loan, the terms of the World Apparel Center Co-Lender Agreement, and in the case of each AB Mortgage Loan, the terms of the related AB Mortgage Loan intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer

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with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of the World Apparel Center Loan, the holders of the World Apparel Center Pari Passu Companion Notes (as a collective whole), and in the case of an AB Mortgage Loan, the holder of the related Subordinate Companion Loan (as a collective whole)), but without regard to:

      (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

      (B) the ownership of any Certificate by the Special Servicer or any of its affiliates;

      (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

      (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

      (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Servicer, the Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the World Apparel Center Whole Loan). The Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the World Apparel Center Whole Loan):

      (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent; provided, however, if (w) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer (who shall promptly deliver a copy to the Special Servicer and the Directing Certificateholder) within 30 days after the default), (x) the related borrower continues to make its Assumed Scheduled Payment, (y) no other special servicing transfer event has occurred with respect to that mortgage loan and (z) the Directing Certificateholder consents, a special servicing transfer event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Servicer (who shall promptly deliver a copy to the Special Servicer and the Directing Certificateholder), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Directing Certificateholder, and the borrower continues to make its Assumed Scheduled Payments (and no other special servicing transfer event has occurred with respect to that Mortgage), a special servicing transfer event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment;

      (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of an AB Mortgage Loan, the holder of the related Subordinate Companion Loan cures such delinquency);

      (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage

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    loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

      (4) as to which the Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

      (5) as to which, in the judgment of the Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

      (6) as to which a default that the Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and the Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to the World Apparel Center Loan, each holder of the World Apparel Center Pari Passu Companion Notes and, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

      (7) as to which the Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to the World Apparel Center Loan, each holder of the World Apparel Center Pari Passu Companion Notes and, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under "Servicing of the Mortgage Loans--Maintenance of Insurance" in this prospectus supplement.

     However, the Servicer will be required to continue to (w) receive payments on the mortgage loan (including the World Apparel Center Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the World Apparel Center Whole Loan) (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the World Apparel Center Whole Loan and any Subordinate Companion Loans) serviced by the Special Servicer and any mortgage loans (including the World Apparel Center Whole Loan and any Subordinate Companion Loans) that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." If any of the World Apparel Center Pari Passu Companion Notes becomes specially serviced, then the World Apparel Center Whole Loan will become a Specially Serviced Mortgage Loan. If any of the Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related Subordinate

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Companion Loan will become a Specially Serviced Mortgage Loan. The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Servicer, the applicable Mortgage Loan Seller(s), the Trustee and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Notwithstanding the foregoing, the Asset Status Report approval or delayed approval will not substitute for or supercede any specific required approval that the Special Servicer must obtain from the Directing Certificateholder.

     With respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders, instead of the Directing Certificateholder, will have all of the rights of the Directing Certificateholder described in the immediately preceding paragraph, solely with respect to the World Apparel Center Whole Loan.


THE DIRECTING CERTIFICATEHOLDER AND THE WORLD APPAREL CENTER MAJORITY HOLDERS

     The Directing Certificateholder will be entitled to advise the Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. Except as otherwise described in the succeeding paragraphs below, the Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been received by the Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

      (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

      (ii) any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

      (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under "--Realization Upon Defaulted Mortgage Loans" below);

      (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

      (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

      (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

      (vii) any property management company changes or franchise changes with respect to a mortgage loan;

      (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

      (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

      (x) any determination of an Acceptable Insurance Default;

      (xi) with respect to the World Apparel Center Whole Loan, any approval of a material capital expenditure, if lenders' approval is required under the loan documents; and

      (xii) with respect to the World Apparel Center Whole Loan, any adoption or approval of a plan in bankruptcy of the borrower.

Notwithstanding the foregoing, in the event that the Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC Provisions.

     Furthermore, the Servicer or the Special Servicer, as applicable, will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Servicer or Special Servicer, as applicable, with respect to a mortgage loan if: (i) the Servicer or the Special Servicer, as applicable, has, as described above, notified the Directing Certificateholder in writing of various actions that the Servicer or Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of such mortgage loan and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standard.

     With respect to the World Apparel Center Whole Loan only, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the World Apparel Center Majority Holders. In the event that the World Apparel Center Majority Holders cannot agree on a course of action within 30 days after a receipt of a request for consent to any action, the Servicer and/or the Special Servicer will implement any action or inaction that it deems appropriate in accordance with the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection,
(2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the World Apparel Center Majority Holders that would cause the Special Servicer to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, the World Apparel Center Co-Lender Agreement or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE WORLD APPAREL CENTER MAJORITY HOLDERS

     The Directing Certificateholder (and, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders) will not be protected against any liability to the Controlling Class Certificateholders (or with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders) that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders):

      (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

      (b) may act solely in the interests of the holders of the Controlling Class (or, with respect to the World Apparel Center Majority Holders, the holders of the World Apparel Center Notes),

      (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the World Apparel Center Majority Holders, the holders of the World Apparel Center Notes),

      (d) may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the World Apparel Center Majority Holders, and the holders of the World Apparel Center Notes) over the interests of the holders of one or more other Classes of Certificates,

      (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or, with respect to the World Apparel Center Majority Holders, the holders of the World Apparel Center Notes), and

      (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders) or any director, officer, employee, agent or principal of the Directing Certificateholder (and, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders) for having so acted. The taking of, or refraining from taking, any action by the Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Servicer or the Special Servicer.


THE SERVICER

     GMAC Commercial Mortgage Corporation (the "Servicer") is a California corporation with its principal offices located at 200 Witmer Road, Horsham Pennsylvania 19044. As of June 30, 2004, GMAC Commercial Mortgage Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $197.1 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the Servicer has been provided by the Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.


THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as the Special Servicer of the mortgage loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. The Special Servicer and its affiliates have regional offices located across the United States in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina and California, and in Europe in London, England and Paris, France. As of May 31, 2004, the Special Servicer and its affiliates were managing a portfolio which included an original count of approximately 16,700 assets in all 50 states and in Europe with an original face value of over $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which the Special Servicer acts as special servicer. The Special Servicer and its affiliates own and are in the Business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular

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circumstances, including the nature and location of such assets, complete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Special Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

     It is anticipated that LNR will enter into a sub-servicing agreement with Allied Capital Corporation, a Maryland corporation ("Allied Capital") under which Allied Capital will perform LNR's duties with respect to REO Properties. It is anticipated that Allied Capital or one of its affiliates will be the initial Directing Certificateholder. The following information has been provided by Allied Capital. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility for that information or makes any representation or warranty as to the accuracy or completeness of the information.

     The principal executive offices of Allied Capital are located at 1919 Pennsylvania Avenue N.W., Washington, D.C. 20006 and its telephone number is
(202) 331-1112. Allied Capital and certain of its subsidiaries are involved in the real estate investment, finance and management business. As of December 31, 2003, Allied Capital's CMBS portfolio included an original count of 5,944 assets as underlying collateral in most states across the country with an original face value of $38.6 billion, all of which are secured by commercial real estate assets. Included in this managed portfolio are approximately $5.29 billion of commercial real estate assets representing 822 loans within 6 securitization transactions, for which Allied Capital acts as special servicer. Allied Capital and its subsidiaries own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0400% to 0.1200%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0466% per annum. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.


     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the World Apparel Center Loan and any Subordinate Companion Loans) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not, as of the time the Special Servicer resigned or was terminated, become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such

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repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or with respect to an AB Mortgage Loan, the holder of the related Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, provided, that with respect to an AB Mortgage Loan or a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement), the Special Servicer or the Servicer, or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     Any Liquidation Fees in respect of the World Apparel Center Whole Loan will be payable out of, and based on, collections on the World Apparel Center Whole Loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it, except as expressly provided in the Pooling and Servicing Agreement. The Servicer or Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--
Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the business day preceding the Servicer Remittance Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest

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Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Servicer as additional servicing compensation.

     The Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of
(A) all Servicing Fees for such Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to
(2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) with respect to Specially Serviced Mortgage Loans, notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Servicer pursuant to clause (B) above. If the Servicer or Special Servicer, as applicable, determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default (the Special Servicer with respect to Specially Serviced Mortgage Loans will be required to notify the Servicer of such default), the Servicer will be required to cause such insurance to be maintained. If the Servicer or Special Servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of August 20, 2004, in each case, as to which default the Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Servicer or Special Servicer, as applicable, has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder (or, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (or, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders) will not have more than 30 days to respond to the Servicer's or Special Servicer's request for consultation; provided, further, that upon the Servicer's or Special Servicer's determination consistent with the Servicing Standards, that exigent circumstances do not allow the Servicer or the Special Servicer to consult with the Directing Certificateholder (or, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority Holders), as applicable, the Servicer or the Special Servicer will not be required to do so. Each of the Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above. The cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Servicer to the Special Servicer as a Servicing Advance.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer, subject to any required Directing Certificateholder consent described in this prospectus supplement, will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to the World Apparel Center Loan and each AB Mortgage Loan, subject to any rights of the World Apparel Center Majority Holders or the holder of the related Subordinate Companion Loan, as applicable, to consent to such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class S Certificates and the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the World Apparel Center Loan, each holder of the World Apparel Center Pari Passu Companion Notes), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Any modification, extension, waiver or amendment of the payment terms of the World Apparel Center Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the World Apparel Center Co-Lender Agreement, such that neither the trust as holder of the World Apparel Center Loan nor the holders of each World Apparel Center Pari Passu Companion Note gains a priority over the other such holder that is not reflected in the related loan documents and the World Apparel Center Co-Lender Agreement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special

Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) subject to, with respect to each AB Mortgage Loan, the purchase right of the holder of the related Subordinate Companion Loan and (ii) in the case of any mortgage loan, subject to any purchase rights of any holders of mezzanine debt as described under "Description of the Mortgage Pool--General" in this prospectus supplement) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.


     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Servicer (or, if the Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.


     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.


     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing

Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (2) the Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2005, unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of the World Apparel Center Whole Loan, also as an expense of each holder of the World Apparel Center Pari Passu Companion Notes). The Special Servicer or the Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates, and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of each AB Mortgage Loan, the rights of the Certificateholders and the holder of the related Subordinate Companion Mortgage Loan (as a collective whole) and in the case of the World Apparel Center Whole Loan, the rights of the Certificateholders and the holders of the World Apparel Center Pari Passu Companion Notes (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the World Apparel Center Whole Loan and/or holders of the World Apparel Center Pari Passu Companion Notes are involved, such expenses, costs and liabilities will be payable out of funds related to the World Apparel Center Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the World Apparel Center Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

      (a) (i) any failure by the Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

      (b) any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

      (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the World Apparel Center Loan, by the holders of the World Apparel Center Pari Passu Companion Notes; provided, however, if that failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

      (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the World

    Apparel Center Loan, by the holders of the World Apparel Center Pari Passu Companion Notes; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

      (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

      (f) a servicing officer of the Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

      (g) the Trustee has received written notice from S&P to the effect that the Servicer or the Special Servicer has been removed from S&P's approved master servicer list or S&P's approved special servicer list, respectively, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     Notwithstanding anything to the contrary contained in this section, if (i) an Event of Default on the part of the Servicer materially and adversely affects only the World Apparel Center Pari Passu Companion Notes, (ii) the Servicer fails to make any payment on any of the World Apparel Center Pari Passu Companion Notes when required under the terms of the Pooling and Servicing Agreement or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by a World Apparel Center Pari Passu Companion Note occurs as a result of the Servicer, the Servicer may not be terminated but, at the direction of the Trustee (acting at the direction of the World Apparel Center Majority Holders), must appoint a sub-servicer or primary servicer that will be responsible for all of the servicing obligations of the Servicer with respect to the World Apparel Center Loan under the terms of the Pooling and Servicing Agreement and the World Apparel Center Co-Lender Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates, World Apparel Center Pari Passu Companion Notes or Subordinate Companion Loans:

      (a) to cure any ambiguity to the extent the cure does not materially and adversely affect the interests of any Certificateholder, holders of the World Apparel Center Pari Passu Companion Notes or Subordinate Companion Loans;

      (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder, holders of the World Apparel Center Pari Passu Companion Notes or Subordinate Companion Loans;

      (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holders of the World Apparel Center Pari Passu Companion Notes or Subordinate Companion Loans, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

      (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, World Apparel Center Pari Passu Companion Notes or Subordinate Companion Loans or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

      (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, holder of a World Apparel Center Pari Passu Companion Note or Subordinate Companion Loan, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to (i) any Class of Certificates by either Rating Agency or (ii) any class of certificates backed by a World Apparel Center Pari Passu Companion Note by any applicable rating agency;

      (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to (i) any Class of Certificates by such Rating Agency or (ii) any class of certificates backed by a World Apparel Center Pari Passu Companion Note by any applicable rating agency; and

      (g) to modify the provisions generally described under the third to last paragraph of the Section "Description of the Certificates--Advances" if
    (1) the Depositor, the Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or of the grantor trust portion of the Trust Fund as a grantor trust, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates.

     In addition, with respect to the World Apparel Center Loan, the Pooling and Servicing Agreement may be amended, without the consent of any of the holders of Certificates, to add provisions to provide for the appointment of a primary servicer solely with respect to the World Apparel Cententer Loan, as described in "--Rights Upon Event of Default" above, which primary servicer will be required to assume all of the rights, duties and servicing obligations of the Servicer with respect to the World Apparel Center Loan under the Pooling and Servicing Agreement and the World Apparel Center Co-Lender Agreement, provided that such amendment: (1) is approved by the parties to the Pooling and Servicing Agreement, the Directing Certificateholder and the holders of the World Apparel Center Pari Passu Companion Notes, and (2) as evidenced by a written confirmation, would not result in the downgrade, qualification or withdrawal of the ratings assigned to (a) any Class of Certificates by either Rating Agency or (b) any class of certificates backed by a World Apparel Center Pari Passu Companion Note by any applicable rating agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a holder of the World Apparel Center Pari Passu Companion Notes or a Subordinate Companion Loan without the consent of such holder, (2) reduce such percentage of Certificates of any Class, the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the World Apparel Center Pari Passu Companion Notes or a Subordinate Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holders of the World Apparel Center Pari Passu Companion Notes or a Subordinate Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and all the holders of the World Apparel Center Pari Passu Companion Notes or the Subordinate Companion Loans or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to (i) any Class of Certificates by either Rating Agency or (ii) any class of certificates backed by a World Apparel Center Pari Passu Companion Note by any applicable rating agency.


     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero and second, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1 and Class A-2 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the

Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates), while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.


     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2 and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.


     Principal payments on the mortgage loans would also affect the yield on the Class A-2, Class B, Class C and Class D Certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that Class for one or more future periods. The Pass-Through Rates on those Classes of Certificates may be equal to, based upon or limited by the WAC Rate even if principal prepayments do not occur.


     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.


     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.


     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.


     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.


     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).


     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE


     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero and second, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class B, Class C and Class D Certificates and then the

Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2004;

     (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

     (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, no holder of any Subordinate Companion Loan will exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

     (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Period at the respective levels of CPR set forth in the tables;

     (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

     (f) the Closing Date is August 20, 2004;

     (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

     (h) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Certificates are as described in this prospectus supplement; and

     (i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
August 15, 2005 ......................            96              96              96              96              96
August 15, 2006 ......................            92              92              92              92              92
August 15, 2007 ......................            87              87              86              86              86
August 15, 2008 ......................            81              80              80              79              78
August 15, 2009 ......................            58              58              57              56              56
August 15, 2010 ......................            52              51              49              48              47
August 15, 2011 ......................            19              18              18              17              16
August 15, 2012 ......................            12              11              10               9               9
August 15, 2013 ......................             5               3               2               2               1
August 15, 2014 ......................             0               0               0               0               0
August 15, 2015 ......................             0               0               0               0               0
Weighted Average Life (years)(1)......           5.71            5.65            5.59            5.54            5.49
Estimated Month of First
 Principal ...........................     9/15/2004       9/15/2004       9/15/2004       9/15/2004       9/15/2004
Estimated Month of Maturity ..........     2/15/2014       1/15/2014      12/15/2013      11/15/2013      10/15/2013

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR           9% CPR           12% CPR
--------------------------------------   -------------   -------------   --------------   --------------   --------------
Initial Percentage ...................           100             100              100              100              100
August 15, 2005 ......................           100             100              100              100              100
August 15, 2006 ......................           100             100              100              100              100
August 15, 2007 ......................           100             100              100              100              100
August 15, 2008 ......................           100             100              100              100              100
August 15, 2009 ......................           100             100              100              100              100
August 15, 2010 ......................           100             100              100              100              100
August 15, 2011 ......................           100             100              100              100              100
August 15, 2012 ......................           100             100              100              100              100
August 15, 2013 ......................           100             100              100              100              100
August 15, 2014 ......................             0               0                0                0                0
August 15, 2015 ......................             0               0                0                0                0
Weighted Average Life (years)(1)......           9.86            9.86             9.85             9.85             9.84
Estimated Month of First
 Principal ...........................     2/15/2014       1/15/2014       12/15/2013       11/15/2013       10/15/2013
Estimated Month of Maturity ..........     8/15/2014       8/15/2014        8/15/2014        8/15/2014        8/15/2014

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
August 15, 2005 .............................           100             100             100             100             100
August 15, 2006 .............................           100             100             100             100             100
August 15, 2007 .............................           100             100             100             100             100
August 15, 2008 .............................           100             100             100             100             100
August 15, 2009 .............................           100             100             100             100             100
August 15, 2010 .............................           100             100             100             100             100
August 15, 2011 .............................           100             100             100             100             100
August 15, 2012 .............................           100             100             100             100             100
August 15, 2013 .............................           100             100             100             100             100
August 15, 2014 .............................             0               0               0               0               0
August 15, 2015 .............................             0               0               0               0               0
Weighted Average Life (years)(1) ............           9.99            9.99            9.99            9.99            9.99
Estimated Month of First Principal ..........     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014
Estimated Month of Maturity .................     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014

(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
August 15, 2005 ......................           100             100             100             100             100
August 15, 2006 ......................           100             100             100             100             100
August 15, 2007 ......................           100             100             100             100             100
August 15, 2008 ......................           100             100             100             100             100
August 15, 2009 ......................           100             100             100             100             100
August 15, 2010 ......................           100             100             100             100             100
August 15, 2011 ......................           100             100             100             100             100
August 15, 2012 ......................           100             100             100             100             100
August 15, 2013 ......................           100             100             100             100             100
August 15, 2014 ......................             0               0               0               0               0
August 15, 2015 ......................             0               0               0               0               0
Weighted Average Life (years)(1)......           9.99            9.99            9.99            9.99            9.99
Estimated Month of First
 Principal ...........................     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014
Estimated Month of Maturity ..........     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014

(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
August 15, 2005 ......................           100             100             100             100             100
August 15, 2006 ......................           100             100             100             100             100
August 15, 2007 ......................           100             100             100             100             100
August 15, 2008 ......................           100             100             100             100             100
August 15, 2009 ......................           100             100             100             100             100
August 15, 2010 ......................           100             100             100             100             100
August 15, 2011 ......................           100             100             100             100             100
August 15, 2012 ......................           100             100             100             100             100
August 15, 2013 ......................           100             100             100             100             100
August 15, 2014 ......................             0               0               0               0               0
August 15, 2015 ......................             0               0               0               0               0
Weighted Average Life (years)(1)......           9.99            9.99            9.99            9.99            9.99
Estimated Month of First
 Principal ...........................     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014
Estimated Month of Maturity ..........     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014

(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class S, Class R and Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It
is anticipated that the Class [   ] and Class [   ] Certificates will be issued
at a premium, that the Class [   ] and Class [   ] Certificates will be issued
with a de minimis amount of original issue discount and that the Class [   ]
Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing properties. As of the cut-off date, mortgage loans representing approximately 36.5% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among the Depositor, J.P. Morgan Securities Inc., for itself and as representative of ABN AMRO Incorporated, Nomura Securities International, Inc. and Deutsche Bank Securities Inc. (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.



                                                                         DEUTSCHE BANK
CLASS                  JPMORGAN    ABN AMRO INCORPORATED      NOMURA      SECURITIES
------------------- ------------- ----------------------- ------------- --------------
Class A-1 .........  $                   $                 $              $
Class A-2 .........  $                   $                 $              $
Class B ...........  $                   $                 $              $
Class C ...........  $                   $                 $              $
Class D ...........  $                   $                 $              $

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be     % of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2004, before deducting expenses payable by the Depositor estimated to
be approximately $         . The Underwriters may effect the transactions by
selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.


     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, one of the Mortgage Loan Sellers. ABN AMRO Incorporated, one of the Underwriters, is an affiliate of the Paying Agent and is also an affiliate of LaSalle Bank National Association, one of the Mortgage Loan Sellers. Nomura Securities International, Inc., one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., one of the Mortgage Loan Sellers.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"):


 CLASS     MOODY'S      S&P
-------   ---------   ------
   A-1       Aaa        AAA
   A-2       Aaa        AAA
    B        Aa2        AA
    C        Aa3        AA-
    D         A2         A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest. In addition, S&P's rating on the respective Classes of Certificates does not address (i) the tax attributes of the Offered Certificates or of the trust, (ii) whether or to what extent the interest payable on any Class of Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls or (iii) the yield to maturity that investors in the Offered Certificates may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, Fitch or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.


     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.


     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of Moody's, Fitch or S&P for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.


     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.


     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.


     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS




                                                  PAGE
                                                ------
30/360 Basis ................................     S-74
AB Mortgage Loan ............................     S-66
AB Mortgage Loan Pair .......................     S-66
Acceptable Insurance Default ................    S-135
Actual/360 Basis ............................     S-74
Additional Exclusions .......................    S-135
Administrative Cost Rate ....................    S-105
Advances ....................................    S-114
All Future Payments .........................     S-75
Allied Capital ..............................    S-131
Amount Payable ..............................     S-76
Anticipated Repayment Date ..................     S-72
Appraisal Reduction .........................    S-116
Appraisal Reduction Event ...................    S-116
ARD Loans ...................................     S-72
Asset Status Report .........................    S-127
Assumed Final Distribution Date .............    S-109
Assumed Scheduled Payment ...................    S-107
Authenticating Agent ........................     S-93
Available Distribution Amount ...............     S-97
Base Interest Fraction ......................    S-109
Certificate Account .........................     S-96
Certificate Balance .........................     S-91
Certificate Owner ...........................     S-93
Certificate Registrar .......................     S-93
Certificateholders ..........................     S-66
Certificates ................................     S-91
Class .......................................     S-91
Class X Certificates ........................     S-91
Class A Certificates ........................     S-91
Class X-1 Components ........................    S-103
Class X-1 Strip Rate ........................    S-103
Class X-2 Component .........................    S-104
Class X-2 Strip Rate ........................    S-104
Clearstream .................................     S-93
Closing Date ................................     S-65
Code ........................................    S-154
Collateral Support Deficit ..................    S-112
Compensating Interest Payment ...............    S-134
Constant Prepayment Rate ....................    S-150
Controlling Class ...........................    S-129
Controlling Class Certificateholder .........    S-129
Corrected Mortgage Loan .....................    S-127
CPR .........................................    S-150
Crossed Loan ................................     S-89
Cross-Over Date .............................    S-102
Cut-off Date Balance ........................     S-65
Cut-off Date LTV Ratios .....................     S-82


                                                  PAGE
                                                ------
Defeasance ..................................     S-77
Defeasance Lockout Period ...................     S-77
Depositor ...................................     S-65
Depositories ................................     S-94
Determination Date ..........................     S-96
Direct Participants .........................     S-94
Directing Certificateholder .................    S-129
Discount Rate ...............................     S-75
Distributable Certificate Interest ..........    S-105
Distribution Account ........................     S-96
Distribution Date ...........................     S-96
DSCR ........................................     S-65
DTC .........................................     S-93
Due Period ..................................     S-98
Effective Gross Income ......................     S-81
ERISA .......................................    S-157
ERISA Plan ..................................    S-157
ESA .........................................     S-84
Euroclear ...................................     S-93
Events of Default ...........................    S-142
Excess Interest .............................    S-105
Excess Interest Distribution
   Account ..................................     S-97
Excluded Plan ...............................    S-158
Exemption ...................................    S-157
FIRREA ......................................     S-84
Form 8-K ....................................     S-80
Gain on Sale Reserve Account ................     S-97
Group 1 Principal Distribution
   Amount ...................................    S-106
Group 1 Principal Shortfall .................    S-108
Group 2 Principal Distribution
   Amount ...................................    S-106
Group 2 Principal Shortfall .................    S-108
Indirect Participants .......................     S-94
Initial Loan Group 1 Balance ................     S-65
Initial Loan Group 2 Balance ................     S-65
Initial Pool Balance ........................     S-65
Initial Rate ................................     S-73
Initial Resolution Period ...................     S-87
Insurance and Condemnation
   Proceeds .................................     S-96
Intercreditor Agreement .....................     S-70
Interest Accrual Period .....................    S-105
Interest Distribution Amount ................    S-105
Interest Reserve Account ....................     S-96
IRS .........................................    S-138
LaSalle .....................................     S-83
Liquidation Fee .............................    S-132

                                              PAGE
                                            ------
Liquidation Fee Rate ....................    S-132
Liquidation Proceeds ....................     S-96
LNR .....................................    S-130
Loan Groups .............................     S-65
Loan Group 1 ............................     S-65
Loan Group 2 ............................     S-65
Lockbox Accounts ........................     S-89
Lockbox Loans ...........................     S-89
Lockout Period ..........................     S-74
Lower-Tier Distribution Account .........     S-96
Lower-Tier REMIC ........................    S-154
Lower-Tier REMIC Regular Interests.......    S-154
LTV Ratio ...............................     S-82
MAI .....................................     S-88
Mason Manor Apartments AB
   Mortgage Loan ........................     S-67
Material AB Loan Default ................     S-70
Maturity Date LTV Ratios ................     S-82
Moody's .................................    S-156
Mortgage ................................     S-65
Mortgage Loan Seller ....................     S-66
Mortgage Note ...........................     S-65
Mortgage Rate ...........................    S-105
Mortgaged Property ......................     S-65
Net Aggregate Prepayment Interest
   Shortfall ............................    S-105
Net Mortgage Rate .......................    S-105
Net Operating Income ....................     S-81
NOI .....................................     S-81
Non-Offered Certificates ................     S-91
Non-Offered Subordinate
   Certificates .........................    S-111
Nonrecoverable Advance ..................    S-114
North Creek Apartments AB
   Mortgage Loan ........................     S-67
Notional Amount .........................     S-91
Offered Certificates ....................     S-91
Operating Statements ....................     S-81
Option Price ............................    S-138
PAR .....................................     S-84
Participants ............................     S-93
Pass-Through Rate .......................    S-102
Paying Agent ............................     S-93
Paying Agent Fee ........................     S-93
Paying Agent Fee Rate ...................     S-93
Percentage Interest .....................     S-93
Periodic Payments .......................     S-97
Permitted Investments ...................     S-97
P&I Advance .............................    S-113
Plan ....................................    S-157


                                              PAGE
                                            ------
PML .....................................     S-80
Pooling and Servicing Agreement .........     S-91
Prepayment Assumption ...................    S-154
Prepayment Interest Excess ..............    S-133
Prepayment Interest Shortfall ...........    S-133
                                             S-57,
Prime Rate ..............................    S-116
Principal Balance Certificates ..........     S-92
Principal Distribution Amount ...........    S-106
Principal Shortfall .....................    S-108
Purchase Agreements .....................     S-66
Purchase Option .........................    S-138
Purchase Price ..........................     S-87
PV ......................................     S-75
Qualified Substitute Mortgage
   Loan .................................     S-88
Rated Final Distribution Date ...........    S-110
Rating Agencies .........................    S-156
Record Date .............................     S-96
Regular Certificates ....................    S-154
Reimbursement Rate ......................    S-115
REIT ....................................    S-155
Related Proceeds ........................    S-114
Release Date ............................     S-77
Release H.15 ............................     S-75
REMIC ...................................    S-154
REMIC Provisions ........................    S-154
REO Account .............................    S-136
REO Loan ................................    S-108
REO Property ............................    S-126
Residual Certificates ...................     S-91
Restricted Group ........................    S-158
Revised Rate ............................     S-73
Rules ...................................     S-94
Runaway Bay Apartments AB
   Mortgage Loan ........................     S-66
Scheduled Principal Distribution
   Amount ...............................    S-107
Senior Certificates .....................     S-91
Servicer ................................    S-130
Servicer Remittance Date ................    S-113
Servicer Servicing Standards ............    S-124
Servicing Advances ......................    S-114
Servicing Fee ...........................    S-131
Servicing Fee Rate ......................    S-131
Servicing Standards .....................    S-125
Similar Law .............................    S-157
S&P .....................................    S-156
Special Servicer Servicing Standards.....    S-125
Special Servicing Fee ...................    S-132

                                            PAGE
                                          ------
Special Servicing Fee Rate ............    S-132
Specially Serviced Mortgage Loans......    S-126
Stated Principal Balance ..............    S-108
Statement to Certificateholders .......    S-118
Subordinate Certificates ..............     S-91
Subordinate Offered Certificates ......     S-91
Treasury Constant Maturity Yield
   Index ..............................     S-75
Treasury Rate .........................     S-75
Treasury Yield ........................     S-76
Trustee ...............................     S-66
Trustee Fee ...........................    S-123
Trustee Fee Rate ......................    S-123
Underwriters ..........................    S-155
Underwriting Agreement ................    S-155
Underwritten Cash Flow ................     S-81
Underwritten Cash Flow Debt
   Service Coverage Ratio .............     S-80
Underwritten NOI ......................     S-81
Unscheduled Principal Distribution
   Amount .............................    S-107
Upper-Tier Distribution Account .......     S-96
Upper-Tier REMIC ......................    S-154
UW DSCR ...............................     S-80


                                            PAGE
                                          ------
UW NCF ................................     S-81
UW NOI ................................     S-81
Voting Rights .........................    S-121
WAC Rate ..............................    S-104
Withheld Amounts ......................     S-97
Withheld Loans ........................     S-96
Workout Fee ...........................    S-132
Workout Fee Rate ......................    S-132
Workout-Delayed Reimbursement
   Amount .............................    S-114
World Apparel Center Co-Lender
   Agreement ..........................     S-69
World Apparel Center Loan .............     S-68
World Apparel Center Majority
   Holders ............................     S-69
World Apparel Center Mortgaged
   Property ...........................     S-68
World Apparel Center Noteholders.......     S-69
World Apparel Center Notes. ...........     S-69
World Apparel Center Pari Passu
   Companion Notes. ...................     S-68
World Apparel Center Whole Loan........     S-69
Yield Maintenance Charge ..............     S-75

                                  SCHEDULE I
                            CLASS X REFERENCE RATES




 DISTRIBUTION DATE   REFERENCE RATE
------------------- ---------------
   September 2004              %
    October 2004               %
   November 2004               %
   December 2004               %
    January 2005               %
   February 2005               %
     March 2005                %
     April 2005                %
      May 2005                 %
     June 2005                 %
     July 2005                 %
    August 2005                %
   September 2005              %
    October 2005               %
   November 2005               %
   December 2005               %
    January 2006               %
   February 2006               %
     March 2006                %
     April 2006                %
      May 2006                 %
     June 2006                 %
     July 2006                 %
    August 2006                %
   September 2006              %
    October 2006               %
   November 2006               %
   December 2006               %
    January 2007               %
   February 2007               %
     March 2007                %
     April 2007                %
      May 2007                 %
     June 2007                 %
     July 2007                 %
    August 2007                %
   September 2007              %
    October 2007               %
   November 2007               %
   December 2007               %
    January 2008               %
   February 2008               %
     March 2008                %
     April 2008                %
      May 2008                 %
     June 2008                 %
     July 2008                 %

 DISTRIBUTION DATE   REFERENCE RATE
------------------- ---------------
    August 2008                %
   September 2008              %
    October 2008               %
   November 2008               %
   December 2008               %
    January 2009               %
   February 2009               %
     March 2009                %
     April 2009                %
      May 2009                 %
     June 2009                 %
     July 2009                 %
    August 2009                %
   September 2009              %
    October 2009               %
   November 2009               %
   December 2009               %
    January 2010               %
   February 2010               %
     March 2010                %
     April 2010                %
      May 2010                 %
     June 2010                 %
     July 2010                 %
    August 2010                %
   September 2010              %
    October 2010               %
   November 2010               %
   December 2010               %
    January 2011               %
   February 2011               %
     March 2011                %
     April 2011                %
      May 2011                 %
     June 2011                 %
     July 2011                 %
    August 2011                %

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






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

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


LOAN #  ORIGINATOR PROPERTY NAME                                STREET ADDRESS                                    CITY
------  ---------- -------------                                --------------                                    ----
   1       JPMCB   World Apparel Center                         1411 Broadway                                     New York
   2       JPMCB   Chesapeake Square                            4200 Portsmouth Boulevard                         Chesapeake
   3       JPMCB   JPI Portfolio - State College/Tucson         Various                                           Various
  3.1      JPMCB   Jefferson at State College                   501 Vairo Boulevard                               State College
  3.2      JPMCB   Jefferson at Star Ranch                      41 South Shannon Road                             Tucson
   4       NCCI    Stadium Marketplace                          4561 Salt Lake Blvd                               Honolulu
   5       JPMCB   Countryside Apartments                       1630 Rosado Drive                                 St. Louis
   6       JPMCB   Embassy Suites - BWI Airport                 1300 Concourse Drive                              Linthicum
   7       JPMCB   Plaza Mobile Estates                         3101 South Fairview Street                        Santa Ana
   8       NCCI    Hamptons Apartments                          300 Seaforth Drive                                Durham
   9       JPMCB   Belleview Promenade                          8000 East Belleview Avenue                        Greenwood Village
  10       JPMCB   The Preserve at Grande Oaks                  111 Grande Oaks Drive                             Fayetteville
  11       NCCI    University Courtyard Apts                    2101 Sixth Avenue                                 Huntington
  12       JPMCB   Brylane Distribution Facility                3003 Reeves Road                                  Plainfield
  13       NCCI    Palazzo Townhomes                            886 North Cofco Center Court                      Phoenix
  14       JPMCB   Woodmont Place                               1451 Rockville Pike                               Rockville
  15      LaSalle  North Academy Home Center                    5605-5783 North Academy Boulevard                 Colorado Springs
  16       NCCI    Twin Cities Industrial Portfolio - Pool 3    Various                                           Various
 16.1      NCCI    Cliff Road                                   1420-1464 East Cliff Road                         Burnsville
 16.2      NCCI    Larc I                                       1201 East Cliff Road                              Burnsville
 16.3      NCCI    Larc IV                                      1333 Larc Industrial Boulevard                    Burnsville
 16.4      NCCI    Larc V                                       1350 Larc Industrial Boulevard                    Burnsville
 16.5      NCCI    Larc VI                                      1351 Larc Industrial Boulevard                    Burnsville
 16.6      NCCI    Edina Interchange IV                         7370 Ohms Lane                                    Edina
 16.7      NCCI    Edina Interchange V                          5182 76th Street West                             Edina
 16.8      NCCI    Edina Interchange VII                        7385 Bush Lake Road                               Edina
  17       JPMCB   Ball Corporation Building                    2900 McLane Drive                                 Baldwinsville
  18       NCCI    Lincoln Park Center                          8888-8998 Knott Avenue                            Buena Park
  19      LaSalle  Crestmont Apartments                         34 Woodcross Drive                                Columbia
  20       JPMCB   Runaway Bay Apartments                       2030 Runaway Bay Drive                            Indianapolis
  21      LaSalle  26-34 South State Street                     26-34 South State Street                          Chicago
  22      LaSalle  Oakland Pointe Shopping Center               254-550 North Telegraph Road                      Pontiac
  23       NCCI    North Creek Apartments                       11401 3rd Ave SE                                  Everett
  24       JPMCB   1140 Broadway                                1140 Broadway                                     New York
  25       NCCI    Twin Cities Industrial Portfolio - Pool 4    Various                                           Various
 25.1      NCCI    Penn Corporate                               9655 Penn Avenue South                            Bloomington
 25.2      NCCI    Larc III                                     1300 Larc Industrial Boulevard                    Burnsville
 25.3      NCCI    Larc VII                                     11925 Larc Industrial Boulevard                   Burnsville
 25.4      NCCI    University Center I & II                     7920 - 7968 University Avenue NE                  Fridley
 25.5      NCCI    Bass Lake                                    5701 International Parkway                        New Hope
 25.6      NCCI    Cahill Business Center                       7671 Cahill Road                                  Edina
  26      LaSalle  Palomar Hts Corporate Center                 5857 Owens Avenue                                 Carlsbad
  27       NCCI    Twin Cities Industrial Portfolio - Pool 2    Various                                           Various
 27.1      NCCI    Larc II                                      11931 12th Avenue South                           Burnsville
 27.2      NCCI    Pakwa I                                      5221 Edina Industrial Boulevard                   Edina
 27.3      NCCI    Pakwa II                                     5221 Edina Industrial Boulevard                   Edina
 27.4      NCCI    Pakwa III                                    5221 Edina Industrial Boulevard                   Edina
 27.5      NCCI    Encore Park                                  11501 K-Tel Drive                                 Minnetonka
  28       JPMCB   Island Vista Estates                         3000 North Tamiami Trail                          North Fort Myers
  29       NCCI    Garden Plaza                                 217 - 219 East Gutierrez Street                   Santa Barbara
  30       NCCI    Foxwood MHP                                  4444 U.S. Hwy 98 N                                Lakeland
  31       NCCI    Dayton Portfolio                             Various                                           Various
 31.1      NCCI    5749 Executive Blvd                          5749 Executive Blvd                               Huber Heights
 31.2      NCCI    6094 Executive Blvd                          6094 Executive Blvd                               Huber Heights
 31.3      NCCI    6202 Executive Blvd                          6202 Executive Blvd                               Huber Heights
 31.4      NCCI    6230 Executive Blvd                          6230 Executive Blvd                               Huber Heights
 31.5      NCCI    6268 Executive Blvd                          6268 Executive Blvd                               Huber Heights
 31.6      NCCI    8119 Uehling Lane                            8119 Uehling Lane                                 Huber Heights
 31.7      NCCI    2200 Sandridge Road                          2200 Sandridge Road                               Moraine
  32       NCCI    Twin Cities Industrial Portfolio - Pool 1    Various                                           Various
 32.1      NCCI    Professional Plaza I                         1601 East Highway 13                              Burnsville
 32.2      NCCI    Professional Plaza II                        1501 East Highway 13                              Burnsville
 32.3      NCCI    Professional Plaza III                       1500 East 122nd Street                            Burnsville
 32.4      NCCI    Sibley Industrial Center I                   3107 Sibley Memorial Highway                      Eagan
 32.5      NCCI    Sibley Industrial Center II                  3103 Sibley Memorial Highway                      Eagan
 32.6      NCCI    Sibley Industrial Center III                 3771 Sibley Memorial Highway                      Eagan
  33       JPMCB   Forest Ridge Apartments                      6147 Winged Elm Court                             Charlotte
  34      LaSalle  Mission Gorge Shopping Center                6501-6555 Mission Gorge Road                      San Diego
  35       JPMCB   T-Mobile                                     Southeast Corner of Eagle and Overland Road       Meridian
  36       JPMCB   College Station Properties                   1306 University Boulevard                         Tuscaloosa
  37      LaSalle  Clybourn Commons                             2000 North Clybourn Avenue                        Chicago
  38       JPMCB   218-220 Fifth Avenue                         220 Fifth Avenue                                  New York
  39       JPMCB   1146 19th Street                             1146 19th Street, NW                              Washington
  40       NCCI    Kohl's - Surprise                            14020 West Bell Rd                                Surprise
  41       NCCI    Plaza 173                                    17300 W. Bluemound Road                           Brookfield
  42       NCCI    Flagstone Garden Apartments                  77 East Edgebrook Drive                           Houston
  43       NCCI    University Crossing Shopping Center          155 University Drive East                         Mishawaka
  44      LaSalle  One International Plaza                      20445 Emerald Parkway                             Cleveland
  45       NCCI    Church Street Medical                        1126 North Church Street                          Greensboro
  46       JPMCB   The Pointe Apartments                        5525 North Stanton                                El Paso
  47       NCCI    West Allis Industrial Complex                6600 West Washington Street                       West Allis
  48       JPMCB   7220 Wisconsin Avenue                        7220 Wisconsin Avenue                             Bethesda
  49       NCCI    Cedar Plaza                                  7006-7090 N. Cedar Avenue                         Fresno
  50      LaSalle  Plantation Manor Apartments                  500 Manor View Drive                              Knoxville
  51      LaSalle  Singh Office Centre                          7125 Orchard Lake Road                            West Bloomfield
  52      LaSalle  Travelier MHP                                777 Gentry Way                                    Reno
  53       NCCI    Centennial Commons                           4685-4705 Centennial Boulevard                    Colorado Springs
  54       NCCI    La Paloma Corporate Center                   3561-3567 East Sunset Drive                       Tucson
  55       JPMCB   26 Journal Square                            26 Journal Square                                 Jersey City
  56       NCCI    North Pointe                                 1424-1542 N Ben Maddox Way                        Visalia
  57       JPMCB   Weddington & Carolina Self-Storage Portfolio Various                                           Various
 57.1      JPMCB   Carolina Climate Controlled                  4555 South Boulevard                              Charlotte
 57.2      JPMCB   Shurgard of Weddington                       1620 Providence Road                              Waxhaw
  58       JPMCB   Westgate on Wendover                         206,207,300, & 305-319 South Westgate Drive       Greensboro
  59       JPMCB   Peachtree Square Shopping Center             2274 - 2298 Peachtree Road                        Atlanta
  60       JPMCB   Embassy Suites Troy                          850 Tower Drive                                   Troy
  61       JPMCB   Hamlin Square                                50 West Hamlin Road                               Rochester Hills
  62       JPMCB   16640 Devonshire Street                      16640 Devonshire Street                           Granada Hills
  63       NCCI    Cedar Square                                 Various (22)                                      Milwaukee
  64       JPMCB   Flower Hill Shopping Center                  18200 Flower Hill Way                             Gaithersburg
  65       JPMCB   Algonac Shopping Center                      2600-2658 Point Tremble Road                      Clay
  66       NCCI    Gage Place Apartments                        9874 Dale Crest                                   Dallas
  67      LaSalle  Telegraph Office Building                    3910 Telegraph Road                               Bloomfield Hills
  68       JPMCB   Chesterfield Town Court                      1300 Huguenot Road                                Midlothian
  69       NCCI    The Shops at Lee's Hill                      10601 - 10635 Spotsylvania Ave                    Fredericksburg
  70       JPMCB   Central Plaza                                14455 Wax Road                                    Baton Rouge
  71       NCCI    Huron Shores Estates                         144 Shoreline Drive                               Port Sanilac
  72      LaSalle  Atlantic Townhouse Apartments                84 Drayton Road                                   Bath
  73      LaSalle  Lake Pointe Apartments Phase 1               1600 Toronto Road                                 Springfield
  74       JPMCB   Doubletree Hotel Denver                      13696 East Iliff Avenue                           Aurora
  75       JPMCB   Main Line Shopping Center                    1432 Route 130                                    Cinnaminson
  76      LaSalle  Sundance 1 MHP & RV                          1920 North Thornton Road                          Casa Grande
  77       NCCI    French Quarter Apartments                    9627, 9701, 9707, 9723, 9743 National Avenue      West Allis
  78       NCCI    416-424 LA Street                            416-424 South Los Angeles Street                  Los Angeles
  79       NCCI    Orange Avenue MHP                            15325 Orange Avenue                               Paramount
  80       NCCI    California Plaza                             6640-6680 N. Blackstone Avenue                    Fresno
  81      LaSalle  Central Self Storage Montague                700 Montague Expressway                           Milpitas
  82       NCCI    Seaside Village                              1802-1820 Pacific Coast Highway                   Redondo Beach
  83      LaSalle  Bangor Apartment Portfolio                   Various                                           Bangor
 83.1     LaSalle  Cedar Woods Apartments                       818-830 Ohio Street                               Bangor
 83.2     LaSalle  Ledgewood Village Apartments                 682 Ohio Street                                   Bangor
 83.3     LaSalle  Park Place Apartments                        95 Park Street                                    Orono
  84      LaSalle  10-18 Brainerd Road                          10-18 Brainerd Road                               Boston
  85       NCCI    1001 Fifth Avenue                            1001 Fifth Avenue                                 New York
  86       NCCI    Verandah Apartments                          1805 IH 35                                        San Marcos
  87       NCCI    Walgreens - Fullerton                        1826 W. Orangethorpe Avenue                       Fullerton
  88      LaSalle  Parker Valley Center                         11280 South Twenty Mile Road                      Parker
  89      LaSalle  Ocotillo Apartments                          1780 West Missouri Avenue                         Phoenix
  90       NCCI    Westwick Apartments                          348 Flag Chapel Road                              Jackson
  91       JPMCB   Willowbrook III                              17335 Tomball Parkway                             Houston
  92      LaSalle  Woodland Heights Apartments                  547 Plyley's Lane                                 Chillicothe
  93       JPMCB   Terre Haute Shopping Center                  3370 South U.S. Highway 41                        Terre Haute
  94       JPMCB   Arlington Acres                              North Stonington Road                             Stonington
  95       NCCI    Avalon Apartments                            1703 Interstate Highway 35N                       San Marcos
  96       NCCI    Sara Villa Apartments                        23700 Saravilla Drive                             Clinton
  97       NCCI    Timber Park Apartments                       2700 North Buckner Boulevard                      Dallas
  98       NCCI    Cambridge Woods                              3365 Airport Highway                              Toledo
  99       NCCI    Forest Creek Apartments                      24802 99th Place South                            Kent
  100      NCCI    Walgreens - Phoenix                          2420 E. Baseline Road                             Phoenix
  101      NCCI    Mason Manor Apartments                       1137 Gunter Street                                Austin
  102      NCCI    Walgreens - Van Buren                        1601 Fayetteville Road                            Van Buren
  103      JPMCB   Silverado Self Storage                       8250 South Maryland Parkway                       Las Vegas
  104     LaSalle  Tupelo Market                                2230 Rabbit Drive                                 Tupelo
  105      NCCI    Hillsdale Heights                            6108-6146 SW 18th Drive                           Portland
  106     LaSalle  Spring Valley Apartments                     21-23 Koritz Street and 26-28 Stern Street        Spring Valley
  107     LaSalle  Summerhill Estates                           3313 West Mount Hope Avenue                       Lansing
  108      NCCI    Victory Village                              1420 & 1450 109th Avenue NE                       Blaine
  109      NCCI    Douglas Square                               660 Douglas Drive                                 Oceanside
  110      NCCI    Eckerd - Wellsboro, PA                       24 East Avenue                                    Wellsboro
  111      JPMCB   Shops of Fort Wright                         3445-3449 Valley Plaza Parkway                    Fort Wright
  112     LaSalle  Huntington Professional Center               18700 Main Street                                 Huntington Beach
  113      JPMCB   Bay Pointe Apartments                        3155 Shattuck Boulevard                           Saginaw
  114     LaSalle  Walgreens- Greenville, SC                    2323 North East Street                            Greenville
  115      JPMCB   Eastpoint Business Center                    7900 East Baltimore Street                        Baltimore
  116      JPMCB   Market at Uvalde and 610 N Shepherd          Various                                           Houston
 116.1     JPMCB   The Market at Uvalde                         13702 East Freeway                                Houston
 116.2     JPMCB   610 North Shepherd Center                    2802 North Shepherd Drive                         Houston
  117     LaSalle  Raymond Road Shopping Center                 2101 Raymond Road                                 Jackson
  118      NCCI    Walgreens - Gilbert                          2431 South Higley Road                            Gilbert
  119      NCCI    Food City Grocery Store                      1450 North Dysart Road                            Avondale
  120      JPMCB   Progress Haddington Plaza                    5601-5655 Vine Street                             Philadelphia
  121      JPMCB   Modern Business Park                         519-523 Lovell Road and 11142-11164 Outlet Drive  Knoxville
  122      JPMCB   Boca Park                                    8780 West Charleston Boulevard                    Las Vegas
  123      NCCI    Tara MHP                                     10630 County Road 44                              Leesburg
  124      JPMCB   Country Side Village                         9 Lantern Lane                                    Shippensburg
  125      JPMCB   Walgreens - Jordan, UT                       3863 West 9000 South                              West Jordan
  126      JPMCB   Golden Triangle Mall                         2201 South Interstate 35 East                     Denton
  127      JPMCB   Walgreen's - Eagle, ID                       3213 East Chinden Boulevard                       Eagle
  128      NCCI    179 E 70th Street                            179 E 70th Street                                 New York
  129     LaSalle  Chateau Royale Apartments                    2500-2600 Valley View Avenue                      Morgantown
  130      NCCI    Lexington Plaza Shopping Center              16103 Lexington Blvd.                             Sugar Land
  131      NCCI    Briar Cliff Woods                            3235 Airport Highway                              Toledo
  132      NCCI    CVS - Voorhees                               Kresson Road and Centennial Blvd                  Voorhees
  133     LaSalle  Mountain View Estates & Country Village      Various                                           Layton
 133.1    LaSalle  Mountain View Estates                        1500 North Angle Street                           Layton
 133.2    LaSalle  Country Village                              1200 North Church Street                          Layton
  134     LaSalle  New Indian Valley Apartments                 1928 Mohawk Place                                 Kent
  135      NCCI    Polo Green Apartments                        43225 Polo Circle                                 Sterling Heights
  136      NCCI    Northlake Forest                             15210 Spring Cypress Road                         Cypress
  137      NCCI    Lakeside Mobile Home Community               3779 Grant Road                                   Ellenwood
  138     LaSalle  Walgreens - Pittsburgh, CA                   2901 Railroad Avenue                              Pittsburgh
  139      NCCI    Teal Run Shopping Center                     12307 Highway 6                                   Fresno
  140      NCCI    Sun Valley Apartments                        12440 North 113th Avenue                          Youngtown
  141      JPMCB   Galena Square Shopping Center                971-995 Galena Square Drive                       Galena
  142      JPMCB   1020 North Fairfax Street                    1020 North Fairfax Street                         Alexandria
  143      JPMCB   Pine Valley Marketplace                      909 - 939 East Dupont Road                        Fort Wayne
  144      JPMCB   Ed Carey Retail Plaza                        1306 North Ed Carey Drive                         Harlingen
  145      NCCI    Timbercrest                                  18420-18456 Kenrick Ave.                          Lakeville
  146      JPMCB   Spencer Gardens Shopping Center              1618 Spencer Highway                              South Houston
  147     LaSalle  Walkers Mill/Walkers Meadow MHP              11408 Second Street                               Bridgeville
  148     LaSalle  Melrose Office Building                      450 South Melrose Drive                           Vista
  149      NCCI    Mount Pleasant Outlot                        5658-5720 Washington Ave.                         Mount Pleasant
  150      NCCI    Clifton Park Self-Storage                    1772 Route 9                                      Clifton Park
  151     LaSalle  Walgreens - Keller, TX                       4500 North Tarrant Parkway                        Keller
  152     LaSalle  Crosslake Cove Apartments                    1968-1974 Lewis Street                            Fort Walton Beach
  153     LaSalle  Westgrove Plaza                              10240 Westminster Blvd                            Garden Grove
  154     LaSalle  Pinewood Apartments                          1000 West Mitchell Street                         Arlington
  155     LaSalle  North Pointe Apartments                      1242 Haslett Road                                 East Lansing
  156     LaSalle  Westgate Apartments                          5030 West Mountain Street                         Stone Mountain
  157     LaSalle  Cimeron Apartments                           320 & 500 Beaty Road                              Mt. Holly
  158     LaSalle  Turtle Bend Shopping Center                  163 Turtle Creek Drive                            Hattiesburg
  159      JPMCB   3633 US Route 9                              3633 US Route 9 North                             Freehold
  160      NCCI    Morningside MHP                              105 North Cesar Chavez Road                       San Juan
  161     LaSalle  Mobile Manor MHC                             3314 96th Street South                            Tacoma
  162      JPMCB   Silverlake Shopping Center                   10201 Broadway Street                             Pearland
  163     LaSalle  Brookview Townhomes                          1514 Northwest Drive                              Atlanta
  164      JPMCB   Bear Gardens Apartments                      1500, 1504, and James Aveue and 1521 Bagby Avenue Waco
  165     LaSalle  Sweetwater Apartments                        200 McElroy Avenue                                Wharton
  166     LaSalle  Ohio Savings Bank Building                   2618 North Moreland Boulevard                     Cleveland
  167      NCCI    205 East 69th Street                         205-11 East 69th Street                           New York
  168      NCCI    Walgreens - Chillicothe                      850 North Bridge Street                           Chillicothe
  169     LaSalle  Southwind Villa MHC                          1056 Smith Road                                   Columbus
  170      JPMCB   Lock Box Self Storage                        5488 Wade Green Road                              Acworth
  171     LaSalle  101-103 Crosby Street                        101-103 Crosby Street                             New York
  172     LaSalle  Indian Valley III Apts                       1928 Mohawk Place                                 Kent
  173     LaSalle  Ayres Self Storage                           1880 Whittier Avenue                              Costa Mesa
  174     LaSalle  Elmwood Apartments                           201 Main Street                                   Little Elm
  175      NCCI    Diboll MHC                                   925 Denman Street                                 Diboll
  176     LaSalle  Washington Mutual - Rolling Meadows          1155 Golf Road                                    Rolling Meadows
  177      NCCI    6 Executive Park                             6 Executive Park Drive                            Clifton Park



                                                NUMBER OF  PROPERTY                PROPERTY                                 YEAR
LOAN #   STATE   ZIP CODE  COUNTY               PROPERTIES TYPE                    SUBTYPE                   YEAR BUILT   RENOVATED
------   -----   --------  ------               ---------- ----                    -------                   ----------   ---------
   1      NY       10018   New York                 1      Office                  CBD                          1970        1999
   2      VA       23321   Chesapeake City          1      Retail                  Regional Mall                1989        1999
   3    Various   Various  Various                  2      Multifamily             Garden                     Various
  3.1     PA       16801   Centre                   1      Multifamily             Garden                       2000
  3.2     AZ       85745   Pima                     1      Multifamily             Garden                       1999
   4      HI       96818   Honolulu                 1      Retail                  Anchored                     1993
   5      MO       63138   St. Louis                1      Multifamily             Garden                       1970        2003
   6      MD       21090   Anne Arundel             1      Hotel                   Full Service                 1987        2001
   7      CA       92704   Orange                   1      Manufactured Housing    Manufactured Housing         1970
   8      NC       27713   Durham                   1      Multifamily             Garden                       1998
   9      CO       80111   Arapahoe                 1      Retail                  Unanchored                   1999
  10      NC       28314   Cumberland               1      Multifamily             Garden                       2004
  11      WV       25703   Cabell                   1      Multifamily             Garden                       1999
  12      IN       46168   Hendricks                1      Industrial              Warehouse/Distribution       2004
  13      AZ       85008   Maricopa                 1      Multifamily             Garden                       2001
  14      MD       20850   Montgomery               1      Office                  Suburban                     1983        1994
  15      CO       80918   El Paso                  1      Retail                  Shadow Anchored              1983        2000
  16      MN      Various  Various                  8      Industrial              Flex                       Various
 16.1     MN       55337   Dakota                   1      Industrial              Flex                         1971
 16.2     MN       55337   Dakota                   1      Industrial              Flex                         1977
 16.3     MN       55337   Dakota                   1      Industrial              Flex                         1974
 16.4     MN       55337   Dakota                   1      Industrial              Flex                         1978
 16.5     MN       55337   Dakota                   1      Industrial              Flex                         1975
 16.6     MN       55439   Hennepin                 1      Industrial              Flex                         1974
 16.7     MN       55439   Hennepin                 1      Industrial              Flex                         1974
 16.8     MN       55439   Hennepin                 1      Industrial              Flex                         1970
  17      NY       13027   Onondaga                 1      Industrial              Warehouse/Distribution       1989        2002
  18      CA       90620   Orange                   1      Retail                  Anchored                     1957        1997
  19      SC       29212   Richland                 1      Multifamily             Garden                       2002
  20      IN       46224   Marion                   1      Multifamily             Garden                       2002
  21      IL       60603   Cook                     1      Retail                  Anchored                     1925        2003
  22      MI       48341   Oakland                  1      Retail                  Anchored                     1986
  23      WA       98208   Snohomish                1      Multifamily             Garden                       1986
  24      NY       10001   New York                 1      Office                  CBD                          1915        2003
  25      MN      Various  Various                  6      Industrial              Flex                       Various
 25.1     MN       55431   Hennepin                 1      Industrial              Flex                         1977
 25.2     MN       55337   Dakota                   1      Industrial              Flex                         1980
 25.3     MN       55337   Dakota                   1      Industrial              Flex                         1973
 25.4     MN       55432   Anoka                    1      Industrial              Flex                         1979
 25.5     MN       55428   Hennepin                 1      Industrial              Flex                         1981
 25.6     MN       55439   Hennepin                 1      Industrial              Flex                         1980
  26      CA       92009   San Diego                1      Office                  Suburban                     2000
  27      MN      Various  Various                  5      Industrial              Flex                       Various
 27.1     MN       55337   Dakota                   1      Industrial              Flex                         1976
 27.2     MN       55439   Hennepin                 1      Industrial              Flex                         1979
 27.3     MN       55439   Hennepin                 1      Industrial              Flex                         1979
 27.4     MN       55439   Hennepin                 1      Industrial              Flex                         1979
 27.5     MN       55343   Hennepin                 1      Industrial              Flex                         1979
  28      FL       33903   Lee                      1      Manufactured Housing    Manufactured Housing         1974
  29      CA       93101   Santa Barbara            1      Retail                  Anchored                     1998
  30      FL       33809   Polk                     1      Manufactured Housing    Manufactured Housing         1986
  31      OH      Various  Montgomery               7      Industrial              Flex                       Various
 31.1     OH       45424   Montgomery               1      Industrial              Flex                         1975
 31.2     OH       45424   Montgomery               1      Industrial              Flex                         1975
 31.3     OH       45424   Montgomery               1      Industrial              Flex                         1996
 31.4     OH       45424   Montgomery               1      Industrial              Flex                         1979
 31.5     OH       45424   Montgomery               1      Industrial              Flex                         1989
 31.6     OH       45424   Montgomery               1      Industrial              Flex                         1978
 31.7     OH       45439   Montgomery               1      Industrial              Flex                         1983
  32      MN      Various  Dakota                   6      Industrial              Flex                       Various
 32.1     MN       55337   Dakota                   1      Industrial              Flex                         1986
 32.2     MN       55337   Dakota                   1      Industrial              Flex                         1984
 32.3     MN       55337   Dakota                   1      Industrial              Flex                         1985
 32.4     MN       55121   Dakota                   1      Industrial              Flex                         1973
 32.5     MN       55121   Dakota                   1      Industrial              Flex                         1972
 32.6     MN       55122   Dakota                   1      Industrial              Flex                         1967
  33      NC       28212   Mecklenburg              1      Multifamily             Garden                       1988
  34      CA       92120   San Diego                1      Retail                  Anchored                     1968        2004
  35      ID       83642   Ada                      1      Office                  Suburban                     2004
  36      AL       35401   Tuscaloosa               1      Multifamily             Garden                       1980
  37      IL       60614   Cook                     1      Retail                  Anchored                     1999
  38      NY       10017   New York                 1      Office                  CBD                          1912        1988
  39      DC       20036   District of Columbia     1      Office                  CBD                          1985
  40      AZ       85374   Maricopa                 1      Retail                  Anchored                     2004
  41      WI       53045   Waukesha                 1      Retail                  Anchored                     1970        1992
  42      TX       77034   Harris                   1      Multifamily             Garden                       1978        2003
  43      IN       46545   St. Joseph               1      Retail                  Anchored                     2003
  44      OH       44135   Cuyahoga                 1      Office                  CBD                          2001
  45      NC       27401   Guilford                 1      Office                  Suburban                     2003
  46      TX       79912   El Paso                  1      Multifamily             Garden                       1985        2004
  47      WI       53214   Milwaukee                1      Industrial              Warehouse/Distribution       1950        1999
  48      MD       20814   Montgomery               1      Office                  Suburban                     1960        2000
  49      CA       93720   Fresno                   1      Retail                  Unanchored                   1989
  50      TN       37923   Knox                     1      Multifamily             Garden                       1981
  51      MI       48322   Oakland                  1      Office                  Suburban                     1985        2004
  52      NV       89502   Washoe                   1      Manufactured Housing    Manufactured Housing         1960
  53      CO       80919   El Paso                  1      Retail                  Unanchored                   1997
  54      AZ       85718   Pima                     1      Office                  Suburban                     1985
  55      NJ       07306   Hudson                   1      Office                  CBD                          1927        1998
  56      CA       93292   Tulare                   1      Retail                  Anchored                     1993
  57      NC      Various  Various                  2      Self Storage            Self Storage               Various       2000
 57.1     NC       28209   Mecklenburg              1      Self Storage            Self Storage                 1960        2000
 57.2     NC       28173   Union                    1      Self Storage            Self Storage                 1999
  58      NC       27407   Guilford                 1      Industrial              Flex                         1984        1986
  59      GA       30309   Fulton                   1      Retail                  Anchored                     1985        2003
  60      MI       48098   Oakland                  1      Hotel                   Full Service                 1987        2001
  61      MI       48307   Oakland                  1      Retail                  Anchored                     1986        2003
  62      CA       91344   Los Angeles              1      Multifamily             Garden                       2004
  63      WI       53233   Milwaukee                1      Multifamily             Garden                    1860-1963      2003
  64      MD       20879   Montgomery               1      Retail                  Anchored                     1987        2001
  65      MI       48001   St. Clair                1      Retail                  Anchored                     2002
  66      TX       75220   Dallas                   1      Multifamily             Garden                       1972        2003
  67      MI       48302   Oakland                  1      Office                  Suburban                     2003
  68      VA       23113   Chesterfield             1      Retail                  Anchored                     1994        2003
  69      VA       22408   Spotsylvania             1      Retail                  Anchored                     1995
  70      LA       70818   East Baton Rouge         1      Retail                  Shadow Anchored              2002
  71      MI       48469   Sanilac                  1      Manufactured Housing    Manufactured Housing         1969
  72      ME       04530   Sagadahoc                1      Multifamily             Garden                       1939        2001
  73      IL       62712   Sangamon                 1      Multifamily             Garden                       2003
  74      CO       80014   Arapahoe                 1      Hotel                   Full Service                 1982        1999
  75      NJ       08077   Burlington               1      Retail                  Anchored                     1965        1994
  76      AZ       85222   Pinal                    1      Manufactured Housing    Manufactured Housing         1998
  77      WI       53227   Milwaukee                1      Multifamily             Garden                       1967
  78      CA       90013   Los Angeles              1      Retail                  Unanchored                   1895        1991
  79      CA       90723   Los Angeles              1      Manufactured Housing    Manufactured Housing         1949
  80      CA       93710   Fresno                   1      Retail                  Unanchored                   1987
  81      CA       95035   Santa Clara              1      Self Storage            Self Storage                 1997
  82      CA       90277   Los Angeles              1      Retail                  Unanchored                   2002
  83      ME      Various  Penobscot                3      Multifamily             Garden                     Various      Various
 83.1     ME       04401   Penobscot                1      Multifamily             Garden                       1975        1987
 83.2     ME       04401   Penobscot                1      Multifamily             Garden                       1989
 83.3     ME       04473   Penobscot                1      Multifamily             Garden                       1984
  84      MA       02134   Suffolk                  1      Multifamily             Mid/High Rise                1910        2002
  85      NY       10028   New York                 1      Multifamily             Coop                         1978
  86      TX       78666   Hays                     1      Multifamily             Garden                       1982
  87      CA       92833   Orange                   1      Retail                  Anchored                     2001
  88      CO       80134   Douglas                  1      Retail                  Shadow Anchored              2003
  89      AZ       85015   Maricopa                 1      Multifamily             Garden                       1973
  90      MS       39209   Hinds                    1      Multifamily             Garden                       1972        2003
  91      TX       77064   Harris                   1      Retail                  Shadow Anchored              2002
  92      OH       45601   Ross                     1      Multifamily             Garden                       1978        2004
  93      IN       47802   Vigo                     1      Retail                  Anchored                     1973        1995
  94      CT       06378   New London               1      Manufactured Housing    Manufactured Housing         1955
  95      TX       78666   Hays                     1      Multifamily             Garden                       1982
  96      MI       48035   Macomb                   1      Multifamily             Garden                       1989
  97      TX       75228   Dallas                   1      Multifamily             Garden                       1968        2003
  98      OH       43609   Lucas                    1      Multifamily             Garden                       1971
  99      WA       98030   King                     1      Multifamily             Garden                       1988
  100     AZ       85042   Maricopa                 1      Retail                  Anchored                     2002
  101     TX       78721   Travis                   1      Multifamily             Garden                       1966        2000
  102     AR       72956   Crawford                 1      Retail                  Anchored                     2003
  103     NV       89123   Clark                    1      Self Storage            Self Storage                 2003
  104     MS       38801   Lee                      1      Retail                  Shadow Anchored              2003
  105     OR       97239   Multnomah                1      Multifamily             Garden                       1992
  106     NY       10977   Rockland                 1      Multifamily             Garden                       2003
  107     MI       48911   Ingham                   1      Multifamily             Garden                       1973        2003
  108     MN       55434   Anoka                    1      Retail                  Shadow Anchored              2004
  109     CA       92054   San Diego                1      Retail                  Unanchored                   1989        2003
  110     PA       16901   Tioga                    1      Retail                  Anchored                     2003
  111     KY       41017   Kenton                   1      Retail                  Shadow Anchored              2004
  112     CA       92648   Orange                   1      Office                  Suburban                     1969
  113     MI       48603   Saginaw                  1      Multifamily             Garden                       1973        1997
  114     SC       29607   Greenville               1      Retail                  Anchored                     2003
  115     MD       21224   Baltimore                1      Industrial              Warehouse/Distribution       1974
  116     TX      Various  Harris                   2      Retail                  Unanchored                   2003
 116.1    TX       77015   Harris                   1      Retail                  Unanchored                   2003
 116.2    TX       77008   Harris                   1      Retail                  Unanchored                   2003
  117     MS       39212   Hinds                    1      Retail                  Anchored                     1982        2000
  118     AZ       85297   Maricopa                 1      Retail                  Anchored                     2004
  119     AZ       85323   Maricopa                 1      Retail                  Anchored                     1987
  120     PA       19139   Philadelphia             1      Retail                  Anchored                     1979
  121     TN       37932   Knox                     1      Industrial              Flex                         1997        2002
  122     NV       89117   Clark                    1      Retail                  Shadow Anchored              2001
  123     FL       34788   Lake                     1      Manufactured Housing    Manufactured Housing         1972        2002
  124     PA       17257   Cumberland               1      Manufactured Housing    Manufactured Housing         1991
  125     UT       84088   Salt Lake                1      Retail                  Anchored                     2004
  126     TX       76205   Denton                   1      Retail                  Anchored                     1979        2003
  127     ID       83616   Ada                      1      Retail                  Anchored                     2004
  128     NY       10021   New York                 1      Multifamily             Coop                         1959
  129     WV       26505   Monongalia               1      Multifamily             Garden                       2004
  130     TX       77479   Fort Bend                1      Retail                  Shadow Anchored              1986
  131     OH       43609   Lucas                    1      Multifamily             Garden                       1979
  132     NJ       08043   Camden                   1      Retail                  Anchored                     2004
  133     UT       84041   Davis                    2      Manufactured Housing    Manufactured Housing       Various
 133.1    UT       84041   Davis                    1      Manufactured Housing    Manufactured Housing         1973
 133.2    UT       84041   Davis                    1      Manufactured Housing    Manufactured Housing         1974
  134     OH       44240   Portage                  1      Multifamily             Garden                       1972
  135     MI       48313   Macomb                   1      Multifamily             Garden                       1987
  136     TX       77429   Harris                   1      Retail                  Unanchored                   2003
  137     GA       30294   Clayton                  1      Manufactured Housing    Manufactured Housing         1988
  138     CA       94565   Contra Costa             1      Retail                  Anchored                     2004
  139     TX       77545   Fort Bend                1      Retail                  Shadow Anchored              2004
  140     AZ       85363   Maricopa                 1      Multifamily             Garden                       1978
  141     IL       61036   Jo Daviess               1      Retail                  Anchored                     1993
  142     VA       22314   Alexandria City          1      Office                  Suburban                     1976        1996
  143     IN       46825   Allen                    1      Retail                  Unanchored                   2003
  144     TX       78550   Cameron                  1      Retail                  Unanchored                   2000
  145     MN       55044   Dakota                   1      Retail                  Shadow Anchored              2004
  146     TX       77587   Harris                   1      Retail                  Unanchored                   2003
  147     DE       19933   Sussex                   1      Manufactured Housing    Manufactured Housing         1983        2001
  148     CA       92081   San Diego                1      Office                  Suburban                     2000
  149     WI       53406   Racine                   1      Retail                  Shadow Anchored              2004
  150     NY       12065   Saratoga                 1      Self Storage            Self Storage                 2000
  151     TX       76248   Tarrant                  1      Retail                  Anchored                     2004
  152     FL       32547   Okaloosa                 1      Multifamily             Garden                       2001
  153     CA       92843   Orange                   1      Retail                  Unanchored                   1965        2003
  154     TX       76013   Tarrant                  1      Multifamily             Garden                       1971
  155     MI       48823   Ingham                   1      Multifamily             Garden                       1963        2002
  156     GA       30083   Dekalb                   1      Multifamily             Garden                       1970
  157     NC       28120   Gaston                   1      Multifamily             Garden                       1961        2002
  158     MS       39402   Lamar                    1      Retail                  Shadow Anchored              2003
  159     NJ       07728   Monmouth                 1      Retail                  Unanchored                   1964        1998
  160     TX       78589   Hidalgo                  1      Manufactured Housing    Manufactured Housing         1975        2003
  161     WA       98499   Pierce                   1      Manufactured Housing    Manufactured Housing         1964
  162     TX       77584   Brazoria                 1      Retail                  Unanchored                   2003
  163     GA       30318   Fulton                   1      Multifamily             Garden                       1969
  164     TX       76706   McLennan                 1      Multifamily             Garden                       2001
  165     TX       77488   Wharton                  1      Multifamily             Garden                       1983        2001
  166     OH       44120   Cyahoga                  1      Office                  Suburban                     1962        2004
  167     NY       10021   New York                 1      Multifamily             Coop                         1928
  168     OH       45601   Ross                     1      Retail                  Anchored                     2003
  169     OH       43207   Franklin                 1      Manufactured Housing    Manufactured Housing         1960
  170     GA       30102   Cherokee                 1      Self Storage            Self Storage                 1994        1997
  171     NY       10012   New York                 1      Multifamily             Mid/High Rise                1907        2000
  172     OH       44240   Portage                  1      Multifamily             Garden                       1973
  173     CA       92627   Orange                   1      Self Storage            Self Storage                 1985
  174     TX       75068   Denton                   1      Multifamily             Garden                       2001
  175     TX       75941   Angelinea                1      Manufactured Housing    Manufactured Housing         1975
  176     IL       60008   Cook                     1      Retail                  Anchored                     1980        2003
  177     NY       12065   Saratoga                 1      Office                  CBD                          2003


                                                                                                                      ORIGINAL
                      UNIT OF                 OCCUPANCY      APPRAISED    APPRAISAL    CURRENT        ORIGINAL        BALANCE
LOAN #   UNITS        MEASURE    OCCUPANCY %    DATE       VALUE ($)(17)   DATE(17)   LTV %(1,2)   BALANCE ($)(3)  PER UNIT ($)(2)
------   -----        --------   -----------    ----       -------------   --------   ----------   --------------  ---------------
   1    1,150,705   Square Feet     97.9       05/01/04      395,000,000   05/01/04      55.4         73,000,000            190
   2      530,158   Square Feet     94.5       05/05/04      104,000,000   07/01/04      70.2         73,000,000            138
   3        2,004       Beds        88.4       05/11/04       69,700,000   Various       72.8         50,740,000         25,319
  3.1         984       Beds        94.0       05/11/04       39,900,000   05/13/04      72.8         31,240,000         31,748
  3.2       1,020       Beds        83.0       05/11/04       29,800,000   05/11/04      72.8         19,500,000         19,118
   4      212,446   Square Feet    100.0       04/26/04       36,000,000   05/05/04      72.2         26,000,000            122
   5          701      Units        94.2       05/31/04       31,300,000   05/06/04      79.8         25,000,000         35,663
   6          251      Units        74.8       03/31/04       40,200,000   06/03/04      60.0         24,120,000         96,096
   7          237       Pads       100.0       05/31/04       29,000,000   03/29/04      78.3         22,700,000         95,781
   8          285      Units        95.1       05/07/04       27,500,000   05/17/04      76.4         21,000,000         73,684
   9      100,102   Square Feet     94.2       05/01/04       27,000,000   05/28/04      70.0         18,900,000            189
  10          240      Units        91.3       05/31/04       22,800,000   03/26/04      79.4         18,100,000         75,417
  11          224      Units        96.0       04/27/04       22,500,000   04/13/04      74.4         16,800,000         75,000
  12      741,221   Square Feet    100.0       04/23/04       22,300,000   03/16/04      74.9         16,700,000             23
  13          214      Units        93.9       06/02/04       22,730,000   06/16/04      71.3         16,200,000         75,701
  14      105,825   Square Feet    100.0       06/01/04       24,100,000   03/24/04      66.3         16,000,000            151
  15      224,410   Square Feet     98.6       06/30/04       19,925,000   05/08/04      79.8         15,900,000             71
  16      409,284   Square Feet     84.7       05/17/04       19,630,000   01/01/04      79.7         15,654,000             38
 16.1      49,608   Square Feet     99.5       05/17/04        2,320,000   01/01/04      79.7          1,850,091             37
 16.2      67,200   Square Feet     78.6       05/17/04        2,750,000   01/01/04      79.7          2,192,995             33
 16.3      13,800   Square Feet     59.5       05/17/04          600,000   01/01/04      79.7            478,472             35
 16.4      22,880   Square Feet    100.0       05/17/04        1,000,000   01/01/04      79.7            797,453             35
 16.5      63,600   Square Feet     70.1       05/17/04        2,600,000   01/01/04      79.7          2,073,377             33
 16.6      22,440   Square Feet     75.0       05/17/04        1,600,000   01/01/04      79.7          1,275,925             57
 16.7     139,101   Square Feet    100.0       05/17/04        7,300,000   01/01/04      79.7          5,821,406             42
 16.8      30,655   Square Feet     42.4       05/17/04        1,460,000   01/01/04      79.7          1,164,281             38
  17      496,200   Square Feet    100.0       07/14/04       17,800,000   02/19/04      78.9         14,080,000             28
  18      127,976   Square Feet     96.8       01/14/04       18,900,000   03/24/04      73.9         14,000,000            109
  19          250      Units        89.6       06/24/04       16,904,000   05/11/04      79.9         13,500,000         54,000
  20          192      Units        89.1       05/25/04       16,000,000   02/02/04      81.9         13,100,000         68,229
  21       88,840   Square Feet    100.0       08/01/04       17,700,000   05/01/04      72.4         12,825,000            144
  22      214,512   Square Feet     94.8       06/30/04       16,300,000   10/07/03      75.4         12,300,000             57
  23          264      Units        91.7       06/07/04       16,470,000   06/23/04      74.4         12,250,000         46,402
  24      135,179   Square Feet     90.6       06/03/04       25,200,000   04/14/04      47.6         12,000,000             89
  25      270,920   Square Feet     85.0       05/17/04       14,530,000   01/01/04      79.9         11,604,000             43
 25.1      40,844   Square Feet    100.0       05/17/04        1,980,000   01/01/04      79.9          1,581,275             39
 25.2      30,800   Square Feet    100.0       05/17/04        1,250,000   01/01/04      79.9            998,279             32
 25.3      41,088   Square Feet     38.6       05/17/04        1,300,000   01/01/04      79.9          1,038,211             25
 25.4      50,417   Square Feet     69.4       05/17/04        3,400,000   01/01/04      79.9          2,715,320             54
 25.5      47,689   Square Feet    100.0       05/17/04        2,330,000   01/01/04      79.9          1,860,793             39
 25.6      60,082   Square Feet    100.0       05/17/04        4,270,000   01/01/04      79.9          3,410,122             57
  26       64,829   Square Feet    100.0       01/31/04       15,200,000   10/10/03      74.7         11,400,000            176
  27      259,371   Square Feet     80.0       05/17/04       13,950,000   01/01/04      79.6         11,110,000             43
 27.1      54,180   Square Feet     62.3       05/17/04        2,500,000   01/01/04      79.6          1,991,039             37
 27.2      38,196   Square Feet     63.0       05/17/04        2,300,000   01/01/04      79.6          1,831,756             48
 27.3      21,254   Square Feet    100.0       05/17/04        1,450,000   01/01/04      79.6          1,154,803             54
 27.4      18,883   Square Feet     87.2       05/17/04        1,500,000   01/01/04      79.6          1,194,624             63
 27.5     126,858   Square Feet     88.2       05/17/04        6,200,000   01/01/04      79.6          4,937,778             39
  28          617       Pads        84.9       01/28/04       14,400,000   12/23/03      77.1         11,150,000         18,071
  29       50,000   Square Feet    100.0       03/01/04       14,800,000   03/20/04      74.7         11,100,000            222
  30          354       Pads        86.4       03/30/04       13,900,000   05/26/04      79.1         11,000,000         31,073
  31      342,746   Square Feet     87.7       06/17/04       13,400,000   05/19/04      79.9         10,700,000             31
 31.1      12,000   Square Feet     50.0       06/17/04          469,152   05/19/04      79.9            374,621             31
 31.2      43,200   Square Feet    100.0       06/17/04        1,688,948   05/19/04      79.9          1,348,637             31
 31.3      64,000   Square Feet    100.0       06/17/04        2,502,144   05/19/04      79.9          1,997,981             31
 31.4      84,000   Square Feet     57.1       06/17/04        3,284,065   05/19/04      79.9          2,622,350             31
 31.5      60,800   Square Feet    100.0       06/17/04        2,377,037   05/19/04      79.9          1,898,082             31
 31.6      20,000   Square Feet    100.0       06/17/04          781,920   05/19/04      79.9            624,369             31
 31.7      58,746   Square Feet    100.0       06/17/04        2,296,734   05/19/04      79.9          1,833,959             31
  32      235,898   Square Feet     83.6       05/17/04       13,290,000   01/01/04      80.0         10,632,000             45
 32.1      38,662   Square Feet     83.9       05/17/04        4,000,000   01/01/04      80.0          3,200,000             83
 32.2      35,619   Square Feet     68.9       05/17/04        2,150,000   01/01/04      80.0          1,720,000             48
 32.3      36,395   Square Feet     41.5       05/17/04        2,150,000   01/01/04      80.0          1,720,000             47
 32.4      54,612   Square Feet    100.0       05/17/04        2,150,000   01/01/04      80.0          1,720,000             31
 32.5      37,800   Square Feet    100.0       05/17/04        1,360,000   01/01/04      80.0          1,088,000             29
 32.6      32,810   Square Feet    100.0       05/17/04        1,480,000   01/01/04      80.0          1,184,000             36
  33          330      Units        92.7       06/15/04       14,650,000   04/19/04      71.7         10,500,000         31,818
  34       88,825   Square Feet     96.6       05/05/04       13,750,000   06/02/04      76.4         10,500,000            118
  35       77,483   Square Feet    100.0       07/19/04       14,100,000   06/01/04      74.2         10,460,000            135
  36          267      Units       100.0       06/01/04       12,900,000   04/30/04      79.0         10,200,000         38,202
  37       32,334   Square Feet     95.0       05/01/04       13,020,000   05/22/04      77.3         10,060,000            311
  38      158,644   Square Feet     94.1       05/18/04       31,300,000   05/26/04      31.9         10,000,000             63
  39       45,422   Square Feet    100.0       06/01/04       12,000,000   06/14/04      83.2         10,000,000            220
  40       88,408   Square Feet    100.0       08/11/04       12,300,000   05/03/04      79.6          9,815,000            111
  41       94,126   Square Feet    100.0       03/01/04       12,075,000   05/17/04      75.8          9,150,000             97
  42          292      Units        91.1       06/08/04       11,100,000   02/09/04      79.7          8,880,000         30,411
  43      136,422   Square Feet     97.8       07/06/04       17,200,000   06/03/04      51.2          8,800,000             65
  44       87,470   Square Feet     88.9       03/16/04       11,100,000   09/01/04      78.4          8,700,000             99
  45       69,071   Square Feet     89.9       06/16/04       10,750,000   05/15/04      79.1          8,500,000            123
  46          238      Units        92.4       05/26/04       11,000,000   04/28/04      75.5          8,300,000         34,874
  47      351,316   Square Feet    100.0       02/02/04       11,000,000   11/21/03      74.2          8,200,000             23
  48       40,398   Square Feet    100.0       06/01/04       12,000,000   05/13/04      66.6          8,000,000            198
  49       57,136   Square Feet    100.0       03/31/04       10,400,000   03/20/04      76.6          7,900,000            138
  50          194      Units        99.0       06/30/04        9,800,000   10/17/03      80.0          7,840,000         40,412
  51       59,072   Square Feet    100.0       05/14/04       10,750,000   05/04/04      71.6          7,700,000            130
  52          236      Units        96.2       06/01/04        9,610,000   05/04/04      79.9          7,680,000         32,542
  53       57,640   Square Feet     85.9       05/11/04       10,800,000   03/22/04      69.4          7,500,000            130
  54       60,459   Square Feet     98.3       05/24/04       10,500,000   04/28/04      71.4          7,500,000            124
  55       96,240   Square Feet     96.2       04/26/04       12,700,000   05/07/04      59.0          7,500,000             78
  56       76,062   Square Feet    100.0       03/31/04        9,400,000   03/22/04      76.6          7,500,000             99
  57        1,125      Units        97.0        Various       10,950,000   Various       66.6          7,300,000          6,489
 57.1         679      Units        98.1       04/28/04        6,400,000   05/24/04      66.6          4,266,667          6,284
 57.2         446      Units        95.3       05/18/04        4,550,000   05/24/04      66.6          3,033,333          6,801
  58      138,464   Square Feet     99.2       06/16/04        8,925,000   05/26/04      80.0          7,140,000             52
  59       35,415   Square Feet    100.0       05/01/04        8,900,000   05/10/04      79.8          7,100,000            200
  60          251      Units        65.0       03/31/04       19,500,000   05/24/04      35.4          6,900,000         27,490
  61       58,424   Square Feet     92.5       05/18/04        8,375,000   05/07/04      79.9          6,700,000            115
  62           48      Units        97.9       05/24/04        9,400,000   04/05/04      69.1          6,500,000        135,417
  63          205      Units        85.3       06/21/04        9,500,000   02/27/04      68.4          6,500,000         31,707
  64       93,840   Square Feet    100.0       03/31/04       14,200,000   05/08/04      45.7          6,500,000             69
  65       69,305   Square Feet     85.9       06/30/04        8,525,000   05/25/04      75.4          6,425,000             93
  66          216      Units        93.5       06/01/04        8,350,000   02/24/04      74.0          6,200,000         28,704
  67       36,514   Square Feet     95.9       07/01/04        7,000,000   06/21/04      77.1          5,400,000            148
  68       60,160   Square Feet    100.0       04/01/04        8,400,000   04/18/04      64.0          5,400,000             90
  69       53,350   Square Feet    100.0       02/25/04        6,400,000   03/23/04      79.9          5,120,000             96
  70       48,845   Square Feet    100.0       06/11/04        6,620,000   06/08/04      77.0          5,100,000            104
  71          189       Pads        87.3       04/25/04        6,400,000   04/05/04      79.6          5,100,000         26,984
  72          143      Units        97.9       06/23/04        6,280,000   05/27/04      80.0          5,025,000         35,140
  73          100      Units        98.0       07/09/04        6,275,000   06/06/04      79.8          5,020,000         50,200
  74          248      Units        62.4       03/31/04       11,100,000   06/01/04      45.0          5,000,000         20,161
  75       76,538   Square Feet    100.0       07/01/04        7,500,000   05/10/04      66.7          5,000,000             65
  76          711       Pads        43.0       06/01/04        6,900,000   04/27/04      72.5          5,000,000          7,032
  77          156      Units        94.4       06/03/04        7,300,000   05/19/04      68.5          5,000,000         32,051
  78       36,050   Square Feet    100.0       02/01/04        8,800,000   03/12/04      56.7          5,000,000            139
  79          117       Pads        99.1       04/02/04        6,300,000   03/10/04      77.6          4,900,000         41,880
  80       39,190   Square Feet     78.7       03/31/04        6,600,000   03/20/04      76.6          4,900,000            125
  81          869      Units        61.7       03/31/04        9,280,000   02/16/04      51.6          4,800,000          5,524
  82       20,191   Square Feet     89.2       05/18/04        7,550,000   04/27/04      62.9          4,750,000            235
  83          153      Units        98.0        Various        5,880,000   05/27/04      79.1          4,650,000         30,392
 83.1         112      Units        97.3       06/22/04        4,020,000   05/27/04      79.1          3,182,000         28,411
 83.2          24      Units       100.0       05/22/04        1,060,000   05/27/04      79.1            848,000         35,333
 83.3          17      Units       100.0       06/22/04          800,000   05/27/04      79.1            620,000         36,471
  84           28      Units       100.0       05/01/04        8,000,000   05/11/04      57.4          4,600,000        164,286
  85           75      Units       100.0       12/08/03       78,800,000   01/30/04      5.7           4,500,000         60,000
  86          156      Units        98.7       04/08/04        6,100,000   04/02/04      72.8          4,455,000         28,558
  87       15,120   Square Feet    100.0       08/11/04        5,910,000   04/06/04      75.0          4,435,000            293
  88       22,910   Square Feet     93.5       06/07/04        5,825,000   05/20/04      75.5          4,400,000            192
  89          173      Units        91.3       04/26/04        5,900,000   04/14/04      74.2          4,390,000         25,376
  90          200      Units        97.0       06/07/04        6,200,000   06/15/04      67.7          4,200,000         21,000
  91       25,705   Square Feet     97.9       07/15/04        6,600,000   03/05/04      62.0          4,100,000            160
  92          146      Units        90.4       04/30/04        6,000,000   06/21/04      66.7          4,000,000         27,397
  93       84,184   Square Feet     84.7       03/23/04        7,500,000   04/01/04      53.3          4,000,000             48
  94          149       Pads        98.0       05/01/04        5,800,000   03/30/04      68.8          4,000,000         26,846
  95          136      Units        98.5       04/08/04        5,400,000   04/02/04      73.2          3,966,000         29,162
  96          136      Units        93.4       06/01/04        6,900,000   06/03/04      56.4          3,895,000         28,640
  97          158      Units        98.7       05/31/04        5,200,000   04/12/04      74.2          3,860,000         24,430
  98          132      Units        98.2       05/01/04        5,150,000   05/26/04      74.9          3,862,500         29,261
  99           92      Units        94.6       06/20/04        5,850,000   04/12/04      65.7          3,850,000         41,848
  100      14,490   Square Feet    100.0       08/11/04        4,980,000   03/27/04      76.2          3,800,000            262
  101         140      Units        92.9       03/30/04        4,700,000   03/24/04      79.9          3,760,000         26,857
  102      14,259   Square Feet    100.0       08/11/04        4,925,000   03/29/04      76.1          3,750,000            263
  103         623      Units        92.9       05/17/04        5,200,000   04/21/04      69.1          3,600,000          5,778
  104      37,656   Square Feet    100.0       07/14/04        4,500,000   10/31/03      79.5          3,600,000             96
  105          69      Units        91.4       06/01/04        5,140,000   05/14/04      69.1          3,550,000         51,449
  106          36      Units       100.0       04/01/04        4,900,000   04/27/04      71.4          3,500,000         97,222
  107         128      Units        95.3       04/30/04        5,600,000   05/13/04      62.5          3,500,000         27,344
  108      16,385   Square Feet    100.0       05/24/04        4,350,000   06/01/04      78.2          3,400,000            208
  109      29,326   Square Feet     91.3       05/01/04        4,750,000   04/18/04      69.5          3,300,000            113
  110      13,813   Square Feet    100.0       08/11/04        4,365,000   02/08/04      74.8          3,275,000            237
  111      18,960   Square Feet    100.0       05/12/04        4,100,000   04/15/04      79.5          3,262,500            172
  112      34,797   Square Feet    100.0       06/01/04        5,300,000   04/07/04      60.3          3,200,000             92
  113         220      Units        85.0       03/31/04        6,500,000   04/24/04      49.1          3,200,000         14,545
  114      14,560   Square Feet    100.0       08/01/04        5,860,000   06/22/04      53.8          3,150,000            216
  115      81,416   Square Feet    100.0       05/11/04        3,930,000   05/13/04      79.9          3,144,000             39
  116      16,340   Square Feet    100.0        Various        4,485,000   Various       66.9          3,000,000            184
 116.1      9,690   Square Feet    100.0       05/31/04        2,585,000   05/02/04      66.9          1,760,000            182
 116.2      6,650   Square Feet    100.0       05/25/04        1,900,000   05/06/04      66.9          1,240,000            186
  117      62,345   Square Feet    100.0       06/30/04        3,800,000   03/22/04      77.8          2,960,000             47
  118      14,490   Square Feet    100.0       08/11/04        5,060,000   05/14/04      57.3          2,900,000            200
  119      42,559   Square Feet    100.0       08/11/04        4,960,000   04/11/04      58.3          2,900,000             68
  120      62,580   Square Feet    100.0       06/09/04        4,100,000   12/12/03      70.5          2,900,000             46
  121      63,950   Square Feet     97.3       06/22/04        3,475,000   04/20/04      80.0          2,780,000             43
  122       8,500   Square Feet    100.0       06/03/04        4,250,000   05/18/04      63.5          2,700,000            318
  123         131       Pads        84.0       06/07/04        3,400,000   04/28/04      78.8          2,680,000         20,458
  124         166       Pads        92.8       03/25/04        3,875,000   04/01/04      67.1          2,600,000         15,663
  125      14,560   Square Feet    100.0       05/18/04        4,150,000   04/06/04      62.4          2,600,000            179
  126      29,579   Square Feet    100.0       04/01/04        3,700,000   04/10/04      70.0          2,600,000             88
  127      13,673   Square Feet    100.0       03/31/04        4,750,000   07/02/04      52.6          2,500,000            183
  128          47      Units       100.0       05/07/04       43,500,000   05/14/04      5.7           2,500,000         53,191
  129          48      Units       100.0       06/01/04        3,200,000   05/17/04      78.1          2,500,000         52,083
  130      20,050   Square Feet    100.0       05/23/04        3,575,000   03/23/04      69.7          2,500,000            125
  131         108      Units        95.4       05/01/04        3,250,000   05/26/04      74.9          2,437,500         22,569
  132      13,013   Square Feet    100.0       08/11/04        3,200,000   04/28/04      75.0          2,400,000            184
  133         146       Pads        94.5       04/01/04        3,620,000   03/22/04      65.6          2,375,000         16,267
 133.1         84       Pads        90.5       04/01/04        2,090,000   03/22/04      65.6          1,371,202         16,324
 133.2         62       Pads       100.0       04/01/04        1,530,000   03/22/04      65.6          1,003,798         16,190
  134         190      Units        94.2       05/01/04        5,660,000   05/25/04      41.5          2,353,649         12,388
  135          88      Units        96.6       06/01/04        4,500,000   06/03/04      51.9          2,335,000         26,534
  136      20,340   Square Feet    100.0       04/28/04        3,450,000   04/25/04      67.2          2,321,000            114
  137         166       Pads        90.4       03/12/04        3,350,000   04/02/04      68.7          2,300,000         13,855
  138      14,490   Square Feet    100.0       04/15/04        4,340,000   04/05/04      52.8          2,300,000            159
  139      20,000   Square Feet    100.0       05/10/04        3,420,000   04/25/04      66.5          2,275,000            114
  140          70      Units        95.7       03/01/04        3,100,000   03/16/04      72.4          2,250,000         32,143
  141      48,515   Square Feet     95.8       05/17/04        3,200,000   05/26/04      68.8          2,200,000             45
  142      15,367   Square Feet    100.0       05/21/04        3,000,000   05/04/04      73.3          2,200,000            143
  143      12,240   Square Feet     89.4       04/20/04        2,750,000   05/04/04      79.9          2,200,000            180
  144      23,130   Square Feet    100.0       04/09/04        3,400,000   05/17/04      64.6          2,200,000             95
  145      10,594   Square Feet    100.0       05/24/04        2,720,000   06/01/04      77.2          2,100,000            198
  146      13,300   Square Feet    100.0       04/01/04        2,700,000   05/01/04      77.7          2,100,000            158
  147         249       Pads        92.8       03/31/04        5,100,000   05/10/04      41.0          2,100,000          8,434
  148      17,817   Square Feet    100.0       11/30/03        3,050,000   10/09/03      68.6          2,100,000            118
  149      10,784   Square Feet    100.0       05/17/04        3,925,000   05/01/04      52.7          2,070,000            192
  150      38,338      Units        97.5       05/24/04        2,815,000   05/13/04      72.9          2,060,000             54
  151      14,490   Square Feet    100.0       05/27/04        4,800,000   05/08/04      42.3          2,030,000            140
  152          40      Units       100.0       03/31/04        2,930,000   05/26/04      68.3          2,000,000         50,000
  153      33,074   Square Feet    100.0       06/01/04        3,670,000   05/26/04      54.5          2,000,000             60
  154         111      Units        93.7       06/08/04        2,500,000   05/14/04      79.9          2,000,000         18,018
  155          69      Units       100.0       05/21/04        2,700,000   04/15/04      74.0          2,000,000         28,986
  156          64      Units       100.0       04/01/04        2,700,000   05/02/04      73.9          2,000,000         31,250
  157          78      Units        97.4       05/31/04        2,700,000   04/12/04      72.1          1,950,000         25,000
  158      21,987   Square Feet     78.2       03/02/04        2,400,000   02/25/04      78.7          1,900,000             86
  159      14,940   Square Feet    100.0       04/01/04        2,400,000   04/01/04      74.8          1,800,000            120
  160         504       Pads        34.5       06/04/04        2,650,000   06/23/04      64.2          1,700,000          3,373
  161         114      Units        95.6       05/01/04        2,850,000   05/18/04      59.5          1,700,000         14,912
  162      10,507   Square Feet    100.0       04/27/04        2,450,000   03/01/04      68.9          1,700,000            162
  163          40      Units       100.0       04/01/04        2,100,000   04/08/04      77.9          1,640,000         41,000
  164          19      Units       100.0       05/19/04        1,880,000   05/05/04      79.6          1,500,000         78,947
  165          56      Units        96.4       04/30/04        1,875,000   03/04/04      79.8          1,500,000         26,786
  166      15,768   Square Feet    100.0       04/27/04        2,000,000   05/13/04      73.8          1,475,000             94
  167          68      Units       100.0       02/09/04       29,100,000   03/02/04      4.8           1,400,000         20,588
  168      14,259   Square Feet    100.0       08/11/04        4,500,000   04/03/04      31.1          1,400,000             98
  169         126      Units        86.5       06/25/04        2,100,000   05/13/04      64.8          1,360,000         10,794
  170         323      Units        77.7       05/07/04        1,770,000   05/13/04      73.4          1,300,000          4,025
  171           6      Units       100.0       05/31/04        5,000,000   04/01/04      23.9          1,200,000        200,000
  172          98      Units        99.0       04/22/04        2,850,000   05/25/04      40.8          1,162,958         11,867
  173         295      Units        96.9       06/29/04        2,190,000   06/15/04      50.2          1,100,000          3,729
  174          24      Units        91.7       03/01/04        1,400,000   03/01/04      77.0          1,080,000         45,000
  175          99       Pads        94.9       03/01/04        1,250,000   03/23/04      79.9          1,000,000         10,101
  176       4,300   Square Feet    100.0       08/01/04        2,200,000   05/04/04      44.9          1,000,000            233
  177       9,100   Square Feet    100.0       05/24/04          900,000   05/13/04      72.9            650,000             71


                                              CURRENT        LOAN     % OF      % OF
              CURRENT         % OF INITIAL    BALANCE       GROUP     LOAN      LOAN     CROSSED     RELATED     INTEREST   ADMIN.
LOAN #   BALANCE ($)(3,19,20) POOL BALANCE  PER UNIT ($)(2) 1 OR 2   GROUP 1   GROUP 2   LOAN(4)   BORROWER(5)    RATE %     FEE %
------   -------------------- ------------  --------------- ------   -------   -------   -------   -----------    ------     -----
   1        73,000,000.00          5.8%             190       1       8.8%      0.0%                             5.50200    0.04180
   2        73,000,000.00          5.8%             138       1       8.8%      0.0%                             5.84000    0.04180
   3        50,740,000.00          4.0%          25,319       2       0.0%      12.1%                            5.48000    0.04180
  3.1       31,240,000.00          2.5%          31,748       2       0.0%      7.4%                             5.48000    0.04180
  3.2       19,500,000.00          1.6%          19,118       2       0.0%      4.6%                             5.48000    0.04180
   4        26,000,000.00          2.1%             122       1       3.1%      0.0%                             5.74000    0.04180
   5        24,976,221.19          2.0%          35,629       2       0.0%      5.9%                             5.46000    0.09180
   6        24,120,000.00          1.9%          96,096       1       2.9%      0.0%                    1        6.40000    0.04180
   7        22,700,000.00          1.8%          95,781       2       0.0%      5.4%                             5.75000    0.04180
   8        21,000,000.00          1.7%          73,684       2       0.0%      5.0%                             5.66000    0.09180
   9        18,900,000.00          1.5%             189       1       2.3%      0.0%                             5.50000    0.04180
  10        18,100,000.00          1.4%          75,417       2       0.0%      4.3%                             4.73000    0.04180
  11        16,749,506.04          1.3%          74,775       2       0.0%      4.0%                             5.48000    0.04180
  12        16,700,000.00          1.3%              23       1       2.0%      0.0%                             5.00000    0.04180
  13        16,200,000.00          1.3%          75,701       2       0.0%      3.9%                             5.27000    0.09180
  14        15,986,209.45          1.3%             151       1       1.9%      0.0%                             5.85000    0.04180
  15        15,900,000.00          1.3%              71       1       1.9%      0.0%                             5.96000    0.04180
  16        15,654,000.00          1.2%              38       1       1.9%      0.0%                   12        5.04000    0.04180
 16.1        1,850,091.00          0.1%              37       1       0.2%      0.0%                             5.04000    0.04180
 16.2        2,192,995.00          0.2%              33       1       0.3%      0.0%                             5.04000    0.04180
 16.3          478,472.00          0.0%              35       1       0.1%      0.0%                             5.04000    0.04180
 16.4          797,453.00          0.1%              35       1       0.1%      0.0%                             5.04000    0.04180
 16.5        2,073,377.00          0.2%              33       1       0.2%      0.0%                             5.04000    0.04180
 16.6        1,275,925.00          0.1%              57       1       0.2%      0.0%                             5.04000    0.04180
 16.7        5,821,406.00          0.5%              42       1       0.7%      0.0%                             5.04000    0.04180
 16.8        1,164,281.00          0.1%              38       1       0.1%      0.0%                             5.04000    0.04180
  17        14,052,113.34          1.1%              28       1       1.7%      0.0%                             5.64000    0.04180
  18        13,963,537.71          1.1%             109       1       1.7%      0.0%                             6.10000    0.04180
  19        13,500,000.00          1.1%          54,000       2       0.0%      3.2%                             6.05000    0.04180
  20        13,100,000.00          1.0%          68,229       2       0.0%      3.1%                             5.57000    0.04180
  21        12,815,165.51          1.0%             144       1       1.5%      0.0%                             6.29000    0.04180
  22        12,288,100.48          1.0%              57       1       1.5%      0.0%                             5.39100    0.04180
  23        12,250,000.00          1.0%          46,402       2       0.0%      2.9%                             5.68000    0.04180
  24        12,000,000.00          1.0%              89       1       1.4%      0.0%                             5.57000    0.04180
  25        11,604,000.00          0.9%              43       1       1.4%      0.0%                   12        5.04000    0.04180
 25.1        1,581,275.00          0.1%              39       1       0.2%      0.0%                             5.04000    0.04180
 25.2          998,279.00          0.1%              32       1       0.1%      0.0%                             5.04000    0.04180
 25.3        1,038,211.00          0.1%              25       1       0.1%      0.0%                             5.04000    0.04180
 25.4        2,715,320.00          0.2%              54       1       0.3%      0.0%                             5.04000    0.04180
 25.5        1,860,793.00          0.1%              39       1       0.2%      0.0%                             5.04000    0.04180
 25.6        3,410,122.00          0.3%              57       1       0.4%      0.0%                             5.04000    0.04180
  26        11,353,984.27          0.9%             175       1       1.4%      0.0%                    4        5.57500    0.04180
  27        11,110,000.00          0.9%              43       1       1.3%      0.0%                   12        5.04000    0.04180
 27.1        1,991,039.00          0.2%              37       1       0.2%      0.0%                             5.04000    0.04180
 27.2        1,831,756.00          0.1%              48       1       0.2%      0.0%                             5.04000    0.04180
 27.3        1,154,803.00          0.1%              54       1       0.1%      0.0%                             5.04000    0.04180
 27.4        1,194,624.00          0.1%              63       1       0.1%      0.0%                             5.04000    0.04180
 27.5        4,937,778.00          0.4%              39       1       0.6%      0.0%                             5.04000    0.04180
  28        11,104,288.65          0.9%          17,997       2       0.0%      2.6%                             5.22000    0.04180
  29        11,062,753.59          0.9%             221       1       1.3%      0.0%                    6        4.98000    0.04180
  30        10,990,978.51          0.9%          31,048       1       1.3%      0.0%                             6.04000    0.04180
  31        10,700,000.00          0.9%              31       1       1.3%      0.0%                   12        6.08000    0.04180
 31.1          374,621.44          0.0%              31       1       0.0%      0.0%                             6.08000    0.04180
 31.2        1,348,637.18          0.1%              31       1       0.2%      0.0%                             6.08000    0.04180
 31.3        1,997,981.01          0.2%              31       1       0.2%      0.0%                             6.08000    0.04180
 31.4        2,622,350.08          0.2%              31       1       0.3%      0.0%                             6.08000    0.04180
 31.5        1,898,081.96          0.2%              31       1       0.2%      0.0%                             6.08000    0.04180
 31.6          624,369.07          0.0%              31       1       0.1%      0.0%                             6.08000    0.04180
 31.7        1,833,959.26          0.1%              31       1       0.2%      0.0%                             6.08000    0.04180
  32        10,632,000.00          0.8%              45       1       1.3%      0.0%                   12        5.04000    0.04180
 32.1        3,200,000.00          0.3%              83       1       0.4%      0.0%                             5.04000    0.04180
 32.2        1,720,000.00          0.1%              48       1       0.2%      0.0%                             5.04000    0.04180
 32.3        1,720,000.00          0.1%              47       1       0.2%      0.0%                             5.04000    0.04180
 32.4        1,720,000.00          0.1%              31       1       0.2%      0.0%                             5.04000    0.04180
 32.5        1,088,000.00          0.1%              29       1       0.1%      0.0%                             5.04000    0.04180
 32.6        1,184,000.00          0.1%              36       1       0.1%      0.0%                             5.04000    0.04180
  33        10,500,000.00          0.8%          31,818       2       0.0%      2.5%                             5.50000    0.09180
  34        10,500,000.00          0.8%             118       1       1.3%      0.0%                             5.80000    0.04180
  35        10,460,000.00          0.8%             135       1       1.3%      0.0%                             6.01000    0.04180
  36        10,191,434.18          0.8%          38,170       2       0.0%      2.4%                             5.95000    0.04180
  37        10,060,000.00          0.8%             311       1       1.2%      0.0%                             6.13500    0.04180
  38        10,000,000.00          0.8%              63       1       1.2%      0.0%                             5.36000    0.04180
  39         9,989,987.96          0.8%             220       1       1.2%      0.0%                             5.25000    0.04180
  40         9,794,702.46          0.8%             111       1       1.2%      0.0%                             5.44000    0.04180
  41         9,150,000.00          0.7%              97       1       1.1%      0.0%                             5.91000    0.04180
  42         8,851,346.41          0.7%          30,313       2       0.0%      2.1%                             5.16000    0.04180
  43         8,800,000.00          0.7%              65       1       1.1%      0.0%                             5.02000    0.04180
  44         8,700,000.00          0.7%              99       1       1.0%      0.0%                             5.56000    0.04180
  45         8,500,000.00          0.7%             123       1       1.0%      0.0%                             5.94000    0.10180
  46         8,300,000.00          0.7%          34,874       2       0.0%      2.0%                             5.79000    0.04180
  47         8,165,268.74          0.7%              23       1       1.0%      0.0%                             5.35000    0.04180
  48         7,993,175.81          0.6%             198       1       1.0%      0.0%                             5.89000    0.04180
  49         7,874,620.12          0.6%             138       1       0.9%      0.0%        A           6        5.18000    0.04180
  50         7,840,000.00          0.6%          40,412       2       0.0%      1.9%                             6.03000    0.04180
  51         7,693,406.10          0.6%             130       1       0.9%      0.0%                             5.87500    0.04180
  52         7,680,000.00          0.6%          32,542       2       0.0%      1.8%                             5.98000    0.04180
  53         7,500,000.00          0.6%             130       1       0.9%      0.0%                             5.91000    0.04180
  54         7,500,000.00          0.6%             124       1       0.9%      0.0%                             5.92000    0.04180
  55         7,493,299.51          0.6%              78       1       0.9%      0.0%                             5.71000    0.04180
  56         7,474,833.51          0.6%              98       1       0.9%      0.0%        A           6        4.98000    0.04180
  57         7,293,837.44          0.6%           6,483       1       0.9%      0.0%                             5.93000    0.04180
 57.1        4,263,064.81          0.3%           6,278       1       0.5%      0.0%                             5.93000    0.04180
 57.2        3,030,772.63          0.2%           6,795       1       0.4%      0.0%                             5.93000    0.04180
  58         7,140,000.00          0.6%              52       1       0.9%      0.0%                             5.48000    0.04180
  59         7,100,000.00          0.6%             200       1       0.9%      0.0%                             5.75000    0.09180
  60         6,900,000.00          0.6%          27,490       1       0.8%      0.0%                    1        6.40000    0.04180
  61         6,694,044.62          0.5%             115       1       0.8%      0.0%                             5.73000    0.04180
  62         6,500,000.00          0.5%         135,417       2       0.0%      1.5%                             4.76000    0.04180
  63         6,500,000.00          0.5%          31,707       2       0.0%      1.5%                             5.74000    0.04180
  64         6,494,850.83          0.5%              69       1       0.8%      0.0%                             6.17000    0.12180
  65         6,425,000.00          0.5%              93       1       0.8%      0.0%                             6.00000    0.04180
  66         6,178,469.29          0.5%          28,604       2       0.0%      1.5%                             4.82000    0.04180
  67         5,400,000.00          0.4%             148       1       0.6%      0.0%                             5.63000    0.04180
  68         5,374,703.25          0.4%              89       1       0.6%      0.0%                    2        5.09000    0.04180
  69         5,110,422.20          0.4%              96       1       0.6%      0.0%                             5.90000    0.04180
  70         5,100,000.00          0.4%             104       1       0.6%      0.0%                             5.77000    0.04180
  71         5,095,728.29          0.4%          26,962       1       0.6%      0.0%                             5.96000    0.09180
  72         5,025,000.00          0.4%          35,140       2       0.0%      1.2%                    3        5.74800    0.04180
  73         5,009,439.46          0.4%          50,094       2       0.0%      1.2%                             5.36000    0.04180
  74         5,000,000.00          0.4%          20,161       1       0.6%      0.0%                    1        5.85000    0.04180
  75         5,000,000.00          0.4%              65       1       0.6%      0.0%                             5.67000    0.04180
  76         5,000,000.00          0.4%           7,032       2       0.0%      1.2%                             5.96500    0.04180
  77         5,000,000.00          0.4%          32,051       2       0.0%      1.2%                             5.39000    0.04180
  78         4,987,622.21          0.4%             138       1       0.6%      0.0%                             6.55000    0.04180
  79         4,886,778.46          0.4%          41,767       2       0.0%      1.2%                             5.95000    0.04180
  80         4,884,258.05          0.4%             125       1       0.6%      0.0%        A           6        5.18000    0.04180
  81         4,787,035.43          0.4%           5,509       1       0.6%      0.0%                             6.05500    0.04180
  82         4,746,697.55          0.4%             235       1       0.6%      0.0%                             6.64000    0.04180
  83         4,650,000.00          0.4%          30,392       2       0.0%      1.1%                    3        5.74800    0.04180
 83.1        3,182,000.00          0.3%          28,411       2       0.0%      0.8%                             5.74800    0.04180
 83.2          848,000.00          0.1%          35,333       2       0.0%      0.2%                             5.74800    0.04180
 83.3          620,000.00          0.0%          36,471       2       0.0%      0.1%                             5.74800    0.04180
  84         4,594,277.13          0.4%         164,081       2       0.0%      1.1%                             6.13000    0.04180
  85         4,500,000.00          0.4%          60,000       1       0.5%      0.0%                             5.11000    0.09180
  86         4,442,788.87          0.4%          28,479       2       0.0%      1.1%                    8        5.97000    0.09180
  87         4,431,410.65          0.4%             293       1       0.5%      0.0%                    7        6.09000    0.04180
  88         4,396,443.72          0.4%             192       1       0.5%      0.0%                             6.09500    0.08180
  89         4,377,973.27          0.3%          25,306       2       0.0%      1.0%                             5.97300    0.04180
  90         4,200,000.00          0.3%          21,000       2       0.0%      1.0%                             6.10000    0.04180
  91         4,092,124.40          0.3%             159       1       0.5%      0.0%                             5.78000    0.04180
  92         4,000,000.00          0.3%          27,397       2       0.0%      1.0%                             6.10500    0.04180
  93         3,995,729.33          0.3%              47       1       0.5%      0.0%                             4.98000    0.04180
  94         3,990,827.72          0.3%          26,784       1       0.5%      0.0%                             4.95000    0.04180
  95         3,955,129.21          0.3%          29,082       2       0.0%      0.9%                    8        5.97000    0.09180
  96         3,895,000.00          0.3%          28,640       2       0.0%      0.9%                   11        5.68000    0.04180
  97         3,860,000.00          0.3%          24,430       2       0.0%      0.9%                             6.06000    0.04180
  98         3,859,179.47          0.3%          29,236       2       0.0%      0.9%        C                    5.86000    0.09180
  99         3,845,947.15          0.3%          41,804       2       0.0%      0.9%                             5.04000    0.04180
  100        3,796,924.57          0.3%             262       1       0.5%      0.0%                    7        6.09000    0.04180
  101        3,752,981.89          0.3%          26,807       2       0.0%      0.9%                             5.91000    0.04180
  102        3,746,924.49          0.3%             263       1       0.4%      0.0%                    7        6.04000    0.04180
  103        3,594,544.56          0.3%           5,770       1       0.4%      0.0%                             5.09000    0.12180
  104        3,577,998.91          0.3%              95       1       0.4%      0.0%                             6.03600    0.10180
  105        3,550,000.00          0.3%          51,449       2       0.0%      0.8%                             5.82000    0.04180
  106        3,500,000.00          0.3%          97,222       2       0.0%      0.8%                             6.39300    0.04180
  107        3,497,225.88          0.3%          27,322       2       0.0%      0.8%                             6.16800    0.04180
  108        3,400,000.00          0.3%             208       1       0.4%      0.0%                    9        6.38000    0.04180
  109        3,300,000.00          0.3%             113       1       0.4%      0.0%                             5.96000    0.04180
  110        3,263,327.97          0.3%             236       1       0.4%      0.0%                             6.65000    0.04180
  111        3,259,709.78          0.3%             172       1       0.4%      0.0%                             5.88000    0.04180
  112        3,195,891.67          0.3%              92       1       0.4%      0.0%                             5.97000    0.04180
  113        3,189,292.15          0.3%          14,497       2       0.0%      0.8%                             5.77000    0.04180
  114        3,150,000.00          0.3%             216       1       0.4%      0.0%                             5.78900    0.04180
  115        3,140,987.37          0.3%              39       1       0.4%      0.0%                             5.43000    0.09180
  116        3,000,000.00          0.2%             184       1       0.4%      0.0%                             6.31000    0.04180
 116.1       1,760,000.00          0.1%             182       1       0.2%      0.0%                             6.31000    0.04180
 116.2       1,240,000.00          0.1%             186       1       0.1%      0.0%                             6.31000    0.04180
  117        2,954,578.67          0.2%              47       1       0.4%      0.0%                             5.99500    0.04180
  118        2,900,000.00          0.2%             200       1       0.3%      0.0%                             5.06000    0.11180
  119        2,891,381.43          0.2%              68       1       0.3%      0.0%                             5.53000    0.04180
  120        2,888,681.22          0.2%              46       1       0.3%      0.0%                             5.73000    0.04180
  121        2,780,000.00          0.2%              43       1       0.3%      0.0%                             5.73000    0.04180
  122        2,700,000.00          0.2%             318       1       0.3%      0.0%                             6.12000    0.04180
  123        2,677,888.36          0.2%          20,442       2       0.0%      0.6%                             6.19000    0.04180
  124        2,600,000.00          0.2%          15,663       1       0.3%      0.0%                             6.37340    0.04180
  125        2,588,722.98          0.2%             178       1       0.3%      0.0%                             5.70000    0.04180
  126        2,588,195.84          0.2%              88       1       0.3%      0.0%                    2        5.34000    0.04180
  127        2,500,000.00          0.2%             183       1       0.3%      0.0%                             6.09000    0.04180
  128        2,500,000.00          0.2%          53,191       1       0.3%      0.0%                             5.56000    0.09180
  129        2,497,703.58          0.2%          52,035       2       0.0%      0.6%                             5.60000    0.08180
  130        2,492,247.15          0.2%             124       1       0.3%      0.0%                             5.34000    0.11180
  131        2,435,404.52          0.2%          22,550       2       0.0%      0.6%        C                    5.86000    0.09180
  132        2,400,000.00          0.2%             184       1       0.3%      0.0%                             6.03000    0.04180
  133        2,373,138.76          0.2%          16,254       1       0.3%      0.0%                             6.21000    0.04180
 133.1       1,370,127.07          0.1%          16,311       1       0.2%      0.0%                             6.21000    0.04180
 133.2       1,003,011.69          0.1%          16,178       1       0.1%      0.0%                             6.21000    0.04180
  134        2,350,503.73          0.2%          12,371       2       0.0%      0.6%                    5        5.76300    0.04180
  135        2,335,000.00          0.2%          26,534       2       0.0%      0.6%                   11        5.68000    0.04180
  136        2,319,136.53          0.2%             114       1       0.3%      0.0%                   10        6.12000    0.11180
  137        2,300,000.00          0.2%          13,855       2       0.0%      0.5%                             6.14000    0.04180
  138        2,292,431.40          0.2%             158       1       0.3%      0.0%                             4.88000    0.04180
  139        2,275,000.00          0.2%             114       1       0.3%      0.0%                   10        5.77000    0.11180
  140        2,245,336.99          0.2%          32,076       2       0.0%      0.5%                             5.43000    0.04180
  141        2,200,000.00          0.2%              45       1       0.3%      0.0%                             5.75000    0.04180
  142        2,198,457.25          0.2%             143       1       0.3%      0.0%                             6.61000    0.04180
  143        2,198,162.12          0.2%             180       1       0.3%      0.0%                             5.97000    0.04180
  144        2,198,059.42          0.2%              95       1       0.3%      0.0%                             5.76000    0.04180
  145        2,100,000.00          0.2%             198       1       0.3%      0.0%                    9        6.46000    0.04180
  146        2,098,367.59          0.2%             158       1       0.3%      0.0%                             6.24000    0.04180
  147        2,092,845.92          0.2%           8,405       1       0.3%      0.0%                             5.58500    0.04180
  148        2,091,523.42          0.2%             117       1       0.3%      0.0%                    4        5.57500    0.04180
  149        2,070,000.00          0.2%             192       1       0.2%      0.0%                             5.17000    0.04180
  150        2,060,000.00          0.2%              54       1       0.2%      0.0%        B                    6.27000    0.04180
  151        2,028,388.41          0.2%             140       1       0.2%      0.0%                             6.16200    0.04180
  152        2,000,000.00          0.2%          50,000       2       0.0%      0.5%                             5.84000    0.04180
  153        2,000,000.00          0.2%              60       1       0.2%      0.0%                             6.11000    0.04180
  154        1,998,483.08          0.2%          18,004       2       0.0%      0.5%                             6.33000    0.04180
  155        1,997,570.50          0.2%          28,950       2       0.0%      0.5%                             6.25000    0.09180
  156        1,995,004.54          0.2%          31,172       2       0.0%      0.5%                             6.50000    0.04180
  157        1,947,872.78          0.2%          24,973       2       0.0%      0.5%                             6.77500    0.04180
  158        1,887,712.95          0.2%              86       1       0.2%      0.0%                             5.67000    0.04180
  159        1,795,276.17          0.1%             120       1       0.2%      0.0%                             6.22000    0.04180
  160        1,700,000.00          0.1%           3,373       2       0.0%      0.4%                             5.83000    0.04180
  161        1,694,676.23          0.1%          14,866       2       0.0%      0.4%                             6.44300    0.04180
  162        1,687,762.92          0.1%             161       1       0.2%      0.0%                             5.25000    0.04180
  163        1,635,291.80          0.1%          40,882       2       0.0%      0.4%                             5.70000    0.04180
  164        1,497,292.39          0.1%          78,805       2       0.0%      0.4%                             6.06000    0.09180
  165        1,495,923.21          0.1%          26,713       2       0.0%      0.4%                             6.01900    0.04180
  166        1,475,000.00          0.1%              94       1       0.2%      0.0%                             6.36000    0.04180
  167        1,400,000.00          0.1%          20,588       1       0.2%      0.0%                             4.73000    0.09180
  168        1,398,195.58          0.1%              98       1       0.2%      0.0%                             5.95000    0.04180
  169        1,360,000.00          0.1%          10,794       2       0.0%      0.3%                             5.93000    0.04180
  170        1,298,369.83          0.1%           4,020       1       0.2%      0.0%                             6.09000    0.04180
  171        1,196,091.79          0.1%         199,349       2       0.0%      0.3%                             6.04700    0.04180
  172        1,162,958.00          0.1%          11,867       2       0.0%      0.3%                    5        5.80000    0.04180
  173        1,100,000.00          0.1%           3,729       1       0.1%      0.0%                             5.87500    0.04180
  174        1,078,213.41          0.1%          44,926       2       0.0%      0.3%                             6.44300    0.07180
  175          999,124.67          0.1%          10,092       1       0.1%      0.0%                             5.79000    0.04180
  176          987,242.09          0.1%             230       1       0.1%      0.0%                             5.01500    0.04180
  177          650,000.00          0.1%              71       1       0.1%      0.0%        B                    6.62000    0.04180


            NET                        MONTHLY DEBT
         MORTGAGE                         SERVICE          ANNUAL DEBT                    FIRST
LOAN #   RATE %(6)   ACCRUAL TYPE  ($)(7,8,18,19,20,23)   SERVICE ($)(9)  NOTE DATE    PAYMENT DATE    REM. TERM    REM. AMORT
------   ---------   ------------  --------------------   --------------  ---------    ------------    ---------    ----------
   1      5.46020     Actual/360        414,577.58          4,974,930.96      06/18/04       08/07/04         119           360
   2      5.79820     Actual/360        430,191.00          5,162,292.00      07/12/04       09/01/04         120           360
   3      5.43820     Actual/360        287,459.76          3,449,517.12      06/30/04       08/07/04          59           360
  3.1     5.43820     Actual/360        176,985.47          2,123,825.64      06/30/04       08/07/04          59           360
  3.2     5.43820     Actual/360        110,474.29          1,325,691.48      06/30/04       08/07/04          59           360
   4      5.69820     Actual/360        215,767.42          2,589,209.04      08/04/04       09/11/04         180           180
   5      5.36820     Actual/360        141,320.47          1,695,845.64      06/09/04       08/01/04          59           359
   6      6.35820     Actual/360        161,356.02          1,936,272.24      07/19/04       09/01/04         120           300
   7      5.70820     Actual/360        132,471.04          1,589,652.48      07/23/04       09/01/04         120           360
   8      5.56820     Actual/360        121,352.30          1,456,227.60      07/28/04       09/06/04          60           360
   9      5.45820       30/360          107,312.12          1,287,745.44      06/28/04       08/01/04          83           360
  10      4.68820     Actual/360         94,200.09          1,130,401.08      06/17/04       08/01/04         119           360
  11      5.43820     Actual/360         95,177.85          1,142,134.20      05/11/04       06/11/04         117           357
  12      4.95820     Actual/360         70,549.77            846,597.24      05/21/04       07/01/04          58            0
  13      5.17820     Actual/360         89,657.78          1,075,893.36      08/01/04       09/11/04          84           360
  14      5.80820     Actual/360         94,390.55          1,132,686.60      06/08/04       08/01/04         119           359
  15      5.91820     Actual/360         97,404.02          1,168,848.24      06/25/04       08/01/04         119           336
  16      4.99820     Actual/360         84,417.16          1,013,005.92      04/12/04       06/11/04         117           360
 16.1     4.99820     Actual/360          9,976.96            119,723.52      04/12/04       06/11/04         117           360
 16.2     4.99820     Actual/360         11,826.14            141,913.68      04/12/04       06/11/04         117           360
 16.3     4.99820     Actual/360          2,580.25             30,963.00      04/12/04       06/11/04         117           360
 16.4     4.99820     Actual/360          4,300.42             51,605.04      04/12/04       06/11/04         117           360
 16.5     4.99820     Actual/360         11,181.08            134,172.96      04/12/04       06/11/04         117           360
 16.6     4.99820     Actual/360          6,880.67             82,568.04      04/12/04       06/11/04         117           360
 16.7     4.99820     Actual/360         31,393.03            376,716.36      04/12/04       06/11/04         117           360
 16.8     4.99820     Actual/360          6,278.61             75,343.32      04/12/04       06/11/04         117           360
  17      5.59820     Actual/360         81,185.82            974,229.84      05/28/04       07/01/04         166           358
  18      6.05820     Actual/360         84,839.27          1,018,071.24      05/05/04       06/11/04         117           357
  19      6.00820     Actual/360         81,373.80            976,485.60      06/30/04       08/01/04         119           360
  20      5.52820     Actual/360         74,956.72            899,480.64      07/13/04       09/01/04          84           360
  21      6.24820     Actual/360         79,299.68            951,596.16      06/17/04       08/01/04          83           359
  22      5.34920     Actual/360         68,999.20            827,990.40      06/07/04       08/01/04         119           359
  23      5.63820     Actual/360         70,943.87            851,326.44      07/25/04       09/11/04         120           360
  24      5.52820     Actual/360         68,662.64            823,951.68      06/10/04       08/01/04         179           360
  25      4.99820     Actual/360         62,576.76            750,921.12      04/12/04       06/11/04         117           360
 25.1     4.99820     Actual/360          8,527.32            102,327.84      04/12/04       06/11/04         117           360
 25.2     4.99820     Actual/360          5,383.41             64,600.92      04/12/04       06/11/04         117           360
 25.3     4.99820     Actual/360          5,598.74             67,184.88      04/12/04       06/11/04         117           360
 25.4     4.99820     Actual/360         14,642.88            175,714.56      04/12/04       06/11/04         117           360
 25.5     4.99820     Actual/360         10,034.68            120,416.16      04/12/04       06/11/04         117           360
 25.6     4.99820     Actual/360         18,389.73            220,676.76      04/12/04       06/11/04         117           360
  26      5.53320     Actual/360         65,265.40            783,184.80      03/11/04       05/01/04         116           356
  27      4.99820     Actual/360         59,912.78            718,953.36      04/12/04       06/11/04         117           360
 27.1     4.99820     Actual/360         10,737.06            128,844.72      04/12/04       06/11/04         117           360
 27.2     4.99820     Actual/360          9,878.09            118,537.08      04/12/04       06/11/04         117           360
 27.3     4.99820     Actual/360          6,227.50             74,730.00      04/12/04       06/11/04         117           360
 27.4     4.99820     Actual/360          6,442.23             77,306.76      04/12/04       06/11/04         117           360
 27.5     4.99820     Actual/360         26,627.90            319,534.80      04/12/04       06/11/04         117           360
  28      5.17820     Actual/360         61,380.39            736,564.68      03/10/04       05/01/04          56           356
  29      4.93820     Actual/360         59,451.60            713,419.20      04/29/04       06/11/04         117           357
  30      5.99820     Actual/360         66,233.71            794,804.52      07/08/04       08/11/04         119           359
  31      6.03820     Actual/360         64,703.28            776,439.36      06/16/04       08/11/04         119           360
 31.1     6.03820     Actual/360          2,265.35             27,184.20      06/16/04       08/11/04         119           360
 31.2     6.03820     Actual/360          8,155.26             97,863.12      06/16/04       08/11/04         119           360
 31.3     6.03820     Actual/360         12,081.86            144,982.32      06/16/04       08/11/04         119           360
 31.4     6.03820     Actual/360         15,857.44            190,289.28      06/16/04       08/11/04         119           360
 31.5     6.03820     Actual/360         11,477.77            137,733.24      06/16/04       08/11/04         119           360
 31.6     6.03820     Actual/360          3,775.58             45,306.96      06/16/04       08/11/04         119           360
 31.7     6.03820     Actual/360         11,090.02            133,080.24      06/16/04       08/11/04         119           360
  32      4.99820     Actual/360         57,335.07            688,020.84      04/12/04       06/11/04         117           360
 32.1     4.99820     Actual/360         17,256.60            207,079.20      04/12/04       06/11/04         117           360
 32.2     4.99820     Actual/360          9,275.42            111,305.04      04/12/04       06/11/04         117           360
 32.3     4.99820     Actual/360          9,275.43            111,305.16      04/12/04       06/11/04         117           360
 32.4     4.99820     Actual/360          9,275.43            111,305.16      04/12/04       06/11/04         117           360
 32.5     4.99820     Actual/360          5,867.25             70,407.00      04/12/04       06/11/04         117           360
 32.6     4.99820     Actual/360          6,384.94             76,619.28      04/12/04       06/11/04         117           360
  33      5.40820     Actual/360         48,793.40            585,520.80      06/18/04       08/01/04          59            0
  34      5.75820     Actual/360         61,609.07            739,308.84      07/30/04       09/01/04         120           360
  35      5.96820     Actual/360         62,780.25            753,363.00      07/28/04       09/01/04         180           360
  36      5.90820     Actual/360         60,826.65            729,919.80      06/21/04       08/01/04         119           359
  37      6.09320     Actual/360         61,190.69            734,288.28      07/14/04       09/01/04         120           360
  38      5.31820     Actual/360         68,000.42            816,005.04      07/26/04       09/01/04         120           240
  39      5.20820     Actual/360         55,220.37            662,644.44      06/30/04       08/01/04         119           359
  40      5.39820     Actual/360         55,359.57            664,314.84      06/04/04       07/11/04         118           358
  41      5.86820     Actual/360         45,689.64            548,275.68      07/22/04       09/11/04          60            0
  42      5.11820     Actual/360         48,541.85            582,502.20      04/20/04       06/11/04          57           357
  43      4.97820       30/360           36,813.33            441,759.96      08/01/04       09/11/04          84            0
  44      5.51820     Actual/360         49,725.65            596,707.80      07/15/04       09/01/04         120           360
  45      5.83820     Actual/360         50,634.37            607,612.44      07/16/04       09/11/04         120           360
  46      5.74820     Actual/360         48,647.66            583,771.92      06/04/04       08/01/04         179           360
  47      5.30820     Actual/360         45,789.92            549,479.04      03/19/04       05/11/04         116           356
  48      5.84820     Actual/360         47,399.74            568,796.88      06/28/04       08/01/04         119           359
  49      5.13820     Actual/360         43,282.21            519,386.52      04/29/04       06/11/04         117           357
  50      5.98820     Actual/360         47,156.08            565,872.96      07/14/04       09/01/04         120           360
  51      5.83320     Actual/360         45,548.41            546,580.92      06/30/04       08/01/04         119           359
  52      5.93820     Actual/360         45,946.77            551,361.24      07/30/04       10/01/04         120           360
  53      5.86820     Actual/360         44,533.24            534,398.88      07/19/04       09/11/04         120           360
  54      5.87820     Actual/360         44,581.27            534,975.24      08/01/04       09/11/04         120           360
  55      5.66820     Actual/360         43,577.57            522,930.84      06/15/04       08/01/04         119           359
  56      4.93820     Actual/360         40,170.00            482,040.00      04/29/04       06/11/04         117           357
  57      5.88820     Actual/360         43,439.20            521,270.40      06/16/04       08/01/04         119           359
 57.1     5.88820     Actual/360         25,389.12            304,669.44      06/16/04       08/01/04         119           359
 57.2     5.88820     Actual/360         18,050.08            216,600.96      06/16/04       08/01/04         119           359
  58      5.43820     Actual/360         40,450.59            485,407.08      07/20/04       09/01/04          84           360
  59      5.65820     Actual/360         41,433.67            497,204.04      07/02/04       09/01/04         120           360
  60      6.35820     Actual/360         46,159.06            553,908.72      07/19/04       09/01/04         120           300
  61      5.68820     Actual/360         39,014.30            468,171.60      06/02/04       08/01/04         119           359
  62      4.71820     Actual/360         33,946.27            407,355.24      05/26/04       07/01/04         118           360
  63      5.69820     Actual/360         37,890.95            454,691.40      07/15/04       09/11/04         120           360
  64      6.04820     Actual/360         39,684.03            476,208.36      06/28/04       08/01/04         179           359
  65      5.95820     Actual/360         38,521.12            462,253.44      07/14/04       09/01/04         120           360
  66      4.77820     Actual/360         32,604.25            391,251.00      04/14/04       06/11/04         117           357
  67      5.58820     Actual/360         33,581.26            402,975.12      07/28/04       09/01/04         120           300
  68      5.04820     Actual/360         35,906.63            430,879.56      05/18/04       07/01/04         118           238
  69      5.85820     Actual/360         30,368.59            364,423.08      06/04/04       07/11/04         118           358
  70      5.72820     Actual/360         29,827.04            357,924.48      07/16/04       09/01/04          84           360
  71      5.86820     Actual/360         30,446.04            365,352.48      06/16/04       08/06/04         119           359
  72      5.70620     Actual/360         31,606.52            379,278.24      07/09/04       09/01/04         120           300
  73      5.31820     Actual/360         28,063.63            336,763.56      05/06/04       07/01/04         118           358
  74      5.80820     Actual/360         31,758.17            381,098.04      07/19/04       09/01/04          60           300
  75      5.62820     Actual/360         28,925.04            347,100.48      07/28/04       09/01/04         120           360
  76      5.92320     Actual/360         29,865.11            358,381.32      07/15/04       09/01/04         120           360
  77      5.34820     Actual/360         22,770.25            273,243.00      06/25/04       08/11/04         119            0
  78      6.50820     Actual/360         33,916.74            407,000.88      05/27/04       07/11/04         118           298
  79      5.90820     Actual/360         29,220.65            350,647.80      05/03/04       06/11/04         117           357
  80      5.13820     Actual/360         26,845.93            322,151.16      04/29/04       06/11/04         117           357
  81      6.01320     Actual/360         31,088.05            373,056.60      05/03/04       07/01/04         118           298
  82      6.59820     Actual/360         30,461.90            365,542.80      06/30/04       08/11/04         119           359
  83      5.70620     Actual/360         29,247.83            350,973.96      07/09/04       09/01/04         120           300
 83.1     5.70620     Actual/360         20,014.32            240,171.86      07/09/04       09/01/04         120           300
 83.2     5.70620     Actual/360          5,333.80             64,005.57      07/09/04       09/01/04         120           300
 83.3     5.70620     Actual/360          3,899.71             46,796.53      07/09/04       09/01/04         120           300
  84      6.08820     Actual/360         30,004.48            360,053.76      06/29/04       08/01/04          59           299
  85      5.01820     Actual/360         29,972.14            359,665.68      07/09/04       09/06/04         120           240
  86      5.87820     Actual/360         28,621.99            343,463.88      05/26/04       07/06/04         118           298
  87      6.04820     Actual/360         26,847.23            322,166.76      07/02/04       08/11/04         119           359
  88      6.01320     Actual/360         26,649.56            319,794.72      06/23/04       08/01/04         119           359
  89      5.93120     Actual/360         28,212.42            338,549.04      05/26/04       07/01/04          58           298
  90      6.05820     Actual/360         27,317.98            327,815.76      07/26/04       09/11/04         120           300
  91      5.73820     Actual/360         24,004.68            288,056.16      05/28/04       07/01/04         118           358
  92      6.06320     Actual/360         26,029.40            312,352.80      07/30/04       09/01/04         120           300
  93      4.93820     Actual/360         21,424.00            257,088.00      06/14/04       08/01/04         119           359
  94      4.90820     Actual/360         21,350.80            256,209.60      05/14/04       07/01/04         118           358
  95      5.87820     Actual/360         25,480.31            305,763.72      05/26/04       07/06/04         118           298
  96      5.63820     Actual/360         24,339.20            292,070.40      07/12/04       09/11/04         120           300
  97      6.01820     Actual/360         23,291.76            279,501.12      05/14/04       07/11/04         118           360
  98      5.76820     Actual/360         22,811.13            273,733.56      06/30/04       08/06/04         119           359
  99      4.99820     Actual/360         20,761.85            249,142.20      06/30/04       08/11/04         119           359
  100     6.04820     Actual/360         23,003.26            276,039.12      07/02/04       08/11/04         119           359
  101     5.86820     Actual/360         22,326.00            267,912.00      05/25/04       07/11/04         118           358
  102     5.99820     Actual/360         22,579.67            270,956.04      07/02/04       08/11/04         119           359
  103     4.96820     Actual/360         21,234.44            254,813.28      06/03/04       08/01/04          59           299
  104     5.93420     Actual/360         21,687.17            260,246.04      12/18/03       02/01/04         113           353
  105     5.77820     Actual/360         20,874.97            250,499.64      07/22/04       09/11/04         120           360
  106     6.35120     Actual/360         21,876.67            262,520.04      07/30/04       10/01/04         120           360
  107     6.12620     Actual/360         21,363.79            256,365.48      06/14/04       08/01/04         119           359
  108     6.33820     Actual/360         22,702.75            272,433.00      07/23/04       09/11/04         180           300
  109     5.91820     Actual/360         21,181.33            254,175.96      07/13/04       09/11/04         120           300
  110     6.60820     Actual/360         22,420.98            269,051.76      04/27/04       06/11/04         117           297
  111     5.83820     Actual/360         19,309.35            231,712.20      06/08/04       08/01/04         119           359
  112     5.92820     Actual/360         20,559.00            246,708.00      06/03/04       08/01/04         119           299
  113     5.72820     Actual/360         26,607.41            319,288.92      06/30/04       08/01/04         179           179
  114     5.74720     Actual/360         18,460.66            221,527.92      07/23/04       09/01/04         120           360
  115     5.33820     Actual/360         17,713.45            212,561.40      06/07/04       08/01/04          83           359
  116     6.26820     Actual/360         22,032.89            264,394.68      07/09/04       09/01/04         240           240
 116.1    6.26820     Actual/360         12,925.96            155,111.52      07/09/04       09/01/04         240           240
 116.2    6.26820     Actual/360          9,106.93            109,283.16      07/09/04       09/01/04         240           240
  117     5.95320     Actual/360         17,737.18            212,846.16      05/19/04       07/01/04          82           358
  118     4.94820     Actual/360         15,674.34            188,092.08      08/01/04       09/11/04          60           360
  119     5.48820     Actual/360         16,520.50            198,246.00      05/11/04       06/11/04         117           357
  120     5.68820     Actual/360         16,886.79            202,641.48      03/31/04       05/01/04         116           356
  121     5.68820     Actual/360         16,188.02            194,256.24      07/22/04       09/01/04         120           360
  122     6.07820     Actual/360         19,531.02            234,372.24      07/16/04       09/01/04         240           240
  123     6.14820     Actual/360         16,396.78            196,761.36      06/23/04       08/11/04         119           359
  124     6.33160     Actual/360         16,217.90            194,614.80      08/03/04       10/01/04         120           360
  125     5.65820     Actual/360         18,180.03            218,160.36      05/20/04       07/01/04         238           238
  126     5.29820     Actual/360         17,650.93            211,811.16      05/18/04       07/01/04         118           238
  127     6.04820     Actual/360         16,245.35            194,944.20      08/02/04       10/01/04         180           300
  128     5.46820     Actual/360         11,744.21            140,930.52      08/01/04       09/06/04         120            0
  129     5.51820     Actual/360         14,351.97            172,223.64      06/15/04       08/01/04         119           359
  130     5.22820     Actual/360         13,944.78            167,337.36      05/03/04       06/11/04         117           357
  131     5.76820     Actual/360         14,395.37            172,744.44      06/30/04       08/06/04         119           359
  132     5.98820     Actual/360         15,507.28            186,087.36      08/01/04       09/11/04         120           300
  133     6.16820     Actual/360         14,561.55            174,738.60      06/03/04       08/01/04         119           359
 133.1    6.16820     Actual/360          8,407.08            100,884.99      06/03/04       08/01/04         119           359
 133.2    6.16820     Actual/360          6,154.47             73,853.61      06/03/04       08/01/04         119           359
  134     5.72120     Actual/360         14,825.45            177,905.40      06/29/04       08/01/04         119           299
  135     5.63820     Actual/360         14,591.02            175,092.24      07/12/04       09/11/04         120           300
  136     6.00820     Actual/360         14,095.14            169,141.68      06/24/04       08/11/04         119           359
  137     6.09820     Actual/360         15,016.39            180,196.68      08/01/04       09/11/04         120           300
  138     4.83820     Actual/360         13,285.26            159,423.12      05/07/04       07/01/04         118           298
  139     5.65820     Actual/360         13,305.20            159,662.40      07/20/04       09/11/04         120           360
  140     5.38820     Actual/360         12,676.61            152,119.32      05/13/04       07/11/04         118           358
  141     5.70820     Actual/360         12,838.60            154,063.20      07/08/04       09/01/04         120           360
  142     6.56820     Actual/360         14,065.03            168,780.36      06/22/04       08/01/04         179           359
  143     5.92820     Actual/360         13,147.71            157,772.52      06/02/04       08/01/04         119           359
  144     5.71820     Actual/360         12,852.58            154,230.96      06/18/04       08/01/04         119           359
  145     6.41820     Actual/360         14,126.91            169,522.92      07/23/04       09/11/04         180           300
  146     6.19820     Actual/360         12,916.41            154,996.92      06/09/04       08/01/04         119           359
  147     5.54320     Actual/360         17,253.62            207,043.44      06/25/04       08/01/04         119           179
  148     5.53320     Actual/360         12,022.57            144,270.84      03/12/04       05/01/04         116           356
  149     5.12820       30/360            8,918.25            107,019.00      07/01/04       08/11/04          83            0
  150     6.22820     Actual/360         12,710.58            152,526.96      07/23/04       09/11/04         120           360
  151     6.12020     Actual/360         12,383.11            148,597.32      07/01/04       08/01/04         119           359
  152     5.79820     Actual/360         11,786.05            141,432.60      07/30/04       10/01/04         120           360
  153     6.06820     Actual/360         16,996.22            203,954.64      07/16/04       09/01/04         180           180
  154     6.28820     Actual/360         12,418.59            149,023.08      06/15/04       08/01/04          59           359
  155     6.15820     Actual/360         13,193.39            158,320.68      06/04/04       08/01/04         119           299
  156     6.45820     Actual/360         13,504.14            162,049.68      05/28/04       07/01/04         118           298
  157     6.73320     Actual/360         13,503.57            162,042.84      06/25/04       08/01/04         119           299
  158     5.62820     Actual/360         13,252.96            159,035.52      04/23/04       06/01/04         117           237
  159     6.17820     Actual/360         11,840.69            142,088.28      05/18/04       07/01/04         118           298
  160     5.78820     Actual/360          8,373.88            100,486.56      08/01/04       09/11/04          60            0
  161     6.40120     Actual/360         14,755.61            177,067.32      06/15/04       08/01/04         179           179
  162     5.20820     Actual/360         13,665.92            163,991.04      05/14/04       07/01/04         178           178
  163     5.65820     Actual/360         10,267.85            123,214.20      05/28/04       07/01/04         118           298
  164     5.96820     Actual/360          9,051.20            108,614.40      05/26/04       07/01/04         118           358
  165     5.97720     Actual/360          9,681.95            116,183.40      05/24/04       07/01/04          58           298
  166     6.31820     Actual/360          9,830.66            117,967.92      07/08/04       09/01/04         120           300
  167     4.63820     Actual/360          5,594.98             67,139.76      03/31/04       05/06/04         116            0
  168     5.90820     Actual/360          8,977.48            107,729.76      06/10/04       08/01/04         299           299
  169     5.88820     Actual/360          8,704.40            104,452.80      07/19/04       09/01/04         120           300
  170     6.04820     Actual/360          8,447.58            101,370.96      06/04/04       08/01/04         119           299
  171     6.00520     Actual/360         10,156.78            121,881.36      06/25/04       08/01/04         179           179
  172     5.75820     Actual/360          7,351.42             88,217.04      07/12/04       09/01/04         120           300
  173     5.83320     Actual/360          7,003.50             84,042.00      07/29/04       09/01/04         120           300
  174     6.37120     Actual/360          6,785.90             81,430.80      05/21/04       07/01/04         118           358
  175     5.74820     Actual/360          5,861.16             70,333.92      06/21/04       08/11/04          59           359
  176     4.97320     Actual/360         10,613.88            127,366.56      05/26/04       07/01/04         118           118
  177     6.57820     Actual/360          4,159.87             49,918.44      07/23/04       09/11/04         120           360




                                        PAYMENT    GRACE     MATURITY/
LOAN #   I/O PERIOD (10)   SEASONING    DUE DATE   PERIOD  ARD DATE (11)  ORIGINATOR   PROPERTY NAME
------   ---------------   ---------    --------   ------  -------------  ----------   -------------
   1           36              1           7         0       07/07/14        JPMCB     World Apparel Center
   2           24              0           1         10      08/01/14        JPMCB     Chesapeake Square
   3           24              1           7         0       07/07/09        JPMCB     JPI Portfolio - State College/Tucson
  3.1          24              1           7         0       07/07/09        JPMCB     Jefferson at State College
  3.2          24              1           7         0       07/07/09        JPMCB     Jefferson at Star Ranch
   4            0              0           11        0       08/11/19        NCCI      Stadium Marketplace
   5            0              1           1         7       07/01/09        JPMCB     Countryside Apartments
   6            0              0           1         7       08/01/14        JPMCB     Embassy Suites - BWI Airport
   7            0              0           1         7       08/01/14        JPMCB     Plaza Mobile Estates
   8            0              0           6         0       08/06/09        NCCI      Hamptons Apartments
   9           60              1           1         7       07/01/11        JPMCB     Belleview Promenade
  10           60              1           1         7       07/01/14        JPMCB     The Preserve at Grande Oaks
  11            0              3           11        0       05/11/14        NCCI      University Courtyard Apts
  12           60              2           1         7       06/01/09        JPMCB     Brylane Distribution Facility
  13           24              0           11        0       08/11/11        NCCI      Palazzo Townhomes
  14            0              1           1         7       07/01/14        JPMCB     Woodmont Place
  15           24              1           1         5       07/01/14       LaSalle    North Academy Home Center
  16           12              3           11        0       05/11/14        NCCI      Twin Cities Industrial Portfolio - Pool 3
 16.1          12              3           11        0       05/11/14        NCCI      Cliff Road
 16.2          12              3           11        0       05/11/14        NCCI      Larc I
 16.3          12              3           11        0       05/11/14        NCCI      Larc IV
 16.4          12              3           11        0       05/11/14        NCCI      Larc V
 16.5          12              3           11        0       05/11/14        NCCI      Larc VI
 16.6          12              3           11        0       05/11/14        NCCI      Edina Interchange IV
 16.7          12              3           11        0       05/11/14        NCCI      Edina Interchange V
 16.8          12              3           11        0       05/11/14        NCCI      Edina Interchange VII
  17            0              2           1         7       06/01/18        JPMCB     Ball Corporation Building
  18            0              3           11        0       05/11/14        NCCI      Lincoln Park Center
  19           11              1           1         5       07/01/14       LaSalle    Crestmont Apartments
  20            0              0           1         7       08/01/11        JPMCB     Runaway Bay Apartments
  21            0              1           1         5       07/01/11       LaSalle    26-34 South State Street
  22            0              1           1         5       07/01/14       LaSalle    Oakland Pointe Shopping Center
  23           36              0           11        0       08/11/14        NCCI      North Creek Apartments
  24           24              1           1         7       07/01/19        JPMCB     1140 Broadway
  25           12              3           11        0       05/11/14        NCCI      Twin Cities Industrial Portfolio - Pool 4
 25.1          12              3           11        0       05/11/14        NCCI      Penn Corporate
 25.2          12              3           11        0       05/11/14        NCCI      Larc III
 25.3          12              3           11        0       05/11/14        NCCI      Larc VII
 25.4          12              3           11        0       05/11/14        NCCI      University Center I & II
 25.5          12              3           11        0       05/11/14        NCCI      Bass Lake
 25.6          12              3           11        0       05/11/14        NCCI      Cahill Business Center
  26            0              4           1         5       04/01/14       LaSalle    Palomar Hts Corporate Center
  27           12              3           11        0       05/11/14        NCCI      Twin Cities Industrial Portfolio - Pool 2
 27.1          12              3           11        0       05/11/14        NCCI      Larc II
 27.2          12              3           11        0       05/11/14        NCCI      Pakwa I
 27.3          12              3           11        0       05/11/14        NCCI      Pakwa II
 27.4          12              3           11        0       05/11/14        NCCI      Pakwa III
 27.5          12              3           11        0       05/11/14        NCCI      Encore Park
  28            0              4           1         7       04/01/09        JPMCB     Island Vista Estates
  29            0              3           11        0       05/11/14        NCCI      Garden Plaza
  30            0              1           11        0       07/11/14        NCCI      Foxwood MHP
  31           12              1           11        0       07/11/14        NCCI      Dayton Portfolio
 31.1          12              1           11        0       07/11/14        NCCI      5749 Executive Blvd
 31.2          12              1           11        0       07/11/14        NCCI      6094 Executive Blvd
 31.3          12              1           11        0       07/11/14        NCCI      6202 Executive Blvd
 31.4          12              1           11        0       07/11/14        NCCI      6230 Executive Blvd
 31.5          12              1           11        0       07/11/14        NCCI      6268 Executive Blvd
 31.6          12              1           11        0       07/11/14        NCCI      8119 Uehling Lane
 31.7          12              1           11        0       07/11/14        NCCI      2200 Sandridge Road
  32           12              3           11        0       05/11/14        NCCI      Twin Cities Industrial Portfolio - Pool 1
 32.1          12              3           11        0       05/11/14        NCCI      Professional Plaza I
 32.2          12              3           11        0       05/11/14        NCCI      Professional Plaza II
 32.3          12              3           11        0       05/11/14        NCCI      Professional Plaza III
 32.4          12              3           11        0       05/11/14        NCCI      Sibley Industrial Center I
 32.5          12              3           11        0       05/11/14        NCCI      Sibley Industrial Center II
 32.6          12              3           11        0       05/11/14        NCCI      Sibley Industrial Center III
  33           60              1           1         7       07/01/09        JPMCB     Forest Ridge Apartments
  34           36              0           1         5       08/01/14       LaSalle    Mission Gorge Shopping Center
  35            0              0           1         7       08/01/19        JPMCB     T-Mobile
  36            0              1           1         7       07/01/14        JPMCB     College Station Properties
  37           24              0           1         5       08/01/14       LaSalle    Clybourn Commons
  38            0              0           1         10      08/01/14        JPMCB     218-220 Fifth Avenue
  39            0              1           1         7       07/01/14        JPMCB     1146 19th Street
  40            0              2           11        0       06/11/14        NCCI      Kohl's - Surprise
  41           60              0           11        0       08/11/09        NCCI      Plaza 173
  42            0              3           11        0       05/11/09        NCCI      Flagstone Garden Apartments
  43           84              0           11        0       08/11/11        NCCI      University Crossing Shopping Center
  44            0              0           1         5       08/01/14       LaSalle    One International Plaza
  45            0              0           11        0       08/11/14        NCCI      Church Street Medical
  46           18              1           1         7       07/01/19        JPMCB     The Pointe Apartments
  47            0              4           11        0       04/11/14        NCCI      West Allis Industrial Complex
  48            0              1           1         7       07/01/14        JPMCB     7220 Wisconsin Avenue
  49            0              3           11        0       05/11/14        NCCI      Cedar Plaza
  50            0              0           1         5       08/01/14       LaSalle    Plantation Manor Apartments
  51            0              1           1         5       07/01/14       LaSalle    Singh Office Centre
  52            0              0           1         5       09/01/14       LaSalle    Travelier MHP
  53            0              0           11        0       08/11/14        NCCI      Centennial Commons
  54            0              0           11        0       08/11/14        NCCI      La Paloma Corporate Center
  55            0              1           1         7       07/01/14        JPMCB     26 Journal Square
  56            0              3           11        0       05/11/14        NCCI      North Pointe
  57            0              1           1         7       07/01/14        JPMCB     Weddington & Carolina Self-Storage Portfolio
 57.1           0              1           1         7       07/01/14        JPMCB     Carolina Climate Controlled
 57.2           0              1           1         7       07/01/14        JPMCB     Shurgard of Weddington
  58           24              0           1         7       08/01/11        JPMCB     Westgate on Wendover
  59            0              0           1         7       08/01/14        JPMCB     Peachtree Square Shopping Center
  60            0              0           1         7       08/01/14        JPMCB     Embassy Suites Troy
  61            0              1           1         7       07/01/14        JPMCB     Hamlin Square
  62           24              2           1         10      06/01/14        JPMCB     16640 Devonshire Street
  63            0              0           11        0       08/11/14        NCCI      Cedar Square
  64            0              1           1         7       07/01/19        JPMCB     Flower Hill Shopping Center
  65            0              0           1         7       08/01/14        JPMCB     Algonac Shopping Center
  66            0              3           11        0       05/11/14        NCCI      Gage Place Apartments
  67            0              0           1         5       08/01/14       LaSalle    Telegraph Office Building
  68            0              2           1         7       06/01/14        JPMCB     Chesterfield Town Court
  69            0              2           11        0       06/11/14        NCCI      The Shops at Lee's Hill
  70           23              0           1         7       08/01/11        JPMCB     Central Plaza
  71            0              1           6         0       07/06/14        NCCI      Huron Shores Estates
  72            0              0           1         5       08/01/14       LaSalle    Atlantic Townhouse Apartments
  73            0              2           1         5       06/01/14       LaSalle    Lake Pointe Apartments Phase 1
  74            0              0           1         7       08/01/09        JPMCB     Doubletree Hotel Denver
  75            0              0           1         7       08/01/14        JPMCB     Main Line Shopping Center
  76            0              0           1         5       08/01/14       LaSalle    Sundance 1 MHP & RV
  77           120             1           11        0       07/11/14        NCCI      French Quarter Apartments
  78            0              2           11        0       06/11/14        NCCI      416-424 LA Street
  79            0              3           11        0       05/11/14        NCCI      Orange Avenue MHP
  80            0              3           11        0       05/11/14        NCCI      California Plaza
  81            0              2           1         5       06/01/14       LaSalle    Central Self Storage Montague
  82            0              1           11        0       07/11/14        NCCI      Seaside Village
  83            0              0           1         5       08/01/14       LaSalle    Bangor Apartment Portfolio
 83.1           0              0           1         5       08/01/14       LaSalle    Cedar Woods Apartments
 83.2           0              0           1         5       08/01/14       LaSalle    Ledgewood Village Apartments
 83.3           0              0           1         5       08/01/14       LaSalle    Park Place Apartments
  84            0              1           1         5       07/01/09       LaSalle    10-18 Brainerd Road
  85            0              0           6         0       08/06/14        NCCI      1001 Fifth Avenue
  86            0              2           6         5       06/06/14        NCCI      Verandah Apartments
  87            0              1           11        0       07/11/14        NCCI      Walgreens - Fullerton
  88            0              1           1         5       07/01/14       LaSalle    Parker Valley Center
  89            0              2           1         5       06/01/09       LaSalle    Ocotillo Apartments
  90            0              0           11        0       08/11/14        NCCI      Westwick Apartments
  91            0              2           1         7       06/01/14        JPMCB     Willowbrook III
  92            0              0           1         5       08/01/14       LaSalle    Woodland Heights Apartments
  93            0              1           1         7       07/01/14        JPMCB     Terre Haute Shopping Center
  94            0              2           1         7       06/01/14        JPMCB     Arlington Acres
  95            0              2           6         5       06/06/14        NCCI      Avalon Apartments
  96            0              0           11        0       08/11/14        NCCI      Sara Villa Apartments
  97           24              2           11        0       06/11/14        NCCI      Timber Park Apartments
  98            0              1           6         0       07/06/14        NCCI      Cambridge Woods
  99            0              1           11        0       07/11/14        NCCI      Forest Creek Apartments
  100           0              1           11        0       07/11/14        NCCI      Walgreens - Phoenix
  101           0              2           11        0       06/11/14        NCCI      Mason Manor Apartments
  102           0              1           11        0       07/11/14        NCCI      Walgreens - Van Buren
  103           0              1           1         7       07/01/09        JPMCB     Silverado Self Storage
  104           0              7           1         5       01/01/14       LaSalle    Tupelo Market
  105           0              0           11        0       08/11/14        NCCI      Hillsdale Heights
  106           0              0           1         5       09/01/14       LaSalle    Spring Valley Apartments
  107           0              1           1         5       07/01/14       LaSalle    Summerhill Estates
  108           0              0           11        0       08/11/19        NCCI      Victory Village
  109           0              0           11        0       08/11/14        NCCI      Douglas Square
  110           0              3           11        0       05/11/14        NCCI      Eckerd - Wellsboro, PA
  111           0              1           1         7       07/01/14        JPMCB     Shops of Fort Wright
  112           0              1           1         5       07/01/14       LaSalle    Huntington Professional Center
  113           0              1           1         7       07/01/19        JPMCB     Bay Pointe Apartments
  114           0              0           1         5       08/01/14       LaSalle    Walgreens- Greenville, SC
  115           0              1           1         7       07/01/11        JPMCB     Eastpoint Business Center
  116           0              0           1         7       08/01/24        JPMCB     Market at Uvalde and 610 N Shepherd
 116.1          0              0           1         7       08/01/24        JPMCB     The Market at Uvalde
 116.2          0              0           1         7       08/01/24        JPMCB     610 North Shepherd Center
  117           0              2           1         5       06/01/11       LaSalle    Raymond Road Shopping Center
  118           0              0           11        0       08/11/09        NCCI      Walgreens - Gilbert
  119           0              3           11        0       05/11/14        NCCI      Food City Grocery Store
  120           0              4           1         7       04/01/14        JPMCB     Progress Haddington Plaza
  121           0              0           1         7       08/01/14        JPMCB     Modern Business Park
  122           0              0           1         7       08/01/24        JPMCB     Boca Park
  123           0              1           11        0       07/11/14        NCCI      Tara MHP
  124           0              0           1         7       09/01/14        JPMCB     Country Side Village
  125           0              2           1         7       06/01/24        JPMCB     Walgreens - Jordan, UT
  126           0              2           1         7       06/01/14        JPMCB     Golden Triangle Mall
  127           0              0           1         7       09/01/19        JPMCB     Walgreen's - Eagle, ID
  128          120             0           6         0       08/06/14        NCCI      179 E 70th Street
  129           0              1           1         5       07/01/14       LaSalle    Chateau Royale Apartments
  130           0              3           11        0       05/11/14        NCCI      Lexington Plaza Shopping Center
  131           0              1           6         0       07/06/14        NCCI      Briar Cliff Woods
  132           0              0           11        0       08/11/14        NCCI      CVS - Voorhees
  133           0              1           1         5       07/01/14       LaSalle    Mountain View Estates & Country Village
 133.1          0              1           1         5       07/01/14       LaSalle    Mountain View Estates
 133.2          0              1           1         5       07/01/14       LaSalle    Country Village
  134           0              1           1         5       07/01/14       LaSalle    New Indian Valley Apartments
  135           0              0           11        0       08/11/14        NCCI      Polo Green Apartments
  136           0              1           11        0       07/11/14        NCCI      Northlake Forest
  137           0              0           11        0       08/11/14        NCCI      Lakeside Mobile Home Community
  138           0              2           1         5       06/01/14       LaSalle    Walgreens - Pittsburgh, CA
  139           0              0           11        0       08/11/14        NCCI      Teal Run Shopping Center
  140           0              2           11        0       06/11/14        NCCI      Sun Valley Apartments
  141           0              0           1         7       08/01/14        JPMCB     Galena Square Shopping Center
  142           0              1           1         7       07/01/19        JPMCB     1020 North Fairfax Street
  143           0              1           1         7       07/01/14        JPMCB     Pine Valley Marketplace
  144           0              1           1         7       07/01/14        JPMCB     Ed Carey Retail Plaza
  145           0              0           11        0       08/11/19        NCCI      Timbercrest
  146           0              1           1         7       07/01/14        JPMCB     Spencer Gardens Shopping Center
  147           0              1           1         5       07/01/14       LaSalle    Walkers Mill/Walkers Meadow MHP
  148           0              4           1         5       04/01/14       LaSalle    Melrose Office Building
  149          84              1           1         0       07/11/11        NCCI      Mount Pleasant Outlot
  150           0              0           11        0       08/11/14        NCCI      Clifton Park Self-Storage
  151           0              1           1         5       07/01/14       LaSalle    Walgreens - Keller, TX
  152           0              0           1         5       09/01/14       LaSalle    Crosslake Cove Apartments
  153           0              0           1         5       08/01/19       LaSalle    Westgrove Plaza
  154           0              1           1         5       07/01/09       LaSalle    Pinewood Apartments
  155           0              1           1         5       07/01/14       LaSalle    North Pointe Apartments
  156           0              2           1         5       06/01/14       LaSalle    Westgate Apartments
  157           0              1           1         5       07/01/14       LaSalle    Cimeron Apartments
  158           0              3           1         5       05/01/14       LaSalle    Turtle Bend Shopping Center
  159           0              2           1         7       06/01/14        JPMCB     3633 US Route 9
  160          60              0           11        0       08/11/09        NCCI      Morningside MHP
  161           0              1           1         5       07/01/19       LaSalle    Mobile Manor MHC
  162           0              2           1         7       06/01/19        JPMCB     Silverlake Shopping Center
  163           0              2           1         5       06/01/14       LaSalle    Brookview Townhomes
  164           0              2           1         7       06/01/14        JPMCB     Bear Gardens Apartments
  165           0              2           1         5       06/01/09       LaSalle    Sweetwater Apartments
  166           0              0           1         5       08/01/14       LaSalle    Ohio Savings Bank Building
  167          120             4           6         0       04/06/14        NCCI      205 East 69th Street
  168           0              1           1         5       07/01/29        NCCI      Walgreens - Chillicothe
  169           0              0           1         5       08/01/14       LaSalle    Southwind Villa MHC
  170           0              1           1         7       07/01/14        JPMCB     Lock Box Self Storage
  171           0              1           1         5       07/01/19       LaSalle    101-103 Crosby Street
  172           0              0           1         5       08/01/14       LaSalle    Indian Valley III Apts
  173           0              0           1         5       08/01/14       LaSalle    Ayres Self Storage
  174           0              2           1         5       06/01/14       LaSalle    Elmwood Apartments
  175           0              1           11        0       07/11/09        NCCI      Diboll MHC
  176           0              2           1         5       06/01/14       LaSalle    Washington Mutual - Rolling Meadows
  177           0              0           11        0       08/11/14        NCCI      6 Executive Park


                                                                   REMAINING
                                                                  PREPAYMENT
                    FINAL      MATURITY/ARD     MATURITY           PROVISION
LOAN #  ARD LOAN   MAT DATE  BALANCE ($)(12)  LTV %(1,2,12)      (PAYMENTS)(13)         2002 NOI ($)   2003 NOI ($)
------  --------   --------  ---------------  -------------      --------------         ------------   ------------
   1       No                   65,323,742          49.6        L(24),Def(91),O(4)       25,270,513     31,044,676
   2       No                   64,462,694          62.0        L(24),Def(89),O(7)        6,908,618      6,923,416
   3       No                   48,696,726          69.9        L(24),Def(31),O(4)        5,134,453      4,511,734
  3.1      No                   29,981,981          69.9        L(24),Def(31),O(4)        2,517,779      2,728,259
  3.2      No                   18,714,745          69.9        L(24),Def(31),O(4)        2,616,674      1,783,475
   4       No                      331,759          0.9         L(24),Def(153),O(3)       4,252,174      4,412,492
   5       No                   23,213,019          74.2        L(24),Def(33),O(2)        2,363,378      2,717,089
   6       No                   18,925,532          47.1        L(24),Def(92),O(4)        4,120,790      4,429,439
   7       No                   19,106,142          65.9        L(24),Def(92),O(4)        1,904,869      1,948,398
   8       No                   19,553,292          71.1     L(12),Grtr1%orYM(42),O(6)    1,775,512      1,796,732
   9       No                   18,376,439          68.1     L(46),Grtr1%orYM(33),O(4)    1,965,080      2,016,912
  10       No                   16,623,911          72.9        L(24),Def(91),O(4)                0        821,573
  11       No                   14,025,347          62.3        L(24),Def(90),O(3)        1,654,144      1,436,452
  12      Yes      06/01/34     16,700,000          74.9     L(24),Grtr1%orYM(32),O(2)            0              0
  13       No                   15,000,619          66.0        L(24),Def(57),O(3)        1,058,803      1,001,291
  14       No                   13,508,827          56.1        L(24),Def(91),O(4)          996,556        996,771
  15       No                   13,774,549          69.1        L(24),Def(92),O(3)        2,109,623      1,441,052
  16       No                   13,231,982          67.4        L(24),Def(90),O(3)        1,922,761      1,857,578
 16.1      No                    1,563,841          67.4        L(24),Def(90),O(3)                0              0
 16.2      No                    1,853,690          67.4        L(24),Def(90),O(3)                0              0
 16.3      No                      404,442          67.4        L(24),Def(90),O(3)                0              0
 16.4      No                      674,069          67.4        L(24),Def(90),O(3)                0              0
 16.5      No                    1,752,580          67.4        L(24),Def(90),O(3)                0              0
 16.6      No                    1,078,511          67.4        L(24),Def(90),O(3)                0              0
 16.7      No                    4,920,707          67.4        L(24),Def(90),O(3)                0              0
 16.8      No                      984,141          67.4        L(24),Def(90),O(3)                0              0
  17      Yes      06/01/29     10,026,997          56.3        L(24),Def(135),O(7)         752,119      1,193,870
  18       No                   11,908,139          63.0        L(24),Def(90),O(3)        1,387,214      1,429,099
  19       No                   11,707,302          69.3        L(34),Def(82),O(3)                0      1,008,180
  20       No                   11,735,482          73.3        L(24),Def(57),O(3)                0              0
  21       No                   11,652,865          65.8        L(24),Def(56),O(3)                0              0
  22       No                   10,239,824          62.8        L(24),Def(92),O(3)        1,505,037              0
  23       No                   11,001,136          66.8        L(24),Def(93),O(3)        1,229,632      1,072,180
  24       No                    9,212,044          36.6       L(24),Def(142),O(13)       1,752,716      1,525,940
  25       No                    9,808,606          67.5        L(24),Def(90),O(3)        1,284,726      1,303,483
 25.1      No                    1,336,617          67.5        L(24),Def(90),O(3)                0              0
 25.2      No                      843,823          67.5        L(24),Def(90),O(3)                0              0
 25.3      No                      877,577          67.5        L(24),Def(90),O(3)                0              0
 25.4      No                    2,295,200          67.5        L(24),Def(90),O(3)                0              0
 25.5      No                    1,572,887          67.5        L(24),Def(90),O(3)                0              0
 25.6      No                    2,882,501          67.5        L(24),Def(90),O(3)                0              0
  26       No                    9,544,522          62.8        L(31),Def(82),O(3)        1,224,477      1,334,773
  27       No                    9,391,039          67.3        L(24),Def(90),O(3)        1,408,828      1,424,973
 27.1      No                    1,682,982          67.3        L(24),Def(90),O(3)                0              0
 27.2      No                    1,548,343          67.3        L(24),Def(90),O(3)                0              0
 27.3      No                      976,130          67.3        L(24),Def(90),O(3)                0              0
 27.4      No                    1,009,789          67.3        L(24),Def(90),O(3)                0              0
 27.5      No                    4,173,795          67.3        L(24),Def(90),O(3)                0              0
  28       No                   10,319,408          71.7        L(24),Def(30),O(2)          660,089        849,104
  29       No                    9,120,004          61.6        L(24),Def(87),O(6)          856,878        892,612
  30       No                    9,339,751          67.2        L(24),Def(92),O(3)                0        927,146
  31       No                    9,304,627          69.4        L(24),Def(92),O(3)        1,174,035      1,231,784
 31.1      No                      325,768          69.4        L(24),Def(92),O(3)                0              0
 31.2      No                    1,172,763          69.4        L(24),Def(92),O(3)                0              0
 31.3      No                    1,737,427          69.4        L(24),Def(92),O(3)                0              0
 31.4      No                    2,280,373          69.4        L(24),Def(92),O(3)                0              0
 31.5      No                    1,650,556          69.4        L(24),Def(92),O(3)                0              0
 31.6      No                      542,946          69.4        L(24),Def(92),O(3)                0              0
 31.7      No                    1,594,795          69.4        L(24),Def(92),O(3)                0              0
  32       No                    8,986,996          67.6        L(24),Def(90),O(3)        1,233,409      1,202,282
 32.1      No                    2,704,890          67.6        L(24),Def(90),O(3)                0              0
 32.2      No                    1,453,878          67.6        L(24),Def(90),O(3)                0              0
 32.3      No                    1,453,878          67.6        L(24),Def(90),O(3)                0              0
 32.4      No                    1,453,878          67.6        L(24),Def(90),O(3)                0              0
 32.5      No                      919,662          67.6        L(24),Def(90),O(3)                0              0
 32.6      No                    1,000,809          67.6        L(24),Def(90),O(3)                0              0
  33       No                   10,500,000          71.7        L(24),Def(33),O(2)        1,217,779        797,700
  34       No                    9,452,258          68.7        L(35),Def(82),O(3)          869,947        875,103
  35      Yes      08/01/34      7,634,521          54.1       L(24),Def(143),O(13)               0              0
  36       No                    8,637,552          67.0        L(24),Def(91),O(4)        1,034,217      1,093,871
  37       No                    8,943,112          68.7        L(24),Def(93),O(3)          915,007        762,930
  38       No                    6,393,171          20.4        L(24),Def(92),O(4)        1,676,838      1,778,787
  39       No                    8,288,027          69.1        L(24),Def(91),O(4)          766,614        769,024
  40       No                    8,183,012          66.5        L(24),Def(91),O(3)                0              0
  41       No                    9,150,000          75.8        L(24),Def(33),O(3)          840,064        936,471
  42       No                    8,209,393          74.0        L(24),Def(30),O(3)                0      1,031,724
  43       No                    8,800,000          51.2        L(24),Def(57),O(3)                0              0
  44       No                    7,280,292          65.6        L(24),Def(93),O(3)           76,771        610,768
  45       No                    7,195,055          66.9        L(24),Def(93),O(3)                0              0
  46       No                    6,321,865          57.5       L(24),Def(142),O(13)         956,072        955,150
  47       No                    6,817,421          62.0        L(24),Def(89),O(3)          883,471        739,055
  48       No                    6,762,486          56.4     L(59),Grtr1%orYM(56),O(4)      754,853        873,659
  49       No                    6,533,035          63.4        L(24),Def(87),O(6)          814,423        865,882
  50       No                    6,654,007          67.9        L(24),Def(93),O(3)          553,888        625,676
  51       No                    6,505,982          60.5        L(24),Def(92),O(3)          919,007        832,630
  52       No                    6,507,922          67.7        L(35),Def(82),O(3)          457,618        552,137
  53       No                    6,342,931          58.7        L(24),Def(90),O(6)          732,714        699,656
  54       No                    6,344,815          60.4        L(24),Def(93),O(3)          881,898        945,174
  55       No                    6,305,595          49.7        L(24),Def(91),O(4)        1,056,184        980,775
  56       No                    6,162,165          63.4        L(24),Def(87),O(6)          709,929        717,426
  57       No                    6,178,114          56.4        L(24),Def(91),O(4)          829,074        951,953
 57.1      No                    3,610,952          56.4        L(24),Def(91),O(4)          576,114        594,736
 57.2      No                    2,567,161          56.4        L(24),Def(91),O(4)          252,960        357,217
  58       No                    6,631,459          74.3        L(24),Def(57),O(3)          830,207        899,455
  59       No                    5,975,930          67.1        L(24),Def(92),O(4)                0              0
  60       No                    5,414,020          27.8        L(24),Def(92),O(4)        1,788,100      1,549,298
  61       No                    5,636,416          67.3        L(24),Def(91),O(4)          650,921        479,890
  62       No                    5,589,895          59.5        L(24),Def(87),O(7)                0              0
  63       No                    5,469,268          57.6        L(24),Def(93),O(3)          917,531        784,329
  64       No                    4,782,568          33.7        L(24),Def(151),O(4)       1,029,994      1,083,260
  65       No                    5,448,257          63.9        L(24),Def(92),O(4)           41,211        564,888
  66       No                    5,067,213          60.7        L(24),Def(90),O(3)          304,020        486,036
  67       No                    4,128,608          59.0        L(24),Def(93),O(3)                0              0
  68       No                    3,415,243          40.7        L(24),Def(90),O(4)                0              0
  69       No                    4,328,927          67.6        L(24),Def(88),O(6)          557,747        558,174
  70       No                    4,750,007          71.8        L(24),Def(57),O(3)                0        230,946
  71       No                    4,320,055          67.5        L(24),Def(89),O(6)          465,548        454,050
  72       No                    3,857,591          61.4        L(24),Def(90),O(6)          263,656        454,481
  73       No                    4,174,821          66.5        L(33),Def(82),O(3)                0              0
  74       No                    4,510,233          40.6        L(24),Def(34),O(2)        1,166,413        895,260
  75       No                    4,198,200          56.0        L(24),Def(92),O(4)          721,043        677,823
  76       No                    4,235,515          61.4        L(24),Def(93),O(3)          392,365        483,141
  77       No                    5,000,000          68.5        L(24),Def(92),O(3)          611,390        620,473
  78       No                    3,942,494          44.8        L(24),Def(91),O(3)          638,925        663,708
  79       No                    4,149,515          65.9        L(24),Def(90),O(3)                0        425,122
  80       No                    4,052,136          63.4        L(24),Def(87),O(6)          511,639        489,269
  81       No                    3,723,606          40.1        L(24),Def(91),O(3)          746,691        604,504
  82       No                    4,102,464          54.3        L(24),Def(92),O(3)                0              0
  83       No                    3,569,710          60.7        L(24),Def(90),O(6)                0        328,154
 83.1      No                    2,442,756          60.7        L(24),Def(90),O(6)                0        214,901
 83.2      No                      650,992          60.7        L(24),Def(90),O(6)                0         77,806
 83.3      No                      475,961          60.7        L(24),Def(90),O(6)                0         35,447
  84       No                    4,167,492          52.1        L(24),Def(34),O(1)                0        506,773
  85       No                    2,848,248          3.6      L(24),Grtr1%orYM(93),O(3)            0              0
  86       No                    3,446,092          56.5        L(24),Def(88),O(6)          494,511        494,502
  87       No                    3,771,131          63.8        L(24),Def(89),O(6)                0              0
  88       No                    3,741,916          64.2        L(24),Def(92),O(3)                0              0
  89       No                    3,967,571          67.2        L(24),Def(31),O(3)          413,373        357,884
  90       No                    3,262,974          52.6        L(24),Def(90),O(6)                0              0
  91       No                    3,454,094          52.3        L(24),Def(90),O(4)                0              0
  92       No                    3,108,114          51.8        L(35),Def(82),O(3)                0              0
  93       No                    3,286,428          43.8        L(24),Def(91),O(4)          485,234        691,432
  94       No                    3,282,998          56.6        L(24),Def(90),O(4)          449,378        513,236
  95       No                    3,067,834          56.8        L(24),Def(88),O(6)          405,317        417,421
  96       No                    2,983,111          43.2        L(24),Def(93),O(3)          520,316        546,786
  97       No                    3,425,752          65.9        L(24),Def(91),O(3)                0        328,110
  98       No                    3,262,091          63.3        L(24),Def(89),O(6)          418,288        422,581
  99       No                    3,169,389          54.2     L(59),Grtr1%orYM(56),O(4)      363,764        347,284
  100      No                    3,231,183          64.9        L(24),Def(89),O(6)                0              0
  101      No                    3,180,001          67.7        L(24),Def(91),O(3)                0        447,225
  102      No                    3,184,006          64.6        L(24),Def(89),O(6)                0              0
  103      No                    3,207,845          61.7        L(24),Def(33),O(2)                0        132,986
  104      No                    3,055,997          67.9        L(28),Def(82),O(3)                0              0
  105      No                    2,994,267          58.3        L(24),Def(90),O(6)          424,077        413,074
  106      No                    3,001,366          61.3        L(35),Def(82),O(3)                0        305,878
  107      No                    2,982,844          53.3        L(34),Def(82),O(3)          281,368        258,080
  108      No                    2,078,283          47.8        L(24),Def(153),O(3)               0              0
  109      No                    2,551,723          53.7        L(24),Def(90),O(6)                0        251,202
  110      No                    2,591,050          59.4        L(24),Def(90),O(3)                0              0
  111      No                    2,757,004          67.2        L(24),Def(91),O(4)                0              0
  112      No                    2,475,551          46.7        L(24),Def(92),O(3)          334,941        326,733
  113      No                       41,886          0.6        L(24),Def(142),O(13)         492,341        537,976
  114      No                    2,654,412          45.3        L(24),Def(93),O(3)                0              0
  115      No                    2,808,572          71.5        L(24),Def(55),O(4)          347,440        362,667
  116      No                       77,855          1.7        L(24),Def(191),O(25)               0              0
 116.1     No                       45,675          1.7        L(24),Def(191),O(25)               0              0
 116.2     No                       32,180          1.7        L(24),Def(191),O(25)               0              0
  117      No                    2,674,243          70.4        L(24),Def(57),O(1)          295,078        290,023
  118      No                    2,676,892          52.9        L(24),Def(33),O(3)                0              0
  119      No                    2,424,801          48.9        L(24),Def(90),O(3)                0              0
  120      No                    2,439,510          59.5        L(24),Def(88),O(4)          359,369        283,371
  121      No                    2,338,457          67.3        L(24),Def(92),O(4)          298,019        273,867
  122      No                       65,904          1.6        L(24),Def(191),O(25)               0        325,719
  123      No                    2,285,460          67.2        L(24),Def(92),O(3)          178,498        222,803
  124      No                    2,228,352          57.5        L(23),Def(93),O(4)          191,513        241,873
  125      No                       55,383          1.3        L(24),Def(189),O(25)               0              0
  126     Yes      06/01/24      1,660,955          44.9        L(24),Def(90),O(4)                0              0
  127      No                    1,503,175          31.6       L(23),Def(144),O(13)               0              0
  128      No                    2,500,000          5.7      L(24),Grtr1%orYM(93),O(3)            0              0
  129      No                    2,094,816          65.5        L(34),Def(82),O(3)                0              0
  130      No                    2,077,970          58.1        L(24),Def(90),O(3)                0              0
  131      No                    2,058,601          63.3        L(24),Def(89),O(6)          299,613        283,430
  132      No                    1,860,184          58.1        L(24),Def(93),O(3)                0              0
  133      No                    2,026,530          56.0        L(34),Def(82),O(3)          119,052        250,479
 133.1     No                    1,170,013          56.0        L(34),Def(82),O(3)                0              0
 133.2     No                      856,517          56.0        L(34),Def(82),O(3)                0              0
  134      No                    1,807,998          31.9        L(34),Def(82),O(3)          136,109         92,765
  135      No                    1,788,335          39.7        L(24),Def(93),O(3)          358,672        354,600
  136      No                    1,975,299          57.3        L(24),Def(89),O(6)                0              0
  137      No                    1,789,255          53.4        L(24),Def(93),O(3)          261,982        229,866
  138      No                    1,712,015          39.4        L(33),Def(82),O(3)                0              0
  139      No                    1,915,979          56.0        L(24),Def(90),O(6)                0              0
  140      No                    1,875,296          60.5        L(24),Def(88),O(6)          212,308        202,269
  141      No                    1,851,697          57.9     L(60),Grtr1%orYM(58),O(2)            0              0
  142      No                    1,653,106          55.1        L(24),Def(151),O(4)         120,373        221,400
  143      No                    1,864,104          67.8        L(24),Def(91),O(4)                0              0
  144      No                    1,852,444          54.5     L(59),Grtr1%orYM(56),O(4)      189,302        214,981
  145      No                    1,289,327          47.4        L(24),Def(153),O(3)               0              0
  146      No                    1,793,426          66.4        L(24),Def(91),O(4)                0              0
  147      No                      919,154          18.0        L(34),Def(82),O(3)          333,002        364,002
  148      No                    1,758,202          57.6        L(31),Def(82),O(3)          137,361        283,169
  149      No                    2,070,000          52.7         L(35),YM(44),O(4)                0              0
  150      No                    1,760,572          62.5        L(24),Def(93),O(3)          225,099        245,815
  151      No                    1,729,749          36.0        L(35),Def(81),O(3)                0              0
  152      No                    1,687,746          57.6        L(35),Def(82),O(3)          250,799        250,374
  153      No                       28,419          0.8         L(24),Def(153),O(3)         275,644        290,730
  154      No                    1,879,027          75.2        L(24),Def(32),O(3)          323,024        263,590
  155      No                    1,561,781          57.8        L(34),Def(82),O(3)          224,656        248,023
  156      No                    1,574,449          58.3        L(24),Def(91),O(3)          289,621        207,664
  157      No                    1,548,874          57.4        L(24),Def(92),O(3)          111,205        162,564
  158      No                    1,229,894          51.2        L(32),Def(82),O(3)                0              0
  159      No                    1,404,059          58.5        L(24),Def(90),O(4)          196,109        191,664
  160      No                    1,700,000          64.2        L(24),Def(33),O(3)          124,152        204,612
  161      No                       26,979          0.9         L(24),Def(152),O(3)         266,130        222,868
  162      No                       18,758          0.8        L(24),Def(141),O(13)               0              0
  163      No                    1,256,949          59.9        L(33),Def(82),O(3)          204,112        195,982
  164      No                    1,274,240          67.8        L(24),Def(90),O(4)          249,262        247,816
  165      No                    1,356,619          72.4        L(33),Def(22),O(3)          131,331        146,504
  166      No                    1,155,831          57.8        L(35),Def(82),O(3)                0              0
  167      No                    1,400,000          4.8      L(24),Grtr1%orYM(89),O(3)            0              0
  168      No                       52,058          1.2         L(24),Def(272),O(3)               0              0
  169      No                    1,050,551          50.0        L(35),Def(82),O(3)          197,243        195,539
  170      No                    1,009,764          57.0        L(24),Def(91),O(4)          131,685        140,952
  171      No                       17,029          0.3         L(34),Def(142),O(3)         145,819        141,417
  172      No                      894,374          31.4        L(35),Def(82),O(3)           98,011         64,158
  173      No                      848,125          38.7        L(24),Def(93),O(3)          211,392        211,756
  174      No                      927,582          66.3        L(33),Def(82),O(3)                0        137,159
  175      No                      932,819          74.6        L(24),Def(32),O(3)                0         99,730
  176      No                        5,562          0.3         L(33),Def(82),O(3)                0              0
  177      No                      561,007          62.5        L(24),Def(93),O(3)                0              0




          MOST RECENT    MOST RECENT      UW NOI         UW NCF      UW DSCR
LOAN #      NOI ($)        NOI DATE       ($)(21)        ($)(21)    (1,2,14,21)     TITLE TYPE       PML %
------      -------        --------      ----------    ----------   -----------     ----------       -----
   1       30,769,118      03/31/04      31,797,533    29,608,161     1.98              Fee
   2        7,113,654      03/31/04       7,566,313     7,264,470     1.41         Fee/Leasehold
   3        4,448,241      03/31/04       4,851,536     4,601,036     1.33              Fee
  3.1       2,705,217      03/31/04       2,816,885     2,693,885     1.33              Fee
  3.2       1,743,024      03/31/04       2,034,651     1,907,151     1.33              Fee
   4        4,338,465      03/31/04       3,526,734     3,324,633     1.28           Leasehold       11.4
   5        2,797,790      03/31/04       2,644,883     2,450,591     1.45              Fee
   6        4,522,084      04/30/04       4,191,505     3,663,212     1.89         Fee/Leasehold
   7        2,362,559      05/31/04       1,931,024     1,918,368     1.21              Fee          14.0
   8        1,723,844      03/31/04       1,883,280     1,811,780     1.24              Fee
   9        2,016,912      12/31/03       2,188,244     2,046,503     1.59              Fee
  10        1,142,527      03/31/04       1,683,357     1,635,357     1.45              Fee
  11        1,548,836      03/31/04       1,602,312     1,526,152     1.34              Fee
  12                0        NAP          1,667,048     1,533,134     1.81              Fee
  13        1,209,622      04/30/04       1,349,727     1,312,277     1.22              Fee
  14          996,771      12/31/03       1,927,510     1,789,937     1.58              Fee
  15        1,403,887      04/30/04       1,861,376     1,685,019     1.44              Fee
  16        1,739,197      04/30/04       1,699,409     1,498,798     1.48              Fee
 16.1               0        NAP                  0             0     1.48              Fee
 16.2               0        NAP                  0             0     1.48              Fee
 16.3               0        NAP                  0             0     1.48              Fee
 16.4               0        NAP                  0             0     1.48              Fee
 16.5               0        NAP                  0             0     1.48              Fee
 16.6               0        NAP                  0             0     1.48              Fee
 16.7               0        NAP                  0             0     1.48              Fee
 16.8               0        NAP                  0             0     1.48              Fee
  17        1,193,870      12/31/03       1,382,025     1,282,785     1.32              Fee
  18        1,429,099      11/30/03       1,482,750     1,394,068     1.37              Fee          15.0
  19        1,141,970      05/31/04       1,273,443     1,210,943     1.24              Fee
  20        1,068,286      06/30/04       1,128,531     1,090,131     1.21              Fee
  21          809,245      03/31/04       1,239,322     1,195,723     1.26              Fee
  22        1,272,661      06/30/03       1,399,118     1,252,602     1.51              Fee
  23        1,113,080      06/30/04       1,087,592     1,021,592     1.20              Fee          13.3
  24        1,857,540      02/29/04       1,971,304     1,672,830     2.03              Fee
  25        1,301,346      04/30/04       1,180,513     1,027,895     1.37              Fee
 25.1               0        NAP                  0             0     1.37              Fee
 25.2               0        NAP                  0             0     1.37              Fee
 25.3               0        NAP                  0             0     1.37              Fee
 25.4               0        NAP                  0             0     1.37              Fee
 25.5               0        NAP                  0             0     1.37              Fee
 25.6               0        NAP                  0             0     1.37              Fee
  26        1,334,773      12/31/03       1,241,151     1,150,209     1.47              Fee          14.0
  27        1,225,584      04/30/04       1,103,501       970,307     1.35              Fee
 27.1               0        NAP                  0             0     1.35              Fee
 27.2               0        NAP                  0             0     1.35              Fee
 27.3               0        NAP                  0             0     1.35              Fee
 27.4               0        NAP                  0             0     1.35              Fee
 27.5               0        NAP                  0             0     1.35              Fee
  28          849,104      12/31/03       1,039,961     1,009,111     1.37              Fee
  29          892,612      12/31/03         905,123       871,054     1.22              Fee          14.0
  30          975,730      04/30/04         988,765       971,065     1.22              Fee
  31        1,136,774      04/30/04       1,197,722     1,042,413     1.34              Fee
 31.1               0        NAP                  0             0     1.34              Fee
 31.2               0        NAP                  0             0     1.34              Fee
 31.3               0        NAP                  0             0     1.34              Fee
 31.4               0        NAP                  0             0     1.34              Fee
 31.5               0        NAP                  0             0     1.34              Fee
 31.6               0        NAP                  0             0     1.34              Fee
 31.7               0        NAP                  0             0     1.34              Fee
  32        1,136,172      04/30/04       1,028,031       906,624     1.32              Fee
 32.1               0        NAP                  0             0     1.32              Fee
 32.2               0        NAP                  0             0     1.32              Fee
 32.3               0        NAP                  0             0     1.32              Fee
 32.4               0        NAP                  0             0     1.32              Fee
 32.5               0        NAP                  0             0     1.32              Fee
 32.6               0        NAP                  0             0     1.32              Fee
  33          894,846      05/31/04         976,747       889,046     1.52              Fee
  34          833,064      06/30/04       1,008,918       951,122     1.29           Leasehold
  35                0        NAP          1,037,370       990,881     1.32              Fee
  36        1,072,506      03/31/04       1,016,609       929,834     1.27              Fee
  37          762,930      12/31/03         895,002       881,946     1.20              Fee
  38        1,778,787      12/31/03       1,981,849     1,679,299     2.06              Fee
  39        1,020,494      04/30/04         945,545       861,514     1.30              Fee
  40                0        NAP            814,748       805,907     1.21              Fee
  41          936,471      12/31/03         910,963       835,067     1.52              Fee
  42        1,025,623      03/31/04         971,909       898,909     1.54              Fee
  43        1,293,361      05/31/04       1,432,326     1,330,458     3.01              Fee
  44          625,089      04/30/04         873,826       777,823     1.30              Fee
  45                0        NAP            880,484       792,365     1.30              Fee
  46          961,439      04/30/04         926,455       848,391     1.45              Fee
  47          739,055      02/29/04         893,822       759,430     1.38              Fee
  48          873,659      12/31/03         815,758       757,181     1.33              Fee
  49          865,882      12/31/03         821,933       770,200     1.44              Fee          7.0
  50          679,667      03/31/04         768,304       719,804     1.27              Fee
  51          692,818      03/31/04         856,294       784,225     1.43              Fee
  52          649,515      04/30/04         821,497       809,747     1.47              Fee          5.0
  53          699,656      12/31/03         826,427       764,183     1.43              Fee
  54          897,652      03/31/04         837,041       728,647     1.36              Fee
  55          980,775      12/31/03         972,716       816,882     1.56              Fee
  56          717,426      12/31/03         755,581       690,866     1.44              Fee          8.0
  57          973,261      04/31/04         942,359       910,753     1.75              Fee
 57.1         574,370      04/30/04         550,288       532,918     1.75              Fee
 57.2         398,891      04/30/04         392,071       377,835     1.75              Fee
  58          899,455      12/31/03         864,170       761,707     1.57              Fee
  59                0        NAP            718,962       694,712     1.40              Fee
  60        1,506,495      04/30/04       1,357,036       996,579     1.80         Fee/Leasehold
  61          479,890      12/31/03         709,679       644,239     1.38              Fee
  62                0        NAP            606,377       596,777     1.47              Fee          14.0
  63          784,329      03/31/03         749,426       680,546     1.50              Fee
  64        1,083,260      12/31/03       1,025,934       951,535     2.00              Fee
  65          622,195      04/30/04         692,993       647,833     1.40              Fee
  66          850,231      05/31/04         695,437       641,437     1.64              Fee
  67                0        NAP            562,698       533,103     1.32              Fee
  68                0      01/00/00         601,312       570,185     1.32              Fee
  69          558,174      12/31/03         537,961       500,373     1.37              Fee
  70          230,946      12/31/03         522,467       480,419     1.34              Fee
  71          470,250      02/29/04         503,851       494,401     1.35              Fee
  72          423,205      04/30/04         526,730       490,980     1.29              Fee
  73                0        NAP            465,031       440,031     1.31              Fee
  74        1,119,894      04/30/04         993,025       712,813     1.87         Fee/Leasehold
  75          677,823      12/31/03         614,235       548,329     1.58              Fee
  76          551,501      04/30/04         582,337       546,787     1.53              Fee
  77          626,750      03/31/04         616,939       573,415     2.10              Fee
  78          696,427      03/31/04         768,464       717,519     1.76              Fee          18.0
  79          395,863      01/31/04         451,850       446,000     1.27              Fee          17.0
  80          489,269      12/31/03         487,977       451,443     1.44              Fee          7.0
  81          573,365      04/30/04         571,935       556,198     1.49              Fee          13.0
  82                0        NAP            524,716       502,708     1.38              Fee          17.1
  83          382,876      03/31/04         515,334       477,084     1.36              Fee
 83.1         239,434      04/30/04         357,249       329,249     1.36              Fee
 83.2          95,730      04/30/04          97,553        91,553     1.36              Fee
 83.3          47,712      03/31/04          60,532        56,282     1.36              Fee
  84          676,599      04/30/04         481,498       474,498     1.32              Fee
  85                0        NAP          5,308,356     5,270,260     14.65             Fee
  86          494,502      02/29/04         454,304       411,404     1.20              Fee
  87                0        NAP            387,230       385,037     1.20              Fee          13.0
  88                0        NAP            444,240       427,104     1.34              Fee
  89          352,623      03/31/04         460,965       417,715     1.23              Fee
  90          501,559      05/31/04         560,383       510,383     1.56              Fee
  91                0        NAP            451,196       429,286     1.49              Fee
  92          387,769      04/30/04         469,731       431,522     1.38              Fee
  93          540,204      03/31/04         595,348       539,505     2.10              Fee
  94          513,236      12/31/03         471,181       462,400     1.80              Fee
  95          417,421      02/29/04         403,689       366,289     1.20              Fee
  96          505,906      05/31/04         559,340       514,188     1.76              Fee
  97          442,534      03/31/04         405,025       365,525     1.31              Fee
  98          422,581      12/31/03         403,704       367,404     1.33              Fee
  99          361,449      04/30/04         383,408       357,188     1.43              Fee          11.0
  100               0        NAP            331,911       330,462     1.20              Fee
  101         461,646      02/29/04         392,905       357,905     1.34              Fee
  102               0        NAP            334,165       332,026     1.23              Fee
  103         473,798      08/31/04         413,924       401,358     1.58              Fee
  104               0        NAP            386,564       354,977     1.36              Fee
  105         397,081      05/31/04         339,553       320,933     1.28              Fee          11.0
  106         462,931      04/30/04         403,975       394,975     1.50              Fee
  107         297,916      04/30/04         372,907       340,907     1.33              Fee
  108               0        NAP            348,053       332,178     1.22              Fee
  109         265,177      04/30/04         348,309       321,912     1.27              Fee          7.0
  110               0        NAP            337,878       335,806     1.25              Fee
  111               0        NAP            321,504       301,596     1.30              Fee
  112         298,931      03/31/04         362,910       315,096     1.28              Fee          15.0
  113         537,976      12/31/03         484,410       418,410     1.31              Fee
  114               0        NAP            397,700       395,516     1.79              Fee
  115         362,667      12/31/03         338,485       298,903     1.41              Fee
  116               0        NAP            342,309       319,259     1.21              Fee
 116.1              0        NAP            202,044       189,251     1.21              Fee
 116.2              0        NAP            140,265       130,007     1.21              Fee
  117         339,740      03/31/04         327,419       299,070     1.41              Fee
  118               0        NAP            334,516       332,343     1.77              Fee
  119               0        NAP            368,139       343,802     1.73              Fee
  120         283,371      12/31/03         375,462       337,130     1.66              Fee
  121         303,340      04/30/04         303,826       273,130     1.41              Fee
  122         325,719      12/31/03         286,275       276,245     1.18              Fee
  123         254,621      04/30/04         252,944       246,394     1.25              Fee
  124         240,510      04/30/04         249,925       241,625     1.24              Fee
  125               0        NAP            266,168       262,761     1.20              Fee
  126               0        NAP            301,245       284,385     1.34              Fee
  127               0        NAP            303,243       301,731     1.55              Fee
  128               0        NAP          2,700,028     2,682,196     19.03             Fee
  129               0      05/31/04         258,454       241,654     1.40              Fee
  130               0        NAP            292,408       272,163     1.63              Fee
  131         283,430      12/31/03         256,140       226,440     1.33              Fee
  132               0        NAP            215,600       215,600     1.16              Fee
  133         255,153      01/31/04         271,149       263,749     1.51              Fee        Various
 133.1              0      01/00/00               0             0     1.51              Fee          8.0
 133.2              0      01/00/00               0             0     1.51              Fee
  134         195,262      03/31/04         341,038       288,788     1.62              Fee
  135         346,627      05/31/04         364,929       332,017     1.90              Fee
  136               0        NAP            296,368       272,300     1.61              Fee
  137         229,866      02/29/04         247,414       239,114     1.33              Fee
  138               0        NAP            302,394       300,221     1.88              Fee          15.2
  139               0        NAP            293,622       271,715     1.70              Fee
  140         202,269      12/31/03         211,969       194,469     1.28              Fee
  141               0        NAP            273,344       241,945     1.57              Fee
  142         262,442      03/31/04         231,335       212,283     1.26              Fee
  143         119,990      03/31/04         232,573       219,109     1.39              Fee
  144         214,981      12/31/03         271,323       252,033     1.63              Fee
  145               0        NAP            216,060       206,924     1.22              Fee
  146               0        NAP            210,177       195,195     1.26              Fee
  147         375,912      03/31/04         375,166       362,716     1.75              Fee
  148         283,169      11/30/03         224,739       199,909     1.39              Fee          12.0
  149               0        NAP            294,950       280,905     2.62              Fee
  150         278,719      06/10/04         239,171       233,399     1.50              Fee
  151               0        NAP            323,272       321,098     2.16              Fee
  152         249,335      04/30/04         226,632       216,632     1.53              Fee
  153         281,444      04/30/04         295,494       272,180     1.33              Fee          14.0
  154         253,167      04/30/04         222,970       195,220     1.31              Fee
  155         248,023      12/31/03         216,269       192,119     1.21              Fee
  156         197,476      04/30/04         218,931       202,931     1.25              Fee
  157         186,198      05/31/04         229,093       209,188     1.29              Fee
  158          65,641      03/31/04         216,020       199,027     1.25              Fee
  159         193,719      03/31/04         201,465       185,507     1.31              Fee
  160         185,747      04/30/04         189,760       164,560     1.64              Fee
  161         222,046      04/30/04         220,655       214,955     1.21              Fee          5.0
  162               0        NAP            217,343       203,195     1.24              Fee
  163         195,982      12/31/03         184,637       171,411     1.39              Fee
  164         252,239      04/30/04         160,640       154,940     1.43              Fee
  165         167,342      04/30/04         167,368       149,190     1.28              Fee
  166         151,057      03/31/04         178,010       158,740     1.35              Fee
  167               0        NAP          1,984,189     1,967,189     29.30             Fee
  168               0        NAP            297,920       296,494     2.75              Fee
  169         178,313      04/30/04         172,750       166,450     1.59              Fee
  170         135,842      03/31/04         136,643       130,305     1.29              Fee
  171         163,575      01/31/04         218,370       215,366     1.77              Fee
  172          91,050      03/31/04         181,840       154,584     1.75              Fee
  173         213,959      04/30/04         187,191       181,788     2.16              Fee          5.0
  174         135,858      02/28/04         108,259       102,259     1.26              Fee
  175         104,421      02/29/04         113,933       108,983     1.55              Fee
  176               0        NAP            162,669       161,827     1.27              Fee
  177               0        NAP             78,153        69,756     1.50              Fee


                                                   UPFRONT ESCROW(15)
          -------------------------------------------------------------------------------------------------------------
          UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.   UPFRONT TI/LC   UPFRONT RE TAX  UPFRONT INS.   UPFRONT OTHER
LOAN #     RESERVE ($)     RESERVE ($)     RESERVE ($)     RESERVE ($)      RESERVE ($)   RESERVE ($)     RESERVE ($)
------     -----------     -----------     -----------     -----------      -----------   -----------     -----------
   1
   2
   3                           13,875                                          400,669
  3.1
  3.2
   4                            3,125                       1,000,000
   5          333,000          45,000                                          200,078        97,631
   6                          151,250                                           26,198
   7                           50,625                                           58,826
   8                                                                           235,733        32,921         317,638
   9                                                                           188,671        12,759
  10                                                                            51,205        13,930
  11                           10,000                                           65,654        22,944         400,000
  12
  13                                                                            19,735         2,708
  14                                                          291,665          190,681
  15          400,000                                         700,000           35,624         7,800
  16          120,000          13,875           2,000         100,000           83,177        28,863
 16.1
 16.2
 16.3
 16.4
 16.5
 16.6
 16.7
 16.8
  17            1,875
  18                                                                            26,245         4,180
  19                                                                           132,714        38,018
  20                                                                            34,700         9,085
  21                           23,750           7,500                          109,767         4,132
  22                            4,188                                          324,071        22,360
  23
  24
  25                           20,338                         100,000           62,218        20,109
 25.1
 25.2
 25.3
 25.4
 25.5
 25.6
  26                                                          300,000           22,960         9,171         147,447
  27                            9,538                         100,000           69,331        18,357
 27.1
 27.2
 27.3
 27.4
 27.5
  28                          275,000                                           43,175        24,529
  29                                                                            26,311        12,451
  30                                                                            43,917         1,607
  31                           71,625                         212,000           87,500         6,177
 31.1
 31.2
 31.3
 31.4
 31.5
 31.6
 31.7
  32                            8,750           1,875         100,000           55,700        19,116
 32.1
 32.2
 32.3
 32.4
 32.5
 32.6
  33                                                                           190,159        11,694
  34
  35
  36                           18,750                                          112,981        61,710
  37                            5,544                                           71,032         2,373
  38
  39                                                                            78,450
  40
  41                                                           60,000           27,198        18,712
  42                           40,125                                           84,229        12,811
  43
  44                                                                            31,107         8,531
  45                                                                            85,548        12,976
  46                                                                           117,018
  47                          131,175                                           53,899        42,488
  48                                                                            81,836         2,387
  49                           15,625                                           18,622         6,281
  50                           37,125                                           34,467         1,094
  51                                                                            61,247
  52
  53                                                                            13,576        12,625
  54                                                                            67,935        12,432
  55                                                                            57,841        20,932
  56                           17,500                                           15,687         5,963
  57                           84,088
 57.1
 57.2
  58                           78,286
  59            6,539                                         290,000           84,783
  60                            2,500           8,750                          168,994
  61                            3,625                                           59,169
  62                                                                            18,167
  63                           14,688                                           72,500        18,333
  64                           11,250                                          121,636        10,834
  65                                                                            10,778        11,667         110,000
  66                                                                            61,930        47,676
  67                                                                             4,443         5,550
  68                                                                             4,823
  69                                                                             8,561           750
  70                                                                            13,621         1,978
  71                          550,938                                           12,911        16,260
  72                           60,250                                           77,268        20,695
  73                            3,125                                            5,144        43,615
  74                            2,500                                           55,501
  75                          163,863                         120,000           12,281        12,578
  76                                                                            17,182         7,850
  77                                                                            91,762         8,568
  78                            1,875                                           38,020        19,555
  79                                                                            21,559         4,469
  80                           11,250           2,500                           14,836         3,896
  81                                                                            22,537
  82                              263                                           26,400         2,170         100,000
  83                           18,750                                                         28,368
 83.1
 83.2
 83.3
  84                            6,250                                                         17,680
  85
  86                           21,450                                           60,237        37,535
  87
  88                                                                             7,004           672         106,000
  89                                                                            23,498         9,905
  90                                                                            44,188         9,034
  91                                                                            54,171         4,664          50,000
  92
  93                           34,625                                           66,139
  94                                           50,000                           36,027        50,000
  95                           16,563                                           50,797        33,049
  96                           49,388
  97                           28,594                                           39,822        37,363
  98                            2,125                                           13,958        11,694
  99                           34,373                                           23,580         2,526
  100
  101                          24,525                                           52,001         4,523
  102
  103                                                                           20,838         1,890
  104                                                                            3,467        19,989
  105                           4,375                                            7,119         1,027          62,625
  106                          19,750                                           38,114        15,782
  107                                                                           63,814        28,187
  108                                                                                          3,905
  109                             750                                            9,380         5,215
  110
  111                                                                            8,390         1,910
  112                           3,313                                           13,662
  113                         112,500
  114
  115                                                                           31,078         3,600
  116                                                                           87,885         4,461         139,650
 116.1
 116.2
  117                          10,312                                            7,595                        53,770
  118
  119
  120                          21,125             500         225,000           17,359        24,959
  121                                                          35,000           19,414         1,139
  122                                                                            7,584           501
  123                                                                           25,458           431
  124
  125
  126                                                                           14,210
  127
  128
  129                           5,000                                           16,966         4,391
  130                           8,250                                           19,736         1,149
  131                                                                            9,871         9,909
  132
  133                                                                           12,565         9,516
 133.1
 133.2
  134                          85,250                                            5,777        15,084
  135                           6,200
  136                                                                            5,019         7,944
  137                          10,000
  138
  139                                                                           28,333         5,761
  140                          20,625                                            3,915           967
  141                           1,875                         100,000           28,719         3,704
  142                          48,538                                            6,607         1,321
  143                                                                            1,243         2,813
  144           2,500                                                           22,869         1,075
  145                                                                                          4,637
  146                                                                           25,736         7,135
  147                                                                            8,935         5,521
  148                                                          50,000            8,782         4,864
  149
  150                                                                           27,604         1,109
  151
  152
  153                                                                           18,210         5,156
  154                                                                           29,328
  155                                                                                          5,584
  156                          16,250                                           18,534         3,928          40,000
  157                          61,619                                           28,053         5,706
  158                                                                            8,575         6,925
  159                          11,166                          50,000            7,491         6,179
  160                           4,375                                                                         75,000
  161                                                                           18,019           369
  162                                                                           18,698         5,275
  163                          23,113                                           13,738           662
  164                                                                           30,158         2,483
  165                                                                           17,968         2,345
  166                           5,000                                            4,901         2,920
  167
  168
  169                                                                            4,500           745
  170                           1,250                                           12,573         1,001
  171                                                                            4,380         1,172
  172                          10,000                                            6,063         8,393
  173                                                                           12,778         3,585
  174                           1,875                                            5,859         2,782
  175                                                                            3,403           533
  176
  177                                                                           11,409         1,813


                                                     MONTHLY ESCROW(16)
             ----------------------------------------------------------------------------------------------
             MONTHLY CAPEX  MONTHLY ENVIR.   MONTHLY TI/LC    MONTHLY RE TAX  MONTHLY INS.    MONTHLY OTHER  SINGLE
LOAN #        RESERVE ($)     RESERVE ($)     RESERVE ($)       RESERVE ($)   RESERVE ($)      RESERVE ($)   TENANT
------        -----------     -----------     -----------       -----------   -----------      -----------   ------
   1                                                                                                           No
   2                                                                                                           No
   3              20,875                                            58,347                                     No
  3.1                                                                                                          No
  3.2                                                                                                          No
   4               2,655                           7,743            30,918         3,766                       No
   5              13,875                                            22,231        13,947                       No
   6              39,242                                            26,198                                     No
   7               1,030                                            11,765                                     No
   8               5,958                                            23,573         6,115                       No
   9                 834                                            37,734         1,579                       No
  10                                                                 5,121         4,643                       No
  11               5,600                                            21,885         7,648                       No
  12                                                                                                          Yes
  13               3,567                                            19,735         2,069                       No
  14               1,750                          58,333            17,335                                    Yes
  15               3,083                          11,563            11,875         3,900                       No
  16               3,411                          14,325            41,588         4,811                       No
 16.1                                                                                                          No
 16.2                                                                                                          No
 16.3                                                                                                          No
 16.4                                                                                                          No
 16.5                                                                                                          No
 16.6                                                                                                          No
 16.7                                                                                                          No
 16.8                                                                                                          No
  17                                                                                                          Yes
  18               2,453                          10,665            13,122         4,180                       No
  19               2,882                                            18,959         3,802                       No
  20               1,969                                            17,350         3,028                       No
  21               1,570                                            21,953         4,132                      Yes
  22                                                                30,933         3,727                       No
  23               5,500                                            14,917         3,834                       No
  24                                                                                                           No
  25               2,260                           9,491            31,109         3,352                       No
 25.1                                                                                                         Yes
 25.2                                                                                                          No
 25.3                                                                                                          No
 25.4                                                                                                          No
 25.5                                                                                                          No
 25.6                                                                                                          No
  26                 811                           6,766            11,480         1,146                       No
  27               2,172                           9,121            34,666         3,059                       No
 27.1                                                                                                          No
 27.2                                                                                                          No
 27.3                                                                                                          No
 27.4                                                                                                          No
 27.5                                                                                                          No
  28               2,571                                            10,794         2,453                       No
  29                 674                                             8,770         1,556                       No
  30                                                                 8,783         1,607                       No
  31               2,917                          10,417            12,500         3,088                       No
 31.1                                                                                                          No
 31.2                                                                                                          No
 31.3                                                                                                          No
 31.4                                                                                                          No
 31.5                                                                                                          No
 31.6                                                                                                          No
 31.7                                                                                                          No
  32               2,171                           9,121            27,850         3,186                       No
 32.1                                                                                                          No
 32.2                                                                                                          No
 32.3                                                                                                          No
 32.4                                                                                                         Yes
 32.5                                                                                                          No
 32.6                                                                                                          No
  33               7,308                                            15,847         5,847                       No
  34               1,110                           3,706             5,272         1,320                       No
  35                                                                                                          Yes
  36               6,625                                            11,298         6,171                       No
  37                 405                             674            11,839         1,187                       No
  38                                                                                                           No
  39                 568                          10,000            16,197                                     No
  40                                                                                                          Yes
  41               1,177                           6,275            13,599         1,701                       No
  42               6,083                                            14,038         6,406                       No
  43                                                                                                           No
  44                 729                                            15,554           853                       No
  45                 576                           3,454             9,505         1,180                       No
  46               6,540                                            16,717         3,429                       No
  47               2,928                           8,783            13,475         4,249                       No
  48                                                                 7,092           796                       No
  49                 643                                             6,207         1,256                       No
  50               4,042                                             4,308         1,094                       No
  51               1,009                           4,982            10,208                                     No
  52                 979                                             6,026         1,024                       No
  53                 721                           4,804             3,394         1,263                       No
  54               1,008                           6,953             9,705         2,486                       No
  55               5,000                           5,000            21,282         2,617                       No
  56                 951                                             5,229         1,193                       No
  57               1,976                                                                                       No
 57.1                                                                                                          No
 57.2                                                                                                          No
  58               2,783                           5,769                                                       No
  59                 466                           2,500             6,310           602                       No
  60              26,766                                            42,240                                     No
  61                 730                           5,700             9,862                                     No
  62                 418                                             9,083                                     No
  63               5,125                                            12,083         6,111                       No
  64                                                                10,136         2,708                       No
  65                 338                           1,667            10,778         1,667                       No
  66               4,500                                            10,322         4,768                       No
  67                                              23,158             7,453           686                       No
  68                 752                             833             4,823                                     No
  69                 445                           1,042             4,280           750                       No
  70               2,250                           2,461             1,513         1,978                       No
  71                 788                                             1,360         1,355                       No
  72               2,979                                             7,024         3,449                       No
  73               2,083                                             5,144         3,965                       No
  74              20,811                                            13,875                                     No
  75               1,411                           4,085             6,386         2,174                       No
  76               2,963                                             4,295         1,308                       No
  77                                                                13,109         2,448                       No
  78                 600                           3,180             4,753         1,630                       No
  79                                                                 5,390           894                       No
  80                 490                                             4,945           779                       No
  81               1,312                                             7,512         1,298                       No
  82                 252                           1,598             6,600           362                       No
  83               3,188                                                           4,053                       No
 83.1                                                                                                          No
 83.2                                                                                                          No
 83.3                                                                                                          No
  84                 584                                             2,963         1,607                       No
  85                                                                                                           No
  86               3,575                                             8,605         3,520                       No
  87                 183                                                                                      Yes
  88                 286                           1,146             1,167           134                       No
  89               3,605                                             4,700         2,476                       No
  90               4,167                                             6,313         2,258                       No
  91                 166                           1,660             7,739           583                       No
  92               3,184                                             4,087         1,888                       No
  93                                                                 6,614                                     No
  94                 732                                             3,673           629                       No
  95               3,117                                             7,257         3,098                       No
  96                                                                                                           No
  97               3,292                                             5,689         4,151                       No
  98               2,750                                             6,979           975                       No
  99               2,193                                             5,895         1,263                       No
  100                                                                                                         Yes
  101              2,917                                             7,429         2,261                       No
  102                                                                                                         Yes
  103                                                                3,473           945                       No
  104                471                           2,158             3,467         1,999                       No
  105              1,552                                             7,119         1,027                       No
  106                                                                                                          No
  107              2,667                                             6,381         3,132                       No
  108                683                             683             4,266           651                       No
  109                538                           2,444             1,876         1,043                       No
  110                173                             575                                                      Yes
  111                 90                           1,422               932                                     No
  112                652                           3,625             2,277                                     No
  113                                                                                                          No
  114                                                                                                         Yes
  115              1,000                                             2,590         1,200                       No
  116                238                             942             4,067           446                       No
 116.1                                                                                                         No
 116.2                                                                                                         No
  117                780                           1,577             1,519                                     No
  118                                                                                                         Yes
  119                                                887                                                      Yes
  120                982                           6,250             5,786         2,269                       No
  121                                              2,000             2,427                                     No
  122                                              1,417             1,896           250                       No
  123                                                                3,182           431                       No
  124                                                                                                          No
  125                                                                                                         Yes
  126                425                             833             2,368                                    Yes
  127                                                                                                         Yes
  128                                                                                                          No
  129              1,400                                             2,828           549                       No
  130                                                                3,289           575                       No
  131              2,250                                             4,936           826                       No
  132                                                                                                         Yes
  133                617                                             1,571           793                       No
 133.1                                                                                                         0
 133.2                                                                                                         0
  134              4,355                                             5,777         1,257                       No
  135                                                                                                          No
  136                254                           1,695               627           993                       No
  137                                                                2,208           833                       No
  138                                                                                                         Yes
  139                250                           1,667             2,833         2,880                       No
  140              1,458                                               979           483                       No
  141                506                                             4,787           926                       No
  142                298                           1,667             2,202           330                       No
  143                 70                             918               124           313                       No
  144                                                                4,545         1,075                       No
  145                442                             442             2,500           773                       No
  146                138                           1,116             3,747           649                       No
  147              1,038                                               745           460                       No
  148                286                           1,785             2,927           608                       No
  149                                                                                                          No
  150                484                                             2,452           277                       No
  151                                                                                                         Yes
  152                833                                             2,767         2,334                       No
  153                                                                3,035           644                       No
  154              2,313                                             4,190         1,926                       No
  155              2,013                                             6,706         2,792                       No
  156              1,334                                             2,317         1,662                       No
  157              1,659                                             2,550           951                       No
  158                275                           1,141             1,715           630                       No
  159                353                             969             2,497         1,030                       No
  160                                                                4,750         1,666                       No
  161                475                                             4,505           185                       No
  162                158                             958             2,671           754                       No
  163              1,103                                             1,526           662                       No
  164                475                                             3,770         1,241                       No
  165              1,515                                             2,246         1,173                       No
  166                285                           1,321             4,901           365                       No
  167                                                                                                          No
  168                                                                                                         Yes
  169                525                                             1,500           372                       No
  170                194                                             1,397           334                       No
  171                146                                             4,380         1,172                       No
  172              2,271                                             3,031           699                       No
  173                458                                             1,065           299                       No
  174                500                                               976         1,391                       No
  175                                                                  567           533                       No
  176                 71                                                                                      Yes
  177                114                             948             1,033           227                       No


                                LARGEST TENANT                                                 2ND LARGEST TENANT
        -----------------------------------------------------------------  ---------------------------------------------------------
                                                                 LEASE                                                      LEASE
LOAN #  LARGEST TENANT                              UNIT SIZE  EXPIRATION  2ND LARGEST TENANT                  UNIT SIZE  EXPIRATION
------  --------------                              ---------  ----------  ------------------                  ---------  ----------
   1    Jones Apparel                                254,987   04/30/12    Chase Manhattan Bank                   72,383   10/31/09
   2    Hecht's (Ground Lease)                        95,000   01/31/20    Sears                                  88,784   10/03/09
   3
  3.1
  3.2
   4    Kmart Corporation                            119,537   07/31/21    Foodland Supermarkets, Inc.            53,000   07/31/21
   5
   6
   7
   8
   9    Vectra Bank                                   21,862   03/21/09    Cool River Restaurant                  17,545   04/30/10
  10
  11
  12    Brylane, Inc.                                741,221   09/30/16
  13
  14    FDA (GSA)                                    105,825   02/07/09
  15    Family Entertainment                          17,041   08/31/08    Betka Ent. Inc/Amish Showcase          16,114   06/30/07
  16    Lifetouch Portrait Studio                     33,697   07/31/09    Hypoguard                              32,483   10/31/05
 16.1   Bob's Wood Specialities                       16,631   07/31/10    Speec, Inc.                             8,919   05/31/10
 16.2   Leeann Chin, Inc.                             19,200   08/31/06    Interstate Brands Corp.                16,800   12/31/06
 16.3   Sections, Inc.                                 8,211   05/31/08
 16.4   Atrix International, Inc.                     22,880   05/31/08
 16.5   Showcraft, Inc.                               11,800   06/30/06    La Van Flooring Covering               10,600   11/30/04
 16.6   Barr Engineering Co.                          11,220   10/31/05    Stonemasters & Sons, Inc.               5,610   01/31/08
 16.7   Lifetouch Portrait Studio                     33,697   07/31/09    Hypoguard                              32,483   10/31/05
 16.8   Refrigeration Equipment                        5,033   09/30/08    Macbirdie Golf Gifts, Inc.              4,094   07/31/08
  17    Ball Corporation                             496,200   04/30/18
  18    Grocery Outlet                                20,892   01/31/08    24 Hour Fitness                        19,665   10/31/04
  19
  20
  21    Forever 21                                    88,840   12/14/14
  22    Big Lots Stores, Inc.                         27,060   01/31/07    A.J. Wright                            23,000   10/30/13
  23
  24    B. Robinson Optical Inc.                      18,913   02/28/07    American Lawyer Media, Inc.             8,500   08/31/10
  25    Systems Design Advantage, LLC                 40,844   06/30/06    Narco Medical Services                 17,716   05/31/05
 25.1   Systems Design Advantage, LLC                 40,844   06/30/06
 25.2   The Stichery Studio                           15,400   07/31/07    HOM Furniture, Inc.                    15,400   09/30/05
 25.3   Diane's Custom Candies                        15,860   05/31/06
 25.4   Onan Corporation                               4,796   12/31/04    Connolly Consulting Associates          3,608   07/31/06
 25.5   Dynamic Packaging, Inc.                       15,050   04/30/09    Viper Motorcycle Co.                   13,365   05/31/06
 25.6   Narco Medical Services                        17,716   05/31/05    McLeodUSA Telecommunications           15,936   09/30/09
  26    Genesys Telecommunications Lab                22,247   09/30/07    Kinzan.com                             21,844   02/28/06
  27    Quality Assured Label Inc.                    30,845   07/31/07    Modular Concepts, Inc.                 21,600   11/30/10
 27.1   Modular Concepts, Inc.                        21,600   11/30/10    Game Room Gallery                      10,980   08/31/04
 27.2   Intelligent Lighting                           6,645   07/31/07    March of Dimes Foundation               4,638   05/31/10
 27.3   Midwest Group, Inc.                            4,554   08/31/05    Ingersol-Rand Company                   3,486   10/31/06
 27.4   Captovation, Inc.                              3,341   08/31/04    US Investigation Services               1,976   07/31/07
 27.5   Quality Assured Label Inc.                    30,845   07/31/07    Pathfinder Computer Technologies       11,040   05/31/07
  28
  29    OfficeMax                                     30,000   03/14/13    Smart & Final                          20,000   12/31/17
  30
  31    Day-Pak, Inc.                                 45,966   05/31/06    FedEx Ground Package                   32,000   10/31/08
 31.1   Microtek Laboratories                          6,000   12/31/04
 31.2   Nissin International Transport                14,400   08/31/06    North American Expediting              10,730   12/31/05
 31.3   Composite One                                 25,600   08/31/05    Material Management                    12,800   11/30/06
 31.4   FedEx Ground Package                          32,000   10/31/08    Gary and Constance Harmon               8,000   07/31/10
 31.5   PVS Plastics                                  12,800   05/31/05    SPI Flooring                           12,800   05/31/07
 31.6   Brenda Ketter                                  6,000   09/30/05    Microtek Laboratories                   4,000   12/31/04
 31.7   Day-Pak, Inc.                                 45,966   05/31/06    Sound Waves, Inc.                      12,780   02/28/07
  32    Water Heater Innovations                      54,612   06/01/05    Neupak Inc.                            19,130   12/01/09
 32.1   Burnsville Physical Rehab                      3,099   12/01/06    TX Relief of Minnesota                  2,812   07/01/04
 32.2   Bolton & Menk                                 10,056   03/01/05    Core Resources Inc.                     4,079   10/01/06
 32.3   C.D.C. Centers, Inc.                           4,381   03/01/05    E. F. Engineering, Inc.                 4,020   02/01/06
 32.4   Water Heater Innovations                      54,612   06/01/05
 32.5   Best Brands Corp.                             18,900   12/01/04    Eagan Logistics, Inc.                  18,900   03/31/11
 32.6   Neupak Inc.                                   19,130   12/01/09    Pipeline Supply Inc.                   13,680   05/31/09
  33
  34    Vons                                          35,172   03/31/08    Rite Aid                               20,100   05/31/05
  35    VoiceStream PCS Holding, LLC                  77,483   06/29/19
  36
  37    PetCo                                         15,467   05/30/14    Chicago Home Fitness                    4,080   05/30/12
  38    Crystal Clear Industries, Inc                 19,281   12/31/15    Global Works                           15,000   12/31/12
  39    March of Dimes Foundation                      5,557   07/31/11    Center for Reproductive Law & Policy    5,557   04/30/11
  40    Kohl's                                        88,408   01/31/25
  41    CompUSA                                       23,836   02/28/07    Dunham's Sporting Goods                18,786   12/31/05
  42
  43    Marshall's                                    28,260   04/30/13    Babies R Us                            24,779   01/31/14
  44    Medical Life Insurance Company                23,382   03/31/13    Electrolux Home Products, Inc.         19,243   08/31/09
  45    LeBauer Heartcare                             23,817   03/22/09    Guilford Neurology                     12,977   10/22/10
  46
  47    Steelwind Industries, Inc.                   127,257   05/31/16    Advance Boiler and Tank                97,266   05/31/08
  48    SCAN                                          13,500   12/31/04    First Financial Group                  11,140   05/31/09
  49    Tahoe Joe's                                    5,703   01/31/07    Majesty Book and Gifts                  4,416   04/30/12
  50
  51    Century 21 - Town & Country                   18,220   05/31/14    Singh Development Co., Ltd.            14,019   12/31/07
  52
  53    World Gym                                     13,140   04/01/09    Veda Salon                              7,480   02/28/10
  54    Wachovia Securities                            8,268   03/31/06    Prudential                              5,918   07/31/05
  55    Standard Data Corp.                           11,926   08/31/10    Morgan Funding Corp.                    8,158   03/31/08
  56    Savemart Supermarket (FoodMaxx)               49,950   06/22/08    Hollywood Video                         6,144   05/01/09
  57
 57.1
 57.2
  58    Ansco & Associates, Inc.                      12,099   04/12/07    Performance Oriented Solutions          7,116   04/30/08
  59    Office Depot                                  12,889   06/30/19    Pier I Imports                          9,869   07/31/09
  60
  61    Staples                                       21,480   05/31/07    Outback                                 6,500   12/31/13
  62
  63
  64    Giant Food of Maryland                        55,330   04/30/17    Super Trak/Advance Auto                 7,800   07/31/09
  65    Farmer Jack                                   47,865   11/30/22    Blockbuster                             4,500   12/31/07
  66
  67    Lipson, Neilson, Cole, Seltzer & Garin, P.C.  17,268   01/31/14    Comerica                               11,916   02/08/24
  68    DSW                                           32,265   04/30/19    Office Depot                           27,895   11/30/10
  69    Food Lion                                     33,000   12/31/15    Dollar Store (CVS)                      8,450   01/31/11
  70    Dollar Tree                                    9,975   11/01/07    Shoe Show                               4,875   11/01/08
  71
  72
  73
  74
  75    Branchbrook                                   22,500   01/31/10    Portobello Farm Market                 17,185   10/31/06
  76
  77
  78    Jen Shu Lee (Greenland Co.)                    3,550   09/30/05    Shuang Xi Lin                           2,700   04/30/04
  79
  80    Mattress Land                                  4,824   11/30/04    Bright Now Dental                       4,567   11/30/13
  81
  82    MamoYama Japanese                              5,165   10/31/12    Frascatl                                4,500   09/10/13
  83
 83.1
 83.2
 83.3
  84
  85
  86
  87    Walgreen's                                    15,120   01/09/24
  88    Fitness 19 Health Club                         6,953   07/20/13    B.B.'s Fine Dining                      3,537   07/30/09
  89
  90
  91    Denny's (Ground Lease)                         5,787   09/30/23    Pro Golf Discount of Willowbrook        5,000   05/30/09
  92
  93    Old Navy                                      26,125   10/31/05    Office Max                             23,000   07/31/10
  94
  95
  96
  97
  98
  99
  100   Walgreen's                                    14,490   06/07/24
  101
  102   Walgreen's                                    14,259   03/31/29
  103
  104   Dollar Tree                                    6,000   03/31/13    Hibbett Sports                          5,000   05/31/08
  105
  106
  107
  108   Hollywood Video                                6,304   04/20/14    Camille's Sidewalk Cafe                 2,800   07/05/04
  109   Rafat Mikhail                                  7,570   05/31/06    Equilon Enterprise                      3,000   09/14/14
  110   Eckerd                                        13,813   12/01/23
  111   Buffalo Wild Wings                             5,400   01/31/14    Complete Petmart                        4,650   01/31/09
  112   Skin Care Spa HPDERM                           3,281   03/31/07    LINDORA                                 2,172   04/30/06
  113
  114   Walgreens                                     14,560   12/31/29
  115   P&H Auto-Electric                             17,102   05/31/08    Baltimore International Warehouse      10,723   05/31/05
  116
 116.1  Bank One                                       3,990   01/31/19    Sprint                                  2,500   12/31/08
 116.2  Sprint                                         2,450   03/31/09    Fred Loya Insurance                     1,400   04/30/09
  117   The Kroger Company                            42,130   10/31/07    More For Your Dollar                    7,215   05/31/08
  118   Walgreens                                     14,490   04/30/29
  119   Food City                                     42,559   09/28/12
  120   Sunshine Food Market                          28,875   06/30/12    Dollar Crazy                            9,600   09/30/06
  121   OAS Micro Networks                             8,000   11/30/04    Digital AV                              7,000   05/31/06
  122   Verizon Wireless                               2,800   01/16/06    Baja Fresh                              2,500   12/31/10
  123
  124
  125   Walgreens                                     14,560   12/31/29
  126   DSW                                           29,579   02/28/19
  127   Walgreens                                     13,673   03/31/29
  128
  129
  130   Walden School                                  7,009   12/31/07    Lennar (North American Title)           4,136   05/31/06
  131
  132   CVS                                           13,013   03/01/26
  133
 133.1
 133.2
  134
  135
  136   Anytime Fitness                                4,573   11/30/08    All Star Martial Arts, Inc.             2,567   06/30/09
  137
  138   Walgreens                                     14,490   06/14/24
  139   Bearrington School                             4,000   06/30/09    Ali Cleaners                            2,500   04/30/14
  140
  141   Dick's Supermarket                            32,338   11/30/18    Clingman's Pharmacy                     4,065   06/30/09
  142   Public Affairs Support Services                7,254   12/31/07    Patrick Sweet                           3,610   09/14/07
  143   Blockbuster Video                              5,184   03/31/13    In Touch Salon & Spa                    1,872   10/31/08
  144   The Blue Shell                                 5,400   05/01/07    Therapy To Go, Inc.                     2,970   03/01/09
  145   Hollywood Video                                5,811   04/20/14    Caribou Coffee                          1,948   05/07/14
  146   Bank One                                       3,500   10/31/13    Rent 2 Own                              3,500   11/30/08
  147
  148   Lozano Smith                                   8,217   11/30/06    Sprotte & Watson Architecture           4,447   07/31/06
  149   Chipotle Mexican Grill                         2,585   12/31/14    Noodles & Company                       2,585   01/13/14
  150
  151   Walgreens                                     14,490   03/31/79
  152
  153   Jerry's Liquor                                 3,000   01/31/05    Restaurant 54                           2,550   11/30/04
  154
  155
  156
  157
  158   Head Over Heels                                5,187   06/30/06    As Seen On TV Superstore                2,400   06/30/06
  159   David's Bridal                                11,820   08/31/08    Dunkin Donuts                           3,120   07/31/08
  160
  161
  162   Washington Mutual                              4,187   01/31/14    Today's Vision                          2,160   02/28/09
  163
  164
  165
  166   River Stone                                    4,744   01/03/13    Ohio Savings Bank                       4,052   01/31/11
  167
  168   Walgreens                                     14,259   02/28/29
  169
  170
  171
  172
  173
  174
  175
  176   Washington Mutual                              4,300   12/31/14
  177   McGinn Smith and Co.                           4,082   03/31/09    Theraplay                               2,744   08/31/08


                                        3RD LARGEST TENANT
          -------------------------------------------------------------------------------
                                                                                 LEASE
LOAN #    3RD LARGEST TENANT                                       UNIT SIZE   EXPIRATION
------    ------------------                                       ---------   ----------
   1      Levi Strauss & Company                                      43,004    01/31/12
   2      J.C. Penney                                                 87,265    02/28/10
   3
  3.1
  3.2
   4      Ross Stores, Inc.                                           34,234    11/05/04
   5
   6
   7
   8
   9      Il Fornaio                                                   7,500    12/10/10
  10
  11
  12
  13
  14
  15      Ben & Dawn Wardern/Hearthstone                              11,942    12/31/05
  16      Filmtec Corp                                                30,412    11/30/04
 16.1     Aladdin Distributions Inc.                                   8,080    03/31/07
 16.2     Stormchaser                                                  7,200    10/31/08
 16.3
 16.4
 16.5     Delanghe Enterprise, Inc.                                   10,600    06/30/04
 16.6
 16.7     Filmtec Corp                                                30,412    11/30/04
 16.8     The Print Shop                                               3,886    08/31/06
  17
  18      Rite Aid                                                    17,784    05/31/10
  19
  20
  21
  22      North Oakland Dialysis                                      13,698    01/31/10
  23
  24      Black Mountain Management Inc.                               8,500    01/31/11
  25      McLeodUSA Telecommunications                                15,936    09/30/09
 25.1
 25.2
 25.3
 25.4     Rug Doctor, LP                                               3,070    08/31/05
 25.5     Chippewa Graphics                                           13,255    10/31/05
 25.6     Interlink Communications Corp.                               9,862    08/31/04
  26      Wells Fargo Bank                                             7,583    05/31/07
  27      Pathfinder Computer Technologies                            11,040    05/31/07
 27.1     Minnesota Corporate C.U.                                     1,200    12/31/04
 27.2     MW Marketing Group, Inc.                                     3,824    09/30/07
 27.3     Richard J. Raming/Midwest Interiors                          3,413    01/31/09
 27.4     BK Financial Group                                           1,206    06/30/05
 27.5     Sillker Laboratories Group                                  10,122    10/31/06
  28
  29
  30
  31      Composite One                                               25,600    08/31/05
 31.1
 31.2     Meyer Plastics                                               9,600    08/31/05
 31.3     Spectra Precision                                           12,800    09/20/04
 31.4     The Scooter Store                                            4,000    03/31/06
 31.5     Prolift Industrial                                           9,600    06/30/05
 31.6     Huber Heights Corps                                          2,000    12/31/04
 31.7
  32      Best Brands Corp.                                           18,900    12/01/04
 32.1     Dr. TL Franks & Assoc.                                       2,804    07/01/04
 32.2     On-Belay of Minnesota, Inc.                                  2,909    10/01/06
 32.3     General Telecommunications                                   2,360    03/31/07
 32.4
 32.5
 32.6
  33
  34      Kaiser Foundation                                            7,380    08/31/04
  35
  36
  37      Palm Beach Tan                                               3,260    04/30/14
  38      Noonan Russo Communications                                 15,000    12/31/06
  39      Key Bank National Association                                5,557    09/30/09
  40
  41      Famous Footwear                                             16,183    12/31/06
  42
  43      Petco                                                       14,455    06/30/13
  44      Transportation Security Administration                      13,701    06/30/10
  45      Bertrand Breast and Osteo Center                             6,688    05/24/09
  46
  47      Avalon Rail                                                 59,019    05/31/05
  48      R.A. Ponte                                                   8,262    03/31/05
  49      Casa Corona                                                  4,416    03/31/05
  50
  51      Robert W. Baird & Co.                                        8,701    06/30/08
  52
  53      Daffodils Floral                                             5,600    04/30/13
  54      Mission Management & Trust                                   5,423    10/31/06
  55      Hudson County College                                        6,773    06/15/08
  56      Rent A Car                                                   3,704    11/30/06
  57
 57.1
 57.2
  58      Geodax Technology, Inc.                                      5,760    03/31/07
  59      Panera Bread Company                                         4,408    09/30/09
  60
  61      Dollar Corner                                                4,546    06/30/06
  62
  63
  64      Blockbuster                                                  6,600    04/30/06
  65      Little Ceasars                                               1,470    05/31/09
  66
  67      Bloomfield Family Physicans                                  2,467    06/27/09
  68
  69      Chinamax                                                     3,600    02/28/06
  70      Hallmark                                                     3,975    02/28/09
  71
  72
  73
  74
  75      Rite Aid                                                    10,000    06/30/06
  76
  77
  78      Kyung Jin Kim & Yonug Ja Kim (Maxima Trading)                2,100    09/30/06
  79
  80      Imperial Garden                                              3,782    12/31/12
  81
  82      Birkam Yoga College                                          2,400    12/31/08
  83
 83.1
 83.2
 83.3
  84
  85
  86
  87
  88      Blue Iguana Burrito Co.                                      2,163    11/30/08
  89
  90
  91      Cafe Empress                                                 4,400    03/31/14
  92
  93      Books-A-Million                                             22,212    02/14/09
  94
  95
  96
  97
  98
  99
  100
  101
  102
  103
  104     Cato                                                         3,900    03/31/08
  105
  106
  107
  108     Caffvino                                                     1,873    06/30/14
  109     Dr. Liliane Shephard                                         2,278    07/31/05
  110
  111     Payless Shoesource                                           2,910    02/28/09
  112     Chiropractor: Basil                                          1,773    06/30/06
  113
  114
  115     Bauer's Custom Cabinets                                      6,416    09/30/04
  116
 116.1    Philly Connection                                            1,700    04/30/09
 116.2    Wingstop Restaurants                                         1,400    03/31/09
  117     New Plan Realty                                              3,100    05/31/08
  118
  119
  120     Spectrum Health Services                                     9,229    12/31/05
  121     ASAP Distribution                                            5,250    02/28/07
  122     Starbucks Corporation                                        1,800    12/20/10
  123
  124
  125
  126
  127
  128
  129
  130     Sugar Land Pediatric                                         3,436    12/31/06
  131
  132
  133
 133.1
 133.2
  134
  135
  136     Master Cleaners                                              2,500    10/31/13
  137
  138
  139     Ladies Workout Express                                       1,800    06/30/09
  140
  141     Los Aztecas Restaurant                                       4,032    03/31/08
  142     American Society of Transplant Surgeons                      1,855    10/31/06
  143     The UPS Store                                                1,296    01/31/09
  144     Rio Respritory Services                                      2,200    02/01/09
  145     Quizno's                                                     1,547    06/10/14
  146     Game Stop, Inc.                                              1,400    09/30/08
  147
  148     Winresources Computing Inc.                                  3,073    02/28/04
  149     Kinko's                                                      2,413    04/15/09
  150
  151
  152
  153     Saigon Digital Photo Lab                                     1,500    04/30/05
  154
  155
  156
  157
  158     Drew Middleton, D.M.D., PLLC                                 2,400    08/31/08
  159
  160
  161
  162     Nextel                                                       1,600    01/31/09
  163
  164
  165
  166     Zin Restaurant                                               3,810    11/30/13
  167
  168
  169
  170
  171
  172
  173
  174
  175
  176
  177     DeMaria Financial                                            2,274    04/30/09


                            FOOTNOTES TO ANNEX A-1

       (1)    With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR,
              Current LTV % and Maturity LTV % are calculated on an aggregate basis.

       (2)    With regard to World Apparel Center (Loan Number 1), the following fields were calculated using the aggregate Current Balance($) for the entire senior component
              (including the World Apparel Center pari passu companion loans): (i) Current LTV %, (ii)
              Original Balance per Unit ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and
              (v) UW DSCR.

       (3)    For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's
              Original Balance and Current Balance is allocated to the respective Mortgaged
              Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

       (4)    Each letter identifies a group of cross-collateralized, cross-defaulted mortgaged loans.

       (5)    Each number identifies a group of related borrowers.

       (6)    For each Mortgage Loan, the excess of the related Interest Rate over the related
              Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

       (7)    The Monthly Debt Service for Loan Numbers 12, 33, 41, 77, 128, 160, and 167 were calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and
              (iii) 365/360.

              The Monthly Debt Service for Loan Numbers 43 and 149 were calculated as 1/12th of the product of (I) the Current Balance and (ii) the Interest Rate.

       (8)    With respect to World Apparel Center (Loan Number 1), please refer to Annex C for the complete amortization schedule.

       (9)    Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

      (10)    For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

      (11)    For ARD Loans, the related Anticipated Repayment Date.

      (12)    For ARD Loans, calculated as of the related Anticipated Repayment Date.

      (13)    The "L" component of the prepayment provision represents remaining lockout payments.

              Runaway Bay Apartments, Mason Manor Apartments and North Creek Apartments
              (Loan numbers 20, 101, and 23) allow for defeasance the earlier of: (1) the later of (a)
              two years from securitization of note A or (b) two years from securitization of note B or (2) four years from the first payment date.

              The World Apparel Center (Loan Number 1) allows for defeasence the earlier of 3 years from the note date, or the date that is 2 years from the securitization of the last component of the loan. The lockout period and defeasence period will vary depending on when the A-2, A-3 and A-4 component is securitized.

      (14)    The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.


 (15)       Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

 (16)       Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

 (17)       With respect to certain of the mortgage loans, the respective appraised values and appraisal dates are reflective of stabilized values as defined in their respective appraisals.

 (18)       With respect to the Ball Corporation Building (Loan Number 17), the monthly debt service from the first payment date through June 1, 2013 will be $81,185.82. Beginning on July 1, 2013 and through the the loan's Anticipated Repayment Date on June 1,
            2018, the monthly debt service payment will increase to $87,644.65.

 (19)       At origination, the initial principal balance of the Island Vista Estates (Loan Number 28)
            was $10,500,000 and the initial monthly debt service was $57,786.44. An earnout funding was advanced on July 28, 2004 in the amount of $650,000, which increased the principal balance of the loan to $11,104,288.65 (after giving effect to the August 1,
            2004 monthly debt service payment). The Original Balance, Current Balance, Maturity
            Balance, Monthly Debt Service and Annual Debt Service shown in Annex A-1 are calculated after giving effect to the earnout funding.

 (20)       With respect to the Tupelo Market loan (Loan Number 104), the Original Balance and
            Current Balance shown in Annex A-1 includes a future earnout funding of $225,000 which is anticipated to occur in August 2004.

 (21)       With respect to Loan Number 53, $200,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI, UW NCF and UW DSCR were calculated assuming these conditions have been met.

            With respect to Loan Number 109, $450,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI, UW NCF and UW DSCR were calculated assuming these conditions have been met.

            With respect to Loan Number 82, $450,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI, UW NCF and UW DSCR were calculated assuming these conditions have been met.

            With respect to Loan Number 123, $240,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI, UW NCF and UW DSCR were calculated assuming these conditions have been met.

            With respect to Loan Number 108, $400,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI, UW NCF and UW DSCR were calculated assuming these conditions have been met.

 (22)       The Cedar Square loan (Loan Number 63) is secured by 21 properties. The property addresses are as follows:

            903-914, 923 North 14th Street, 920, 928, 936, 942, 925, 929, 933, 939, 941-943,
            945-947, 945 A North 15th Street, 1422-1432, 1503, 1505, 1416, 1425, 1435 Kilbourn
            Avenue, 930, 952-954 North 16th Street and 945-947 North 17th Street.

 (23)       With respect to Loan Numbers 52, 106, 124, 127 and 152 the applicable Mortgage Loan
            Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date as a result of the mortgage loan not having its first due date until October 2004.

                                                                      ANNEX A-2

                                   CUT-OFF DATE BALANCES

                                                                                                 WEIGHTED AVERAGES
                                                                                          ---------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
                                        MORTGAGE           DATE              POOL             MORTGAGE          TERM
CUT-OFF DATE BALANCES                     LOANS           BALANCE          BALANCE              RATE          (MOS.)(1)
---------------------------------------------------------------------------------------------------------------------------
$650,000 - $2,999,999                         61        $123,659,217          9.9 %           5.8759%           127
$3,000,000 - $3,999,999                       24          85,317,622          6.8             5.8270%           124
$4,000,000 - $4,999,999                       15          67,977,410          5.4             5.9665%           111
$5,000,000 - $6,999,999                       18         101,807,658          8.1             5.6674%           118
$7,000,000 - $9,999,999                       21         170,834,478         13.6             5.6105%           112
$10,000,000 - $14,999,999                     22         254,238,356         20.3             5.6470%           118
$15,000,000 - $24,999,999                     12         226,985,937         18.1             5.5401%           97
$25,000,000 - $49,999,999                      1          26,000,000          2.1             5.7400%           180
$50,000,000 - $73,000,000                      3         196,740,000         15.7             5.6217%           104
                                       -----------------------------------------------------------------------------------
TOTAL:                                       177      $1,253,560,678        100.0 %           5.6744%           113
                                      ====================================================================================


                                       ------------------------------------------------
                                                             CUT-OFF
                                                              DATE        LTV RATIO
                                               UW              LTV           AT
CUT-OFF DATE BALANCES                        DSCR(2)        RATIO(2)     MATURITY(1)
-------------------------------        ------------------------------------------------
$650,000 - $2,999,999                         2.16x          64.4%           47.5%
$3,000,000 - $3,999,999                       1.41x          69.3%           53.8%
$4,000,000 - $4,999,999                       2.27x          64.1%           52.9%
$5,000,000 - $6,999,999                       1.54x          68.2%           56.7%
$7,000,000 - $9,999,999                       1.50x          74.2%           63.7%
$10,000,000 - $14,999,999                     1.38x          73.9%           62.8%
$15,000,000 - $24,999,999                     1.48x          74.1%           66.1%
$25,000,000 - $49,999,999                     1.28x          72.2%            0.9%
$50,000,000 - $73,000,000                     1.60x          65.4%           59.4%
                                       -------------------------------------------------
TOTAL:                                        1.59x          70.3%           58.6%
                                       =================================================


                                 MORTGAGE RATES

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
                                        MORTGAGE           DATE              POOL             MORTGAGE          TERM
MORTGAGE RATES                            LOANS           BALANCE          BALANCE              RATE          (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------
4.7300% - 4.9999%                              9         $60,995,045          4.9 %           4.8547%           118
5.0000% - 5.4999%                             34         318,694,707         25.4             5.2769%           92
5.5000% - 5.9999%                             78         619,340,354         49.4             5.7430%           119
6.0000% - 6.4999%                             49         234,741,590         18.7             6.1671%           126
6.5000% - 6.7750%                              7          19,788,982          1.6             6.6142%           125
                                      ------------------------------------------------------------------------------------
TOTAL:                                       177      $1,253,560,678        100.0 %           5.6744%           113
                                      ====================================================================================


                            -------------------------------------------------

                                                   CUT-OFF
                                                    DATE        LTV RATIO
                                     UW              LTV           AT
MORTGAGE RATES                     DSCR(2)        RATIO(2)     MATURITY(1)
------------------------    -------------------------------------------------
4.7300% - 4.9999%                   2.15x           71.4%        61.2%
5.0000% - 5.4999%                   1.68x           72.4%        63.9%
5.5000% - 5.9999%                   1.56x           69.6%        56.8%
6.0000% - 6.4999%                   1.41x           69.6%        55.6%
6.5000% - 6.7750%                   1.42x           66.8%        53.8%
                            -------------------------------------------------
TOTAL:                              1.59x           70.3%        58.6%
                            =================================================



                   ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                                   WEIGHTED AVERAGES
                                                                                          ----------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
ORIGINAL TERM TO                        MORTGAGE           DATE              POOL             MORTGAGE          TERM
MATURITY IN MONTHS(1)                     LOANS           BALANCE          BALANCE              RATE          (MOS.)(1)
----------------------------------------------------------------------------------------------------------------------------
60 - 84                                      27         $269,902,914         21.5 %           5.5102%            67
85 - 120                                    131          876,697,601         69.9             5.7015%            119
121 - 240                                    18          105,561,967          8.4             5.8656%            182
241 - 300                                     1            1,398,196          0.1             5.9500%            299
                                      --------------------------------------------------------------------------------------
TOTAL:                                      177       $1,253,560,678        100.0 %           5.6744%            113
                                      ======================================================================================



                                   -------------------------------------------------
                                                          CUT-OFF
                                                           DATE        LTV RATIO
ORIGINAL TERM TO                            UW              LTV           AT
MATURITY IN MONTHS(1)                     DSCR(2)        RATIO(2)     MATURITY(1)
--------------------------         -------------------------------------------------
60 - 84                                    1.48x           73.1%           69.1%
85 - 120                                   1.64x           70.0%           59.1%
121 - 240                                  1.43x           66.5%           28.4%
241 - 300                                  2.75            31.1%            1.2%
                                   --------------------------------------------------
TOTAL:                                     1.59x           70.3%           58.6%
                                   ==================================================

(1)  For the ARD loans, the Anticipated Repayment Date.
(2) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.


                                  A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                                  WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
REMAINING TERM TO                       MORTGAGE           DATE              POOL             MORTGAGE          TERM
MATURITY IN MONTHS(2)                     LOANS           BALANCE          BALANCE              RATE          (MOS.)(2)
--------------------------------------------------------------------------------------------------------------------------
56 - 84                                      27        $269,902,914         21.5 %             5.5102%           67
85 - 120                                    131         876,697,601         69.9               5.7015%           119
121 - 299                                    19         106,960,163          8.5               5.8667%           184
                                      ------------------------------------------------------------------------------------
TOTAL:                                      177      $1,253,560,678        100.0 %             5.6744%           113
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
REMAINING TERM TO                    UW              LTV           AT
MATURITY IN MONTHS(2)              DSCR(3)        RATIO(3)     MATURITY(2)
-----------------------------------------------------------------------------
56 - 84                             1.48x            73.1%         69.1%
85 - 120                            1.64x            70.0%         59.1%
121 - 299                           1.45x            66.1%         28.0%
                            -------------------------------------------------
TOTAL:                              1.59x            70.3%         58.6%
                            =================================================



                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
ORIGINAL AMORTIZATION                   MORTGAGE           DATE              POOL             MORTGAGE          TERM
TERM IN MONTHS                            LOANS           BALANCE          BALANCE              RATE          (MOS.)(2)
--------------------------------------------------------------------------------------------------------------------------
120 - 240                                    16         $71,487,246           6.0 %           5.6262%            163
241 - 300                                    39         142,027,988          11.9             6.0755%            116
331 - 360                                   113         982,225,444          82.1             5.6408%            112
                                      ------------------------------------------------------------------------------------
TOTAL:                                      168      $1,195,740,678         100.0 %           5.6916%            115
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
ORIGINAL AMORTIZATION                UW              LTV           AT
TERM IN MONTHS                     DSCR(3)        RATIO(3)     MATURITY(2)
-----------------------------------------------------------------------------
120 - 240                           2.25x           56.9%         10.2%
241 - 300                           1.54x           63.5%         49.5%
331 - 360                           1.44x           72.7%         63.1%
                            --------------------------------------------------
TOTAL:                              1.50x           70.6%         58.3%



                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
REMAINING AMORTIZATION                  MORTGAGE           DATE              POOL             MORTGAGE          TERM
TERM IN MONTHS                            LOANS           BALANCE          BALANCE              RATE          (MOS.)(2)
--------------------------------------------------------------------------------------------------------------------------
118 - 240                                   16            $71,487,246          6.0 %           5.6262%           163
241 - 300                                   39            142,027,988         11.9             6.0755%           116
331 - 360                                  113            982,225,444         82.1             5.6408%           112
                                      ------------------------------------------------------------------------------------
TOTAL:                                     168         $1,195,740,678        100.0 %           5.6916%           115
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
REMAINING AMORTIZATION               UW              LTV           AT
TERM IN MONTHS                     DSCR(3)        RATIO(3)     MATURITY(2)
-----------------------------------------------------------------------------
118 - 240                           2.25x            56.9%         10.2%
241 - 300                           1.54x            63.5%         49.5%
331 - 360                           1.44x            72.7%         63.1%
                            -------------------------------------------------
TOTAL:                              1.50x            70.6%         58.3%
                            =================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
                                        MORTGAGE           DATE              POOL             MORTGAGE          TERM
AMORTIZATION TYPES                        LOANS           BALANCE          BALANCE              RATE          (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                                 133           $723,348,385        57.7 %           5.7714%             111
   Partial Interest Only                    21            398,850,000        31.8             5.5275%             110
   Interest Only                             8             41,120,000         3.3             5.4496%             79
                                      ------------------------------------------------------------------------------------
SUBTOTAL                                   162         $1,163,318,385        92.8 %           5.6764%             110

ARD LOANS
   ARD                                       3            $27,100,309         2.2 %           5.7542%             167
   Interest Only                             1             16,700,000         1.3             5.0000%             58
                                      ------------------------------------------------------------------------------------
SUBTOTAL                                     4            $43,800,309         3.5 %           5.4666%             125

FULLY AMORTIZING LOANS                      11            $46,441,984         3.7 %           5.8213%             193

                                      ------------------------------------------------------------------------------------
TOTAL:                                     177         $1,253,560,678       100.0 %           5.6744%             113
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
                                     UW              LTV           AT
AMORTIZATION TYPES                 DSCR(2)        RATIO(2)     MATURITY(1)
-----------------------------------------------------------------------------
BALLOON LOANS
   Balloon                          1.52x           71.0%           59.6%
   Partial Interest Only            1.50x           70.2%           62.8%
   Interest Only                    3.98x           60.3%           60.3%
                            -------------------------------------------------
SUBTOTAL                            1.60x           70.4%           60.7%

ARD LOANS
   ARD                              1.32x           76.2%           54.4%
   Interest Only                    1.81x           74.9%           74.9%
                            -------------------------------------------------
SUBTOTAL                            1.51x           75.7%           62.2%

FULLY AMORTIZING LOANS              1.32x           64.8%            1.0%

                            -------------------------------------------------
TOTAL:                              1.59x           70.3%           58.6%
                            =================================================



               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
UNDERWRITTEN                                             AGGREGATE           % OF                              STATED
CASH FLOW                               NUMBER OF         CUT-OFF          INITIAL                            REMAINING
DEBT SERVICE                            MORTGAGE           DATE              POOL             MORTGAGE          TERM
COVERAGE RATIOS                           LOANS           BALANCE          BALANCE              RATE          (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------
1.16x - 1.19x                                   2        $5,100,000            0.4 %           6.0776%           184
1.20x - 1.29x                                  46       294,956,305           23.5             5.8384%           119
1.30x - 1.39x                                  45       317,649,359           25.3             5.6537%           110
1.40x - 1.49x                                  24       256,011,992           20.4             5.5786%           114
1.50x - 1.59x                                  22       132,245,764           10.5             5.6733%           98
1.60x - 1.69x                                   7        20,127,097            1.6             5.4629%           113
1.70x - 1.99x                                  18       166,182,996           13.3             5.6737%           111
2.00x - 2.99x                                   9        44,087,164            3.5             5.5650%           148
3.00x - 29.30x                                  4        17,200,000            1.4             5.0984%           101
                                      ------------------------------------------------------------------------------------
TOTAL:                                        177    $1,253,560,678          100.0 %           5.6744%           113
                                      ====================================================================================



                            -------------------------------------------------
UNDERWRITTEN                                       CUT-OFF
CASH FLOW                                           DATE        LTV RATIO
DEBT SERVICE                         UW              LTV           AT
COVERAGE RATIOS                    DSCR(2)        RATIO(2)     MATURITY(1)
-----------------------------------------------------------------------------
1.16x - 1.19x                      1.17x            68.9%         28.2%
1.20x - 1.29x                      1.24x            75.4%         57.4%
1.30x - 1.39x                      1.34x            74.9%         63.0%
1.40x - 1.49x                      1.44x            74.4%         64.5%
1.50x - 1.59x                      1.55x            70.6%         63.1%
1.60x - 1.69x                      1.63x            66.5%         56.1%
1.70x - 1.99x                      1.89x            57.4%         49.7%
2.00x - 2.99x                      2.11x            46.2%         36.4%
3.00x - 29.30x                    10.52x            28.9%         28.4%
                            --------------------------------------------------
TOTAL:                             1.59x            70.3%         58.6%
                            ==================================================



                             CUT-OFF DATE LTV RATIOS

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
CUT-OFF DATE                            MORTGAGE           DATE              POOL             MORTGAGE          TERM
LTV RATIOS                                LOANS           BALANCE          BALANCE              RATE          (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------
4.8% - 49.9%                                  16         $63,200,369          5.0 %           5.7092%             140
50.0% - 59.9%                                 18         134,486,453         10.7             5.5718%             116
60.0% - 64.9%                                 11          55,573,425          4.4             6.1084%             129
65.0% - 69.9%                                 26         113,593,351          9.1             5.7166%             121
70.0% - 74.9%                                 39         388,065,660         31.0             5.6886%             108
75.0% - 79.9%                                 60         442,134,433         35.3             5.6465%             110
80.0% - 83.2%                                  7          56,506,988          4.5             5.4899%             106
                                      ------------------------------------------------------------------------------------
TOTAL:                                       177      $1,253,560,678        100.0 %           5.6744%             113
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
CUT-OFF DATE                         UW              LTV           AT
LTV RATIOS                         DSCR(2)        RATIO(2)     MATURITY(1)
-----------------------------------------------------------------------------
4.8% - 49.9%                        4.11x           36.3%         24.1%
50.0% - 59.9%                       1.94x           55.1%         46.8%
60.0% - 64.9%                       1.60x           61.7%         44.4%
65.0% - 69.9%                       1.52x           67.7%         54.9%
70.0% - 74.9%                       1.38x           72.5%         59.9%
75.0% - 79.9%                       1.35x           78.4%         67.2%
80.0% - 83.2%                       1.32x           81.0%         69.5%
                            -------------------------------------------------
TOTAL:                              1.59x           70.3%         58.6%
                            =================================================

(1)  For ARD loans, the Anticipated Repayment Date.
(2) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                     A-2-3

                           MATURITY DATE LTV RATIOS(2)

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
MATURITY DATE                           MORTGAGE           DATE              POOL             MORTGAGE          TERM
LTV RATIOS(1)                             LOANS           BALANCE          BALANCE              RATE          (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------
3.6% - 49.9%                                  30        $209,635,837          17.4 %           5.7255%           125
50.0% - 59.9%                                 49        $205,962,024          17.1             5.8099%           124
60.0% - 69.9%                                 71        $635,209,880          52.6             5.6713%           110
70.0% - 74.9%                                 14        $145,162,470          12.0             5.3513%           72
75.0% - 75.8%                                  2         $11,148,483           0.9             5.9853%           60
                                      ------------------------------------------------------------------------------------
TOTAL:                                       166      $1,207,118,694         100.0 %           5.6688%           110
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
MATURITY DATE                        UW              LTV           AT
LTV RATIOS(1)                      DSCR(6)        RATIO(6)     MATURITY(1)
-----------------------------------------------------------------------------
3.6% - 49.9%                        2.52x           51.7%         41.7%
50.0% - 59.9%                       1.51x           68.7%         55.9%
60.0% - 69.9%                       1.36x           75.6%         65.6%
70.0% - 74.9%                       1.44x           78.0%         73.0%
75.0% - 75.8%                       1.48x           76.5%         75.7%
                            --------------------------------------------------
TOTAL:                              1.60x           70.6%         60.8%
                            ==================================================



                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                                                  WEIGHTED AVERAGES
                                                                                --------------------------------------------------
                                               AGGREGATE           % OF                          CUT-OFF
                              NUMBER OF         CUT-OFF          INITIAL                          DATE
                              MORTGAGED          DATE              POOL                UW          LTV
PROPERTY TYPE                PROPERTIES         BALANCE          BALANCE            DSCR(6)     RATIO(6)         OCCUPANCY (4),(5)
----------------------------------------------------------------------------------------------------------------------------------
RETAIL
   Anchored(7)                       37       $227,110,249          18.1 %           1.47x         70.6%                98.1%
   Regional Mall                      1         73,000,000           5.8             1.41x         70.2%                94.5%
   Unanchored                        16         69,489,963           5.5             1.47x         69.5%                93.9%
   Shadow Anchored                   13         53,251,237           4.2             1.44x         74.6%                98.1%
                            ------------------------------------------------------------------------------------------------------
SUBTOTAL                             67       $422,851,448          33.7 %           1.46x         70.9%                96.8%

MULTIFAMILY
   Garden                            53       $353,759,493          28.2 %           1.37x         74.3%                93.6%
   Coop                               3          8,400,000           0.7             18.40x         5.6%               100.0%
   Mid/High Rise                      2          5,790,369           0.5             1.41x         50.5%               100.0%
                            ------------------------------------------------------------------------------------------------------
SUBTOTAL                             58       $367,949,862          29.4 %           1.76x         72.3%                93.8%

OFFICE
   CBD                                7       $121,833,287           9.7 %           1.86x         56.9%                96.3%
   Suburban                          12         83,847,648           6.7             1.40x         71.5%                98.6%
                            ------------------------------------------------------------------------------------------------------
SUBTOTAL                             19       $205,680,935          16.4 %           1.67x         62.9%                97.2%

INDUSTRIAL
   Flex                              34        $69,620,000           5.6 %           1.40x         79.8%                86.5%
   Warehouse/Distribution             4         42,058,369           3.4             1.53x         76.5%               100.0%
                            ------------------------------------------------------------------------------------------------------
SUBTOTAL                             38       $111,678,369           8.9 %           1.45x         78.6%                91.6%

MANUFACTURED HOUSING                 18        $89,246,276           7.1 %           1.35x         75.1%                89.2%

HOTEL                                 3        $36,020,000           2.9 %           1.87x         53.2%                  NAP

SELF STORAGE                          7        $20,133,787           1.6 %           1.62x         63.7%                86.7%
                            ------------------------------------------------------------------------------------------------------
TOTAL                               210     $1,253,560,678         100.0 %           1.59X         70.3%                94.8%
                            ======================================================================================================

(1)  For ARD loans, the Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.
(4) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this Prospectus Supplement
(5)  Excludes mortgage loans secured by hotels.
(6) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.
(7) In the case of 1 mortgage loan (identified as Loan No. 132 on Annex A-1), the collateral does not include the improvements.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
                                        MORTGAGED          DATE              POOL             MORTGAGE          TERM
LOCATION                               PROPERTIES         BALANCE          BALANCE              RATE          (MOS.)(2)
--------------------------------------------------------------------------------------------------------------------------
California                                     20       $134,133,378          10.7 %           5.6568%           119
New York                                       11        124,858,205          10.0             5.5398%           131
Virginia                                        4         85,683,583           6.8             5.8163%           121
North Carolina                                  8         74,481,710           5.9             5.4817%           91
Arizona                                        10         74,206,319           5.9             5.5503%           90
Texas                                          24         72,889,035           5.8             5.7174%           119
Michigan                                       12         65,410,368           5.2             5.8267%           122
Maryland                                        5         57,735,223           4.6             6.0985%           124
Minnesota                                      27         54,500,000           4.3             5.1783%           123
Colorado                                        5         51,696,444           4.1             5.7854%           100
Indiana                                         5         44,793,891           3.6             5.2164%           79
Pennsylvania                                    4         39,992,009           3.2             5.6516%           72
Ohio                                           16         37,441,241           3.0             5.8970%           126
Illinois                                        5         31,071,847           2.5             6.0111%           104
Wisconsin                                       5         30,885,269           2.5             5.5924%           99
Florida                                         4         26,773,156           2.1             5.7000%           93
Hawaii                                          1         26,000,000           2.1             5.7400%           180
Missouri                                        1         24,976,221           2.0             5.4600%           59
West Virginia                                   2         19,247,210           1.5             5.4956%           117
Washington                                      3         17,790,623           1.4             5.6143%           125
New Jersey                                      4         16,688,576           1.3             5.7989%           119
South Carolina                                  2         16,650,000           1.3             6.0006%           119
Georgia                                         5         14,328,666           1.1             5.9421%           119
Nevada                                          3         13,974,545           1.1             5.7781%           127
Idaho                                           2         12,960,000           1.0             6.0254%           180
Mississippi                                     4         12,620,291           1.0             5.9930%           109
Tennessee                                       2         10,620,000           0.8             5.9515%           120
Alabama                                         1         10,191,434           0.8             5.9500%           119
District of Columbia                            1          9,989,988           0.8             5.2500%           119
Maine                                           4          9,675,000           0.8             5.7480%           120
Louisiana                                       1          5,100,000           0.4             5.7700%           84
Utah                                            3          4,961,862           0.4             5.9439%           181
Massachusetts                                   1          4,594,277           0.4             6.1300%           59
Connecticut                                     1          3,990,828           0.3             4.9500%           118
Arkansas                                        1          3,746,924           0.3             6.0400%           119
Oregon                                          1          3,550,000           0.3             5.8200%           120
Kentucky                                        1          3,259,710           0.3             5.8800%           119
Delaware                                        1          2,092,846           0.2             5.5850%           119
                                      ------------------------------------------------------------------------------------
TOTAL:                                        210     $1,253,560,678         100.0 %           5.6744%           113
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
                                     UW              LTV           AT
LOCATION                           DSCR(3)        RATIO(3)     MATURITY(2)
-----------------------------------------------------------------------------
California                          1.37x           72.1%         59.8%
New York                            3.00x           52.6%         43.9%
Virginia                            1.40x           70.5%         60.8%
North Carolina                      1.42x           76.0%         69.7%
Arizona                             1.33x           72.3%         64.9%
Texas                               1.45x           72.5%         57.4%
Michigan                            1.48x           67.7%         53.8%
Maryland                            1.71x           62.1%         50.7%
Minnesota                           1.37x           79.6%         65.4%
Colorado                            1.53x           71.0%         64.1%
Indiana                             1.88x           70.6%         66.7%
Pennsylvania                        1.34x           72.4%         67.5%
Ohio                                1.43x           71.1%         58.4%
Illinois                            1.27x           74.1%         64.2%
Wisconsin                           1.65x           71.1%         65.6%
Florida                             1.31x           77.4%         68.3%
Hawaii                              1.28x           72.2%          0.9%
Missouri                            1.45x           79.8%         74.2%
West Virginia                       1.35x           74.9%         62.7%
Washington                          1.25x           71.1%         57.8%
New Jersey                          1.48x           65.3%         53.7%
South Carolina                      1.34x           75.0%         64.8%
Georgia                             1.36x           76.4%         61.9%
Nevada                              1.44x           74.0%         53.4%
Idaho                               1.36x           70.0%         49.8%
Mississippi                         1.42x           75.1%         60.9%
Tennessee                           1.31x           80.0%         67.7%
Alabama                             1.27x           79.0%         67.0%
District of Columbia                1.30x           83.2%         69.1%
Maine                               1.32x           79.6%         61.1%
Louisiana                           1.34x           77.0%         71.8%
Utah                                1.35x           63.9%         27.5%
Massachusetts                       1.32x           57.4%         52.1%
Connecticut                         1.80x           68.8%         56.6%
Arkansas                            1.23x           76.1%         64.6%
Oregon                              1.28x           69.1%         58.3%
Kentucky                            1.30x           79.5%         67.2%
Delaware                            1.75x           41.0%         18.0%
                            --------------------------------------------------
TOTAL:                              1.59x           70.3%         58.6%
                            ==================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loans, the Anticipated Repayment Date.
(3) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                     A-2-5

                       CURRENT OCCUPANCY RATES (1),(3),(5)

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
CURRENT                                 MORTGAGED          DATE              POOL             MORTGAGE          TERM
OCCUPANCY RATES                        PROPERTIES         BALANCE          BALANCE              RATE          (MOS.)(4)
--------------------------------------------------------------------------------------------------------------------------
34.5% - 70.0%                                  13        $27,143,086          2.2 %            5.5537%           114
70.1% - 80.0%                                   6         13,612,638          1.1              5.2777%           117
80.1% - 90.0%                                  20        138,416,167         11.4              5.7066%           104
90.1% - 95.0%                                  34        334,040,370         27.4              5.5768%           104
95.1% - 100.0%                                134        704,328,417         57.8              5.6936%           120
                                      ------------------------------------------------------------------------------------
TOTAL:                                        207     $1,217,540,678        100.0 %            5.6552%           113
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
CURRENT                              UW              LTV           AT
OCCUPANCY RATES                    DSCR(6)        RATIO(6)     MATURITY(4)
-----------------------------------------------------------------------------
34.5% - 70.0%                       1.43x           72.5%          61.5%
70.1% - 80.0%                       1.42x           77.8%          62.7%
80.1% - 90.0%                       1.34x           75.1%          64.8%
90.1% - 95.0%                       1.46x           70.6%          62.9%
95.1% - 100.0%                      1.69x           69.9%          56.0%
                            -------------------------------------------------
TOTAL:                              1.58x           70.8%          59.0%
                            =================================================



                          YEARS BUILT/RENOVATED(2),(3)

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
YEARS                                   MORTGAGED          DATE              POOL             MORTGAGE          TERM
BUILT/RENOVATED                        PROPERTIES         BALANCE          BALANCE              RATE          (MOS.)(4)
--------------------------------------------------------------------------------------------------------------------------
1928 - 1959                                     4         $12,777,606         1.0 %           5.4277%            118
1960 - 1969                                     8          26,845,588         2.1             5.8333%            123
1970 - 1979                                    38         108,007,848         8.6             5.4894%            107
1980 - 1989                                    32         159,998,108        12.8             5.5801%            113
1990 - 1999                                    32         394,746,367        31.5             5.6933%            114
2000 - 2004                                    96         551,185,161        44.0             5.7226%            114
                                      ------------------------------------------------------------------------------------
TOTAL:                                        210      $1,253,560,678       100.0 %           5.6744%            113
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
YEARS                                UW              LTV           AT
BUILT/RENOVATED                    DSCR(6)        RATIO(6)     MATURITY(4)
-----------------------------------------------------------------------------
1928 - 1959                         7.98x           52.8%         44.5%
1960 - 1969                         1.52x           73.2%         59.7%
1970 - 1979                         1.91x           73.5%         63.1%
1980 - 1989                         1.43x           72.4%         61.2%
1990 - 1999                         1.52x           67.7%         55.3%
2000 - 2004                         1.47x           71.3%         59.6%
                            -------------------------------------------------
TOTAL:                              1.59x           70.3%         58.6%
                            =================================================



                              PREPAYMENT PROTECTION

                                                                                                 WEIGHTED AVERAGES
                                                                                          --------------------------------
                                                         AGGREGATE           % OF                              STATED
                                        NUMBER OF         CUT-OFF          INITIAL                            REMAINING
                                        MORTGAGE           DATE              POOL             MORTGAGE          TERM
PREPAYMENT PROTECTION                     LOANS           BALANCE          BALANCE              RATE          (MOS.)(4)
--------------------------------------------------------------------------------------------------------------------------
Defeasance                                    166     $1,170,253,496         93.4 %             5.6919%           115
Yield Maintenance                              11         83,307,182          6.6               5.4293%           83
                                      ------------------------------------------------------------------------------------
TOTAL:                                        177     $1,253,560,678        100.0 %             5.6744%           113
                                      ====================================================================================



                            -------------------------------------------------
                                                   CUT-OFF
                                                    DATE        LTV RATIO
                                     UW              LTV           AT
PREPAYMENT PROTECTION              DSCR(6)        RATIO(6)     MATURITY(4)
-----------------------------------------------------------------------------
Defeasance                          1.47x           70.7%          58.4%
Yield Maintenance                   3.23x           65.0%          61.0%
                            -------------------------------------------------
TOTAL:                              1.59x           70.3%          58.6%
                            =================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4)  For the ARD loans, the Anticipated Repayment Date.
(5)  Excludes mortgage loans secured by hotels.
(6) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                    WEIGHTED AVERAGES
                                                                                              ----------------------------
                                                         AGGREGATE             % OF                              STATED
                                        NUMBER OF         CUT-OFF            INITIAL                            REMAINING
                                        MORTGAGE           DATE            LOAN GROUP 1          MORTGAGE         TERM
CUT-OFF DATE BALANCES                     LOANS           BALANCE            BALANCE               RATE         (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------
$650,000 - $2,999,999                         40         $84,058,002            10.1 %            5.8109%           132
$3,000,000 - $3,999,999                       14          48,412,866             5.8              5.8007%           123
$4,000,000 - $4,999,999                        8          36,825,592             4.4              5.9443%           118
$5,000,000 - $6,999,999                       11          62,594,749             7.5              5.8543%           118
$7,000,000 - $9,999,999                       17         138,163,132            16.6              5.5843%           111
$10,000,000 - $14,999,999                     16         183,592,633            22.0              5.6380%           127
$15,000,000 - $24,999,999                      6         107,260,209            12.9              5.6778%           103
$25,000,000 - $49,999,999                      1          26,000,000             3.1              5.7400%           180
$50,000,000 - $73,000,000                      2         146,000,000            17.5              5.6710%           120
                                      ------------------------------------------------------------------------------------
TOTAL:                                       115        $832,907,184           100.0 %            5.6999%           121
                                      ====================================================================================



                            --------------------------------------------------
                                                   CUT-OFF
                                                     DATE        LTV RATIO
                                      UW             LTV            AT
CUT-OFF DATE BALANCES               DSCR(2)        RATIO(2)     MATURITY(1)
------------------------------------------------------------------------------
$650,000 - $2,999,999                2.52x           62.8%         44.6%
$3,000,000 - $3,999,999              1.44x           70.4%         54.3%
$4,000,000 - $4,999,999              3.06x           58.3%         48.3%
$5,000,000 - $6,999,999              1.53x           65.3%         53.5%
$7,000,000 - $9,999,999              1.51x           73.1%         63.0%
$10,000,000 - $14,999,999            1.41x           72.5%         60.1%
$15,000,000 - $24,999,999            1.65x           70.8%         62.7%
$25,000,000 - $49,999,999            1.28x           72.2%          0.9%
$50,000,000 - $73,000,000            1.70x           62.8%         55.8%
                            --------------------------------------------------
TOTAL:                               1.70x           68.4%         55.4%
                            ==================================================



            MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                  WEIGHTED AVERAGES
                                                                                            ------------------------------
                                                         AGGREGATE             % OF                            STATED
                                        NUMBER OF         CUT-OFF            INITIAL                          REMAINING
                                        MORTGAGE           DATE            LOAN GROUP 1        MORTGAGE         TERM
MORTGAGE RATES                            LOANS           BALANCE            BALANCE             RATE         (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------
4.7300% - 4.9999%                               6        $30,216,576            3.6 %           4.9569%           117
5.0000% - 5.4999%                              24        173,972,621           20.9             5.1798%           106
5.5000% - 5.9999%                              48        439,057,935           52.7             5.7342%           123
6.0000% - 6.4999%                              32        173,813,948           20.9             6.1800%           130
6.5000% - 6.6500%                               5         15,846,105            1.9             6.6087%           127
                                      ------------------------------------------------------------------------------------
TOTAL:                                        115       $832,907,184          100.0 %           5.6999%           121
                                      ====================================================================================



                            ------------------------------------------------
                                                 CUT-OFF
                                                   DATE        LTV RATIO
                                    UW             LTV            AT
MORTGAGE RATES                    DSCR(2)        RATIO(2)     MATURITY(1)
----------------------------------------------------------------------------
4.7300% - 4.9999%                  2.82x           66.7%         54.7%
5.0000% - 5.4999%                  1.92x           70.6%         59.6%
5.5000% - 5.9999%                  1.65x           67.7%         54.3%
6.0000% - 6.4999%                  1.44x           68.6%         54.2%
6.5000% - 6.6500%                  1.46x           65.3%         52.8%
                            ------------------------------------------------
TOTAL:                             1.70x           68.4%         55.4%
                            ================================================



       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                                           -------------------------------
                                                         AGGREGATE             % OF                           STATED
                                        NUMBER OF         CUT-OFF            INITIAL                         REMAINING
ORIGINAL TERM TO                        MORTGAGE           DATE            LOAN GROUP 1       MORTGAGE         TERM
MATURITY IN MONTHS(1)                     LOANS           BALANCE            BALANCE            RATE         (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------
60 - 84                                       14         $99,264,401           11.9 %          5.5240%          74
85 - 120                                      86         641,062,681           77.0            5.7034%          119
121 - 240                                     14          91,181,907           10.9            5.8628%          183
241 - 300                                      1           1,398,196            0.2            5.9500%          299
                                      ------------------------------------------------------------------------------------
TOTAL:                                       115        $832,907,184          100.0 %          5.6999%          121
                                      ====================================================================================



                            -----------------------------------------------
                                                CUT-OFF
                                                  DATE        LTV RATIO
ORIGINAL TERM TO                   UW             LTV            AT
MATURITY IN MONTHS(1)            DSCR(2)        RATIO(2)     MATURITY(1)
---------------------------------------------------------------------------
60 - 84                           1.72x           69.7%         66.7%
85 - 120                          1.73x           68.5%         57.7%
121 - 240                         1.44x           67.0%         27.6%
241 - 300                         2.75x           31.1%          1.2%
                            -----------------------------------------------
TOTAL:                            1.70x           68.4%         55.4%
                            ===============================================


(1)  For the ARD loans, the Anticipated Repayment Date.
(2) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.0% and a weighted average debt service coverage ratio of 1.53x.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                                           -------------------------------
                                                         AGGREGATE             % OF                           STATED
                                        NUMBER OF         CUT-OFF            INITIAL                         REMAINING
REMAINING TERM TO                       MORTGAGE           DATE            LOAN GROUP 1       MORTGAGE         TERM
MATURITY IN MONTHS(2)                     LOANS           BALANCE            BALANCE            RATE         (MOS.)(2)
--------------------------------------------------------------------------------------------------------------------------
58 - 84                                        14       $99,264,401            11.9 %          5.5240%           74
85 - 120                                       86       641,062,681            77.0            5.7034%           119
121 - 299                                      15        92,580,103            11.1            5.8641%           185
                                      ------------------------------------------------------------------------------------
TOTAL:                                        115      $832,907,184           100.0 %          5.6999%           121
                                      ====================================================================================



                            -----------------------------------------------
                                                CUT-OFF
                                                  DATE        LTV RATIO
REMAINING TERM TO                  UW             LTV            AT
MATURITY IN MONTHS(2)            DSCR(3)        RATIO(3)     MATURITY(2)
---------------------------------------------------------------------------
58 - 84                           1.72x           69.7%          66.7%
85 - 120                          1.73x           68.5%          57.7%
121 - 299                         1.46x           66.5%          27.2%
                            ------------------------------------------------
TOTAL:                            1.70x           68.4%          55.4%
                            ================================================



    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                                 WEIGHTED AVERAGES
                                                                                           -------------------------------
                                                         AGGREGATE             % OF                           STATED
                                        NUMBER OF         CUT-OFF            INITIAL                         REMAINING
ORIGINAL AMORTIZATION                   MORTGAGE           DATE            LOAN GROUP 1       MORTGAGE         TERM
TERM IN MONTHS                            LOANS           BALANCE            BALANCE            RATE         (MOS.)(2)
--------------------------------------------------------------------------------------------------------------------------
120 - 240                                      13        $65,407,186            8.3 %          5.5903%           162
241 - 300                                      20         84,307,695           10.6            6.1437%           122
331 - 360                                      76        642,572,304           81.1            5.6817%           120
                                      ------------------------------------------------------------------------------------
TOTAL:                                        109       $792,287,184          100.0 %          5.7233%           123
                                      ====================================================================================



                            -----------------------------------------------
                                                CUT-OFF
                                                  DATE        LTV RATIO
ORIGINAL AMORTIZATION              UW             LTV            AT
TERM IN MONTHS                   DSCR(3)        RATIO(3)     MATURITY(2)
---------------------------------------------------------------------------
120 - 240                         2.33x           57.9%         11.1%
241 - 300                         1.64x           60.2%         46.1%
331 - 360                         1.50x           70.9%         60.7%
                            -----------------------------------------------
TOTAL:                            1.58x           68.7%         55.0%
                            ===============================================



    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                                 WEIGHTED AVERAGES
                                                                                           -------------------------------
                                                         AGGREGATE             % OF                           STATED
                                        NUMBER OF         CUT-OFF            INITIAL                         REMAINING
REMAINING AMORTIZATION                  MORTGAGE           DATE            LOAN GROUP 1       MORTGAGE         TERM
TERM IN MONTHS                            LOANS           BALANCE            BALANCE            RATE         (MOS.)(2)
--------------------------------------------------------------------------------------------------------------------------
118 - 240                                      13       $65,407,186             8.3 %          5.5903%           162
241 - 300                                      20        84,307,695            10.6            6.1437%           122
331 - 360                                      76       642,572,304            81.1            5.6817%           120
                                      ------------------------------------------------------------------------------------
TOTAL:                                        109      $792,287,184           100.0 %          5.7233%           123
                                      ====================================================================================



                            -----------------------------------------------
                                                CUT-OFF
                                                  DATE        LTV RATIO
REMAINING AMORTIZATION             UW             LTV            AT
TERM IN MONTHS                   DSCR(3)        RATIO(3)     MATURITY(2)
---------------------------------------------------------------------------
118 - 240                         2.33x           57.9%          11.1%
241 - 300                         1.64x           60.2%          46.1%
331 - 360                         1.50x           70.9%          60.7%
                            -----------------------------------------------
TOTAL:                            1.58x           68.7%          55.0%
                            ===============================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2)  For the ARD loans, the Anticipated Repayment Date.
(3) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.0% and a weighted average debt service coverage ratio of 1.53x.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                    WEIGHTED AVERAGES
                                                                                              -----------------------------------
                                                         AGGREGATE             % OF                              STATED
                                        NUMBER OF         CUT-OFF            INITIAL                            REMAINING
                                        MORTGAGE           DATE            LOAN GROUP 1          MORTGAGE         TERM
AMORTIZATION TYPES                        LOANS           BALANCE            BALANCE               RATE         (MOS.)(1)
---------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                                  85         $455,424,952           54.7 %             5.8030%          118
   Partial Interest Only                    13          269,400,000           32.3               5.5751%          118
   Interest Only                             5           23,920,000            2.9               5.4129%           80
                                      -------------------------------------------------------------------------------------------
SUBTOTAL                                   103         $748,744,952           89.9 %             5.7085%          117

ARD LOANS
   ARD                                       3          $27,100,309            3.3 %             5.7542%          167
   Interest Only                             1           16,700,000            2.0               5.0000%           58
                                      -------------------------------------------------------------------------------------------
SUBTOTAL                                     4          $43,800,309            5.3 %             5.4666%          125

FULLY AMORTIZING LOANS                       8          $40,361,924            4.8 %             5.7926%          195
                                      -------------------------------------------------------------------------------------------
TOTAL                                      115         $832,907,184          100.0 %             5.6999%          121
                                      ===========================================================================================


                                     --------------------------------------------
                                                      CUT-OFF
                                                        DATE        LTV RATIO
                                         UW             LTV            AT
AMORTIZATION TYPES                     DSCR(2)        RATIO(2)     MATURITY(1)
---------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                              1.61x          68.7%           56.8%
   Partial Interest Only                1.59x          68.2%           60.2%
   Interest Only                        5.62x          53.3%           53.3%
                                     --------------------------------------------
SUBTOTAL                                1.73x          68.0%           57.9%

ARD LOANS
   ARD                                  1.32x          76.2%           54.4%
   Interest Only                        1.81x          74.9%           74.9%
                                     --------------------------------------------
SUBTOTAL                                1.51x          75.7%           62.2%

FULLY AMORTIZING LOANS                  1.31x          67.5%            1.0%
                                     --------------------------------------------
TOTAL                                   1.70x          68.4%           55.4%
                                     ============================================


          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                                                                    WEIGHTED AVERAGES
                                                                                              ----------------------------------
UNDERWRITTEN                                             AGGREGATE             % OF                              STATED
CASH FLOW                               NUMBER OF         CUT-OFF            INITIAL                            REMAINING
DEBT SERVICE                            MORTGAGE           DATE            LOAN GROUP 1          MORTGAGE         TERM
COVERAGE RATIOS                           LOANS           BALANCE            BALANCE               RATE         (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------------
1.16x - 1.19x                               2            $5,100,000            0.6 %              6.0776%         184
1.20x - 1.29x                              24           136,804,715           16.4                5.8915%         136
1.30x - 1.39x                              29           194,273,989           23.3                5.6796%         125
1.40x - 1.49x                              16           182,614,828           21.9                5.6886%         118
1.50x - 1.59x                              14            90,334,417           10.8                5.6675%         101
1.60x - 1.69x                               4             9,898,124            1.2                5.7298%         118
1.70x - 1.99x                              14           157,593,946           18.9                5.6696%         110
2.00x - 2.99x                               8            39,087,164            4.7                5.5874%         152
3.00x - 29.30x                              4            17,200,000            2.1                5.0984%         101
                                      ------------------------------------------------------------------------------------------
TOTAL:                                    115          $832,907,184          100.0 %              5.6999%         121
                                      ==========================================================================================


                                      --------------------------------------------
UNDERWRITTEN                                           CUT-OFF
CASH FLOW                                                DATE        LTV RATIO
DEBT SERVICE                              UW             LTV            AT
COVERAGE RATIOS                         DSCR(2)        RATIO(2)     MATURITY(1)
----------------------------------------------------------------------------------
1.16x - 1.19x                            1.17x           68.9%           28.2%
1.20x - 1.29x                            1.24x           74.0%           47.5%
1.30x - 1.39x                            1.34x           76.3%           62.2%
1.40x - 1.49x                            1.43x           73.2%           62.9%
1.50x - 1.59x                            1.56x           69.9%           62.4%
1.60x - 1.69x                            1.63x           68.2%           57.5%
1.70x - 1.99x                            1.89x           57.9%           50.5%
2.00x - 2.99x                            2.11x           43.3%           32.3%
3.00x - 29.30x                          10.52x           28.9%           28.4%
                                      --------------------------------------------
TOTAL:                                   1.70x           68.4%           55.4%
                                      ============================================


        CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                    WEIGHTED AVERAGES
                                                                                              ----------------------------------
                                                         AGGREGATE             % OF                              STATED
                                        NUMBER OF         CUT-OFF            INITIAL                            REMAINING
CUT-OFF DATE                            MORTGAGE           DATE            LOAN GROUP 1          MORTGAGE         TERM
LTV RATIOS                                LOANS           BALANCE            BALANCE               RATE         (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------------
4.8% - 49.9%                               12            $55,301,523           6.6 %              5.6942%         139
50.0% - 59.9%                              14            121,967,499          14.6                5.5331%         117
60.0% - 64.9%                               8             49,016,199           5.9                6.1187%         132
65.0% - 69.9%                              17             75,697,404           9.1                5.7899%         122
70.0% - 74.9%                              21            235,831,424          28.3                5.7482%         120
75.0% - 79.9%                              39            264,551,147          31.8                5.6807%         119
80.0% - 83.2%                               4             30,541,988           3.7                5.2744%         110
                                      ------------------------------------------------------------------------------------------
TOTAL:                                    115           $832,907,184         100.0 %              5.6999%         121
                                      ==========================================================================================


                                       ------------------------------------------
                                                      CUT-OFF
                                                        DATE        LTV RATIO
CUT-OFF DATE                             UW             LTV            AT
LTV RATIOS                             DSCR(2)        RATIO(2)     MATURITY(1)
---------------------------------------------------------------------------------
4.8% - 49.9%                            4.47x           35.5%           25.4%
50.0% - 59.9%                           1.98x           55.0%           47.5%
60.0% - 64.9%                           1.62x           61.4%           42.9%
65.0% - 69.9%                           1.52x           67.5%           53.4%
70.0% - 74.9%                           1.41x           72.1%           56.1%
75.0% - 79.9%                           1.35x           78.2%           65.9%
80.0% - 83.2%                           1.38x           81.0%           69.6%
                                      -------------------------------------------
TOTAL:                                  1.70x           68.4%           55.4%
                                      ===========================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.0% and a weighted average debt service coverage ratio of 1.53x.

                                     A-2-9

          MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS (2)

                                                                                                    WEIGHTED AVERAGES
                                                                                              ----------------------------------
                                                         AGGREGATE             % OF                              STATED
                                        NUMBER OF         CUT-OFF            INITIAL                            REMAINING
MATURITY DATE                           MORTGAGE           DATE            LOAN GROUP 1          MORTGAGE         TERM
LTV RATIOS(1)                             LOANS           BALANCE            BALANCE               RATE         (MOS.)(1)
--------------------------------------------------------------------------------------------------------------------------------
3.6% - 29.9%                                  6         $27,392,846            3.5 %           5.5841%             120
30.0% - 49.9%                                20         172,499,529           21.8             5.7486%             127
50.0% - 59.9%                                31         139,340,916           17.6             5.8024%             125
60.0% - 64.9%                                19         194,362,011           24.5             5.6921%             118
65.0% - 69.9%                                24         213,765,268           27.0             5.6489%             113
70.0% - 75.8%                                 7          45,184,691            5.7             5.4595%              69
                                      ------------------------------------------------------------------------------------------
TOTAL:                                      107        $792,545,261          100.0 %           5.6952%             117
                                      ==========================================================================================



                                      -------------------------------------------
                                                      CUT-OFF
                                                        DATE        LTV RATIO
MATURITY DATE                            UW             LTV            AT
LTV RATIOS(1)                          DSCR(6)        RATIO(6)     MATURITY(1)
---------------------------------------------------------------------------------
3.6% - 29.9%                            6.98x           25.4%           17.2%
30.0% - 49.9%                           1.85x           55.9%           45.8%
50.0% - 59.9%                           1.57x           68.5%           55.9%
60.0% - 64.9%                           1.40x           72.9%           62.4%
65.0% - 69.9%                           1.35x           78.2%           67.7%
70.0% - 75.8%                           1.60x           76.8%           74.1%
                                      -------------------------------------------
TOTAL:                                  1.72x           68.4%           58.2%
                                      ===========================================



             TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS (3)

                                                                                        WEIGHTED AVERAGES
                                                                                  --------------------------------------------------
                                             AGGREGATE             % OF                              CUT-OFF
                            NUMBER OF         CUT-OFF            INITIAL                              DATE
                            MORTGAGED          DATE            LOAN GROUP 1             UW             LTV
PROPERTY TYPE              PROPERTIES         BALANCE            BALANCE             DSCR(6)        RATIO(6)     OCCUPANCY(4),(5)
------------------------------------------------------------------------------------------------------------------------------------
RETAIL
   Anchored(7)                       37        $227,110,249        27.3 %            1.47x            70.6%             98.1%
   Regional Mall                      1          73,000,000         8.8              1.41x            70.2%             94.5%
   Unanchored                        16          69,489,963         8.3              1.47x            69.5%             93.9%
   Shadow Anchored                   13          53,251,237         6.4              1.44x            74.6%             98.1%
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL                             67        $422,851,448        50.8 %            1.46x            70.9%             96.8%

OFFICE
   CBD                                7        $121,833,287        14.6 %            1.86x            56.9%             96.3%
   Suburban                          12          83,847,648        10.1              1.40x            71.5%             98.6%
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL                             19        $205,680,935        24.7 %            1.67x            62.9%             97.2%

INDUSTRIAL
   Flex                              34         $69,620,000         8.4 %            1.40x            79.8%             86.5%
   Warehouse/Distribution             4          42,058,369         5.0              1.53x            76.5%            100.0%
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL                             38        $111,678,369        13.4 %            1.45x            78.6%             91.6%

HOTEL                                 3         $36,020,000         4.3 %            1.87x            53.2%               NAP

MANUFACTURED HOUSING                  8         $28,142,644         3.4 %            1.40x            72.7%             90.3%

SELF STORAGE                          7         $20,133,787         2.4 %            1.62x            63.7%             86.7%

MULTIFAMILY
Coop                                  3           8,400,000         1.0             18.40x            5.6%            100.0%
                          ----------------------------------            ------------------------------------------------------------
SUBTOTAL                              3          $8,400,000         1.0 %           18.40x            5.6%            100.0%
                          ----------------------------------------------------------------------------------------------------------
Total                               145        $832,907,184       100.0 %            1.70x            68.4%             95.7%
                          ==========================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Excludes fully amortizing mortgage loans.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.

(4) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this Prospectus Supplement

(5)  Excludes mortgage loans secured by hotels.

(6) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.0% and a weighted average debt service coverage ratio of 1.53x.

(7) In the case of 1 mortgage loan (identified as Loan No. 132 on Annex A-1), the collateral does not include the improvements.

                                     A-2-10

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                           WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------
                                           AGGREGATE        % OF                     STATED                 CUT-OFF
                          NUMBER OF         CUT-OFF       INITIAL                   REMAINING                 DATE        LTV RATIO
                          MORTGAGED          DATE       LOAN GROUP 1   MORTGAGE       TERM          UW        LTV            AT
LOCATION                 PROPERTIES         BALANCE       BALANCE        RATE       (MOS.)(2)     DSCR(3)   RATIO(3)     MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------
New York                       9        $120,162,113        14.4 %      5.5099%       131         3.05x      52.3%        43.8%
California                    17         100,046,600        12.0        5.6796%       119         1.40x      70.7%        58.1%
Virginia                       4          85,683,583        10.3        5.8163%       121         1.40x      70.5%        60.8%
Maryland                       5          57,735,223         6.9        6.0985%       124         1.71x      62.1%        50.7%
Minnesota                     27          54,500,000         6.5        5.1783%       123         1.37x      79.6%        65.4%
Colorado                       5          51,696,444         6.2        5.7854%       100         1.53x      71.0%        64.1%
Michigan                       7          50,496,279         6.1        5.8080%       119         1.47x      70.6%        58.5%
Indiana                        4          31,693,891         3.8        5.0703%       77          2.15x      65.9%        63.9%
Arizona                        5          26,883,008         3.2        5.6344%       112         1.37x      72.1%        61.2%
Illinois                       4          26,062,408         3.1        6.1363%       102         1.26x      72.9%        63.8%
Hawaii                         1          26,000,000         3.1        5.7400%       180         1.28x      72.2%         0.9%
Texas                         12          25,778,407         3.1        5.8162%       134         1.52x      66.1%        44.6%
North Carolina                 4          22,933,837         2.8        5.7936%       108         1.53x      75.4%        65.9%
Ohio                          10          22,273,196         2.7        5.8873%       131         1.41x      75.8%        62.9%
Wisconsin                      3          19,385,269         2.3        5.5951%       86          1.58x      72.7%        67.5%
New Jersey                     4          16,688,576         2.0        5.7989%       119         1.48x      65.3%        53.7%
Idaho                          2          12,960,000         1.6        6.0254%       180         1.36x      70.0%        49.8%
Florida                        1          10,990,979         1.3        6.0400%       119         1.22x      79.1%        67.2%
District of Columbia           1           9,989,988         1.2        5.2500%       119         1.30x      83.2%        69.1%
Pennsylvania                   3           8,752,009         1.1        6.2642%       118         1.38x      71.1%        58.9%
Mississippi                    3           8,420,291         1.0        5.9396%       103         1.35x      78.7%        65.0%
Georgia                        2           8,398,370         1.0        5.8026%       120         1.38x      78.8%        65.5%
Nevada                         2           6,294,545         0.8        5.5318%       137         1.41x      66.7%        35.9%
Louisiana                      1           5,100,000         0.6        5.7700%       84          1.34x      77.0%        71.8%
Utah                           3           4,961,862         0.6        5.9439%       181         1.35x      63.9%        27.5%
Connecticut                    1           3,990,828         0.5        4.9500%       118         1.80x      68.8%        56.6%
Arkansas                       1           3,746,924         0.4        6.0400%       119         1.23x      76.1%        64.6%
Kentucky                       1           3,259,710         0.4        5.8800%       119         1.30x      79.5%        67.2%
South Carolina                 1           3,150,000         0.4        5.7890%       120         1.79x      53.8%        45.3%
Tennessee                      1           2,780,000         0.3        5.7300%       120         1.41x      80.0%        67.3%
Delaware                       1           2,092,846         0.3        5.5850%       119         1.75x      41.0%        18.0%
                         -------------------------------------------------------------------------------------------------------
TOTAL:                       145        $832,907,184       100.0 %      5.6999%       121         1.70x      68.4%        55.4%
                         =======================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.

(3) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.0% and a weighted average debt service coverage ratio of 1.53x.


                                     A-2-11

       CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS (1),(3),(5)

                                                                                                    WEIGHTED AVERAGES
                                                                                              -----------------------------------
                                                         AGGREGATE             % OF                              STATED
                                        NUMBER OF         CUT-OFF            INITIAL                            REMAINING
CURRENT                                 MORTGAGED          DATE            LOAN GROUP 1          MORTGAGE         TERM
OCCUPANY RATES                         PROPERTIES         BALANCE            BALANCE               RATE         (MOS.)(4)
---------------------------------------------------------------------------------------------------------------------------------
38.6% - 70.0%                               11         $20,443,086             2.6 %              5.4301%          118
75.1% - 85.0%                                6          13,612,638             1.7                5.2777%          117
85.1% - 90.0%                               12          67,484,698             8.5                5.7801%          119
90.1% - 95.0%                               14         161,295,231            20.2                5.7308%          118
95.1% - 100.0%                              99         534,051,532            67.0                5.6594%          123
                                      ------------------------------------------------------------------------------------------
TOTAL:                                     142        $796,887,184           100.0 %              5.6717%          121
                                      ===========================================================================================


                                     -------------------------------------------
                                                     CUT-OFF
                                                       DATE        LTV RATIO
CURRENT                                 UW             LTV            AT
OCCUPANY RATES                        DSCR(6)        RATIO(6)     MATURITY(4)
--------------------------------------------------------------------------------
38.6% - 70.0%                          1.39x          73.2%           61.3%
75.1% - 85.0%                          1.42x          77.8%           62.7%
85.1% - 90.0%                          1.38x          75.1%           63.5%
90.1% - 95.0%                          1.51x          67.1%           58.2%
95.1% - 100.0%                         1.81x          68.5%           54.0%
                                     -------------------------------------------
TOTAL:                                 1.69x          69.1%           56.0%
                                     ===========================================


     YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                                    WEIGHTED AVERAGES
                                                                                              ----------------------------------
                                                         AGGREGATE             % OF                              STATED
                                        NUMBER OF         CUT-OFF            INITIAL                            REMAINING
YEARS                                   MORTGAGED          DATE            LOAN GROUP 1          MORTGAGE         TERM
BUILT/RENOVATED                        PROPERTIES         BALANCE            BALANCE               RATE         (MOS.)(4)
--------------------------------------------------------------------------------------------------------------------------------
1928 - 1959                                 3           $7,890,828            0.9 %               5.1042%         118
1960 - 1969                                 3            9,475,620            1.1                 5.8484%         119
1970 - 1979                                28           53,778,716            6.5                 5.2674%         114
1980 - 1989                                19           93,792,809           11.3                 5.4568%         116
1990 - 1999                                26          325,757,569           39.1                 5.7129%         120
2000 - 2004                                66          342,211,643           41.1                 5.8317%         124
                                      ------------------------------------------------------------------------------------------
TOTAL:                                     145         $832,907,184         100.0 %               5.6999%         121
                                      ==========================================================================================


                                      ------------------------------------------
                                                     CUT-OFF
                                                       DATE        LTV RATIO
YEARS                                   UW             LTV            AT
BUILT/RENOVATED                       DSCR(6)        RATIO(6)     MATURITY(4)
--------------------------------------------------------------------------------
1928 - 1959                           12.14x           37.5%           31.3%
1960 - 1969                            1.32x           73.1%           60.5%
1970 - 1979                            2.53x           72.4%           61.7%
1980 - 1989                            1.48x           72.1%           60.3%
1990 - 1999                            1.56x           66.6%           53.4%
2000 - 2004                            1.53x           69.1%           55.4%
                                      ------------------------------------------
TOTAL:                                 1.70x           68.4%           55.4%
                                      ==========================================



              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                    WEIGHTED AVERAGES
                                                                                              ---------------------------------
                                                         AGGREGATE             % OF                              STATED
                                        NUMBER OF         CUT-OFF            INITIAL                            REMAINING
                                        MORTGAGE           DATE            LOAN GROUP 1          MORTGAGE         TERM
PREPAYMENT PROTECTION                     LOANS           BALANCE            BALANCE               RATE         (MOS.)(4)
-------------------------------------------------------------------------------------------------------------------------------
Defeasance                                      106        $774,445,949               93.0  %        5.7246%       123
Yield Maintenance                                 9          58,461,235                7.0           5.3721%       89
                                      -----------------------------------------------------------------------------------------
TOTAL:                                          115        $832,907,184              100.0 %         5.6999%       121
                                      =========================================================================================

                                      ------------------------------------------
                                                     CUT-OFF
                                                       DATE        LTV RATIO
                                        UW             LTV            AT
PREPAYMENT PROTECTION                 DSCR(6)        RATIO(6)     MATURITY(4)
--------------------------------------------------------------------------------
Defeasance                             1.52x          69.0%           55.2%
Yield Maintenance                      4.07x          60.8%           57.9%
                                      ------------------------------------------
TOTAL:                                 1.70x          68.4%           55.4%
                                      ==========================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4)  For the ARD loans, the Anticipated Repayment Date.

(5)  Excludes mortgage loans secured by hotels.

(6) Includes 3 mortgage loans (identified as Loan Nos. 85, 128 and 167 on Annex A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.7% and 4.8%, respectively and debt service coverage ratios of 1.65x, 19.03x and 29.03x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 74.2% and a weighted average debt service coverage ratio of 1.36x.



                                     A-2-12

           CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
                                     MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
CUT-OFF DATE BALANCES                  LOANS              BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
$1,078,213 - $2,999,999                       21                $39,601,215                9.4 %             6.0138%      116
$3,000,000 - $3,999,999                       10                 36,904,756                8.8               5.8615%      124
$4,000,000 - $4,999,999                        7                 31,151,818                7.4               5.9926%      102
$5,000,000 - $6,999,999                        7                 39,212,909                9.3               5.3691%      119
$7,000,000 - $9,999,999                        4                 32,671,346                7.8               5.7216%      118
$10,000,000 - $14,999,999                      6                 70,645,723               16.8               5.6702%      94
$15,000,000 - $24,999,999                      6                119,725,727               28.5               5.4168%      91
$25,000,000 - $50,740,000                      1                 50,740,000               12.1               5.4800%      59
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                        62               $420,653,494              100.0 %             5.6241%      98
                                   =================================================================================================


                                   -----------------------------------------
                                                 CUT-OFF
                                                  DATE         LTV RATIO
                                    UW             LTV            AT
CUT-OFF DATE BALANCES              DSCR           RATIO        MATURITY
----------------------------------------------------------------------------
$1,078,213 - $2,999,999            1.42x          67.7%           53.7%
$3,000,000 - $3,999,999            1.38x          67.9%           53.2%
$4,000,000 - $4,999,999            1.33x          70.9%           58.3%
$5,000,000 - $6,999,999            1.55x          72.9%           61.9%
$7,000,000 - $9,999,999            1.44x          78.8%           66.9%
$10,000,000 - $14,999,999          1.29x          77.5%           70.0%
$15,000,000 - $24,999,999          1.32x          77.0%           69.1%
$25,000,000 - $50,740,000          1.33x          72.8%           69.9%
                                   -----------------------------------------
TOTAL:                             1.36x          74.2%           64.9%
                                   =========================================



              MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
                                     MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
MORTGAGE RATES                         LOANS              BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
4.7300% - 4.9999%                         3               $30,778,469               7.3 %               4.7544%         118
5.0000% - 5.4999%                        10               144,722,086              34.4                 5.3938%          75
5.5000% - 5.9999%                        30               180,282,419              42.9                 5.7642%         108
6.0000% - 6.4999%                        17                60,927,642              14.5                 6.1302%         114
6.5000% - 6.7750%                         2                 3,942,877               0.9                 6.6359%         118
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                   62              $420,653,494             100.0 %               5.6241%          98
                                   =================================================================================================


                                   -----------------------------------------
                                                 CUT-OFF
                                                  DATE         LTV RATIO
                                    UW             LTV            AT
MORTGAGE RATES                     DSCR           RATIO        MATURITY
----------------------------------------------------------------------------
4.7300% - 4.9999%                  1.49x          76.1%           67.6%
5.0000% - 5.4999%                  1.38x          74.7%           69.0%
5.5000% - 5.9999%                  1.34x          74.2%           63.0%
6.0000% - 6.4999%                  1.33x          72.3%           59.8%
6.5000% - 6.7750%                  1.27x          73.0%           57.9%
                                   -----------------------------------------
TOTAL:                             1.36x          74.2%           64.9%
                                   =========================================



       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
ORIGINAL TERM TO                     MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
MATURITY IN MONTHS                     LOANS              BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
60 - 120                                58               $406,273,433               96.6 %             5.6149%           96
121 - 180                                4                 14,380,060                3.4               5.8839%          179
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  62               $420,653,494              100.0 %             5.6241%           98
                                   =================================================================================================



                                   -----------------------------------------
                                                 CUT-OFF
                                                  DATE         LTV RATIO
ORIGINAL TERM TO                    UW             LTV            AT
MATURITY IN MONTHS                 DSCR           RATIO        MATURITY
----------------------------------------------------------------------------
60 - 120                           1.36x           74.6%          66.0%
121 - 180                          1.42x           63.5%          33.5%
                                   -----------------------------------------
TOTAL:                             1.36x           74.2%          64.9%
                                   =========================================


                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
REMAINING TERM TO                    MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
MATURITY IN MONTHS                     LOANS              BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
56 - 120                               58               $406,273,433               96.6 %               5.6149%          96
121 - 179                               4                 14,380,060                3.4                 5.8839%         179
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                 62               $420,653,494              100.0 %               5.6241%          98
                                   =================================================================================================


                                   -----------------------------------------
                                                 CUT-OFF
                                                  DATE         LTV RATIO
REMAINING TERM TO                   UW             LTV            AT
MATURITY IN MONTHS                 DSCR           RATIO        MATURITY
----------------------------------------------------------------------------
56 - 120                           1.36x            74.6%           66.0%
121 - 179                          1.42x            63.5%           33.5%
                                   -----------------------------------------
TOTAL:                             1.36x            74.2%           64.9%
                                   =========================================



     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
ORIGINAL AMORTIZATION                MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
TERM IN MONTHS                         LOANS              BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
180 - 300                               22                $63,800,353            15.8 %                  5.9795%          115
331 - 360                               37                339,653,140            84.2                    5.5636%           96
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  59               $403,453,494           100.0 %                  5.6293%           99
                                   =================================================================================================


                                  -----------------------------------------
                                                CUT-OFF
                                                 DATE         LTV RATIO
ORIGINAL AMORTIZATION              UW             LTV            AT
TERM IN MONTHS                    DSCR           RATIO        MATURITY
---------------------------------------------------------------------------
180 - 300                         1.39x            66.2%           49.3%
331 - 360                         1.34x            75.9%           67.5%
                                  -----------------------------------------
TOTAL:                            1.35x            74.4%           64.7%
                                  =========================================



    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
REMAINING AMORTIZATION               MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
TERM IN MONTHS                         LOANS              BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
179 - 300                               22                $63,800,353               15.8 %             5.9795%         115
331 - 360                               37                339,653,140               84.2               5.5636%          96
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  59               $403,453,494              100.0 %             5.6293%          99
                                   =================================================================================================


                                   -----------------------------------------
                                                 CUT-OFF
                                                  DATE         LTV RATIO
REMAINING AMORTIZATION              UW             LTV            AT
TERM IN MONTHS                     DSCR           RATIO        MATURITY
----------------------------------------------------------------------------
179 - 300                          1.39x           66.2%           49.3%
331 - 360                          1.34x           75.9%           67.5%
                                   -----------------------------------------
TOTAL:                             1.35x           74.4%           64.7%
                                   =========================================

(1) Does not include the mortgage loans that are interest-only for their entire term.



                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
                                     MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
AMORTIZATION TYPES                     LOANS              BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                              48               $267,923,433               63.7 %             5.7178%          100
   Partial Interest Only                 8                129,450,000               30.8               5.4282%           95
   Interest Only                         3                 17,200,000                4.1               5.5006%           77
                                   -------------------------------------------------------------------------------------------------
SUBTOTAL                                59               $414,573,433               98.6 %             5.6184%           97

FULLY AMORTIZING                         3                 $6,080,060                1.4 %             6.0121%          179

                                   -------------------------------------------------------------------------------------------------
TOTAL                                   62               $420,653,494              100.0 %             5.6241%           98
                                   =================================================================================================


                                  -----------------------------------------
                                                CUT-OFF
                                                 DATE         LTV RATIO
                                   UW             LTV            AT
AMORTIZATION TYPES                DSCR           RATIO        MATURITY
---------------------------------------------------------------------------
BALLOON LOANS
   Balloon                        1.36x           75.0%          64.5%
   Partial Interest Only          1.33x           74.5%          68.0%
   Interest Only                  1.70x           70.0%          70.0%
                                  -----------------------------------------
SUBTOTAL                          1.36x           74.6%          65.8%

FULLY AMORTIZING                  1.37x           47.0%           0.6%

                                  -----------------------------------------
TOTAL                             1.36x           74.2%          64.9%
                                  =========================================


          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ---------------------------------
UNDERWRITTEN                                             AGGREGATE                 % OF                                 STATED
CASH FLOW                            NUMBER OF            CUT-OFF                INITIAL                               REMAINING
DEBT SERVICE                         MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
COVERAGE RATIOS                        LOANS              BALANCE                BALANCE                 RATE           (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
1.20x - 1.29x                            22               $158,151,590               37.6 %             5.7925%           103
1.30x - 1.39x                            16                123,375,370               29.3               5.6129%            87
1.40x - 1.49x                             8                 73,397,164               17.4               5.3047%           105
1.50x - 1.59x                             8                 41,911,346                 10               5.6858%            91
1.60x - 1.69x                             3                 10,228,973                2.4               5.2045%           108
1.70x - 1.99x                             4                  8,589,050                  2               5.7474%           128
2.00x - 2.10x                             1                  5,000,000                1.2               5.3900%           119
                                   ------------------------------------------------------------------------------------------------
TOTAL:                                   62               $420,653,494              100.0 %             5.6241%            98
                                   ================================================================================================


                                  -----------------------------------------
UNDERWRITTEN                                    CUT-OFF
CASH FLOW                                        DATE         LTV RATIO
DEBT SERVICE                       UW             LTV            AT
COVERAGE RATIOS                   DSCR           RATIO        MATURITY
---------------------------------------------------------------------------
1.20x - 1.29x                     1.23x          76.6%           66.0%
1.30x - 1.39x                     1.34x          72.7%           64.2%
1.40x - 1.49x                     1.45x          77.5%           68.5%
1.50x - 1.59x                     1.53x          72.2%           64.6%
1.60x - 1.69x                     1.64x          64.9%           54.7%
1.70x - 1.99x                     1.80x          48.5%           34.7%
2.00x - 2.10x                     2.10x          68.5%           68.5%
                                  -----------------------------------------
TOTAL:                            1.36x          74.2%           64.9%
                                  =========================================


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
CUT-OFF DATE                         MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
LTV RATIOS                             LOANS              BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
23.9% - 49.9%                            4                 $7,898,846               1.9 %                5.8143%          152
50.0% - 59.9%                            4                $12,518,953               3.0                  5.9484%          106
60.0% - 64.9%                            3                 $6,557,226               1.6                  6.0310%          104
65.0% - 69.9%                            9                $37,895,947               9.0                  5.5702%          119
70.0% - 74.9%                           18               $152,234,235              36.2                  5.5962%           89
75.0% - 79.9%                           21               $177,583,286              42.2                  5.5957%           98
80.0% - 81.9%                            3                $25,965,000               6.2                  5.7433%          102
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  62               $420,653,494             100.0 %                5.6241%           98
                                   =================================================================================================


                                    ------------------------------------------
                                                   CUT-OFF
                                                    DATE         LTV RATIO
CUT-OFF DATE                          UW             LTV            AT
LTV RATIOS                           DSCR           RATIO        MATURITY
------------------------------------------------------------------------------
23.9% - 49.9%                        1.54x          41.8%           14.4%
50.0% - 59.9%                        1.55x          56.3%           40.1%
60.0% - 64.9%                        1.46x          63.4%           55.4%
65.0% - 69.9%                        1.53x          68.1%           57.7%
70.0% - 74.9%                        1.33x          73.1%           65.9%
75.0% - 79.9%                        1.35x          78.6%           69.2%
80.0% - 81.9%                        1.24x          81.0%           69.4%
                                   -------------------------------------------
TOTAL:                               1.36x          74.2%           64.9%
                                   ===========================================


                                     A-2-15

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ---------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
MATURITY DATE                        MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
LTV RATIOS                             LOANS              BALANCE                BALANCE                 RATE           (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
31.4% - 49.9%                            4                 $9,743,462                2.4 %               5.7143%        120
50.0% - 59.9%                           18                 66,621,108               16.1                 5.8255%        122
60.0% - 64.9%                           10                 51,342,896               12.4                 5.6165%        116
65.0% - 75.2%                           27                286,865,968               69.2                 5.5674%         87
                                   ------------------------------------------------------------------------------------------------
TOTAL:                                  59               $414,573,433              100.0 %               5.6184%         97
                                   ================================================================================================


                                    ------------------------------------------
                                                   CUT-OFF
                                                    DATE         LTV RATIO
MATURITY DATE                         UW             LTV            AT
LTV RATIOS                           DSCR           RATIO        MATURITY
------------------------------------------------------------------------------
31.4% - 49.9%                        1.76x           49.9%           38.2%
50.0% - 59.9%                        1.38x           69.2%           56.0%
60.0% - 64.9%                        1.41x           74.6%           61.8%
65.0% - 75.2%                        1.34x           76.7%           69.7%
                                   -------------------------------------------
TOTAL:                               1.36x           74.6%           65.8%
                                   ===========================================


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                                      ----------------------------------------
                                             AGGREGATE                 % OF                          CUT-OFF
                         NUMBER OF            CUT-OFF                INITIAL                          DATE
                         MORTGAGED              DATE               LOAN GROUP 2       UW              LTV
PROPERTY TYPE           PROPERTIES            BALANCE                BALANCE         DSCR             RATIO      OCCUPANCY(2)
------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
   Garden                    53               $353,759,493             84.1 %        1.37x             74.3%           93.6%
   Mid/High Rise              2                  5,790,369              1.4          1.41x             50.5%          100.0%
                        -----------------------------------------------------------------------------------------------------
SUBTOTAL                     55               $359,549,862             85.5 %        1.37x             73.9%           93.7%

MANUFACUTERED HOUSING        10                $61,103,632             14.5 %        1.33x             76.2%           88.7%
                        -----------------------------------------------------------------------------------------------------
TOTAL                        65               $420,653,494            100.0 %        1.36x             74.2%           93.0%
                        =====================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.


                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
                                     MORTGAGED              DATE               LOAN GROUP 2            MORTGAGE          TERM
LOCATION                            PROPERTIES            BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
North Carolina                           4                $51,547,873               12.3 %             5.3430%           83
Arizona                                  5                 47,323,310               11.2               5.5026%           77
Texas                                   12                 47,110,628               11.2               5.6633%          111
California                               3                 34,086,778                8.1               5.5899%          119
Pennsylvania                             1                 31,240,000                7.4               5.4800%           59
Missouri                                 1                 24,976,221                5.9               5.4600%           59
West Virginia                            2                 19,247,210                4.6               5.4956%          117
Washington                               3                 17,790,623                4.2               5.6143%          125
Florida                                  3                 15,782,177                3.8               5.4632%           75
Ohio                                     6                 15,168,046                3.6               5.9113%          119
Michigan                                 5                 14,914,089                3.5               5.8900%          132
South Carolina                           1                 13,500,000                3.2               6.0500%          119
Indiana                                  1                 13,100,000                3.1               5.5700%           84
Wisconsin                                2                 11,500,000                2.7               5.5878%          120
Alabama                                  1                 10,191,434                2.4               5.9500%          119
Maine                                    4                  9,675,000                2.3               5.7480%          120
Tennessee                                1                  7,840,000                1.9               6.0300%          120
Nevada                                   1                  7,680,000                1.8               5.9800%          120
Georgia                                  3                  5,930,296                1.4               6.1398%          119
Illinois                                 1                  5,009,439                1.2               5.3600%          118
New York                                 2                  4,696,092                1.1               6.3049%          135
Massachusetts                            1                  4,594,277                1.1               6.1300%           59
Mississippi                              1                  4,200,000                1.0               6.1000%          120
Oregon                                   1                  3,550,000                0.8               5.8200%          120
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  65               $420,653,494              100.0 %             5.6241%           98
                                   =================================================================================================


                                  ---------------------------------------------
                                                    CUT-OFF
                                                     DATE         LTV RATIO
                                       UW             LTV            AT
LOCATION                              DSCR           RATIO        MATURITY
-------------------------------------------------------------------------------
North Carolina                        1.37x           76.3%           71.3%
Arizona                               1.30x           72.4%           67.0%
Texas                                 1.42x           76.0%           64.4%
California                            1.27x           76.4%           64.7%
Pennsylvania                          1.33x           72.8%           69.9%
Missouri                              1.45x           79.8%           74.2%
West Virginia                         1.35x           74.9%           62.7%
Washington                            1.25x           71.1%           57.8%
Florida                               1.37x           76.3%           69.1%
Ohio                                  1.44x           64.0%           51.8%
Michigan                              1.51x           57.9%           37.9%
South Carolina                        1.24x           79.9%           69.3%
Indiana                               1.21x           81.9%           73.3%
Wisconsin                             1.76x           68.4%           62.3%
Alabama                               1.27x           79.0%           67.0%
Maine                                 1.32x           79.6%           61.1%
Tennessee                             1.27x           80.0%           67.9%
Nevada                                1.47x           79.9%           67.7%
Georgia                               1.32x           73.0%           56.8%
Illinois                              1.31x           79.8%           66.5%
New York                              1.57x           59.3%           45.8%
Massachusetts                         1.32x           57.4%           52.1%
Mississippi                           1.56x           67.7%           52.6%
Oregon                                1.28x           69.1%           58.3%
                                  ---------------------------------------------
TOTAL:                                1.36x           74.2%           64.9%
                                  =============================================


      CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                                         WEIGHTED AVERAGES
                                                                                                  ----------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
CURRENT                              MORTGAGED              DATE               LOAN GROUP 2            MORTGAGE          TERM
OCCUPANY RATES                      PROPERTIES            BALANCE                BALANCE                 RATE           (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
34.5% - 70.0%                            2                 $6,700,000                1.6 %             5.9307%          105
80.1% - 85.0%                            4                 36,471,469                8.7               5.4783%           73
85.1% - 90.0%                            4                 34,460,000                8.2               5.8043%          106
90.1% - 95.0%                           20                172,745,139               41.1               5.4330%           90
95.1% - 100.0%                          35                170,276,885               40.5               5.8006%          111
                                   -------------------------------------------------------------------------------------------------
TOTAL:                                  65               $420,653,494              100.0 %             5.6241%           98
                                   ======================================================================================+==========


                                   -----------------------------------------
                                                 CUT-OFF
                                                  DATE         LTV RATIO
CURRENT                             UW             LTV            AT
OCCUPANY RATES                     DSCR           RATIO        MATURITY
----------------------------------------------------------------------------
34.5% - 70.0%                      1.56x           70.4%           62.1%
80.1% - 85.0%                      1.33x           72.5%           64.2%
85.1% - 90.0%                      1.29x           77.9%           67.9%
90.1% - 95.0%                      1.41x           73.9%           67.2%
95.1% - 100.0%                     1.32x           74.3%           62.2%
                                   -----------------------------------------
TOTAL:                             1.36x           74.2%           64.9%
                                   =========================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.


                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                                         WEIGHTED AVERAGES
                                                                                                  --------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
YEARS                                MORTGAGED              DATE               LOAN GROUP 2            MORTGAGE          TERM
BUILT/RENOVATED                     PROPERTIES            BALANCE                BALANCE                 RATE           (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
1949 - 1959                              1                 $4,886,778                1.2 %             5.9500%          117
1960 - 1969                              5                 17,369,968                4.1               5.8251%          125
1970 - 1979                             10                 54,229,132               12.9               5.7096%           99
1980 - 1989                             13                 66,205,299               15.7               5.7548%          110
1990 - 1999                              6                 68,988,798               16.4               5.6008%           86
2000 - 2004                             30                208,973,517               49.7               5.5438%           96
                                   -----------------------------------------------------------------------------------------------
TOTAL:                                  65               $420,653,494              100.0 %             5.6241%           98
                                   ===============================================================================================



                                 -----------------------------------------
                                               CUT-OFF
                                                DATE         LTV RATIO
YEARS                             UW             LTV            AT
BUILT/RENOVATED                  DSCR           RATIO        MATURITY
--------------------------------------------------------------------------
1949 - 1959                      1.27x           77.6%         65.9%
1960 - 1969                      1.63x           73.3%         59.3%
1970 - 1979                      1.30x           74.6%         64.5%
1980 - 1989                      1.36x           72.9%         62.5%
1990 - 1999                      1.32x           73.0%         64.0%
2000 - 2004                      1.38x           74.9%         66.4%
                                 -----------------------------------------
TOTAL:                           1.36x           74.2%         64.9%
                                 =========================================


              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                         WEIGHTED AVERAGES
                                                                                                  --------------------------------
                                                         AGGREGATE                 % OF                                 STATED
                                     NUMBER OF            CUT-OFF                INITIAL                               REMAINING
                                     MORTGAGE               DATE               LOAN GROUP 2            MORTGAGE          TERM
PREPAYMENT PROTECTION                  LOANS              BALANCE                BALANCE                 RATE           (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
Defeasance                              60               $395,807,546              94.1 %               5.6278%          100
Yield Maintenance                        2                 24,845,947               5.9                 5.5640%           69
                                   -----------------------------------------------------------------------------------------------
TOTAL:                                  62               $420,653,494             100.0 %               5.6241%           98
                                   ===============================================================================================



                                  -----------------------------------------
                                                CUT-OFF
                                                 DATE         LTV RATIO
                                   UW             LTV            AT
PREPAYMENT PROTECTION             DSCR           RATIO        MATURITY
---------------------------------------------------------------------------
Defeasance                        1.37x           74.2%         64.6%
Yield Maintenance                 1.27x           74.7%         68.5%
                                  -----------------------------------------
TOTAL:                            1.36x           74.2%         64.9%
                                  =========================================


(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.



                                     A-2-18

                                                                      ANNEX A-3













                   DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS













                                     A-3-1

                              WORLD APPAREL CENTER

[3 PHOTOS OF WORLD APPAREL CENTER OMITTED]














                                      A-3-2

                              WORLD APPAREL CENTER

                         MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $73,000,000 (Pari Passu)
 CUT-OFF PRINCIPAL BALANCE:    $73,000,000 (Pari Passu)
 % OF POOL BY IPB:             5.8%
 SHADOW RATING (M/S):          A2/A+
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     1411 Trizechahn-Swig, L.L.C.
 SPONSOR:                      Trizec Properties, Inc., Swig Investment
                               Company
 ORIGINATION DATE:             06/18/04
 INTEREST RATE:                5.5020%
 INTEREST ONLY PERIOD:         36 Months
 MATURITY DATE:                07/07/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(24), Def(91), O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Springing
 ADDITIONAL DEBT:              $146,000,000
 ADDITIONAL DEBT TYPE:         Three Pari Passu Notes ($73,000,000,
                               $37,230,000, and $35,770,000)
 LOAN PURPOSE:                 Refinance


                                     ESCROWS
--------------------------------------------------------------------------------
All reserve requirements are waived prior to either (a) the occurrence of an event of default or (b) the net operating income falls to below 80% of what it was at loan closing. To the extent one of these trigger events occurs, reserves for taxes, insurance, CapEx and TI/LC will be required.
--------------------------------------------------------------------------------

            PROPERTY INFORMATION
--------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Office -- CBD
 SQUARE FOOTAGE:           1,150,705
 LOCATION:                 New York, NY
 YEAR BUILT/RENOVATED:     1970/1999
 OCCUPANCY:                97.9%
 OCCUPANCY DATE:           05/01/04
 NUMBER OF TENANTS:        136
 HISTORICAL NOI:
   2002:                   $ 25,270,513
   2003:                   $ 31,044,676
   TTM AS OF 03/31/04:     $ 30,769,118
 UW NOI:                   $ 31,797,533
 UW NET CASH FLOW:         $ 29,608,161
 APPRAISED VALUE:          $395,000,000
 APPRAISAL DATE:           05/01/04



        FINANCIAL INFORMATION
------------------------------------
  CUT-OFF DATE LOAN/SF:    $190
  CUT-OFF DATE LTV:        55.4%
  MATURITY DATE LTV:       49.6%
  UW DSCR:                 1.98x
------------------------------------


                                                    SIGNIFICANT TENANTS
                                                                                                        BASE        LEASE
                                                               MOODY'S/                                 RENT     EXPIRATION
 TENANT NAME               PARENT COMPANY                       S&P(2)      SQUARE FEET    % OF GLA      PSF         YEAR
------------------------- ---------------------------------- ----------- -------------- ----------- ----------- -----------
 JONES APPAREL            Jones Apparel Group Inc.             Baa2/BBB       254,987     22.2%       $ 38.63        2012
 CHASE MANHATTAN BANK(1)  JPMorgan Chase & Co. (NYSE: JPM)      Aa3/A+         72,383      6.3%       $ 21.47        2009
 LEVI STRAUSS & COMPANY   Levi Strauss & Company                Ca/CCC         43,004      3.7%       $ 50.71        2012
 URBAN MENSWEAR           Urban Menswear                        NR/NR          35,675      3.1%       $ 45.10        2009
 ALARMEX HOLDINGS, LLC    Alarmex Holdings, LLC                 NR/NR          35,080      3.0%       $ 38.76        2012
 TECHNICOLOR              Thomson                              NR/BBB+         24,588      2.1%       $ 58.12        2011
 KELLWOOD                 Kellwood                             Ba1/BBB-        18,814      1.6%       $ 45.62        2006



1 Chase Manhattan Bank's total occupancy includes 43,002 square feet of office space, and 29,381 square feet of retail space. The aggregate leasehold of 72,383 square feet is held under two separate leases.

2 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company quarantees the lease.

                                    A-3-3

                              WORLD APPAREL CENTER

THE LOAN. The World Apparel Center loan is secured by an approximately 1,150,705 square feet office building located in midtown Manhattan in New York, New York. The World Apparel Center secures a $219 million loan that is split into four pari passu notes (A-1, A-2, A-3, A-4) with balances of $73 million, $73 million, $37.230 million, and $35.770 million, respectively. The $73 million A-1 pari passu note is included in the trust. All other notes are held outside the trust.

With respect to terrorism insurance coverage on the World Apparel Center, the Loan documents require the borrower to obtain from an insurer meeting the qualifications set forth in the Loan documents (A) coverage through a policy or policies covering multiple locations with a deductible of not greater than $250,000 or (B) a stand-alone policy or policies that covers solely the World Apparel Center against losses that result from terrorist acts with a deductible not greater than $5,000,000; provided that the borrower is not required to pay annual premiums for such stand-alone policy in excess of $750,000 (i.e., if the cost exceeds $750,000, the borrower will be required to obtain as much coverage as is available at a cost of $750,000).

Additionally, if certain conditions are satisfied, the insurance described in the preceding paragraph may be maintained from Concord Insurance Limited, a wholly owned subsidiary of the sponsor of the borrower, which is not rated by any rating agency. The conditions include: (i) the policy issued by Concord has
(a) no aggregate limit, (b) a per occurrence limit of no less than $500,000,000 and (c) a deductible of no greater than $100,000, (ii) other than the $100,000 deductible, the portion of such insurance that is not reinsured under the Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), is reinsured by an insurance carrier rated no less than "A" (or its equivalent) by all of the rating agencies rating the securities issued in connection with a securitization of any of the World Apparel Center notes, (iii) TRIA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim above (a) the applicable deductible payable by Concord and (b) those amounts which are reinsured pursuant to clause (ii) or authority or any governmental unit issues any statement, finding or decree that insurers of perils of terrorism similar to Concord do not qualify for the payments or benefits of TRIA. The terrorism insurance coverage on the World Apparel Center is currently through Concord and the reinsurance required under clause (ii) of the immediately preceding sentence is through Lexington Insurance Company.

THE BORROWER. The property is owned through 1411 Trizechahn-Swig, L.L.C., an entity controlled by Trizec Properties, Inc., ("Trizec") and the Swig Investment Company, on behalf of the Swig Investment Company ("Swig").

Swig owns a 50.01% interest in the property since Benjamin H. Swig developed the building with Jack Weiler in the early 1970s. Trizec acquired a 49.9% interest in 1997 from the Weiler-Arnow Investment Company. Trizec has leased and managed the property since that time while the Weiler-Arnow Investment Company retained the remaining 0.09%.

Trizec, a publicly traded real estate investment trust ("REIT"), is one of the largest owners and managers of commercial property in North America. This large, fully integrated, self-managed REIT has ownership interests in and manages portfolio of 64 office properties totaling approximately 43 million square feet in major markets throughout the U.S.

Swig, a closely held real estate investment company with more than sixty years of operating history, has significant interests in a portfolio of quality commercial property assets in major cities across the U.S. The real estate portfolio includes interests in downtown and suburban office buildings, full service luxury hotels and credit leased commercial buildings. Swig currently owns more than seven million square feet of downtown and suburban office space, four commercial development sites and approximately 1,600 full service hotel rooms.

THE PROPERTY. The World Apparel Center is a 40--story multi-tenant office building located at 1411 Broadway in New York, New York, bounded by Broadway, Seventh Avenue, 39th Street and 40th Street. The World Apparel Center was built in 1970 and includes approximately 1,150,705 square feet (approximately 1,113,899 square feet of office space and approximately 36,806 square feet of retail space). The World Apparel Center's amenities include a two-story lobby with elegant travertine and modern granite, 22 renovated and modernized high speed passenger elevators, three freight elevators, 24/7 building access and security, on site Trizec management, a 155 car underground garage, on-site bank and ATM facilities, a greeting card store, and advanced communications systems, including high speed internet access.

The property is approximately 97.9% leased to 136 tenants. Major tenants include Jones Apparel (approximately 254,987 square feet or approximately 22.2% of net rentable area), Levi Strauss & Company (approximately 43,004 square feet or approximately 3.7% of net rentable area), and Chase Manhattan Bank (approximately 72,383 square feet or approximately 6.3% of net rentable area). Average year-end occupancy since 1997 is approximately 98.0%.

THE MARKET(1). The World Apparel Center is located in New York, New York in midtown Manhattan on Broadway between 39th and 40th streets within the Times Square South submarket which consists of approximately 28.6 million square feet. The Times Square South submarket (formerly known as the Textile/Garment submarket) is comprised mostly of older, renovated and non-renovated office and garment/manufacturing space. The Class A inventory for the Times Square South submarket consists of approximately 4 million square feet with a direct vacancy rate of approximately 8.9% and an overall vacancy rate of approximately 10.6%. The average rental rate for Class A space is approximately $38.10 per square feet. As of fourth quarter 2003, the Times Square South submarket had negative absorption of approximately 284,082 square feet. New construction for the submarket includes the approximately 850,000 square feet Milstein project at Times Square Plaza (640 Eighth Avenue), which is scheduled for completion in 2008 as well as the approximately 1.667 million square feet 620 Eighth Avenue project being co-developed by Forest City Ratner, which is approximately 53% pre-leased to The New York Times.

PROPERTY MANAGEMENT. Trizec Holdings, Inc., an affiliate of Trizec Properties, Inc., is the manager of the property.
-------------------------------------------------------------------------------


1 Certain information from the World Apparel Center's appraisal dated May 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                      A-3-4

                              WORLD APPAREL CENTER


                    LEASE ROLLOVER SCHEDULE
                 NUMBER      SQUARE       % OF
               OF LEASES      FEET        GLA       BASE RENT
 YEAR           EXPIRING    EXPIRING   EXPIRING     EXPIRING
------------- ----------- ----------- ---------- --------------
 VACANT          NAP         24,424     2.1%             NAP
 2004 & MTM       37         60,577     5.3      $ 2,728,110
 2005             39        178,786    15.5        6,772,560
 2006             26        136,741    11.9        5,486,160
 2007             10         20,197     1.8          929,333
 2008             11        146,670    12.7        5,686,099
 2009             8         182,731    15.9        5,365,058
 2010             2           8,163     0.7          383,657
 2011             2          34,862     3.0        1,978,611
 2012             3         333,071    28.9       13,390,581
 2013             2          24,483     2.1        1,239,314
 2014             0               0     0.0                0
 AFTER            0               0     0.0                0
-----            ---      ---------   -----      -----------
 TOTAL           140      1,150,705   100.0%     $43,959,483


                  % OF     CUMULATIVE
                 BASE       SQUARE      CUMULATIVE     CUMULATIVE     CUMULATIVE %
                 RENT        FEET        % OF GLA      BASE RENT     OF BASE RENT
 YEAR          EXPIRING    EXPIRING      EXPIRING       EXPIRING       EXPIRING
------------- ---------- ------------ ------------- --------------- --------------
 VACANT           NAP         24,424        2.1%                 NAP       NAP
 2004 & MTM       6.2%        85,001        7.4%        $  2,728,110      6.2%
 2005            15.4        263,787       22.9%        $  9,500,670     21.6%
 2006            12.5        400,528       34.8%        $ 14,986,830     34.1%
 2007             2.1        420,725       36.6%        $ 15,916,163     36.2%
 2008            12.9        567,395       49.3%        $ 21,602,262     49.1%
 2009            12.2        750,126       65.2%        $ 26,967,320     61.3%
 2010             0.9        758,289       65.9%        $ 27,350,977     62.2%
 2011             4.5        793,151       68.9%        $ 29,329,588     66.7%
 2012            30.5      1,126,222       97.9%        $ 42,720,169     97.2%
 2013             2.8      1,150,705      100.0%        $ 43,959,483    100.0%
 2014             0.0      1,150,705      100.0%        $ 43,959,483    100.0%
 AFTER            0.0      1,150,705      100.0%        $ 43,959,483    100.0%
-----           -----      ---------      -----         ------------    -----
 TOTAL          100.0%

                                     A-3-5

                              WORLD APPAREL CENTER



[MAP INDICATING WORLD APPAREL CENTER LOCATION OMITTED]





                                      A-3-6

                              WORLD APPAREL CENTER

                                 STACKING PLAN


39   Jones Apparel Group, Inc. Exp. 4/12/ 13,501 SF
38   Urban Menswear LLC - Exp. 12/09 35,675 SF
37   Jones Apparel Group, Inc. - Exp. 4/12 24,588 SF
36   Alfred Dunner Inc. - Exp. 2/08 24,588 SF
35   Itochu International, Inc. - Exp. 4/06 24,588 SF
34   Jones Apparel Group, Inc. - Exp. 4/12 24,588 SF
33   Technicolor, Inc. - Exp. 9/11 24,588 SF
32   1 2 Kellwood Company - Exp. 12/06 3,967 SF Jones Apparel Group - Exp. 4/12
     7,148 SF Knitastiks, Inc - Exp. 5/05 10,252 SF
31   3 4 5 6 7 It Figures, LLC - Exp. 5/06 4,676 SF Apparel Ventures, Inc. -
     Exp. 8/05 5,450 SF Mostly Incorporated - Exp. 6/06 7,258 SF
30   8 Mainstream Swimsuits, Inc. - Exp. 8/05 3,334 SF Jessica Marie Sales
     3,334 SF Jessica Marie Sales Corp. - Exp. 8/04 3,601 SF Koret, Inc. - Exp.
     6/09 7,277 SF Kellwood Company, Exp. 7/06 8,089 SF
29   9 10 11 12 Kreations, Inc. - Exp. 7/06 3,269 SF GMR fashion - Exp. 9/09
     5,025 SF Gottex Industries - Exp. 9/05 9,613 SF
28   A.H. Schreiber Company, Inc. - Exp. 7/04 3,534 SF By Designs L.L.C. - Exp.
     8/13 21,053 SF
27   Jones Apparel Group, Inc. - Exp. 4/12 24,588 SF
26   13 14 15 Apparel Traders, Inc. - Exp. 7/08 3,327 SF Maillot Baltex, Inc. -
     Exp. 7/10 6,628 SF Susan Bristol, Inc. - Exp.10/06 8,535 SF
25   16 17 18 19 20 Avance International, L.L.C. - Exp. 6/05 2,907 SF Sister
     Sister, Inc. - Exp. 5/04 3,210 SF YKK, (USA) Inc. - Exp. 1/05 4,052 SF
     A.H. Schreiber Company, Inc. - Exp. 8/09 5,208 SF
24   21 22 23 24 25 26 27 Jantzen, Inc. - Exp. 8/08 8,794 SF
23   28 Alfred Dunner Inc. - Exp. 2/08 7,189 SF Apparel Group, Ltd. - Exp. 3/08
     13,155 SF
22   29 30
21   Jones Apparel Group, Inc. - Exp. 4/12 51,289 SF
20
19   E.S. Sutton, Inc. - Exp. 2/05 24,183 SF
18   31 32
17   33 Jones Apparel Group, Inc. - Exp. 4/12 45,668 SF
16   34 35 36 37 38 39 40 41 42 43 44 45 46 47 Aggregate Sales, Inc. - Exp.
     12/05 3,407 SF Zuma Sportswear, Inc. - Exp. 9/05 3,611 SF
15   Jones Apparel Group, Inc. - Exp. 4/12 17,189 SF Cape Cod/Cricket Lane, Inc.
     - Exp. 12/04 8,414 SF
12   Gabar, Inc. - Exp. 8/05 7,923 SF Alarmex Holdings, LLC - Exp. 12/12
     35,080 SF
11   Levi Strauss & Company - Exp. 1/12 43,004 SF
10   49 50 Donnkenny Apparel, Inc.-Exp. 8/08 30,445 SF Jockey International,
     Inc. - Exp. 10/08 9,080 SF
9    51 Item Eyes, Inc. - Exp. 6/07 6,256 SF Necessary Objects, Ltd. - Exp.
     1/05 6,501 SF Lee Sales, Inc. - Exp. 1/09 13,293 SF Prudential Securities,
     Inc. - Exp. 7/04 14,379 SF
8    Intertex Apparel, Ltd. - Exp. 4/05 12,217 SF Jacques Monet, Inc. - Exp.
     8/08 30,785 SF
7    52 53 54 Knight Apparel Corporation - Exp. 9/09 19,772 SF Regent
     International Corp. - Exp. 8/08 19,822 SF
6    55 56 57 58 59 60 61 62 Cone Mills Corporation - Exp. 8/11 10,274 SF
     Belduch Industrial Corporation - Exp. 3/06 16,152 SF
5    Chase Manhattan Bank - Exp. 10/09 43,002 SF
4    Too many tenants to display Ref #'s 63 through 118
3    111 112 113 114 115 116 117 Worldwide Apparel Resources, Inc. - Exp. 5/05
     12,946 SF Jones Apparel Group, Inc. - Exp. 4/12 13,081 SF
2    118 119 International Direct Group, Inc. - Exp. 12/06 5,385 SF Kellwood
     Company - Exp. 12/06 6,750 SF Rafaella Sportswear, Inc. - Exp. 11/05
     28,943 SF
1    120 121 H & R Black Eastern Tax Service Exp. 5/13 3,430 SF American
     Greetings Corporation Exp.-6/07 3,745 SF Chase Manhattan Bank-Exp. 10/09
     29,381 SF
B    Vacant 5,122 SF Cathy Daniels - Exp. 6/09 12, 693 SF
          TOTAL SQUARE FEET=  1,174,307

1 This exhibit provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.


Note: Reference numbers indicated on each floor in the above stacking plan are referenced on the next page.

                                      A-3-7

REF.      TENANT
1         Delta Knitwear Inc.            67            Broadway Fashion Suites
2         Allure, Inc.                   68            Eldon Hills, Inc.
3         Apparel Ventures, Inc.         69            Vacant
4         Monterey Canyon, Inc.          70            Peter Allen & Company
5         Newport Apparel Corp.          71            Candy Rain Sales
6         Apparel Ventures, Inc.         72            B.Y. Leathers, Inc.
7         Robert Scott                   73            Brenda Simowitz
8         Mainstream Swimsuits, Inc.     74            Lily Textile, Inc.
9         Carol Wior                     75            Cottonelle, Inc.
10        Newport Apparel Corp.          76            ECE Trading, Inc.
11        Backflips, Incorporated        77            Looptex (USA) Inc.
12        Mystique Apparel Group, Inc.   76            Rags Knitwear, Ltd.
13        W & W Concept                  79            Vacant
14        All Imports, LLC               80            Maliban USA, Inc.
15        Hongdou New York Inc.          81            Bear's Club
16        Penbrooke Swimsuits, Inc.      82            Vacant
17        JJs Mae, Inc.                  83            DIT T0E
18        A.H. Schreiber Company, Inc.   84            In Gear Fashions, Inc.
19        Isetan Company Limited         85            FUSHION CLOTHING
20        Judy Ann of California, Inc.   86            Diana Imports, Inc.
21        USALPACA, LLC                  87            Vacant
22        Full Charm USA, Inc.           88            Vacant
23        Dotti II                       89            Maxine of Hollywood, Inc.
24        Apparel Ventures, Inc.         90            Jamaican Style, Inc.
25        A.H. Schreiber Company, Inc.   91            Vacant
26        Truly Yours, Inc.              92            Ashima USA, Inc.
27        Jonden Manufacturing Co., Inc. 93            LGB, Inc.
28        RAJ Manufacturing, Inc.        94            Sweater Brand, Inc.
29        Jones Apparel Group, Inc.      95            CHINA ORIENTAL INT L CORP
30        Jones Apparel Group, Inc.      96            Royal Apparel Group, Inc.
31        Jones Apparel Group, Inc.      97            Be X, Incorporated
32        Jones Apparel Group, Inc.      98            Diva Fashions, Ltd.
33        Jones Apparel Group, Inc.      99            Basic Views
34        Citicraze Casualware, Inc.    100            Marubeni America Corporation
35        Oxygen Inc.                   101            Ashwood, Inc.
36        Bare Nothing, Inc.            102            Jennifer Kay
37        Excelsior, Inc.                103            Ruth E. Frederick
38        Tapestry, Inc.                104            Oneworld, Inc.
39        Morning Sun, Inc.             105            Vacant
40        Vacant                        106            Fashion Direct
41        California Blue Apparel, Inc .107            Sidefects, Inc.
42        Supreme Apparel, Inc.         108            Nygard International Ltd.
43        All Knits & Novelties, LLC    109            Franshaw, Inc.
44        Malibu Dream Girl, Inc.       110            Broadway Fashion Suites
45        Maxine Swim Group, Inc.       111            Jones Apparel Group, Inc.
46        Ravissant, Ltd.               112            Jones Apparel Group, Inc.
47        Mystic Apparel Company, Inc.  113            Jeffrey Craig Ltd.
48        Jones Apparel Group, Inc.     114            Trizec Office Properties
49        Gepetto, Inc.                 115            Tribu International
50        Jockey International, Inc.    116            Jeffrey Craig, Ltd.
51        Prudential Securities, Inc.   117            Beach Patrol, Inc.
52        Knight Apparel Corporation    118            Eclectic Apparel Industries
53        Knight Apparel Corporation    119            Rafaella Sportswear, Inc.
54        Knight Apparel Corporation    120            Gateway Newstands
55        Pilgrim Worldwide Trading Inc 121            Vacant
56        Off Line, Inc.
57        Sporty and Trendy Fabric, LLC
58        Maxine Swim Group, Inc.
59        Togiola LLC
60        Vacant
61        Trends Clothing Corp.
62        Vacant
63        Vacant
64        Cee Sportswear, Inc.
65        T.E.D. Associates
66        Apparel Resource Group, LLC

                                     A-3-8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]








                                     A-3-9

                               CHESAPEAKE SQUARE






[3 PHOTOS OF CHESAPEAKE SQUARE OMITTED]





                                     A-3-10

                               CHESAPEAKE SQUARE


                      LOAN INFORMATION
-------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $73,000,000
 CUT-OFF PRINCIPAL BALANCE:    $73,000,000
 % OF POOL BY IPB:             5.8%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Chesapeake Mall, LLC
 SPONSOR:                      Simon Property Group, L.P.
 ORIGINATION DATE:             07/12/04
 INTEREST RATE:                5.8400%
 INTEREST ONLY PERIOD:         24 Months
 MATURITY DATE:                08/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(24),Def(89),O(7)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Cash Management Agreement
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance


                                     ESCROWS
--------------------------------------------------------------------------------
No reserves will be collected before the occurrence of a Cash Management Event which is triggered by an Event of Default or NOI falling below $6,000,000 for two consecutive quarters. Upon a Cash Management Event, monthly escrows are required for replacement reserves in the amount of $9,729 and for taxes in the amount of one-twelfth of the actual annual tax amount. In addition, an anchor rollover reserve of $330,000 per anchor tenant, for an aggregate of $990,000, will be established in the event that one or more of the anchor tenants do not renew their leases upon lease expiration.
--------------------------------------------------------------------------------


                 PROPERTY INFORMATION
------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee/Leasehold
 PROPERTY TYPE:            Retail -- Regional Mall
 SQUARE FOOTAGE:           530,158
 LOCATION:                 Chesapeake, VA
 YEAR BUILT/RENOVATED:     1989/1999
 OCCUPANCY:                94.5%
 OCCUPANCY DATE:           05/05/04
 NUMBER OF TENANTS:        97
 HISTORICAL NOI:
   2002:                   $  6,908,618
   2003:                   $  6,923,416
   TTM AS OF 03/31/04:     $  7,113,654
 UW NOI:                   $  7,566,313
 UW NET CASH FLOW:         $  7,264,470
 APPRAISED VALUE:          $104,000,000
 APPRAISAL DATE:           07/01/04




       FINANCIAL INFORMATION
------------------------------------
 CUT-OFF DATE LOAN/SF:   $ 138
 CUT-OFF DATE LTV:        70.2%
 MATURITY DATE LTV:       62.0%
 UW DSCR:                 1.41x



                                                      SIGNIFICANT TENANTS
                                                                                                              BASE       LEASE
                                                                     MOODY'S/                                 RENT     EXPIRATION
 TENANT NAME             PARENT COMPANY                               S&P(1)      SQUARE FEET    % OF GLA      PSF        YEAR
----------------------- ------------------------------------------ ----------- -------------- ----------- ---------- -----------
 SEARS                  Sears                                      Baa1/BBB          88,784   16.7%        $  3.90      2009
 J.C. PENNEY            J.C. Penney Company, Inc.                  Ba3/NAP           87,265   16.5%        $  3.82      2010
 DILLARD'S              Dillard's                                  B2/BB             81,721   15.4%        $  2.90      2010
 LERNER NEW YORK        Limited Brands                             Baa1/BBB+         16,194    3.1%        $ 20.00      2006
 FYE                    Trans World Entertainment                  NAP                7,121    1.3%        $ 24.00      2011
 THE FINISH LINE        Finish Line                                NAP                6,533    1.2%        $ 18.00      2005
 THE CHILDREN'S PLACE   The Children's Place Retail Stores, Inc.   NAP                4,200    0.8%        $ 22.00      2011

1 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-11

                               CHESAPEAKE SQUARE

THE LOAN. The Chesapeake Square loan is secured by a first mortgage on the fee and leasehold interest in 530,158 square feet of an approximately 810,000 square foot regional mall located in Chesapeake, Virginia.

THE BORROWER. The borrower is Chesapeake Mall, LLC., a special purpose entity controlled by Chesapeake-JCP Associates, LTDI, which is a joint venture among Simon Property Group, L.P. ("Simon") (50%), DeBartolo Properties Management, Inc. ("Debartolo") (25%), and JCP Realty, Inc. (25%). Simon and Debartolo are entities controlled by Simon Property Group, Inc., which is the largest publicly traded retail real estate company in the United States and is a REIT included in the S&P 500 index. Simon Property Group, Inc. owns or has an interest in approximately 247 properties in North America with an aggregate of approximately 192 million square feet in addition to approximately 48 assets in Europe. The REIT's market capitalization as of June 30, 2004 was approximately $28 billion. JCP Realty, Inc. is a subsidiary of J.C. Penney Company, Inc., which operates approximately 1,078 retail department stores throughout the United States and South America, including the anchor store located at Chesapeake Square.

THE PROPERTY. Chesapeake Square is an approximately 810,000 square foot single level, regional mall located in Chesapeake, Virginia. It is anchored by Sears, J.C. Penney, Target, Hecht's and two Dillard's stores. However only the Sears, J.C. Penney and one Dillard's store are included in the collateral for the subject loan. Chesapeake Square is approximately 94.5% occupied by the anchor stores and approximately 97 in-line, specialty, restaurant and kiosk tenants. The property was built in 1989, expanded in 1992 and renovated in 1999. Sales per square foot for in-line tenants under 10,000 square feet in 2002, 2003 and the trailing twelve months through March 2004 have averaged $282, $285, and $302, respectively.

THE MARKET(1). The Chesapeake Square property is located in Chesapeake, Virginia, just off I-664, a major Virginia thoroughfare. The neighborhood is more specifically known as the Norfolk-Virginia Beach-Newport News metropolitan area. Nationally it ranks as the 36th largest metropolitan area and it is located adjacent to one of the world's largest natural harbors and one of the world's largest naval bases.

The population of the metropolitan market is approximately 1.71 million which represents approximately 12% growth since 1994. Average household income in the market is estimated at approximately $75,459 and is expected to grow by approximately 19% over the next 10 years according to NPA Data Services, Inc. Major components of the local economy include the military, ports, light industry and tourism which provide diverse sources of income and real estate demand. The Chesapeake Square property faces competition from several regional malls in the market. However all of them are located to the east and north of the subject property and there are no competing centers to the west or south, which is where the majority of the Chesapeake Square trade area is located.

PROPERTY MANAGEMENT. The property manager of the Chesapeake Square property is Simon Management Associates, LLC, which manages approximately 250 properties throughout the United States and Europe. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

(1) Certain information from the Chesapeake Square's appraisal dated July 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                   LEASE ROLLOVER SCHEDULE
                 NUMBER      SQUARE
               OF LEASES     FEET      % OF GLA    BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING
------------- ----------- ---------- ----------- ------------
 VACANT           NAP       29,312        5.5%        NAP
 2004 & MTM         3        5,997        1.1     $  173,684
 2005              15       48,423        9.1        851,190
 2006               7       28,352        5.3        693,003
 2007              15       24,183        4.6        767,934
 2008               9       18,681        3.5        388,123
 2009               9      110,382       20.8        929,559
 2010              13      187,451       35.4      1,216,269
 2011              15       34,811        6.6      1,026,992
 2012               2        6,022        1.1         92,180
 2013               7       25,302        4.8        329,414
 2014               3       11,242        2.1         49,482
 AFTER              0            0        0.0              0
-----             ---      -------      -----     ----------
 TOTAL             98      530,158      100.0%    $6,517,829



                % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                  RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ------------ ------------- ------------- ------------- --------------
 VACANT           NAP          29,312          5.5%         NAP           NAP
 2004 & MTM         2.7%       35,309          6.7%     $  173,684          2.7%
 2005              13.1        83,732         15.8%     $1,024,874         15.7%
 2006              10.6       112,084         21.1%     $1,717,877         26.4%
 2007              11.8       136,267         25.7%     $2,485,811         38.1%
 2008               6.0       154,948         29.2%     $2,873,934         44.1%
 2009              14.3       265,330         50.0%     $3,803,493         58.4%
 2010              18.7       452,781         85.4%     $5,019,761         77.0%
 2011              15.8       487,592         92.0%     $6,046,753         92.8%
 2012               1.4       493,614         93.1%     $6,138,933         94.2%
 2013               5.1       518,916         97.9%     $6,468,347         99.2%
 2014               0.8       530,158        100.0%     $6,517,829        100.0%
 AFTER              0.0       530,158        100.0%     $6,517,829        100.0%
-----             -----       -------        -----      ----------        -----
 TOTAL            100.0%

                                     A-3-12

                               CHESAPEAKE SQUARE

[MAP INDICATING CHESAPEAKE SQUARE LOCATION OMITTED]





                                     A-3-13

                               CHESAPEAKE SQUARE


[SITE MAP OF CHESAPEAKE SQUARE OMITTED]



                                     A-3-14

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                                     A-3-15

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON





[4 PHOTOS OF JPI PORTFOLIO - STATE COLLEGE/TUCSON OMITTED]






                                     A-3-16

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON

                           LOAN INFORMATION
-----------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $50,740,000
 CUT-OFF PRINCIPAL BALANCE:    $50,740,000
 % OF POOL BY IPB:             4.0%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Jefferson at State College, L.P. and
                               Jefferson Commons - Tucson Phase II
                               Limited Partnership
 SPONSOR:                      JPI Investment Company, L.P.
 ORIGINATION DATE:             06/30/04
 INTEREST RATE:                5.4800%
 INTEREST ONLY PERIOD:         24 Months
 MATURITY DATE:                07/07/09
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(24),Def(31),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Hard
 ADDITIONAL DEBT:              $4,670,000; $5,532,000
 ADDITIONAL DEBT TYPE:         Mezzanine
 LOAN PURPOSE:                 Refinance


                  ESCROWS
-------------------------------------------
 ESCROWS/RESERVES:    INITIAL     MONTHLY
                      ------      -----
  Taxes:             $400,669    $58,347
  CapEx:             $      0    $20,875
  Engineering:       $ 13,875    $     0





                    PROPERTY INFORMATION
-------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio
 TITLE:                    Fee
 PROPERTY TYPE:            Multifamily -- Garden
 BEDS:                     2,004
 LOCATION:                 State College, PA & Tucson, AZ
 YEAR BUILT/RENOVATED:     2000 & 1999
 OCCUPANCY:                88.4%
 OCCUPANCY DATE:           05/11/04
 HISTORICAL NOI:
  2002:                    $ 5,134,453
  2003:                    $ 4,511,734
  TTM AS OF 03/31/04:      $ 4,448,241
 UW NOI:                   $ 4,851,536
 UW NET CASH FLOW:         $ 4,601,036
 APPRAISED VALUE:          $69,700,000
 APPRAISAL DATE:           Various



         FINANCIAL INFORMATION
---------------------------------------
 CUT-OFF DATE LOAN/BED:   $25,319
 CUT-OFF DATE LTV:          72.8%
 MATURITY DATE LTV:         69.9%
 UW DSCR:                   1.33x



                                PORTFOLIO PROPERTIES
                                                                                # OF
 PROPERTY NAME                       LOCATION       YEAR BUILT    # OF UNITS    BEDS
----------------------------- ------------------- ------------- ------------- -------
 JEFFERSON AT STATE COLLEGE   State College, PA       2000          294        984
 JEFFERSON AT STAR RANCH      Tucson, AZ              1999          336        1020
----------------------------- -------------------     ----          ---       -----
 TOTAL/WEIGHTED AVERAGE                                             630       2,004


                                % OF TOTAL    AVERAGE RENT                  APPRAISED
 PROPERTY NAME                     BEDS         PER BED       OCCUPANCY       VALUE
----------------------------- ------------- --------------- ------------ --------------
 JEFFERSON AT STATE COLLEGE    49.1%        $427            94.0%        $39,900,000
 JEFFERSON AT STAR RANCH       50.9         $380            83.0%         29,800,000
----------------------------- -----         ----            ----         -----------
 TOTAL/WEIGHTED AVERAGE       100.0%        $403            88.4%        $69,700,000

                                     A-3-17

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON

THE LOAN. The JPI Portfolio -- State College/Tucson mortgage loan is secured by a first mortgage on two student housing apartment properties.

THE BORROWER. The borrowers are Jefferson at State College, L.P. and Jefferson Commons -- Tucson Phase II Limited Partnership, both special purpose entities. The sponsor of the loan is JPI Investment Company, L.P. ("JPIIC"). JPIIC is an experienced, fully integrated real estate firm that specializes in the acquisition, development, construction and management of residential communities, headquartered in Irving, Texas. JPIIC is one of the largest developers of luxury multifamily properties in the US, and currently has over 24,000 units under management. JPIIC was a subsidiary of Southland Financial until the early 1990's when Hunt Realty invested in the partnership with the current management team.

THE PROPERTIES. The JPI Portfolio -- State College/Tucson consists of two student housing apartment properties called Jefferson at State College and Jefferson at Star Ranch. The properties contain a total of 2,004 beds with a weighted average occupancy of approximately 88.4% and a weighted average monthly bed rent of approximately $403. Each apartment rents by the bed on a
11.5 month lease (equal payments over 12 months) with parental guarantees for both rent payments and damage.

Jefferson at State College consists of 25 three-story student housing apartment buildings containing 294 fully-furnished apartment units (984 beds). Jefferson at State College is located in State College, Centre County, Pennsylvania approximately 1-2 miles from downtown State College and Pennsylvania State University ("Penn State"). The subject is leased to students attending Penn State. Amenities at the property include a pool, fitness center, indoor basketball court, volleyball court, BBQ grills, and clubhouse. Jefferson at State College was developed in 2000 by JPIIC.

Jefferson at Star Ranch consists of 25 two-story studenthousing apartment buildings containing 336 fully-furnished apartment units (1,020 beds). Jefferson at Star Ranch is located in Tucson, Pima County, Arizona approximately four miles southwest of the University of Arizona. The subject is leased to students attending the University of Arizona. Amenities at the property include a pool, fitness center, indoor basketball court, business center, clubhouse, and covered parking. Jefferson at Star Ranch was developed in 1999 by JPIIC.

THE MARKETS(1).


JEFFERSON AT STATE COLLEGE

The Jefferson at State College property is located in State College, Pennsylvania approximately 1-2 miles from downtown State College and Penn State. The subject is located along the north line of Vairo Boulevard, south of the Mount Nittany Expressway (Highway 322) and east of North Atherton Street, both of which are major traffic arteries in the State College area. Access to the Penn State campus from the subject is provided by a free bus service as well as a municipal bus service for a fee. Fall 2003 enrollment at Penn State was 35,233 students and total enrollment was 41,795 students. On average enrollment has increased approximately 1% from 1993 through 2003. Enrollment of 41,000 to 43,000 is targeted over the next three to five years. On-campus housing is limited to 49 dormitories that house 36% of the student population, providing a substantial demand for the off-campus student housing market. The overall occupancy for the Penn State off-campus student housing market was approximately 96% as of 2003 and contained approximately 25,263 beds. During 2004 and 2005 zero new beds are forecasted for the market. However, as market occupancies continue to improve new development is likely to become more attractive. Forecasts show apartment rents have remained relatively flat the last two years (up approximately 1.8% in 2002 and down approximately 1.9% in 2003). The decline in 2003 was a result of 818 beds added to the off-campus market and approximately 500 on-campus beds were added.


JEFFERSON AT STAR RANCH

The Jefferson at Star Ranch property is situated along the southeast corner of Broadway and Shannon Road in Tucson, Arizona. Shannon Road runs in a north/south direction in the southwest part of Tucson and bisects some of the major east-west arteries in the Tucson area. The property is located approximately four miles from the University of Arizona campus. Access to the campus is provided by car or the Sun Tran bus system. Fall 2003 enrollment at the University of Arizona was approximately 37,083. Average enrollment has increased since 1997 and the university expects total enrollment to reach 40,000 by 2006. On-campus housing is limited to 17 dormitories, four apartment complexes, and fraternity/sorority housing. Approximately 80% of the student population lives off-campus. There are no student housing specific occupancy reports available in the area. However, the multifamily market reports an occupancy of approximately 92.5% in 2003 and the four most direct competitors for the subject reported an average occupancy of approximately 94.3% as of May 2004. These competitors offer a mix of furnished and unfurnished rooms (subject is furnished). The subject is currently approximately 83% leased, but is already approximately 80% pre-leased for the 2004 school year as of May. There are two new student housing apartment complexes currently under development in the subject's market.

PROPERTY MANAGEMENT. The property manager of the Jefferson at State College and Jefferson at Star Ranch properties is JPI Apartment Management L.P. which manages approximately 148 properties throughout the United States. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

1 Certain information from Jefferson at State College and Jefferson at Star Ranch appraisals dated May 13, 2004, and May 11, 2004, respectively. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-18

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON

                              MULTIFAMILY INFORMATION -- JEFFERSON COMMONS STATE COLLEGE
                                                                      AVERAGE MONTHLY
                                                   AVERAGE UNIT        ASKING RENT         AVERAGE MONTHLY MARKET RENT
 UNIT MIX                        NO. OF BEDS       SQUARE FEET           PER BED                    PER BED
---------------------------   ---------------   ----------------   ------------------   ------------------------------
 TWO BEDROOM/TWO BATH                96                 767                $ 510                    $ 419
 THREE BEDROOM/THREE BATH           288                 985                $ 425                    $ 380
 FOUR BEDROOM/FOUR BATH             600               1,232                $ 415                    $ 357
---------------------------         ---               -----                -----                    -----
 TOTAL/WEIGHTED AVERAGE             984               1,075                $ 427                    $ 370


                              MULTIFAMILY INFORMATION -- JEFFERSON COMMONS STAR RANCH
                                                                    AVERAGE MONTHLY
                                                 AVERAGE UNIT        ASKING RENT         AVERAGE MONTHLY MARKET RENT
 UNIT MIX                      NO. OF BEDS       SQUARE FEET           PER BED                    PER BED
-------------------------   ---------------   ----------------   ------------------   ------------------------------
 ONE BEDROOM/ONE BATH               18                540                $ 670                    $ 603
 ONE BEDROOM/ONE BATH               18                572                $ 670                    $ 603
 TWO BEDROOM/TWO BATH              108                724                $ 430                    $ 471
 TWO BEDROOM/TWO BATH              108                756                $ 430                    $ 471
 FOUR BEDROOM/TWO BATH             384              1,101                $ 310                    $ 384
 FOUR BEDROOM/FOUR BATH            384              1,272                $ 395                    $ 384
-------------------------          ---              -----                -----                    -----
 TOTAL/WEIGHTED AVERAGE          1,020                974                $ 380                    $ 410

                                     A-3-19

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON


[MAP INDICATING JPI PORTFOLIO - STATE COLLEGE/TUCSON OMITTED]



                                     A-3-20

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON

[2 SITE MAPS OF JPI PORTFOLIO - STATE COLLEGE/TUCSON OMITTED]





                                     A-3-21

                              STADIUM MARKETPLACE




[2 PHOTOS OF STADIUM MARKETPLACE OMITTED]






                                     A-3-22

                              STADIUM MARKETPLACE




                   MORTGAGE LOAN INFORMATION
----------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $26,000,000
 CUT-OFF PRINCIPAL BALANCE:    $26,000,000
 % OF POOL BY IPB:             2.1%
 LOAN SELLER:                  Nomura Credit & Capital, Inc.
 BORROWER:                     Stadium Marketplace, LLC
 SPONSOR:                      Duncan MacNaughton
 ORIGINATION DATE:             08/04/04 (Expected)
 INTEREST RATE:                5.7400%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                08/11/19
 AMORTIZATION TYPE:            Fully Amortizing
 ORIGINAL AMORTIZATION:        180 Months
 REMAINING AMORTIZATION:       180 Months
 CALL PROTECTION:              L(24), Def(153), O(3)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Soft
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance


                   ESCROWS
---------------------------------------------
 ESCROWS/RESERVES:     INITIAL      MONTHLY
                       -------      -----
   Taxes:            $        0    $30,918
   Insurance:        $        0    $ 3,766
   Engineering:      $    3,125    $     0
   CapEx:            $        0    $ 2,655
   TI/LC:            $1,000,000    $ 7,743


            PROPERTY INFORMATION
---------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Leasehold
 PROPERTY TYPE:            Retail - Anchored
 SQUARE FOOTAGE:           212,446
 LOCATION:                 Honolulu, HI
 YEAR BUILT/RENOVATED:     1993
 OCCUPANCY:                100%
 OCCUPANCY DATE:           04/26/04
 HISTORICAL NOI:
  2002:                    $ 4,252,174
  2003:                    $ 4,412,492
  TTM AS OF 03/31/04:      $ 4,338,465
 UW NOI:                   $ 3,526,734
 UW NET CASH FLOW:         $ 3,324,633
 APPRAISED VALUE:          $36,000,000
 APPRAISAL DATE:           05/05/04





       FINANCIAL INFORMATION
------------------------------------
 CUT-OFF DATE LOAN/SF:   $ 122
 CUT-OFF DATE LTV:        72.2%
 MATURITY DATE LTV:        0.9%
 UW DSCR:                 1.28x



                                                        MAJOR TENANTS
                                                         MOODY'S/    SQUARE      % OF     SALES    BASE RENT         LEASE
 TENANT NAME              PARENT COMPANY                  S&P(1)     FEET(2)      GLA      PSF        PSF      EXPIRATION YEAR
------------------------ ----------------------------- ----------- --------- ---------- -------- ------------ ----------------
 KMART CORPORATION       Kmart Corporation                 NAP      119,537      56.3%  NAV        $ 22.00          2021
 FOODLAND SUPERMARKETS,
  INC.                   Foodland Supermarkets, Inc.       NAP       53,000      24.9%  $244       $ 25.36          2021
 PRICE BUSTERS(3)        ERT Sales, Inc.                   NAP       23,771      11.2%  NAV        $  7.57          2004
 CHECKER AUTO(3)         CSK Auto Corporation             B1/B+      10,464       4.9%  NAV        $ 25.87          2009
 MCDONALD'S CORP.        McDonald's Corporation            A2/A       3,500       1.6%  $621       $ 34.01          2014
 CHEVRON                 Chevron                          Aa2/AA      2,175       1.0%  NAV        $ 33.10          2020

1 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

2 Represents space for which the respective tenant reports sales as of December 31, 2003.

3 Tenants are subleases of Ross Stores, Inc.. Checker Auto's direct lease begins in November 2004 after the Ross lease expires.

                                     A-3-23

                              STADIUM MARKETPLACE

THE LOAN. The Stadium Marketplace loan is secured by a first mortgage on a leasehold interest in Stadium Marketplace, an approximately 212,446 square foot anchored retail center.

THE BORROWER. The borrower is Stadium Marketplace, LLC, a Delaware limited liability company headed by The MacNaughton Group ("MG"). MG is a diversified group of companies that includes real estate development, leasing, retail operations and various operating companies. The key principal is Duncan MacNaughton, who has partnered with additional principals Jeff Arce and Eric Tema. Between 1989 and 1997, Mr. MacNaughton either owned or developed in excess of 1,800,000 square feet of GLA in the state of Hawaii, including the development of the Waikele Center, Hawaii's premier value center. MG has been responsible for the successful introduction of several mainland companies to the Hawaiian Islands, including Costco, Sports Authority, Eagle hardware, OfficeMax and Kmart. As the exclusive developer for Kmart Corps stores in Hawaii, MG has developed such projects as the Kukui Marketplace, the subject property Stadium Marketplace, Kmart Maui and Makalapua Center.

THE PROPERTY. Stadium Marketplace is a retail center located in Honolulu, Hawaii. The facility consists of five single story buildings, two of which are considered out-parcels. The three in-line buildings were constructed in 1993 and are 100% leased to four tenants, including Kmart (119,537 square feet), Foodland Supermarkets, Inc. (53,000 square feet), Price Busters (23,771 square feet), and Checker Auto (10,464 square feet). One outparcel building was built in 1994 and is 100% leased to McDonald's (approximately 3,500 square feet). The second outparcel building was built in 1999 and is 100% leased to Chevron (approximately 2,175 square feet). The subject property is on a long-term ground lease with an initial expiration in 2046, plus an additional 20-year extension option.

THE MARKET(1). The subject property is located at 4561 Salt Lake Boulevard, in the EWA District of Honolulu, Hawaii, at the juncture of Highway 1 and Kahuapaani Street, one half mile northwest of the Honolulu District. The subject property has access to three major thoroughfares, the H-1 Freeway, the Moanalua Freeway, and the Kamehameha Highway. The estimated 2004 average household incomes within a 1, 3, and 5 mile radius of the subject are approximately $69,867, $69,809, and $69,492, respectively. The estimated 2004 populations located within a 1, 3, and 5 mile radius of the subject are approximately 19,708, 112,829, and 213,212, respectively. Additionally, the subject property is centrally located in what is projected to be a high growth area of the county, with 5-year population growth within a 1-mile radius projected to be approximately 8.21% (versus the county average of approximately 5.14%).

On the Island of Oahu, the retail market consists of over 9.5 million square feet of space with a vacancy factor of approximately 5.7% (approximately 544,432 square feet).

PROPERTY MANAGEMENT. The property is managed by CB Richard Ellis Hawaii, Inc., a Hawaiian corporation. Their management portfolio includes approximately 2.5 million square feet of retail space encompassing 15 retail centers on the Islands of Hawaii.
-------------------------------------------------------------------------------


                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ----------- ---------- ---------- ------------ ------------ ------------- ------------- ------------- --------------
 VACANT           NAP            0          0%         NAP       NAP           NAP              0%         NAP           NAP
 2004 & MTM         1       23,771       11.2      180,000         3.9        23,771         11.2%     $  180,000          3.9%
 2005               0            0          0            0           0        23,771         11.2%     $  180,000          3.9%
 2006               0            0          0            0           0        23,771         11.2%     $  180,000          3.9%
 2007               0            0          0            0           0        23,771         11.2%     $  180,000          3.9%
 2008               0            0          0            0           0        23,771         11.2%     $  180,000          3.9%
 2009               1       10,463        4.9      270,704         5.9        34,235         16.1%     $  450,704          9.8%
 2010               0            0          0            0           0        34,235         16.1%     $  450,704          9.8%
 2011               0            0          0            0           0        34,235         16.1%     $  450,704          9.8%
 2012               0            0          0            0           0        34,235         16.1%     $  450,704          9.8%
 2013               0            0          0            0           0        34,235         16.1%     $  450,704          9.8%
 2014               1        3,500        1.6      119,025         2.6        37,735         17.8%     $  569,729         12.3%
 AFTER              3      174,712       82.2    4,046,236        87.7       212,447        100.0%     $4,615,965        100.0%
-----             ---      -------      -----   ----------       -----       -------        -----      ----------        -----
 TOTAL              6      212,446      100.0%  $4,615,965       100.0%

1 Certain information from the Stadium Marketplace appraisal dated May 5, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-24

                              STADIUM MARKETPLACE


[MAP INDICATING STADIUM MARKETPLACE LOCATION OMITTED]



                                      A-3-25

                              STADIUM MARKETPLACE

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                                     A-3-26

                      [THIS PAGE INTENTIONALLY LEFT BLANK]







                                     A-3-27

                             COUNTRYSIDE APARTMENTS






[3 PHOTOS OF COUNTRYSIDE APARTMENTS OMITTED]






                                     A-3-28

                             COUNTRYSIDE APARTMENTS




                   MORTGAGE LOAN INFORMATION
---------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $25,000,000
 CUT-OFF PRINCIPAL BALANCE:      $24,976,221
 % OF POOL BY IPB:               2.0%
 LOAN SELLER:                    JPMorgan Chase Bank
 BORROWER:                       Countryside Townhomes, LLC
 SPONSOR:                        John L. Bailey
 ORIGINATION DATE:               06/09/04
 INTEREST RATE:                  5.4600%
 INTEREST ONLY PERIOD:           NAP
 MATURITY DATE:                  07/01/09
 AMORTIZATION TYPE:              Balloon
 ORIGINAL AMORTIZATION:          360 Months
 REMAINING AMORTIZATION:         359 Months
 CALL PROTECTION:                L(24),Def(33),O(2)
 CROSS-COLLATERALIZATION:        No
 LOCK BOX:                       No
 ADDITIONAL DEBT:                No
 ADDITIONAL DEBT TYPE:           NAP
 LOAN PURPOSE:                   Refinance


                  ESCROWS
-------------------------------------------
 ESCROWS/RESERVES:    INITIAL    MONTHLY
                     --------    -------
   Taxes:            $200,078    $22,231
   Insurance:        $ 97,631    $13,947
   CapEx             $333,000    $13,875
   Engineering:      $ 45,000    $     0


                PROPERTY INFORMATION
----------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Multifamily -- Garden
 UNITS:                    701
 LOCATION:                 St. Louis, MO
 YEAR BUILT/RENOVATED:     1970/2003
 OCCUPANCY:                94.2%
 OCCUPANCY DATE:           05/31/04
 HISTORICAL NOI:
  2002:                    $ 2,363,378
  2003:                    $ 2,717,089
  TTM AS OF 03/31/04:      $ 2,797,790
 UW NOI:                   $ 2,644,883
 UW NET CASH FLOW:         $ 2,450,591
 APPRAISED VALUE:          $31,300,000
 APPRAISAL DATE:           05/06/04





        FINANCIAL INFORMATION
--------------------------------------
 CUT-OFF DATE LOAN/SF:   $35,629
 CUT-OFF DATE LTV:         79.8%
 MATURITY DATE LTV:        74.2%
 UW DSCR:                  1.45x







                                               MULTIFAMILY INFORMATION
                                                                    APPROXIMATE
                                                  AVERAGE UNIT     NET RENTABLE       % OF TOTAL       AVERAGE MONTHLY
 UNIT MIX                      NO. OF UNITS       SQUARE FEET           SF               SF             ASKING RENT
-------------------------   ----------------   ----------------   --------------   --------------   ------------------
 ONE BEDROOM                189                715                135,135                20.2%             $455
 TWO BEDROOM                406                999                405,635                60.5              $644
 THREE BEDROOM              106                1,222              129,530                19.3              $765
-------------------------   ---                -----              -------               -----              ----
 TOTAL/WEIGHTED AVERAGE     701                956                670,300               100.0%             $611

                                     A-3-29

                             COUNTRYSIDE APARTMENTS

THE LOAN. The Countryside Apartments loan is secured by a first mortgage on a 701 unit garden-style apartment complex located in St. Louis, Missouri.

THE BORROWER. The borrower is Countryside Townhomes, LLC, a special purpose entity controlled by John L. Bailey, the borrower's managing member and the guarantor of the loan. Mr. Bailey has over 25 years of real estate experience and currently has a portfolio that includes approximately 80 multifamily and single family properties comprising approximately 2,054 units.

THE PROPERTY. The Countryside Apartments property is comprised of 98 two-story residential buildings totaling 701 units. The property was built in 1970 and was most recently renovated in 2003. The property offers one, two and three bedroom units in six different floor plans. Unit amenities include washer/dryer hook-ups, individual heating and air conditioning, private patios and entrances, and breakfast bars. Project amenities include an approximately 11,080 square foot clubhouse, two outdoor swimming pools, a playground, on-site laundry facilities, patios, and off-street parking areas (1,181 total parking spaces). As of May 31, 2004, the property was approximately 94.2% occupied.

THE MARKET(1). The Countryside Apartments property is located in the northern portion of St. Louis, Missouri, approximately 15 miles north of the St. Louis central business district. The property is situated on the west side of Bellefontaine Road between Parker and Redman Roads. Interstate 270 is located approximately one mile south of the subject and can be accessed via Bellefontaine Road. I-270 provides access to other interstates and major arterials serving the St. Louis area. The property is located in a largely developed area that is predominantly residential in character. Commercial uses can be found to the north and east of the property.

The property is located in the Florissant/North County submarket, which contains approximately 24% of the metropolitan area's multifamily units (117,008 units). As of the fourth quarter 2003, the submarket reported an average vacancy rate of approximately 7.0% with rents ranging from approximately $390 to approximately $500 per unit (approximately $583 per unit average). There has been no new multifamily development in the submarket since the 1980's. The property's competitive set includes seven properties (2,808 units) which report an average vacancy rate of approximately 7.0%. The property's in-place rental rates are generally supported by its competitive set.

PROPERTY MANAGEMENT. The Countryside Apartments property is managed by Chad-Nic Properties, a proprietorship owned by John L.
Bailey.
-------------------------------------------------------------------------------

1 Certain information from Countryside Apartments appraisal dated May 6, 2004 The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-30

                             COUNTRYSIDE APARTMENTS

[MAP INDICATING COUNTRYSIDE APARTMENTS LOCATION OMITTED]





                                      A-3-31

                         EMBASSY SUITES -- BWI AIRPORT



[2 PHOTOS OF EMBASSY SUITES -- BWI AIRPORT OMITTED]





                                     A-3-32

                         EMBASSY SUITES -- BWI AIRPORT

                      MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $24,120,000
 CUT-OFF PRINCIPAL BALANCE:    $24,120,000
 % OF POOL BY IPB:             1.9   %
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Felcor/JPM BWI Hotel, L.L.C.
 SPONSOR:                      Felcor Lodging Limited Partnership
 ORIGINATION DATE:             07/19/04
 INTEREST RATE:                6.4000%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                08/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        300 Months
 REMAINING AMORTIZATION:       300 Months
 CALL PROTECTION:              L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance


                  ESCROWS
-------------------------------------------
 ESCROWS/RESERVES:    INITIAL     MONTHLY
                      ------      -----
   Taxes:            $ 26,198    $26,198
   FF&E:             $      0    $39,242
   Engineering:      $151,250    $     0


               PROPERTY INFORMATION
---------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee/Leasehold
 PROPERTY TYPE:            Hotel - Full Service
 ROOMS:                    251
 LOCATION:                 Linthicum, MD
 YEAR BUILT/RENOVATED:     1987/2001
 OCCUPANCY:                74.8%
 OCCUPANCY DATE:           03/31/04
 HISTORICAL NOI:
  2002:                    $ 4,120,790
  2003:                    $ 4,429,439
  TTM AS OF 04/30/04:      $ 4,522,084
 UW NOI:                   $ 4,191,505
 UW NET CASH FLOW:         $ 3,663,212
 APPRAISED VALUE:          $40,200,000
 APPRAISAL DATE:           06/03/04




         FINANCIAL INFORMATION
----------------------------------------
 CUT-OFF DATE LOAN/UNIT:   $96,096
 CUT-OFF DATE LTV:           60.0%
 MATURITY LTV:               47.1%
 UW DSCR:                    1.89x



                                       HOTEL OPERATING HISTORY
                                  2001         2002         2003      T-12 (4/30/04)     UNDERWRITTEN
                            ------------ ------------ ------------ ------------------ ---------------
 OCCUPANCY                       74.1  %      77.1  %      75.3  %         75.1  %          75.1  %
 AVERAGE DAILY RATE (ADR)     $ 134.16     $ 129.94     $ 132.67        $ 133.26         $ 133.26
 REVPAR                       $  99.43     $ 100.13     $  99.65        $ 100.12         $ 100.12

                                     A-3-33

                         EMBASSY SUITES -- BWI AIRPORT

THE LOAN. The Embassy Suites -- BWI Airport loan is secured by a first mortgage interest in a 251 room full service hotel.

THE BORROWER. The borrower is Felcor/JPM BWI Hotel, L.L.C., a special purpose entity controlled by FelCor Lodging Trust Incorporated. FelCor Lodging Trust Incorporated is the nation's 2nd largest hotel REIT with a total market capitalization of approximately $3 billion as of March 31, 2004. Felcor's portfolio, which is primarily concentrated in upscale and full-service segments, has grown to 163 hotels with nearly 50,000 rooms/suites through its greater than 95% equity interest in Felcor Lodging LP. As of March 31, 2004, the Company owned 100% interest in 126 hotels, a 90% or greater interest in entities owning 7 hotels, a 60% interest in an entity owning 2 hotels, a 51% interest in an entity owning 8 hotels, and a 50% interest in entities owning 20 hotels. Felcor's hotels are located in the United States and Canada, with concentrations in Texas, California, Florida, and Georgia. Felcor owns the largest number of Embassy Suites, Crowne Plaza, Holiday Inn and independently owned Doubletree branded hotels in the world.

THE PROPERTY. Embassy Suites -- BWI Airport, is a mid-tier, 251-unit, all-suite, full service, interior-corridor hotel built in 1987 in Linthicum Heights, Anne Arundel County, Maryland. The main hotel structure contains 251 guest suites, a full-service restaurant, a lounge, a fitness center, meeting space, a business center, an indoor swimming pool, jacuzzi, and women's sauna. The meeting space at the property consists of several smaller rooms expandable to approximately 1,938 square feet and capable of holding 250 guests, and smaller rooms scattered throughout the property capable of containing between 30 and 150 guests. The restaurant at the property consists of seating for 200 people and serves three daily meals. The sponsor, FelCor Lodging Trust Incorporated, purchased the property in 1997 for approximately $22.4 million and since acquisition has spent approximately $4.8 million in capital improvements. Over the last two to three years, a major renovation was completed in the process of changing the hotel to an Embassy Suites from its former use as a Doubletree Suites (flag officially changed 1/1/00). The hotel most closely relies on the Baltimore Washington International Airport ("BWI") for most of its patrons. BWI airport is located within a mile of the subject property.

THE MARKET(1). The property is located in Anne Arundel County, which is part of the Baltimore metropolitan area. The property is located on Concourse Drive approximately 10 miles south of downtown Baltimore and within easy access of I-95 and Route 195. Primary access to the subject is provided by I-95, which is approximately 5 miles west via I-195, and also by the Baltimore Washington Parkway, Route 295, which is about 1 mile west of BWI airport.

Anne Arundel County, within the Baltimore MSA, encompasses over 2,600 square miles. The 2002 population of the Baltimore PMSA was estimated to be approximately 2,635,417, an increase of approximately 3.23% from the 2000 census. Anne Arundel County experienced an increase from approximately 489,656 people to approximately 512,086 people. This represents an approximately 4.58% increase. Some of the major employers in the area that are driving this increase are Johns Hopkins University, Bank of America and Lifebridge Health.

The overall Baltimore hotel market has experienced an occupancy rate of approximately 80.6% and an ADR of approximately 124.64 in the trailing 12 months ending in March 2004. The Anne Arundel County market contains 55 hotel properties and a total of 7,276 rooms. The average occupancy for the county is approximately 72.6%, with the ADR at approximately $95.91. The subject property is located within close proximity of the Baltimore Washington International Airport. The subject is in direct competition with four other airport hotels containing a total of 919 rooms. The competitive set experienced an occupancy rate of approximately 74.9% and an ADR of approximately $120.92 in the trailing 12 months ending in March 2004. The subject property has outperformed the competitive set with regard to ADR and RevPar but has been outperformed in terms of occupancy over the past three years ending March 2004. The subject's occupancy penetration index's were 96.2, 96.2, and 99.9 for 2002, 2003, and 2004, respectively. The subjects ADR penetration index's were approximately 106.1, 106.3, and 109.8 for 2002, 2003, and 2004, respectively. The subject's
RevPar penetration index's were approximately 102.1, 102.1 and 109.8 for 2002, 2003, and 2004, respectively.

PROPERTY MANAGEMENT. The manager of the Embassy Suites -- BWI Airport is Hilton Hotels. Hilton Hotels is one of the largest hotel companies in the world. The company owns, manages or franchises 2,000 hotels, resorts and vacation ownership properties. The management fee with Felcor provides for no base fee but instead provides for a higher percentage of incentive fee that is subordinate to the mortgage.
-------------------------------------------------------------------------------

1 Certain information from Embassy Suites -- BWI Airport appraisal dated June 3, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-34

                         EMBASSY SUITES -- BWI AIRPORT

[MAP INDICATING EMBASSY SUITES -- BWI AIRPORT LOCATION OMITTED]





                                     A-3-35

                              PLAZA MOBILE ESTATES





[3 PHOTOS OF PLAZA MOBILE ESTATES OMITTED]






                                     A-3-36

                              PLAZA MOBILE ESTATES




                    LOAN INFORMATION
--------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $22,700,000
 CUT-OFF PRINCIPAL BALANCE:    $22,700,000
 % OF POOL BY IPB:             1.8%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     MHP-Plaza Mobile, LLC
 SPONSOR:                      Jeffery A. Kaplan
                               Thomas T. Tatum
 ORIGINATION DATE:             07/23/04
 INTEREST RATE:                5.7500%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                08/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance


                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:    INITIAL    MONTHLY
                      -----      -----
  Taxes:             $58,826    $11,765
  CapEx:             $     0    $ 1,030
  Engineering:       $50,625    $     0




               PROPERTY INFORMATION
---------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Manufactured Housing
 PADS:                     237
 LOCATION:                 Santa Ana, CA
 YEAR BUILT/RENOVATED:     1970
 OCCUPANCY:                100.0%
 OCCUPANCY DATE:           05/31/04
 HISTORICAL NOI:
  2002:                    $ 1,904,869
  2003:                    $ 1,948,398
  T-12 AS OF 05/31/04:     $ 2,362,559
 UW NOI:                   $ 1,931,024
 UW NET CASH FLOW:         $ 1,918,368
 APPRAISED VALUE:          $29,000,000
 APPRAISAL DATE:           03/29/04



        FINANCIAL INFORMATION
--------------------------------------
 CUT-OFF DATE LOAN/SF:   $95,781
 CUT-OFF DATE LTV:         78.3%
 MATURITY DATE LTV:        65.9%
 UW DSCR:                  1.21x


                                     A-3-37

                              PLAZA MOBILE ESTATES

THE LOAN. The Plaza Mobile Estates mortgage loan is secured by a first mortgage on a 237 pad, manufactured housing community located in Santa Ana, California.

THE BORROWER. The borrower, MHP-Plaza Mobile, LLC has owned the property since June 1996. Jeffrey Kaplan and Thomas T. Tatum each own 50% of the company. Mr. Kaplan and Mr. Tatum have a combined 50+ years of real estate experience. The principals currently own 20 manufactured housing communities throughout California totaling 4,846 spaces.

THE PROPERTY. The Plaza Mobile Estates property is comprised of 237 pads, all of which are double wide pad sites. The property was developed in 1970. Residential amenities include a clubhouse with library and billiards, pool, spa, children's playground, RV storage, and laundry facilities. As of May 31, 2004, the property is 100% occupied. The property has maintained zero vacancy along with a steadily increasing net operating income over the last few years. The average in-place monthly pad rent is approximately $874.

THE MARKET1. Plaza Mobile Estates is located in Santa Ana, Orange County, California. The property is located in central Orange County, approximately 5 miles inland of the Pacific Ocean. The immediate area surrounding the property is developed with a mixture of industrial and residential uses. The site is located within 1.5 miles of Orange County's shopping and business hub, and 4 miles from Orange County's John Wayne Airport. Regional access is provided by the Santa Ana Freeway (I-5) located 1.5 miles to the south and the Newport/Costa Mesa Freeway (S.R. 55) located 2.5 miles to the southeast. The subject is located in the southwestern part of the city on Fairview Street, which provides local access in a north/south direction. On opposite sides of the block Segerstrom Avenue and MacArthur Boulevard provide local access in an east/west direction.

As of 2003, Santa Ana had an estimated population of approximately 351,136 and an average household income of approximately $57,737. Orange County is a job center that employs approximately 10% of California's population despite having only approximately 8.1% of the state's population. Many workers in Orange County commute from adjacent counties. The major employers in the area include:
Walt Disney Company, University of Irvine, Boeing, St. Joseph Health System, Albertson's Inc., and Tenet Healthcare Corp.

There is a lack of available land in the immediate area, which contributes to the high occupancy rate. No new manufactured housing communities have been developed in the immediate area before 1980 and there are no proposals for new development. The high cost of traditional site-built homes has increased the demand for mobile homes. Comparable manufactured housing communities in Santa Ana all have 100% occupancy.

PROPERTY MANAGEMENT. The property manager of Plaza Mobile Estates is Mobile Community Management, a subsidiary of Tatum-Kaplan Financial Group. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

1 Certain information from the Plaza Mobile Estates appraisal dated March 29, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-38

                              PLAZA MOBILE ESTATES

[MAP INDICATING PLAZA MOBILE ESTATES LOCATION OMITTED]









                                     A-3-39

                              HAMPTONS APARTMENTS





[3 PHOTOS OF HAMPTONS APARTMENTS OMITTED]





                                     A-3-40

                              HAMPTONS APARTMENTS




                            LOAN INFORMATION
-------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $21,000,000
 CUT-OFF PRINCIPAL BALANCE:    $21,000,000
 % OF POOL BY IPB:             1.7   %
 LOAN SELLER:                  Nomura Credit & Capital, Inc.
 BORROWER:                     Hampton Apartment Associates, LP
 SPONSOR:                      Bradley J. Korman, Lawrence M. Korman,
                               Steven H. Korman
 ORIGINATION DATE:             07/28/04
 INTEREST RATE:                5.6600%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                08/6/09
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(12), Grtr 1% or YM(42), 0(6)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              $6,470,000
 ADDITIONAL DEBT TYPE:         Secured subordinated loan
 LOAN PURPOSE:                 Refinance


                  ESCROWS
-------------------------------------------
 ESCROWS/RESERVES:    INITIAL     MONTHLY
                      ------      -----
   Taxes:            $235,733    $23,573
   Insurance:        $ 32,921    $ 6,115
   Cap Ex:           $      0    $ 5,958
   Other:            $317,638    $     0


               PROPERTY INFORMATION
---------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Multifamily - Garden
 UNITS:                    285
 LOCATION:                 Durham, NC
 YEAR BUILT/RENOVATED:     1998
 OCCUPANCY:                95.1%
 OCCUPANCY DATE:           05/07/04
 HISTORICAL NOI:
  2002:                    $ 1,775,512
  2003:                    $ 1,796,732
  TTM AS OF 03/31/04:      $ 1,723,844
 UW NOI:                   $ 1,883,280
 UW NET CASH FLOW:         $ 1,811,780
 APPRAISED VALUE:          $27,500,000
 APPRAISAL DATE:              05/17/04




        FINANCIAL INFORMATION
--------------------------------------
 CUT-OFF DATE LOAN/SF:   $73,684
 CUT-OFF DATE LTV:         76.4%
 MATURITY DATE LTV:        71.1%
 UW DSCR:                  1.24x



                                                    MULTIFAMILY INFORMATION
                                                                APPROXIMATE
                                                AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
 UNIT MIX                       NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT(1)
----------------------------- --------------- --------------- -------------- ------------- ------------------ -----------------
 ONE BEDROOM                        110              903           99,336         32.8%          $  650             $  662
 ONE BEDROOM -- CORPORATE            64              917           58,674         19.3           $1,950             $1,824
 TWO BEDROOM                         51            1,265           64,531         21.3           $  850             $  848
 TWO BEDROOM -- CORPORATE            36            1,268           45,653         15.1           $2,250             $1,955
 THREE BEDROOM                       17            1,462           24,854          8.2           $  999             $1,334
 THREE BEDROOM -- CORPORATE           7            1,462           10,234          3.4           $2,250             $2,075
-----------------------------       ---            -----           ------        -----           ------             ------
 TOTAL/WEIGHTED AVERAGE             285            1,064          303,282        100.0%          $1,247             $1,194

                                     A-3-41

                              HAMPTONS APARTMENTS

THE LOAN. The Hamptons Apartments loan is secured by a first mortgage on a fee interest in a Class A 285-unit multifamily property located in Durham, NC.

THE BORROWER. The borrower is Hampton Apartment Associates, LP, a Delaware limited partnership doing business as Hamptons Apartments Associates, Limited Partnership. The limited partners of the borrower include Steven H. Korman (29.7%), Bradley J. Korman (29.7%), Lawrence M. Korman (29.7%), and Mark G. Korman (9.9%). Steven Korman is Chairman and Chief Executive Officer of Korman Communities, Inc. Korman Communities currently owns 30 Class A communities in the Mid-Atlantic, Northeast and Southeast. Of the 10,000 units in its portfolio, roughly 30% are fully furnished corporate suites and the rest are standard rentals. Mr. Korman has spent the past 38 years in the multifamily industry. Mr. Korman is also a partner and founder of The Korman Co. of Trevose, PA, one of the largest owners and managers of residential, commercial and industrial real estate in the Greater Philadelphia Metropolitan Area

THE PROPERTY. The property was constructed in 1998. It consists of 13 wood framed, three-story apartment buildings, containing 285 one, two and three bedroom apartments ranging in size from approximately 803 square feet to approximately 1,462 square feet, providing a total of approximately 304,490 rentable square feet. Approximately 37.5% of the apartments are furnished corporate units. Amenities include a swimming pool, tennis courts, car wash area, business center, movie room, office/clubhouse with a fitness center and a management office. Total parking consists of 56 carports, 50 single space garages, 10 double space garages and 599 open parking spaces for a total of 715 parking spaces. The property is currently approximately 95.1% occupied.

THE MARKET1. The property is situated in the Durham South sector of the Raleigh-Durham apartment market. The Raleigh-Durham Area, also referred to as the Triangle Area, is comprised of Durham, Wake and Orange counties, and includes the cities of Raleigh, Durham, Cary, and Chapel Hill. In the subject's Durham South submarket, rental rates over the three years ended January 2004 have increased approximately 16.17%, outperforming the Durham market as a whole. Market rents as of January 2004 in the Durham South submarket were: 1 bedroom - $690, 2 bedrooms - $842, 3 bedrooms - $1,006. The submarket vacancy rate as of January 2004 was approximately 12.0%.

The property is located adjacent to Research Triangle Park (RTP), which is the largest research park in the United States. The RTP contains a total of approximately 7,000 acres of land, and is home to a total of 136 organizations, including 109 research and development organizations. Approximately 50% of the employees in the park work for multi-national organizations. An estimated 42,000 full-time employees (50,000 including contract workers) work in RTP, with an average annual salary of approximately $56,000. The Research Triangle Region is home to approximately 1.5 million people. In 1970, the population of the region was approximately half of what it is today, and by 2020, the population is expected to reach 2 million. Since 1990, the Raleigh-Durham-Chapel Hill MSA has experienced the fourth-highest rate of population growth of all MSA's in the nation, behind only Las Vegas, Nevada; Austin, Texas; and Phoenix, Arizona.

PROPERTY MANAGEMENT. The property is managed by Hamptons Apartments Associates, LP c/o Korman Communities, Inc. ("Korman"). Korman and related entities have built over 30,000 single-family homes, 9,000 apartment and townhouse units, 2.5 million square feet of industrial space, and over 2 million square feet of commercial space over the past 35 years. Currently, the company manages 31 multifamily properties with approximately 8,700 units.
-------------------------------------------------------------------------------

1 Certain information from the Hampton's Apartments appraisal dated May 17, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-42

                              HAMPTONS APARTMENTS


[MAP INDICATING HAMPTONS APARTMENTS LOCATION OMITTED]



                                     A-3-43

                              HAMPTONS APARTMENTS


[SITE MAP OF HAMPTONS APARTMENTS OMITTED]



                                     A-3-44

                      [THIS PAGE INTENTIONALLY LEFT BLANK]








                                     A-3-45

                                LATCO PORTFOLIO

[4 PHOTOS OF LATCO PORTFOLIO OMITTED]









                                     A-3-46

                                LATCO PORTFOLIO


                       MORTGAGE PORTFOLIO INFORMATION
----------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE(1):   $20,300,000
 CUT-OFF PRINCIPAL BALANCE(1):    $20,233,712
 % OF POOL BY IPB:                1.6%
 SHADOW RATING (S/F):             N/A
 LOAN SELLER:                     Nomura Credit & Capital, Inc.
 BORROWER:                        Robmor Investments, LP
 SPONSOR:                         Robert Lattanzio
 ORIGINATION DATE:                4/29/2004
 INTEREST RATE:                   5.1800% (California Plaza/Cedar Plaza)
                                  4.9800% (North Pointe)
 INTEREST ONLY PERIOD:            NAP
 MATURITY DATE:                   05/11/14
 AMORTIZATION TYPE:               Balloon
 ORIGINAL AMORTIZATION:           360 Months
 REMAINING AMORTIZATION:          357 Months
 CALL PROTECTION:                 L(24), Def(87), O(6)
 CROSS-COLLATERALIZATION:         Yes
 LOCK BOX:                        No
 ADDITIONAL DEBT:                 No
 ADDITIONAL DEBT TYPE:            NAP
 LOAN PURPOSE:                    Refinance


                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:    INITIAL    MONTHLY
                      -------    -------
  Taxes:              $ 49,144   $ 16,381
  Insurance:          $ 16,139   $  3,228
  CapEx:              $      0   $  2,084
  Engineering:        $ 44,375   $      0
  Environmental:      $  2,500   $      0




                      PROPERTY INFORMATION
-----------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio - 3 Crossed Mortgages
 TITLE:                    Fee
 PROPERTY TYPE:            Retail
 SQUARE FOOTAGE:           172,388
 LOCATION:                 Various, CA
 YEAR BUILT/RENOVATED:     Various
 OCCUPANCY:                95.2%(3)
 OCCUPANCY DATE:           03/31/04
 NUMBER OF TENANTS:        49
 HISTORICAL NOI:
   2002:                   $ 2,035,991
   2003:                   $ 2,072,577
 UW NOI:                   $ 2,065,491
 UW NET CASH FLOW:         $ 1,912,509
 APPRAISED VALUE:          $26,400,000
 APPRAISAL DATE:           Various




       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:   $ 117
 CUT-OFF DATE LTV:        76.6%
 MATURITY DATE LTV:       63.4%
 UW DSCR:                 1.44x



                                                      SIGNIFICANT TENANTS
                                                                                                            BASE       LEASE
                                                       MOODY'S/                                             RENT     EXPIRATION
 TENANT NAME                PARENT COMPANY              S&P(2)     SQUARE FEET    % OF GLA    SALES PSF      PSF        YEAR
-------------------------- ------------------------- ----------- -------------- ----------- ------------ ---------- -----------
 FOODMAXX                  Savemart Supermarket          NAP         49,950         29.0%         N/A      $  9.39      2008
 HOLLYWOOD VIDEO           Hollywood Video               NAP          6,144          3.6%         N/A      $ 12.00      2009
 TAHOE JOE'S               Tahoe Joe's                   NAP          5,703          3.3%         N/A      $ 18.60      2007
 MATTRESS LAND             Mattress Land                 NAP          4,824          2.8%         N/A      $ 16.56      2009
 BRIGHT NOW DENTAL         Bright Now Dental             NAP          4,567          2.6%         N/A      $ 15.60      2010
 MAJESTY BOOKS AND GIFTS   Majesty Books and Gifts       NAP          4,416          2.6%         N/A      $ 13.20      2012
 CASA CORONA               Casa Corona                   NAP          4,416          2.6%         N/A      $ 15.60      2005
 IMPERIAL GARDEN           Imperial Garden               NAP          3,782          2.2%         N/A      $ 15.60      2012
 RENT A CAR                Rent A Car                    NAP          3,704          2.1%         N/A      $ 13.32      2006

1 Original and Cut-off Principal Balance for each Portfolio loan is as follows:

      California Plaza $4,900,000/$4,884,258

      Cedar Plaza $7,900,000/$7,874,620

      North Pointe Shopping Center $7,500,000/$7,474,834

2 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

3 Reflects the July 2004 departure of Goodyear.

                                     A-3-47

                                LATCO PORTFOLIO

                                    YEAR BUILT/    SQUARE
 PROPERTY NAME         LOCATION      RENOVATED      FEET         OCC.
------------------- ------------- -------------- --------- ---------------
 CALIFORNIA PLAZA   Fresno, CA     1987 / NAP      39,190        78.7%(1)
 CEDAR PLAZA        Fresno, CA     1989 / NAP      57,136       100.0%
 NORTH POINTE       Visalia, CA    1993 / NAP      76,062       100.0%
------------------- ------------- --------------   ------       --------
                                    TOTAL/WA      172,388        95.2%



                                                                           APPRAISED
 PROPERTY NAME       TOP TENANTS                                            VALUE
------------------- --------------------------------------------------- -------------
 CALIFORNIA PLAZA   Mattress Land, Bright Now Dental, Imperial Garden   $ 6,600,000
 CEDAR PLAZA        Tahoe Joe's, Majesty Books and Gifts, Casa Corona    10,400,000
 NORTH POINTE       FoodMaxx, Hollywood Video, Rent A Car                 9,400,000
------------------- --------------------------------------------------- -----------
                                                                        $26,400,000

(1)   Reflects the July 2004 departure of Goodyear


                                                    LEASE ROLLOVER SCHEDULE
                                                                 % OF
                 NUMBER      SQUARE      % OF                   BASE      CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT     RENT     SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ----------- ---------- ---------- ------------ ---------- ------------- ------------- ------------- --------------
 VACANT           NAP        8,329        4.8%       NAP        NAP          8,329          4.8%         NAP           NAP
 2004 & MTM         6       14,407        8.4       140,650       6.3       22,736         13.2%     $  140,650          6.3%
 2005              14       26,978       15.6       416,575      18.6       49,714         28.8%     $  557,225         24.9%
 2006               9       18,636       10.8       304,625      13.6       68,350         39.6%     $  861,850         38.5%
 2007               3        8,307        4.8       146,796       6.6       76,657         44.5%     $1,008,646         45.0%
 2008               6       58,102       33.7       598,648      26.7      134,759         78.2%     $1,067,294         71.7%
 2009               7       23,064       13.4       413,974      18.5      157,823         91.6%     $2,021,269         90.2%
 2010               1        4,567        2.6        71,245       3.2      162,390         94.2%     $2,092,514         93.4%
 2011               0            0        0.0             0       0.0      162,390         94.2%     $2,092,514         93.4%
 2012               2        8,198        4.8       117,295       5.2      170,588         99.0%     $2,209,809         98.6%
 2013               1        1,800        1.0        30,888       1.4      172,388        100.0%     $2,240,697        100.0%
 2014               0            0        0.0             0         0      172,388        100.0%     $2,240,697        100.0%
 AFTER              0            0        0.0             0         0      172,388        100.0%     $2,240,697        100.0%
-----             ---       ------      -----       -------     -----      -------        -----      ----------        -----
 TOTAL             49      172,388      100.0%   $2,240,697     100.0%


                                     A-3-48

                                LATCO PORTFOLIO

THE LOAN. The Latco Portfolio is secured by first mortgage interests in three retail centers located in California comprised of approximately 172,388 square feet.

THE BORROWER. The borrowing entity is sponsored by Robert Lattanzio, President and founder of Latco Enterprises Real Estate Group. Latco Enterprises Real Estate Group is a family run development and management company founded in 1972 with its main concentration in the western United States. Latco Enterprises has handled a variety of types of commercial properties, having developed or owned over 33 properties that include multifamily complexes, offices and retail centers. Mr. Lattanzio is responsible for overseeing the operations, development, construction and property management divisions for the firm. Latco Enterprises currently manages a portfolio of more than 2,000 apartment units, 4 high-rise office towers and more than 75,000 square feet of retail space.

THE PROPERTIES. The Latco Portfolio consists of 3 retail centers in California:
California Plaza in Fresno, CA, Cedar Plaza in Fresno, CA, and North Pointe in Visalia, CA. The properties contain a total of approximately 172,388 square feet, have a total appraised value of $26,400,000, and a weighted average occupancy of 95.2%.


CALIFORNIA PLAZA(1)

California Plaza is located in Fresno, California, approximately 3/4 of a mile east of Highway 168, in the City of Clovis. Clovis which was incorporated in 1912, is situated in the central portion of California and is surrounded by Merced and Madera counties to the North, Inyo County to the east, San Benito County to the west and Kings County to the south. There is good access to and from the neighborhood due to the close proximity to the Eisenhower (41) Freeway, located 1 3/4 plus and minus miles west of the subject. Fresno County is a suburban county of 839,582 residents. It covers 5,978 square miles and is the 11th most populous county in the state. According to Claritas, the population in the City of Clovis grew from approximately 52,038 in 1990 to approximately 72,825 in 2003. This represents a 40.0% growth rate over the thirteen-year period. The pattern of development, within the neighborhood, appears to be that of concentrated retail and service oriented uses along the major thoroughfares with residential houses and apartments along the secondary streets. Residential developments are considered lower-to-middle income with single-family detached homes. The California State University Fresno campus is located approximately one-half mile south of the subject. Land uses in the subject's neighborhood are comprised of approximately sixty percent commercial, twenty percent residential, ten percent light industrial and ten percent other uses. The appraiser found overall occupancies to range from 97.1% to 100% for established retail centers within the subject's general area. The subject property is currently 78.7% occupied due to the July 2004 departure of Goodyear.


CEDAR PLAZA(1)

Cedar Plaza is located in Fresno, California approximately 2.5 miles west of Highway 168, in the City of Fresno, near California Plaza. Access to the Fresno/Clovis MPA is good via Interstate 5, and State Highways 99 and 41, which traverse the county in a north/south direction. State Highways 180 and 168 traverse the county of Fresno in an east/west direction. The neighborhood is generally bounded by East Nees Avenue to the north, East Shaw Avenue to the south, North Blackstone Avenue to the west, and North Willow Avenue and the City Limits of Fresno to the east. The number of households was approximately 220,962 in 1990 and increased to approximately 262,712 in 2003. The 2003 estimated number of households is approximately 302,770 for the MSA, reflecting an annual growth rate of 20.8%. The pattern of development, within the neighborhood, appears to be that of concentrated retail and service oriented uses along the major thoroughfares with residential houses and apartments along the secondary streets. Residential developments are considered lower-to-middle income with single-family detached homes. The appraiser found overall occupancies to range from 91.4% to 100% for established retail centers within the subject's general area. Two of the five properties were operating at 100% occupancy. The subject property is 100% leased to 25 tenants. Within the subject's target market area, the retail market has experienced similar trends as prevalent in the region. The subject's general area is impacted by the existing demographics and supply/demand trends that affect the region as a whole. This includes the influence of California State University Fresno, located approximately 1/2 mile south of the subject. The primary market is currently less saturated with retail space. This is primarily due to the physical barriers limiting future development coupled with an increasing population in the immediate area.


NORTH POINTE(1)

North Pointe Shopping Center is located in Visalia, California. The subject property is located at the northeast corner of Houston Avenue and Ben Maddox Way in the city of Visalia, approximately one mile north of SR 198 and one mile northeast of the central business district. The population of Tulare County has increased steadily over the past several years. It increased from approximately 245,738 in 1980 to approximately 311,921 in 1990 to approximately 392,900 in 2003, an average annual increase basis of 2.6%. The subject's location has an average household income of $43,156 and a population of 14,674 plus and minus within a one-mile radius. Per the appraiser's survey, overall occupancies range from 96% to 100% for competitive retail centers within the subject's immediate area, with an overall vacancy rate of 1.60% within the competitive centers, and asking rental rates range from $13.80/SF to $24.00/SF on a triple net basis. Continued improvement in the local housing market should continue to increase residential land values for the next few years. Of note is that the subject's region is significantly more affordable than other areas of California. This is one of the major factors that is anticipated to have a positive impact on population growth.
-------------------------------------------------------------------------------

1 Certain information from the Latco Portfolio appraisals dated March 20, 2004 for California Plaza and Cedar Plaza, and March 22, 2004 for North Pointe. Each appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal

                                     A-3-49

                                LATCO PORTFOLIO

[MAP INDICATING LATCO PORTFOLIO LOCATION OMITTED]





                                     A-3-50

                                LATCO PORTFOLIO

CALIFORNIA PLAZA


[SITE MAP OF CALIFORNIA PLAZA OMITTED]



                                          CEDAR PLAZA


                              [SITE MAP OF CEDAR PLAZA OMITTED]




NORTH POINTE


[SITE MAP OF NORTH POINTE OMITTED]




              Note: These exhibits are provided for illustrative purposes only. The actual Buildings and sites are not necessarily drawn to scale.

                                     A-3-51

                              BELLEVIEW PROMENADE





[2 PHOTOS OF BELLEVIEW PROMENADE OMITTED]





                                     A-3-52

                              BELLEVIEW PROMENADE


                  MORTGAGE LOAN INFORMATION
--------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $18,900,000
 CUT-OFF PRINCIPAL BALANCE:    $18,900,000
 % OF POOL BY IPB:             1.5%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     G&I IV Belleview LLC
 SPONSOR:                      DRA G&I Fund IV Real Estate
                               Investment Trust
 ORIGINATION DATE:             06/28/04
 INTEREST RATE:                5.5000%
 INTEREST ONLY PERIOD:         60 Months
 MATURITY DATE:                07/01/11
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(46),Grtr1%orYM(33),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Acquisition


                    ESCROWS
-----------------------------------------------
 ESCROWS/RESERVES:       INITIAL       MONTHLY
                         -------       -------
   Taxes:               $188,671      $ 37,734
   Insurance:           $ 12,759      $  1,579
   CapEx:               $      0      $    834


                PROPERTY INFORMATION
----------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail - Unanchored
 SQUARE FOOTAGE:           100,102
 LOCATION:                 Greenwood Village, CO
 YEAR BUILT/RENOVATED:     1999
 OCCUPANCY:                94.2%
 OCCUPANCY DATE:           05/01/04
 NUMBER OF TENANTS:        23
 HISTORICAL NOI:
  2002:                    $ 1,965,080
  2003:                    $ 2,016,912
  TTM AS OF 12/31/03:      $ 2,016,912
 UW NOI:                   $ 2,188,244
 UW NET CASH FLOW:         $ 2,046,503
 APPRAISED VALUE:          $27,000,000
 APPRAISAL DATE:              05/28/04



        FINANCIAL INFORMATION
--------------------------------------
 CUT-OFF DATE LOAN/UNIT:   $ 189
 CUT-OFF DATE LTV:          70.0%
 MATURITY LTV:              68.1%
 UW DSCR:                   1.59x



                                  MAJOR TENANTS

 TENANT NAME              PARENT COMPANY                          MOODY'S/S&P(1)
------------------------ -------------------------------------- ---------------
 VECTRA BANK             Zions Bancorporation                   A3/BBB
 COOL RIVER RESTAURANT   Cool River Restaurant                  NAP
 IL FORNAIO              Bruckmann Rosser Sherrill & Co. LLC.   NAP
 ANTOINE DU CHEZ SPA     Antoine Du Chez Spa                    NAP

                                                                     BASE        LEASE
                                                                     RENT     EXPIRATION
 TENANT NAME               SQUARE FEET    % OF GLA    SALES PSF      PSF         YEAR
------------------------ -------------- ----------- ------------ ----------- -----------
 VECTRA BANK                 21,862         21.8%       $254       $ 25.00      2009
 COOL RIVER RESTAURANT       17,545         17.5%       $428       $ 24.86      2010
 IL FORNAIO                   7,500          7.5%       $343       $ 17.67      2010
 ANTOINE DU CHEZ SPA          6,533          6.5%       $377       $ 26.00      2010

1 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-53

                              BELLEVIEW PROMENADE

THE LOAN. The Belleview Promenade loan is secured by a first mortgage interest in an approximately 100,102 square foot unanchored retail center.

THE BORROWER. The borrowing entity is G&I IV Belleview LLC and is 99.9% controlled by DRA Growth and Income Fund IV, common stockholders, and 0.01% controlled by 125 preferred stock holders. DRA Advisors was established as the real estate advisory arm of The Dreyfus Corporation. DRA currently manages over $30 billion in real estate assets nationwide and its investors include pension funds, university endowments, foundations, and individuals. The fund has acquired more than 80 shopping centers, 50 office properties, and 60 multifamily investments.

THE PROPERTY. The Belleview Promenade is located in the Denver Technological Center (DTC). The DTC began as a master planned 884-acre office park and has become the second largest business district in Colorado, second only to downtown Denver. It was built in 1999 and is approximately 94.2% occupied. The property has 23 tenants and the major tenants include: Vectra Bank (approximately 21,862 square feet), Cool River Restaurant (approximately 17,545 square feet), Il Fornaio (approximately 7,500 square feet), and Antoine Du Chez Spa (approximately 6,533 square feet).

THE MARKET(1). The Belleview Promenade is located in Greenwood Village, Arapahoe County, Colorado. The DTC submarket is located approximately 20 miles southeast of the Denver CBD at the intersection of Interstate 25 and Interstate 225. The property is located on East Belleview Avenue, which is the main access road to Interstate 25. There are several quick service strip food centers in the area, but Belleview Promenade is the only full sized upscale center in the area. The DTC has approximately 50,000 office workers and there are approximately 82,775 residents within a 3-mile radius of the property. The average household income within a 3 mile radius is $106,645.

The property lies within the Southeast retail submarket of the Denver MSA. Retail occupancy is approximately 93.3% for the approximately 58.1 million square feet in the Denver MSA and approximately 97.8% for the approximately 2.7 million square feet in the submarket. Market rents in the appraiser's competitive set range from $24 - $32 per square foot. The subject property's in-place rents range from $22.00 - $33.50 per square foot and concluded by the appraiser to be consistent with market levels.

PROPERTY MANAGEMENT. The property is managed by the Trammell Crow Company. Trammel Crow has been active in the Colorado real estate market for over 30 years. The company is Denver's largest property management firm with approximately 14 million square feet in its portfolio.
-------------------------------------------------------------------------------

1 Certain information from the Belleview Promenade appraisal dated May 28, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                                     LEASE ROLLOVER SCHEDULE
                                                                  % OF
                 NUMBER      SQUARE                              BASE      CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET      % OF GLA    BASE RENT     RENT     SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ----------- ---------- ----------- ------------ ---------- ------------- ------------- ------------- --------------
 VACANT          NAP        5,837      5.8%             NAP        NAP       5,837         5.8%               NAP         NAP
 2004 & MTM       1         2,400      2.4       $   64,800        2.9%      8,237         8.2%        $   64,800        2.9%
 2005             2         6,032      6.0           38,192        1.7      14,269        14.3%        $  102,992        4.6%
 2006             1         1,400      1.4           37,800        1.7      15,669        15.7%        $  140,792        6.3%
 2007             4         6,530      6.5          168,816        7.6      22,199        22.2%        $  309,608       13.9%
 2008             2         3,005      3.0           77,594        3.5      25,204        25.2%        $  387,202       17.3%
 2009             4        27,050     27.0          667,497       29.9      52,254        52.2%        $1,054,699       47.2%
 2010             5        37,508     37.5          884,684       39.6      89,762        89.7%        $1,939,383       86.8%
 2011             0             0      0.0                0        0.0      89,762        89.7%        $1,939,383       86.8%
 2012             0             0      0.0                0        0.0      89,762        89.7%        $1,939,383       86.8%
 2013             1         2,223      2.2           62,244        2.8      91,985        91.9%        $2,001,627       89.6%
 2014             3         8,117      8.1          232,543       10.4     100,102       100.0%        $2,234,169      100.0%
 AFTER            0             0      0.0                0        0.0     100,102       100.0%        $2,234,169      100.0%
-----             --       -------   -----       ----------      -----     -------       -----         ----------      -----
 TOTAL            23       100,102   100.0%      $2,234,169      100.0%

                                     A-3-54

                              BELLEVIEW PROMENADE

[MAP INDICATING BELLEVIEW PROMENADE LOCATION OMITTED]





                                     A-3-55

                              BELLEVIEW PROMENADE

[SITE MAP OF BELLEVIEW PROMENADE OMITTED]




                                     A-3-56

                      [THIS PAGE INTENTIONALLY LEFT BLANK]








                                     A-3-57

                      [THIS PAGE INTENTIONALLY LEFT BLANK]








                                     A-3-58

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS



Loan #   Originator   Property Name                            Street Address                                      City
------   ----------   -------------                            --------------                                      ----
   3       JPMCB      JPI Portfolio - State College/Tucson     Various                                             Various
  3.1      JPMCB      Jefferson at State College               501 Vairo Boulevard                                 State College
  3.2      JPMCB      Jefferson at Star Ranch                  41 South Shannon Road                               Tucson
   5       JPMCB      Countryside Apartments                   1630 Rosado Drive                                   St. Louis
   7       JPMCB      Plaza Mobile Estates                     3101 South Fairview Street                          Santa Ana
   8        NCCI      Hamptons Apartments                      300 Seaforth Drive                                  Durham
  10       JPMCB      The Preserve at Grande Oaks              111 Grande Oaks Drive                               Fayetteville
  11        NCCI      University Courtyard Apts                2101 Sixth Avenue                                   Huntington
  13        NCCI      Palazzo Townhomes                        886 North Cofco Center Court                        Phoenix
  19      LaSalle     Crestmont Apartments                     34 Woodcross Drive                                  Columbia
  20       JPMCB      Runaway Bay Apartments                   2030 Runaway Bay Drive                              Indianapolis
  23        NCCI      North Creek Apartments                   11401 3rd Ave SE                                    Everett
  28       JPMCB      Island Vista Estates                     3000 North Tamiami Trail                            North Fort Myers
  30        NCCI      Foxwood MHP                              4444 U.S. Hwy 98 N                                  Lakeland
  33       JPMCB      Forest Ridge Apartments                  6147 Winged Elm Court                               Charlotte
  36       JPMCB      College Station Properties               1306 University Boulevard                           Tuscaloosa
  42        NCCI      Flagstone Garden Apartments              77 East Edgebrook Drive                             Houston
  46       JPMCB      The Pointe Apartments                    5525 North Stanton                                  El Paso
  50      LaSalle     Plantation Manor Apartments              500 Manor View Drive                                Knoxville
  52      LaSalle     Travelier MHP                            777 Gentry Way                                      Reno
  62       JPMCB      16640 Devonshire Street                  16640 Devonshire Street                             Granada Hills
  63        NCCI      Cedar Square                             Various                                             Milwaukee
  66        NCCI      Gage Place Apartments                    9874 Dale Crest                                     Dallas
  71        NCCI      Huron Shores Estates                     144 Shoreline Drive                                 Port Sanilac
  72      LaSalle     Atlantic Townhouse Apartments            84 Drayton Road                                     Bath
  73      LaSalle     Lake Pointe Apartments Phase 1           1600 Toronto Road                                   Springfield
  76      LaSalle     Sundance 1 MHP & RV                      1920 North Thornton Road                            Casa Grande
  77        NCCI      French Quarter Apartments                9627, 9701, 9707, 9723, 9743 National Avenue        West Allis
  79        NCCI      Orange Avenue MHP                        15325 Orange Avenue                                 Paramount
  83      LaSalle     Bangor Apartment Portfolio               Various                                             Bangor
 83.1     LaSalle     Cedar Woods Apartments                   818-830 Ohio Street                                 Bangor
 83.2     LaSalle     Ledgewood Village Apartments             682 Ohio Street                                     Bangor
 83.3     LaSalle     Park Place Apartments                    95 Park Street                                      Orono
  84      LaSalle     10-18 Brainerd Road                      10-18 Brainerd Road                                 Boston
  85        NCCI      1001 Fifth Avenue                        1001 Fifth Avenue                                   New York
  86        NCCI      Verandah Apartments                      1805 IH 35                                          San Marcos
  89      LaSalle     Ocotillo Apartments                      1780 West Missouri Avenue                           Phoenix
  90        NCCI      Westwick Apartments                      348 Flag Chapel Road                                Jackson
  92      LaSalle     Woodland Heights Apartments              547 Plyley's Lane                                   Chillicothe
  94       JPMCB      Arlington Acres                          North Stonington Road                               Stonington
  95        NCCI      Avalon Apartments                        1703 Interstate Highway 35N                         San Marcos
  96        NCCI      Sara Villa Apartments                    23700 Saravilla Drive                               Clinton
  97        NCCI      Timber Park Apartments                   2700 North Buckner Boulevard                        Dallas
  98        NCCI      Cambridge Woods                          3365 Airport Highway                                Toledo
  99        NCCI      Forest Creek Apartments                  24802 99th Place South                              Kent
  101       NCCI      Mason Manor Apartments                   1137 Gunter Street                                  Austin
  105       NCCI      Hillsdale Heights                        6108-6146 SW 18th Drive                             Portland
  106     LaSalle     Spring Valley Apartments                 21-23 Koritz Street and 26-28 Stern Street          Spring Valley
  107     LaSalle     Summerhill Estates                       3313 West Mount Hope Avenue                         Lansing
  113      JPMCB      Bay Pointe Apartments                    3155 Shattuck Boulevard                             Saginaw
  123       NCCI      Tara MHP                                 10630 County Road 44                                Leesburg
  124      JPMCB      Country Side Village                     9 Lantern Lane                                      Shippensburg
  128       NCCI      179 E 70th Street                        179 E 70th Street                                   New York
  129     LaSalle     Chateau Royale Apartments                2500-2600 Valley View Avenue                        Morgantown
  131       NCCI      Briar Cliff Woods                        3235 Airport Highway                                Toledo
  133     LaSalle     Mountain View Estates & Country Village  Various                                             Layton
 133.1    LaSalle     Mountain View Estates                    1500 North Angle Street                             Layton
 133.2    LaSalle     Country Village                          1200 North Church Street                            Layton
  134     LaSalle     New Indian Valley Apartments             1928 Mohawk Place                                   Kent
  135       NCCI      Polo Green Apartments                    43225 Polo Circle                                   Sterling Heights
  137       NCCI      Lakeside Mobile Home Community           3779 Grant Road                                     Ellenwood
  140       NCCI      Sun Valley Apartments                    12440 North 113th Avenue                            Youngtown
  147     LaSalle     Walkers Mill/Walkers Meadow MHP          11408 Second Street                                 Bridgeville
  152     LaSalle     Crosslake Cove Apartments                1968-1974 Lewis Street                              Fort Walton Beach
  154     LaSalle     Pinewood Apartments                      1000 West Mitchell Street                           Arlington
  155     LaSalle     North Pointe Apartments                  1242 Haslett Road                                   East Lansing
  156     LaSalle     Westgate Apartments                      5030 West Mountain Street                           Stone Mountain
  157     LaSalle     Cimeron Apartments                       320 & 500 Beaty Road                                Mt. Holly
  160       NCCI      Morningside MHP                          105 North Cesar Chavez Road                         San Juan
  161     LaSalle     Mobile Manor MHC                         3314 96th Street South                              Tacoma
  163     LaSalle     Brookview Townhomes                      1514 Northwest Drive                                Atlanta
  164      JPMCB      Bear Gardens Apartments                  1500, 1504, and James Aveue and 1521 Bagby Avenue   Waco
  165     LaSalle     Sweetwater Apartments                    200 McElroy Avenue                                  Wharton
  167       NCCI      205 East 69th Street                     205-11 East 69th Street                             New York
  169     LaSalle     Southwind Villa MHC                      1056 Smith Road                                     Columbus
  171     LaSalle     101-103 Crosby Street                    101-103 Crosby Street                               New York
  172     LaSalle     Indian Valley III Apts                   1928 Mohawk Place                                   Kent
  174     LaSalle     Elmwood Apartments                       201 Main Street                                     Little Elm
  175       NCCI      Diboll MHC                               925 Denman Street                                   Diboll





                                               Number of   Property                  Property                Current
Loan #    State     Zip Code   County          Properties  Type                      SubType               Balance ($)       Loan #
------    -----     --------   ------          ----------  ----                      -------               -----------       ------
   3     Various    Various    Various             2       Multifamily               Garden                 50,740,000.00       3
  3.1      PA        16801     Centre              1       Multifamily               Garden                 31,240,000.00      3.1
  3.2      AZ        85745     Pima                1       Multifamily               Garden                 19,500,000.00      3.2
   5       MO        63138     St. Louis           1       Multifamily               Garden                 24,976,221.19       5
   7       CA        92704     Orange              1       Manufactured Housing      Manufactured Housing   22,700,000.00       7
   8       NC        27713     Durham              1       Multifamily               Garden                 21,000,000.00       8
  10       NC        28314     Cumberland          1       Multifamily               Garden                 18,100,000.00      10
  11       WV        25703     Cabell              1       Multifamily               Garden                 16,749,506.04      11
  13       AZ        85008     Maricopa            1       Multifamily               Garden                 16,200,000.00      13
  19       SC        29212     Richland            1       Multifamily               Garden                 13,500,000.00      19
  20       IN        46224     Marion              1       Multifamily               Garden                 13,100,000.00      20
  23       WA        98208     Snohomish           1       Multifamily               Garden                 12,250,000.00      23
  28       FL        33903     Lee                 1       Manufactured Housing      Manufactured Housing   11,104,288.65      28
  30       FL        33809     Polk                1       Manufactured Housing      Manufactured Housing   10,990,978.51      30
  33       NC        28212     Mecklenburg         1       Multifamily               Garden                 10,500,000.00      33
  36       AL        35401     Tuscaloosa          1       Multifamily               Garden                 10,191,434.18      36
  42       TX        77034     Harris              1       Multifamily               Garden                  8,851,346.41      42
  46       TX        79912     El Paso             1       Multifamily               Garden                  8,300,000.00      46
  50       TN        37923     Knox                1       Multifamily               Garden                  7,840,000.00      50
  52       NV        89502     Washoe              1       Manufactured Housing      Manufactured Housing    7,680,000.00      52
  62       CA        91344     Los Angeles         1       Multifamily               Garden                  6,500,000.00      62
  63       WI        53233     Milwaukee           1       Multifamily               Garden                  6,500,000.00      63
  66       TX        75220     Dallas              1       Multifamily               Garden                  6,178,469.29      66
  71       MI        48469     Sanilac             1       Manufactured Housing      Manufactured Housing    5,095,728.29      71
  72       ME        04530     Sagadahoc           1       Multifamily               Garden                  5,025,000.00      72
  73       IL        62712     Sangamon            1       Multifamily               Garden                  5,009,439.46      73
  76       AZ        85222     Pinal               1       Manufactured Housing      Manufactured Housing    5,000,000.00      76
  77       WI        53227     Milwaukee           1       Multifamily               Garden                  5,000,000.00      77
  79       CA        90723     Los Angeles         1       Manufactured Housing      Manufactured Housing    4,886,778.46      79
  83       ME       Various    Penobscot           3       Multifamily               Garden                  4,650,000.00      83
 83.1      ME        04401     Penobscot           1       Multifamily               Garden                  3,182,000.00     83.1
 83.2      ME        04401     Penobscot           1       Multifamily               Garden                    848,000.00     83.2
 83.3      ME        04473     Penobscot           1       Multifamily               Garden                    620,000.00     83.3
  84       MA        02134     Suffolk             1       Multifamily               Mid/High Rise           4,594,277.13      84
  85       NY        10028     New York            1       Multifamily               Coop                    4,500,000.00      85
  86       TX        78666     Hays                1       Multifamily               Garden                  4,442,788.87      86
  89       AZ        85015     Maricopa            1       Multifamily               Garden                  4,377,973.27      89
  90       MS        39209     Hinds               1       Multifamily               Garden                  4,200,000.00      90
  92       OH        45601     Ross                1       Multifamily               Garden                  4,000,000.00      92
  94       CT        06378     New London          1       Manufactured Housing      Manufactured Housing    3,990,827.72      94
  95       TX        78666     Hays                1       Multifamily               Garden                  3,955,129.21      95
  96       MI        48035     Macomb              1       Multifamily               Garden                  3,895,000.00      96
  97       TX        75228     Dallas              1       Multifamily               Garden                  3,860,000.00      97
  98       OH        43609     Lucas               1       Multifamily               Garden                  3,859,179.47      98
  99       WA        98030     King                1       Multifamily               Garden                  3,845,947.15      99
  101      TX        78721     Travis              1       Multifamily               Garden                  3,752,981.89      101
  105      OR        97239     Multnomah           1       Multifamily               Garden                  3,550,000.00      105
  106      NY        10977     Rockland            1       Multifamily               Garden                  3,500,000.00      106
  107      MI        48911     Ingham              1       Multifamily               Garden                  3,497,225.88      107
  113      MI        48603     Saginaw             1       Multifamily               Garden                  3,189,292.15      113
  123      FL        34788     Lake                1       Manufactured Housing      Manufactured Housing    2,677,888.36      123
  124      PA        17257     Cumberland          1       Manufactured Housing      Manufactured Housing    2,600,000.00      124
  128      NY        10021     New York            1       Multifamily               Coop                    2,500,000.00      128
  129      WV        26505     Monongalia          1       Multifamily               Garden                  2,497,703.58      129
  131      OH        43609     Lucas               1       Multifamily               Garden                  2,435,404.52      131
  133      UT        84041     Davis               2       Manufactured Housing      Manufactured Housing    2,373,138.76      133
 133.1     UT        84041     Davis               1       Manufactured Housing      Manufactured Housing    1,370,127.07     133.1
 133.2     UT        84041     Davis               1       Manufactured Housing      Manufactured Housing    1,003,011.69     133.2
  134      OH        44240     Portage             1       Multifamily               Garden                  2,350,503.73      134
  135      MI        48313     Macomb              1       Multifamily               Garden                  2,335,000.00      135
  137      GA        30294     Clayton             1       Manufactured Housing      Manufactured Housing    2,300,000.00      137
  140      AZ        85363     Maricopa            1       Multifamily               Garden                  2,245,336.99      140
  147      DE        19933     Sussex              1       Manufactured Housing      Manufactured Housing    2,092,845.92      147
  152      FL        32547     Okaloosa            1       Multifamily               Garden                  2,000,000.00      152
  154      TX        76013     Tarrant             1       Multifamily               Garden                  1,998,483.08      154
  155      MI        48823     Ingham              1       Multifamily               Garden                  1,997,570.50      155
  156      GA        30083     Dekalb              1       Multifamily               Garden                  1,995,004.54      156
  157      NC        28120     Gaston              1       Multifamily               Garden                  1,947,872.78      157
  160      TX        78589     Hidalgo             1       Manufactured Housing      Manufactured Housing    1,700,000.00      160
  161      WA        98499     Pierce              1       Manufactured Housing      Manufactured Housing    1,694,676.23      161
  163      GA        30318     Fulton              1       Multifamily               Garden                  1,635,291.80      163
  164      TX        76706     McLennan            1       Multifamily               Garden                  1,497,292.39      164
  165      TX        77488     Wharton             1       Multifamily               Garden                  1,495,923.21      165
  167      NY        10021     New York            1       Multifamily               Coop                    1,400,000.00      167
  169      OH        43207     Franklin            1       Manufactured Housing      Manufactured Housing    1,360,000.00      169
  171      NY        10012     New York            1       Multifamily               Mid/High Rise           1,196,091.79      171
  172      OH        44240     Portage             1       Multifamily               Garden                  1,162,958.00      172
  174      TX        75068     Denton              1       Multifamily               Garden                  1,078,213.41      174
  175      TX        75941     Angelinea           1       Manufactured Housing      Manufactured Housing      999,124.67      175



                                          PAD                   STUDIO                ONE BEDROOM               TWO BEDROOM
                                    ------------------   ---------------------   ---------------------    -----------------------
          Loan                      No. of     Average    No. of       Average       No. of    Average        No. of      Average
Loan #    Group   Units/Beds/Pads     Pads    Pad Rent   Studios   Studio Rent   1-BR Units  1-BR Rent    2-BR Units    2-BR Rent
------    -----   ---------------     ----    --------   -------   -----------   ----------  ---------    ----------    ---------
   3        2               2,004        0           0         0             0           36        670           312          930
  3.1       2                 984        0           0         0             0            0          0            96        1,020
  3.2       2               1,020        0           0         0             0           36        670           216          890
   5        2                 701        0           0         0             0          189        455           406          644
   7        2                 237      237         874         0             0            0          0             0            0
   8        2                 285        0           0         0             0          174      1,144            87        1,378
  10        2                 240        0           0         0             0           52        777           160          880
  11        2                 224        0           0         0             0            0          0            84          969
  13        2                 214        0           0         0             0           88        914           119        1,204
  19        2                 250        0           0         0             0           80        637           146          724
  20        2                 192        0           0         0             0           24        699           120          868
  23        2                 264        0           0         0             0            0          0           264          764
  28        2                 617      617         292         0             0            0          0             0            0
  30        1                 354      354         331         0             0            0          0             0            0
  33        2                 330        0           0         0             0           58        635           214          748
  36        2                 267        0           0         0             0           26        414           199          531
  42        2                 292        0           0         0             0          221        508            71          674
  46        2                 238        0           0         0             0          114        536           124          781
  50        2                 194        0           0         0             0           46        539           118          611
  52        2                 236      236         440         0             0            0          0             0            0
  62        2                  48        0           0         0             0            3      1,350            45        1,550
  63        2                 205        0           0        96           367           62        552            21          856
  66        2                 216        0           0         0             0           90        600           116          789
  71        1                 189      189         370         0             0            0          0             0            0
  72        2                 143        0           0         0             0           10        510            88          645
  73        2                 100        0           0         0             0           52        562            48          688
  76        2                 711      711         465         0             0            0          0             0            0
  77        2                 156        0           0         0             0          113        575            43          697
  79        2                 117      117         500         0             0            0          0             0            0
  83        2                 153        0           0         0             0            2        450           151          618
 83.1       2                 112        0           0         0             0            1        450           111          588
 83.2       2                  24        0           0         0             0            0          0            24          670
 83.3       2                  17        0           0         0             0            1        450            16          750
  84        2                  28        0           0         0             0            0          0            12        2,000
  85        1                  75        0           0        20         5,000           13      6,500            25       11,000
  86        2                 156        0           0         0             0           96        490            60          597
  89        2                 173        0           0        62           480           85        586            26          709
  90        2                 200        0           0         0             0           32        426           112          474
  92        2                 146        0           0         0             0            8        439            74          549
  94        1                 149      149         370         0             0            0          0             0            0
  95        2                 136        0           0         0             0           64        490            72          598
  96        2                 136        0           0         0             0           41        572            95          648
  97        2                 158        0           0         0             0           24        525           133          621
  98        2                 132        0           0         0             0           84        487            48          595
  99        2                  92        0           0         0             0           40        649            52          807
  101       2                 140        0           0         0             0           32        545            56          681
  105       2                  69        0           0         0             0           18        662            51          747
  106       2                  36        0           0         0             0            0          0            30        1,225
  107       2                 128        0           0         2           415           70        498            56          717
  113       2                 220        0           0         0             0           40        470           108          505
  123       2                 131      131         286         0             0            0          0             0            0
  124       1                 166      166         240         0             0            0          0             0            0
  128       1                  47        0           0         0             0            1      7,500            30        8,000
  129       2                  48        0           0         0             0           24        540            24          721
  131       2                 108        0           0         0             0           60        385            48          480
  133       1                 146      146         266         0             0            0          0             0            0
 133.1      1                  84       84         270         0             0            0          0             0            0
 133.2      1                  62       62         261         0             0            0          0             0            0
  134       2                 190        0           0         0             0           40        382           102          461
  135       2                  88        0           0         0             0           41        587            47          653
  137       2                 166      166         275         0             0            0          0             0            0
  140       2                  70        0           0         0             0           68        424             1          460
  147       1                 249      249         210         0             0            0          0             0            0
  152       2                  40        0           0         0             0            0          0            40          799
  154       2                 111        0           0         0             0           76        460            35          598
  155       2                  69        0           0         3           420           31        500            35          600
  156       2                  64        0           0         0             0           24        473            40          585
  157       2                  78        0           0         0             0           10        406            68          495
  160       2                 504      504         160         0             0            0          0             0            0
  161       2                 114      114         303         0             0            0          0             0            0
  163       2                  40        0           0         0             0            0          0            40          668
  164       2                  19        0           0         0             0            2        675             4          950
  165       2                  56        0           0         0             0           24        433            32          594
  167       1                  68        0           0        19         2,200           27      3,154             2        5,000
  169       2                 126      126         241         0             0            0          0             0            0
  171       2                   6        0           0         0             0            2      3,482             3        6,000
  172       2                  98        0           0         0             0           16        386            74          479
  174       2                  24        0           0         0             0            4        570            14          677
  175       1                  99       99         150         0             0            0          0             0            0


                        THREE BEDROOM              FOUR BEDROOM
                  ------------------------   ------------------------
          Loan        No. of       Average       No. of       Average             Utilities            Elevator
Loan #    Group   3-BR Units     3-BR Rent   4-BR Units     4-BR Rent            Tenant Pays            Present     Loan No.
------    -----   ----------     ---------   ----------     ---------            -----------            -------     --------
   3        2          1,056         1,118          600         1,660              Various                No           3
  3.1       2            288         1,275          600         1,660       Electric, Gas, Water          No          3.1
  3.2       2            768         1,059            0             0    Electric, Gas, Water, Sewer      No          3.2
   5        2            106           765            0             0           Electric, Gas             No           5
   7        2              0             0            0             0                                     NAP          7
   8        2             24         1,356            0             0       Electric, Water, Gas          No           8
  10        2             28           924            0             0           Electric, Gas             No           10
  11        2              0             0          140         1,459                                     No           11
  13        2              7         1,480            0             0    Electric, Water, Gas, Sewer      No           13
  19        2             24           985            0             0         Electric and Gas            No           19
  20        2             48           989            0             0    Electric, Gas, Water, Sewer      No           20
  23        2              0             0            0             0      Electric, Water, Sewer         No           23
  28        2              0             0            0             0                                     NAP          28
  30        1              0             0            0             0                                     NAP          30
  33        2             58           980            0             0           Electric, Gas             No           33
  36        2             37           829            5         1,058             Electric                No           36
  42        2              0             0            0             0             Electric                No           42
  46        2              0             0            0             0    Electric, Gas, Water, Sewer      No           46
  50        2             30           713            0             0           Electric, Gas             No           50
  52        2              0             0            0             0                                     No           52
  62        2              0             0            0             0                                     Yes          62
  63        2              6         1,082            9         1,482           Electric, Gas             No           63
  66        2             10           899            0             0             Electric                No           66
  71        1              0             0            0             0                                     NAP          71
  72        2             45           713            0             0             Electric                No           72
  73        2              0             0            0             0          Electric, Water            No           73
  76        2              0             0            0             0                                     No           76
  77        2              0             0            0             0             Electric                Yes          77
  79        2              0             0            0             0                                     NAP          79
  83        2              0             0            0             0             Electric                No           83
 83.1       2              0             0            0             0             Electric                No          83.1
 83.2       2              0             0            0             0             Electric                No          83.2
 83.3       2              0             0            0             0             Electric                No          83.3
  84        2             12         2,800            4         3,200           Electric, Gas             Yes          84
  85        1             15        13,500            2        20,000             Electric                Yes          85
  86        2              0             0            0             0    Electric, Water, Gas, Sewer      No           86
  89        2              0             0            0             0                                     Yes          89
  90        2             48           546            8           565           Electric, Gas             No           90
  92        2             42           587           22           675             Electric                No           92
  94        1              0             0            0             0                                     NAP          94
  95        2              0             0            0             0    Electric, Water, Gas, Sewer      No           95
  96        2              0             0            0             0             Electric                No           96
  97        2              1           895            0             0             Electric                No           97
  98        2              0             0            0             0             Electric                No           98
  99        2              0             0            0             0             Electric                No           99
  101       2             52           751            0             0                                     No          101
  105       2              0             0            0             0             Electric                No          105
  106       2              6         1,625            0             0             Electric                No          106
  107       2              0             0            0             0           Electric, Gas             No          107
  113       2             72           550            0             0           Electric, Gas             No          113
  123       2              0             0            0             0                                     NAP         123
  124       1              0             0            0             0                                     NAP         124
  128       1             16        10,000            0             0             Electric                Yes         128
  129       2              0             0            0             0    Electric, Gas, Water, Sewer      No          129
  131       2              0             0            0             0             Electric                No          131
  133       1              0             0            0             0                                     NAP         133
 133.1      1              0             0            0             0                                     NAP        133.1
 133.2      1              0             0            0             0                                     NAP        133.2
  134       2             48           523            0             0         Water, Sewer, Gas           No          134
  135       2              0             0            0             0             Electric                No          135
  137       2              0             0            0             0                                     NAP         137
  140       2              0             0            0             0           Electric, Gas             No          140
  147       1              0             0            0             0                                     NAP         147
  152       2              0             0            0             0    Electric, Gas, Water, Sewer      No          152
  154       2              0             0            0             0           Water, Sewer              No          154
  155       2              0             0            0             0             Electric                No          155
  156       2              0             0            0             0             Electric                No          156
  157       2              0             0            0             0           Electric, Gas             No          157
  160       2              0             0            0             0                                     No          160
  161       2              0             0            0             0                                     NAP         161
  163       2              0             0            0             0           Electric, Gas             No          163
  164       2              2         1,275           11         1,500      Electric, Water, Sewer         No          164
  165       2              0             0            0             0          Electric, Water            No          165
  167       1             18         7,496            2         9,500             Electric                Yes         167
  169       2              0             0            0             0                                     No          169
  171       2              1         6,000            0             0         Electricity, Gas            Yes         171
  172       2              8           529            0             0         Water, Sewer, Gas           No          172
  174       2              6           818            0             0             Electric                No          174
  175       1              0             0            0             0                                     NAP         175

                                                                         ANNEX C


                WORLD APPAREL CENTER LOAN AMORTIZATION SCHEDULE
                -----------------------------------------------

                               WORLD APPAREL CENTER LOAN
                                    A-1 NOTE
                                    --------

                                                                               TOTAL
           DATE                 INTEREST ($)          PRINCIPAL ($)           PAYMENT ($)
           ----                 ------------          -------------           -----------
            7/10/2004                     -                      -                     -
            8/10/2004            345,861.83                      -            345,861.83
            9/10/2004            345,861.83                      -            345,861.83
           10/10/2004            334,705.00                      -            334,705.00
           11/10/2004            345,861.83                      -            345,861.83
           12/10/2004            334,705.00                      -            334,705.00
            1/10/2005            345,861.83                      -            345,861.83
            2/10/2005            345,861.83                      -            345,861.83
            3/10/2005            312,391.33                      -            312,391.33
            4/10/2005            345,861.83                      -            345,861.83
            5/10/2005            334,705.00                      -            334,705.00
            6/10/2005            345,861.83                      -            345,861.83
            7/10/2005            334,705.00                      -            334,705.00
            8/10/2005            345,861.83                      -            345,861.83
            9/10/2005            345,861.83                      -            345,861.83
           10/10/2005            334,705.00                      -            334,705.00
           11/10/2005            345,861.83                      -            345,861.83
           12/10/2005            334,705.00                      -            334,705.00
            1/10/2006            345,861.83                      -            345,861.83
            2/10/2006            345,861.83                      -            345,861.83
            3/10/2006            312,391.33                      -            312,391.33
            4/10/2006            345,861.83                      -            345,861.83
            5/10/2006            334,705.00                      -            334,705.00
            6/10/2006            345,861.83                      -            345,861.83
            7/10/2006            334,705.00                      -            334,705.00
            8/10/2006            345,861.83                      -            345,861.83
            9/10/2006            345,861.83                      -            345,861.83
           10/10/2006            334,705.00                      -            334,705.00
           11/10/2006            345,861.83                      -            345,861.83
           12/10/2006            334,705.00                      -            334,705.00
            1/10/2007            345,861.83                      -            345,861.83
            2/10/2007            345,861.83                      -            345,861.83
            3/10/2007            312,391.33                      -            312,391.33
            4/10/2007            345,861.83                      -            345,861.83
            5/10/2007            334,705.00                      -            334,705.00
            6/10/2007            345,861.83                      -            345,861.83
            7/10/2007            334,705.00                      -            334,705.00
            8/10/2007            345,861.83              68,715.74            414,577.58
            9/10/2007            345,536.27              69,041.31            414,577.58
           10/10/2007            334,073.38              80,504.19            414,577.58
           11/10/2007            344,827.75              69,749.83            414,577.58
           12/10/2007            333,384.47              81,193.11            414,577.58
            1/10/2008            344,112.61              70,464.97            414,577.58
            2/10/2008            343,778.75              70,798.82            414,577.58
            3/10/2008            321,285.69              93,291.89            414,577.58
            4/10/2008            343,001.32              71,576.26            414,577.58
            5/10/2008            331,608.58              82,968.99            414,577.58
            6/10/2008            342,269.11              72,308.47            414,577.58
            7/10/2008            330,896.64              83,680.94            414,577.58
            8/10/2008            341,530.06              73,047.52            414,577.58
            9/10/2008            341,183.97              73,393.61            414,577.58
           10/10/2008            329,841.53              84,736.05            414,577.58
           11/10/2008            340,434.78              74,142.80            414,577.58
           12/10/2008            329,113.07              85,464.51            414,577.58
            1/10/2009            339,678.59              74,898.99            414,577.58
            2/10/2009            339,323.73              75,253.85            414,577.58
            3/10/2009            306,163.91             108,413.67            414,577.58
            4/10/2009            338,453.54              76,124.04            414,577.58
            5/10/2009            327,186.66              87,390.92            414,577.58
            6/10/2009            337,678.83              76,898.74            414,577.58
            7/10/2009            326,433.39              88,144.19            414,577.58
            8/10/2009            336,896.89              77,680.69            414,577.58
            9/10/2009            336,528.85              78,048.73            414,577.58
           10/10/2009            325,315.23              89,262.35            414,577.58
           11/10/2009            335,736.16              78,841.42            414,577.58
           12/10/2009            324,544.47              90,033.10            414,577.58
            1/10/2010            334,936.06              79,641.52            414,577.58
            2/10/2010            334,558.73              80,018.85            414,577.58
            3/10/2010            301,839.65             112,737.92            414,577.58
            4/10/2010            333,645.48              80,932.09            414,577.58
            5/10/2010            322,511.65              92,065.93            414,577.58
            6/10/2010            332,825.85              81,751.73            414,577.58
            7/10/2010            321,714.70              92,862.88            414,577.58
            8/10/2010            331,998.55              82,579.03            414,577.58
            9/10/2010            331,607.31              82,970.27            414,577.58
           10/10/2010            320,529.88              94,047.70            414,577.58
           11/10/2010            330,768.62              83,808.95            414,577.58
           12/10/2010            319,714.40              94,863.17            414,577.58
            1/10/2011            329,922.11              84,655.47            414,577.58
            2/10/2011            329,521.02              85,056.56            414,577.58
            3/10/2011            297,267.91             117,309.67            414,577.58
            4/10/2011            328,562.24              86,015.33            414,577.58
            5/10/2011            317,569.08              97,008.49            414,577.58
            6/10/2011            327,695.11              86,882.47            414,577.58
            7/10/2011            316,725.94              97,851.63            414,577.58
            8/10/2011            326,819.87              87,757.71            414,577.58
            9/10/2011            326,404.09              88,173.49            414,577.58
           10/10/2011            315,470.65              99,106.93            414,577.58
           11/10/2011            325,516.78              89,060.79            414,577.58
           12/10/2011            314,607.90              99,969.68            414,577.58
            1/10/2012            324,621.19              89,956.39            414,577.58
            2/10/2012            324,194.99              90,382.59            414,577.58
            3/10/2012            302,878.59             111,698.98            414,577.58
            4/10/2012            323,237.56              91,340.02            414,577.58
            5/10/2012            312,391.75             102,185.83            414,577.58
            6/10/2012            322,320.67              92,256.91            414,577.57
            7/10/2012            311,500.23             103,077.35            414,577.58
            8/10/2012            321,395.21              93,182.37            414,577.58
            9/10/2012            320,953.72              93,623.85            414,577.58
           10/10/2012            310,171.11             104,406.46            414,577.58
           11/10/2012            320,015.49              94,562.09            414,577.58
           12/10/2012            309,258.84             105,318.73            414,577.58
            1/10/2013            319,068.49              95,509.09            414,577.58
            2/10/2013            318,615.98              95,961.59            414,577.58
            3/10/2013            287,371.53             127,206.05            414,577.58
            4/10/2013            317,558.65              97,018.93            414,577.58
            5/10/2013            306,869.99             107,707.59            414,577.58
            6/10/2013            316,588.69              97,988.89            414,577.58
            7/10/2013            305,926.87             108,650.70            414,577.58
            8/10/2013            315,609.67              98,967.91            414,577.58
            9/10/2013            315,140.77              99,436.80            414,577.58
           10/10/2013            304,519.02             110,058.55            414,577.58
           11/10/2013            314,148.22             100,429.36            414,577.58
           12/10/2013            303,553.94             111,023.64            414,577.58
            1/10/2014            313,146.39             101,431.19            414,577.58
            2/10/2014            312,665.83             101,911.75            414,577.58
            3/10/2014            281,971.73             132,605.85            414,577.58
            4/10/2014            311,554.72             103,022.86            414,577.58
            5/10/2014            301,032.21             113,545.37            414,577.58
            6/10/2014            310,528.66             104,048.92            414,577.58
            7/10/2014            300,034.54             114,543.04            414,577.58
            7/10/2014                     -          65,323,742.44         65,323,742.44




                            WORLD APPAREL CENTER LOAN
                              A-2, A-3 & A-4 NOTES
                              --------------------

                                                                                  TOTAL
               DATE                  INTEREST ($)         PRINCIPAL ($)           PAYMENT ($)
               ----                  ------------         -------------           -----------
                7/10/2004                      -                     -                     -
                8/10/2004             691,723.67                     -            691,723.67
                9/10/2004             691,723.67                     -            691,723.67
               10/10/2004             669,410.00                     -            669,410.00
               11/10/2004             691,723.67                     -            691,723.67
               12/10/2004             669,410.00                     -            669,410.00
                1/10/2005             691,723.67                     -            691,723.67
                2/10/2005             691,723.67                     -            691,723.67
                3/10/2005             624,782.67                     -            624,782.67
                4/10/2005             691,723.67                     -            691,723.67
                5/10/2005             669,410.00                     -            669,410.00
                6/10/2005             691,723.67                     -            691,723.67
                7/10/2005             669,410.00                     -            669,410.00
                8/10/2005             691,723.67                     -            691,723.67
                9/10/2005             691,723.67                     -            691,723.67
               10/10/2005             669,410.00                     -            669,410.00
               11/10/2005             691,723.67                     -            691,723.67
               12/10/2005             669,410.00                     -            669,410.00
                1/10/2006             691,723.67                     -            691,723.67
                2/10/2006             691,723.67                     -            691,723.67
                3/10/2006             624,782.67                     -            624,782.67
                4/10/2006             691,723.67                     -            691,723.67
                5/10/2006             669,410.00                     -            669,410.00
                6/10/2006             691,723.67                     -            691,723.67
                7/10/2006             669,410.00                     -            669,410.00
                8/10/2006             691,723.67                     -            691,723.67
                9/10/2006             691,723.67                     -            691,723.67
               10/10/2006             669,410.00                     -            669,410.00
               11/10/2006             691,723.67                     -            691,723.67
               12/10/2006             669,410.00                     -            669,410.00
                1/10/2007             691,723.67                     -            691,723.67
                2/10/2007             691,723.67                     -            691,723.67
                3/10/2007             624,782.67                     -            624,782.67
                4/10/2007             691,723.67                     -            691,723.67
                5/10/2007             669,410.00                     -            669,410.00
                6/10/2007             691,723.67                     -            691,723.67
                7/10/2007             669,410.00                     -            669,410.00
                8/10/2007             691,723.67            137,431.49            829,155.15
                9/10/2007             691,072.54            138,082.61            829,155.15
               10/10/2007             668,146.77            161,008.39            829,155.15
               11/10/2007             689,655.49            139,499.66            829,155.15
               12/10/2007             666,768.94            162,386.21            829,155.15
                1/10/2008             688,225.21            140,929.94            829,155.15
                2/10/2008             687,557.51            141,597.65            829,155.15
                3/10/2008             642,571.37            186,583.78            829,155.15
                4/10/2008             686,002.64            143,152.51            829,155.15
                5/10/2008             663,217.17            165,937.99            829,155.15
                6/10/2008             684,538.22            144,616.93            829,155.15
                7/10/2008             661,793.27            167,361.88            829,155.15
                8/10/2008             683,060.11            146,095.04            829,155.15
                9/10/2008             682,367.94            146,787.21            829,155.15
               10/10/2008             659,683.05            169,472.10            829,155.15
               11/10/2008             680,869.56            148,285.59            829,155.15
               12/10/2008             658,226.13            170,929.02            829,155.15
                1/10/2009             679,357.17            149,797.98            829,155.15
                2/10/2009             678,647.45            150,507.70            829,155.15
                3/10/2009             612,327.82            216,827.33            829,155.15
                4/10/2009             676,907.08            152,248.07            829,155.15
                5/10/2009             654,373.31            174,781.84            829,155.15
                6/10/2009             675,357.67            153,797.49            829,155.15
                7/10/2009             652,866.78            176,288.37            829,155.15
                8/10/2009             673,793.78            155,361.37            829,155.15
                9/10/2009             673,057.70            156,097.45            829,155.15
               10/10/2009             650,630.45            178,524.70            829,155.15
               11/10/2009             671,472.32            157,682.83            829,155.15
               12/10/2009             649,088.95            180,066.21            829,155.15
                1/10/2010             669,872.12            159,283.03            829,155.15
                2/10/2010             669,117.46            160,037.69            829,155.15
                3/10/2010             603,679.31            225,475.85            829,155.15
                4/10/2010             667,290.97            161,864.19            829,155.15
                5/10/2010             645,023.30            184,131.85            829,155.15
                6/10/2010             665,651.69            163,503.46            829,155.15
                7/10/2010             643,429.39            185,725.76            829,155.15
                8/10/2010             663,997.10            165,158.05            829,155.15
                9/10/2010             663,214.61            165,940.54            829,155.15
               10/10/2010             641,059.75            188,095.40            829,155.15
               11/10/2010             661,537.25            167,617.91            829,155.15
               12/10/2010             639,428.81            189,726.35            829,155.15
                1/10/2011             659,844.21            169,310.94            829,155.15
                2/10/2011             659,042.04            170,113.11            829,155.15
                3/10/2011             594,535.81            234,619.34            829,155.15
                4/10/2011             657,124.49            172,030.67            829,155.15
                5/10/2011             635,138.17            194,016.99            829,155.15
                6/10/2011             655,390.21            173,764.94            829,155.15
                7/10/2011             633,451.89            195,703.27            829,155.15
                8/10/2011             653,639.74            175,515.41            829,155.15
                9/10/2011             652,808.17            176,346.98            829,155.15
               10/10/2011             630,941.29            198,213.86            829,155.15
               11/10/2011             651,033.57            178,121.59            829,155.15
               12/10/2011             629,215.80            199,939.35            829,155.15
                1/10/2012             649,242.38            179,912.77            829,155.15
                2/10/2012             648,389.98            180,765.17            829,155.15
                3/10/2012             605,757.19            223,397.97            829,155.15
                4/10/2012             646,475.12            182,680.03            829,155.15
                5/10/2012             624,783.50            204,371.65            829,155.15
                6/10/2012             644,641.33            184,513.81            829,155.15
                7/10/2012             623,000.46            206,154.69            829,155.15
                8/10/2012             642,790.41            186,364.74            829,155.15
                9/10/2012             641,907.45            187,247.71            829,155.15
               10/10/2012             620,342.23            208,812.93            829,155.15
               11/10/2012             640,030.98            189,124.17            829,155.15
               12/10/2012             618,517.69            210,637.47            829,155.15
                1/10/2013             638,136.97            191,018.18            829,155.15
                2/10/2013             637,231.97            191,923.19            829,155.15
                3/10/2013             574,743.05            254,412.10            829,155.15
                4/10/2013             635,117.30            194,037.85            829,155.15
                5/10/2013             613,739.98            215,415.17            829,155.15
                6/10/2013             633,177.38            195,977.77            829,155.15
                7/10/2013             611,853.75            217,301.41            829,155.15
                8/10/2013             631,219.33            197,935.82            829,155.15
                9/10/2013             630,281.55            198,873.61            829,155.15
               10/10/2013             609,038.05            220,117.11            829,155.15
               11/10/2013             628,296.44            200,858.71            829,155.15
               12/10/2013             607,107.87            222,047.28            829,155.15
                1/10/2014             626,292.78            202,862.37            829,155.15
                2/10/2014             625,331.65            203,823.50            829,155.15
                3/10/2014             563,943.46            265,211.69            829,155.15
                4/10/2014             623,109.44            206,045.71            829,155.15
                5/10/2014             602,064.42            227,090.73            829,155.15
                6/10/2014             621,057.31            208,097.84            829,155.15
                7/10/2014             600,069.08            229,086.07            829,155.15
                7/10/2014                      -        130,647,484.87        130,647,484.87

                 [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                  ANNEX D
JULY 30, 2004                                                     JPMCC 2004-LN2


--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                    -----------------------------------------

                                  $724,788,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-LN2

                    -----------------------------------------


                               JPMORGAN CHASE BANK
                          NOMURA CREDIT & CAPITAL, INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                              Mortgage Loan Sellers







JPMORGAN                      ABN AMRO INCORPORATED                       NOMURA

                            DEUTSCHE BANK SECURITIES


The analyses in this report are based upon information provided by JPMorgan Chase Bank, Nomura Credit & Capital, Inc. and LaSalle Bank National Association (the "Sellers"). J.P. Morgan Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc. and Deutsche Bank Securities, Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials"), which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:                 J.P. Morgan Securities Inc. (Sole Bookrunner)
                                  ABN AMRO Incorporated
                                  Nomura Securities International, Inc.

CO-MANAGER:                       Deutsche Bank Securities Inc.

MORTGAGE LOAN SELLERS:            JPMorgan Chase Bank - (48.1%)
                                  Nomura Credit & Capital, Inc. - (33.7%)
                                  LaSalle Bank National Association - (18.2%)

MASTER SERVICER:                  GMAC Commercial Mortgage Corporation

SPECIAL SERVICER:                 Lennar Partners, Inc.

TRUSTEE:                          Wells Fargo Bank, N.A.

PAYING AGENT:                     LaSalle Bank National Association

RATING AGENCIES:                  Moody's Investors Service, Inc.
                                  Standard & Poor's Ratings Services

PRICING DATE:                     On or about August 11, 2004

CLOSING DATE:                     On or about August 20, 2004

CUT-OFF DATE:                     With respect to each mortgage loan, the
                                  related due date of such mortgage loan in August 2004 or, such other date in August 2004 specified in the prospectus supplement.

DISTRIBUTION DATE:                15th of each month, or if the 15th day is not
                                  a business day, on the next succeeding
                                  business day, beginning in September 2004

PAYMENT DELAY:                    14 days

TAX STATUS:                       REMIC

ERISA CONSIDERATIONS:             Class A-1, A-2, B, C & D

OPTIONAL TERMINATION:             1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:            $10,000

SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                     ALL MORTGAGE LOANS      LOAN GROUP 1       LOAN GROUP 2
--------------------------                                     ------------------      ------------       ------------
INITIAL POOL BALANCE (IPB):                                       1,253,560,678         832,907,184        420,653,494
NUMBER OF MORTGAGE LOANS:                                              177                  115                62
NUMBER OF MORTGAGED PROPERTIES:                                        210                  145                65
AVERAGE CUT-OFF BALANCE PER LOAN:                                   7,082,264            7,242,671          6,784,734
AVERAGE CUT-OFF BALANCE PER PROPERTY:                               5,969,337            5,744,187          6,471,592
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                         5.6744%              5.6999%            5.6241%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                              1.59x                1.70x              1.36x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE RATIO (LTV):              70.3%                68.4%              74.2%
WEIGHTED AVERAGE MATURITY DATE LTV(1):                                60.8%                56.0%              65.8%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):               113                  121                98
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):               343                  341                349
WEIGHTED AVERAGE SEASONING (MONTHS):                                    1                    1                  1
10 LARGEST LOANS AS % OF IPB:                                         28.3%                36.0%              49.8%
% OF LOANS WITH SINGLE TENANTS:                                       9.9%                 14.9%              0.0%

(1)  Excludes fully amortizing mortgage loans.
(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.
(3)  Excludes mortgage loans that are interest only for their entire term.



                                     2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       EXPECTED RATINGS        APPROXIMATE FACE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
CLASS                    (MOODY'S/S&P)              AMOUNT          (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
------------------------------------------------------------------------------------------------------------------------------------
A-1                         Aaa/AAA             $ 224,063,000            13.875                5.71                 9/04-2/14
A-2                         Aaa/AAA             $ 434,913,000            13.875                9.86                 2/14-8/14
B                           Aa2/AA              $  29,772,000            11.500                9.99                 8/14-8/14
C                           Aa3/AA-             $  12,535,000            10.500                9.99                 8/14-8/14
D                            A2/A               $  23,505,000             8.625                9.99                 8/14-8/14
------------------------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       EXPECTED RATINGS        APPROXIMATE FACE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
CLASS                    (MOODY'S/S&P)              AMOUNT          (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
------------------------------------------------------------------------------------------------------------------------------------
X-1                         Aaa/AAA             $1,253,560,678(1)         N/A                   N/A                   N/A
X-2                         Aaa/AAA             $1,207,988,000(1)         N/A                   N/A                   N/A
A-1A                        Aaa/AAA             $  420,653,000           13.875                 N/A                   N/A
E                            A3/A-              $    9,401,000            7.875                 N/A                   N/A
F                          Baa1/BBB+            $   17,237,000            6.500                 N/A                   N/A
G                          Baa2/BBB             $   12,535,000            5.500                 N/A                   N/A
H                          Baa3/BBB-            $   17,237,000            4.125                 N/A                   N/A
J                           Ba1/BB+             $    6,268,000            3.625                 N/A                   N/A
K                           Ba2/BB              $    6,267,000            3.125                 N/A                   N/A
L                           Ba3/BB-             $    4,701,000            2.750                 N/A                   N/A
M                            B1/B+              $    4,701,000            2.375                 N/A                   N/A
N                            B2/B               $    4,701,000            2.000                 N/A                   N/A
P                            B3/B-              $    7,835,000            1.375                 N/A                   N/A
NR                           NR/NR              $   17,236,678            N/A                   N/A                   N/A
------------------------------------------------------------------------------------------------------------------------------------

(1)  Notional Amount.

(2) The credit support percentages set forth for Class A-1, Class A-2 and Class A-1A Certificates represented in the aggregate.

(3) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.





                                     3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o For the purposes of making distributions to the Class A-1, A-2 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either "Loan Group 1" or "Loan Group 2"). Generally, interest and principal distributions on the Class A-1 and Class A-2 Certificates will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o Interest payments will be concurrent to the Class A-1, A-2, A-1A (pro-rata to Class A-1 and A-2 from Loan Group 1, and to Class A-1A from Loan Group 2, the foregoing classes, together, the "Class A Certificates"), the Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o The pass-through rates on the Class A-1, A-2, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    All classes will accrue interest on a 30/360 basis.

o Generally, the Class A-1 and Class A-2 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-2 Certificates has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates though the Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to the Class A-1, Class A-2 and A-1A Certificates, pro-rata. After the Class A-1, Class A-2 and Class A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates, until each such class is retired. The Class X-1 and Class X-2 Certificates do not have a Class principal balance and therefore are not entitled to any principal distributions.

o Losses will be borne by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2 and Class A-1A Certificates (without regard to loan group).

o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates and the Class A-1A, E, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, E, F, G and H Certificates (will receive, with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2 and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1).


              Group Principal Paid to Class       (Pass-Through Rate on Class - Discount Rate)
YM Charge  x  -----------------------------   x   --------------------------------------------
               Group Total Principal Paid            (Mortgage Rate on Loan - Discount Rate)

o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.


                                     4 of 12

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2








                      [THIS PAGE INTENTIONALLY LEFT BLANK]










                                     5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                 ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF PRINCIPAL         NUMBER    PRINCIPAL    % OF     WA     WA UW
BALANCES                  OF LOANS    BALANCE      IPB   LTV(2)   DSCR(2)
--------------------------------------------------------------------------------
   $650,000 -  $2,999,999    61   $ 123,659,217    9.9%  64.4%   2.16x
 $3,000,000 -  $3,999,999    24      85,317,622    6.8   69.3%   1.41x
 $4,000,000 -  $4,999,999    15      67,977,410    5.4   64.1%   2.27x
 $5,000,000 -  $6,999,999    18     101,807,658    8.1   68.2%   1.54x
 $7,000,000 -  $9,999,999    21     170,834,478   13.6   74.2%   1.50x
$10,000,000 - $14,999,999    22     254,238,356   20.3   73.9%   1.38x
$15,000,000 - $24,999,999    12     226,985,937   18.1   74.1%   1.48x
$25,000,000 - $49,999,999     1      26,000,000    2.1   72.2%   1.28x
$50,000,000 - $73,000,000     3     196,740,000   15.7   65.4%   1.60x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     177  $1,253,560,678  100.0%  70.3%   1.59x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN: $7,082,264
AVERAGE BALANCE PER PROPERTY: $5,969,337
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF MORTGAGE          NUMBER    PRINCIPAL    % OF     WA     WA UW
INTEREST RATES            OF LOANS    BALANCE      IPB    LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
4.7300% - 4.9999%             9   $   60,995,045    4.9%  71.4%   2.15x
5.0000% - 5.4999%            34      318,694,707   25.4   72.4%   1.68x
5.5000% - 5.9999%            78      619,340,354   49.4   69.6%   1.56x
6.0000% - 6.4999%            49      234,741,590   18.7   69.6%   1.41x
6.5000% - 6.7750%             7       19,788,982    1.6   66.8%   1.42x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     177   $1,253,560,678  100.0%  70.3%   1.59x
--------------------------------------------------------------------------------
WA INTEREST RATE: 5.6744%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
ORIGINAL TERM           NUMBER    PRINCIPAL    % OF     WA     WA UW
TO MATURITY            OF LOANS    BALANCE      IPB    LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 60 -  84                 27   $  269,902,914   21.5%  73.1%   1.48x
 85 - 120                131      876,697,601   69.9   70.0%   1.64x
121 - 240                 18      105,561,967    8.4   66.5%   1.43x
241 - 300                  1        1,398,196    0.1   31.1%   2.75x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  177   $1,253,560,678  100.0%  70.3%   1.59x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM: 114
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
                       NUMBER OF    PRINCIPAL     % OF     WA     WA UW
STATE                  PROPERTIES    BALANCE       IPB    LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
CALIFORNIA                 20     $  134,133,378  10.7%   72.1%   1.37x
NEW YORK                   11        124,858,205  10.0    52.6%   3.00x
VIRGINIA                    4         85,683,583   6.8    70.5%   1.40x
NORTH CAROLINA              8         74,481,710   5.9    76.0%   1.42x
ARIZONA                    10         74,206,319   5.9    72.3%   1.33x
TEXAS                      24         72,889,035   5.8    72.5%   1.45x
OTHER                     133        687,308,449  54.8    72.1%   1.46x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   210     $1,253,560,678 100.0%   70.3%   1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                      NUMBER OF    PRINCIPAL     % OF     WA     WA UW
UW DSCR                 LOANS       BALANCE       IPB    LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
1.16X -  1.19X            2      $    5,100,000    0.4%   68.9%    1.17x
1.20X -  1.29X           46         294,956,305   23.5    75.4%    1.24x
1.30X -  1.39X           45         317,649,359   25.3    74.9%    1.34x
1.40X -  1.49X           24         256,011,992   20.4    74.4%    1.44x
1.50X -  1.59X           22         132,245,764   10.5    70.6%    1.55x
1.60X -  1.69X            7          20,127,097    1.6    66.5%    1.63x
1.70X -  1.99X           18         166,182,996   13.3    57.4%    1.89x
2.00X -  2.99X            9          44,087,164    3.5    46.2%    2.11x
3.00X - 29.30X            4          17,200,000    1.4    28.9%   10.52x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE: 177      $1,253,560,678  100.0%   70.3%    1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------
RANGE OF REMAINING    NUMBER OF    PRINCIPAL     % OF     WA     WA UW
TERMS TO MATURITY       LOANS       BALANCE       IPB    LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 56 -  84                27     $  269,902,914   21.5%   73.1%    1.48x
 85 - 120               131        876,697,601   69.9    70.0%    1.64x
121 - 299                19        106,960,163    8.5    66.1%    1.45x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE: 177     $1,253,560,678  100.0%   70.3%    1.59x
--------------------------------------------------------------------------------
WA REMAINING TERM: 113
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                      PROPERTY TYPE DISTRIBUTION
----------------------------------------------------------------------------------------------------
                                SUB            NUMBER OF       PRINCIPAL     % OF      WA     WA UW
PROPERTY TYPE              PROPERTY TYPE       PROPERTIES       BALANCE       IPB    LTV(2)  DSCR(2)
----------------------------------------------------------------------------------------------------
RETAIL                      Anchored(1)               37    $  227,110,249   18.1%    70.6%   1.47x
                            Regional Mall              1        73,000,000    5.8     70.2%   1.41x
                            Shadow Anchored           13        53,251,237    4.2     74.6%   1.44x
                            Unanchored                16        69,489,963    5.5     69.5%   1.47x
                            Subtotal                  67    $  422,851,448   33.7%    70.9%   1.46x
----------------------------------------------------------------------------------------------------
MULTIFAMILY                 Coop                       3    $    8,400,000    0.7%     5.6%   18.4x
                            Garden                    53       353,759,493   28.2     74.3%   1.37x
                            Mid/High Rise              2         5,790,369    0.5     50.5%   1.41x
                            Subtotal                  58    $  367,949,862   29.4%    72.3%   1.76x
----------------------------------------------------------------------------------------------------
OFFICE                      CBD                        7    $  121,833,287    9.7%    56.9%   1.86x
                            Suburban                  12        83,847,648    6.7     71.5%   1.40x
                            Subtotal                  19    $  205,680,935   16.4%    62.9%   1.67x
----------------------------------------------------------------------------------------------------
INDUSTRIAL                  Flex                      34    $   69,620,000    5.6%    79.8%   1.40x
                            Warehouse/Distribution     4        42,058,369    3.4     76.5%   1.53x
                            Subtotal                  38    $  111,678,369    8.9%w   78.6%   1.45x
----------------------------------------------------------------------------------------------------
MANUFACTURED                Manufactured
HOUSING                     Housing                   18    $   89,246,276    7.1%    75.1%   1.35x
                            Subtotal                  18    $   89,246,276    7.1%    75.1%   1.35x
----------------------------------------------------------------------------------------------------
HOTEL                       Full Service               3    $   36,020,000    2.9%    53.2%   1.87x
                            Subtotal                   3    $   36,020,000    2.9%    53.2%   1.87x
----------------------------------------------------------------------------------------------------
SELF STORAGE                Self Storage               7    $   20,133,787    1.6%    63.7%   1.62x
                            Subtotal                   7    $   20,133,787    1.6%    63.7%   1.62x
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               210    $1,253,560,678  100.0%    70.3%   1.59x
----------------------------------------------------------------------------------------------------

(1) In the case of 1 mortgage loan (loan number 132) the collateral does not include the improvements.

(2) Includes 3 mortgage loans which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 5.7%, 5.7%, 4.8% and debt service coverage ratios of 14.65x, 19.03, 29.30x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.


                                     6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                 ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORIGINAL AMORTIZATION      NUMBER    PRINCIPAL    % OF     WA     WA UW
TERM                      OF LOANS    BALANCE      IPB   LTV(5)   DSCR(5)
--------------------------------------------------------------------------------
120 - 240                    16    $   71,487,246   6.0%  56.9%    2.25x
241 - 300                    39       142,027,988  11.9   63.5%    1.54x
331 - 360                   113       982,225,444  82.1   72.7%    1.44x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     168    $1,195,740,678 100.0%  70.6%    1.50x
--------------------------------------------------------------------------------
WA ORIGINAL AMORTIZATION TERM: 343
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           NUMBER       PRINCIPAL   % OF     WA     WA UW
CUT-OFF LTV               OF LOANS       BALANCE     IPB    LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 4.8% - 49.9%                16    $   63,200,369    5.0%   36.3%   4.11x
50.0% - 59.9%                18       134,486,453   10.7    55.1%   1.94x
60.0% - 64.9%                11        55,573,425    4.4    61.7%   1.60x
65.0% - 69.9%                26       113,593,351    9.1    67.7%   1.52x
70.0% - 74.9%                39       388,065,660     31    72.5%   1.38x
75.0% - 79.9%                60       442,134,433   35.3    78.4%   1.35x
80.0% - 83.2%                 7        56,506,988    4.5    81.0%   1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     177    $1,253,560,678  100.0%   70.3%   1.59x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO: 70.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           NUMBER      PRINCIPAL     % OF    WA    WA UW
AMORTIZED TYPES           OF LOANS      BALANCE       IPB  LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
BALLOON LOANS                133     $  723,348,385  57.7%  71.0%  1.52x
PARTIAL INTEREST-ONLY         21        398,850,000  31.8   70.2%  1.50x
FULLY AMORTIZING              11         46,441,984   3.7   64.8%  1.32x
INTEREST ONLY                  8         41,120,000   3.3   60.3%  3.98x
ARD LOANS                      3         27,100,309   2.2   76.2%  1.32x
INTEREST ONLY ARD              1         16,700,000   1.3   74.9%  1.81x
--------------------------------------------------------------------------------
TOTAL:                       177     $1,253,560,678 100.0%  70.3%  1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CURRENT OCCUPANCY RATES(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CURRENT OCCUPANCY         NUMBER OF     PRINCIPAL    % OF     WA      WA UW
RATES                    PROPERTIES      BALANCE      IPB    LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
34.5% - 70.0%                13    $   27,143,086     2.2%   72.5%    1.43x
70.1% - 80.0%                 6        13,612,638     1.1    77.8%    1.42x
80.1% - 90.0%                20       138,416,167    11.4    75.1%    1.34x
90.1% - 95.0%                34       334,040,370    27.4    70.6%    1.46x
95.1% - 100.0%              134       704,328,417    57.8    69.9%    1.69x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207   $1,217,540,678   100.0%   70.8%    1.58x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REMAINING                NUMBER     PRINCIPAL    % OF     WA      WA UW
AMORTIZATION TERM       OF LOANS     BALANCE      IPB   LTV(5)    DSCR(5)
--------------------------------------------------------------------------------
118 - 240                   16   $   71,487,246   6.0%  56.9%     2.25x
241 - 300                   39      142,027,988  11.9   63.5%     1.54x
331 - 360                  113      982,225,444  82.1   72.7%     1.44x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    168   $1,195,740,678 100.0%  70.6%     1.50x
--------------------------------------------------------------------------------
WA REMAINING AMORTIZATION TERM: 343
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            WA
                        NUMBER        PRINCIPAL     % OF  MATURITY     WA UW
MATURITY LTV           OF LOANS        BALANCE       IPB   LTV(5)     DSCR(5)
--------------------------------------------------------------------------------
3.6% - 49.9%              30       $  209,635,837   17.4%  51.7%       2.52x
50.0% - 59.9%             49          205,962,024   17.1   68.7%       1.51x
60.0% - 69.9%             71          635,209,880   52.6   75.6%       1.36x
70.0% - 74.9%             14          145,162,470   12.0   78.0%       1.44x
75.0% - 75.8%              2           11,148,483    0.9   76.5%       1.48x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  166       $1,207,118,694  100.0%  70.6%       1.60x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY: 60.8%
MAXIMUM LTV RATIO AT MATURITY: 75.8%
MINIMUM LTV RATIO AT MATURITY: 3.6%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         NUMBER      PRINCIPAL    % OF    WA       WA UW
YEAR BUILT/RENOVATED  OF PROPERTIES   BALANCE      IPB   LTV(5)    DSCR(5)
--------------------------------------------------------------------------------
1928 - 1959                4     $   12,777,606    1.0%  52.8%     7.98x
1960 - 1969                8         26,845,588    2.1   73.2%     1.52x
1970 - 1979               38        108,007,848    8.6   73.5%     1.91x
1980 - 1989               32        159,998,108   12.8   72.4%     1.43x
1990 - 1999               32        394,746,367   31.5   67.7%     1.52x
2000 - 2004               96        551,185,161   44.0   71.3%     1.47x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  210     $1,253,560,678  100.0%  70.3%     1.59x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           NUMBER    PRINCIPAL     % OF    WA      WA UW
PREPAYMENT PROTECTION     OF LOANS    BALANCE      IPB   LTV(5)    DSCR(5)
--------------------------------------------------------------------------------
DEFEASANCE                  166   $1,170,253,496   93.4%  70.7%    1.47x
YIELD MAINTENANCE            11       83,307,182    6.6   65.0%    3.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     177   $1,253,560,678  100.0%  70.3%    1.59x
--------------------------------------------------------------------------------

(1) Excludes mortgage loans that are interest-only for their entire term.

(2) Excludes the mortgage loans which pay interest only for a portion of their term.

(3) Excludes fully amortizing mortgage loans.

(4) Excludes the hotel properties.

(5) Includes 3 mortgage loans which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 5.7%, 5.7%, 4.8%, and debt service coverage ratios of 14.65x, 19.03x, 29.30x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.




                                     7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF PRINCIPAL         NUMBER    PRINCIPAL    % OF     WA     WA UW
BALANCES                  OF LOANS    BALANCE      IPB     LTV     DSCR
--------------------------------------------------------------------------------
$650,000 - $2,999,999        40    $ 84,058,002   10.1%   62.8%   2.52x
$3,000,000 - $3,999,999      14      48,412,866    5.8    70.4%   1.44x
$4,000,000 - $4,999,999       8      36,825,592    4.4    58.3%   3.06x
$5,000,000 - $6,999,999      11      62,594,749    7.5    65.3%   1.53x
$7,000,000 - $9,999,999      17     138,163,132   16.6    73.1%   1.51x
$10,000,000 - $14,999,999    16     183,592,633   22.0    72.5%   1.41x
$15,000,000 - $24,999,999     6     107,260,209   12.9    70.8%   1.65x
$25,000,000 - $49,999,999     1      26,000,000    3.1    72.2%   1.28x
$50,000,000 - $73,000,000     2     146,000,000   17.5    62.8%   1.70x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     115    $832,907,184  100.0%   68.4%   1.70x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN: $7,242,671
AVERAGE BALANCE PER PROPERTY: $5,744,187
SMALLEST LOAN BALANCE: $650,000
LARGEST LOAN BALANCE: $73,000,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF MORTGAGE          NUMBER    PRINCIPAL    % OF    WA     WA UW
INTEREST RATES            OF LOANS    BALANCE      IPB    LTV     DSCR
--------------------------------------------------------------------------------
4.7300% - 4.9999%            6     $ 30,216,576    3.6%  66.7%    2.82x
5.0000% - 5.4999%           24      173,972,621   20.9   70.6%    1.92x
5.5000% - 5.9999%           48      439,057,935   52.7   67.7%    1.65x
6.0000% - 6.4999%           32      173,813,948   20.9   68.6%    1.44x
6.5000% - 6.6500%            5       15,846,105    1.9   65.3%    1.46x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    115     $832,907,184  100.0%  68.4%    1.70x
--------------------------------------------------------------------------------
WA INTEREST RATE: 5.6999%
--------------------------------------------------------------------------------
MINIMUM MORTGAGE INTEREST RATE: 4.7300%
MAXIMUM MORTGAGE INTEREST RATE: 6.6500%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER    PRINCIPAL    % OF    WA    WA UW
ORIGINAL TERM TO MATURITY  OF LOANS    BALANCE      IPB   LTV    DSCR
--------------------------------------------------------------------------------
60 - 84                      14    $ 99,264,401   11.9%  69.7%  1.72x
85 - 120                     86     641,062,681   77.0   68.5%  1.73x
121 - 240                    14      91,181,907   10.9   67.0%  1.44x
241 - 300                     1       1,398,196    0.2   31.1%  2.75x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     115    $832,907,184  100.0%  68.4%  1.70x
--------------------------------------------------------------------------------
MAXIMUM ORIGINAL LOAN TERM: 300
MINIMUM ORIGINAL LOAN TERM: 60
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM: 122
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        NUMBER         PRINCIPAL      % OF     WA    WA UW
STATE                  OF PROPERTIES    BALANCE        IPB    LTV    DSCR
--------------------------------------------------------------------------------

NEW YORK                  9         $120,162,113      14.4%   52.3%  3.05x
CALIFORNIA               17          100,046,600      12.0    70.7%  1.40x
VIRGINIA                  4           85,683,583      10.3    70.5%  1.40x
MARYLAND                  5           57,735,223       6.9    62.1%  1.71x
MINNESOTA                27           54,500,000       6.5    79.6%  1.37x
COLORADO                  5           51,696,444       6.2    71.0%  1.53x
MICHIGAN                  7           50,496,279       6.1    70.6%  1.47x
OTHER                    71          312,586,942      37.5    71.7%  1.48x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE: 145        $832,907,184    100.00%   68.4%  1.70x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        NUMBER         PRINCIPAL      % OF     WA    WA UW
UW DSCR                OF LOANS         BALANCE        IPB    LTV    DSCR
--------------------------------------------------------------------------------
1.16X -  1.19X             2        $  5,100,000       0.6%   68.9%   1.17x
1.20X -  1.29X            24         136,804,715      16.4    74.0%   1.24x
1.30X -  1.39X            29         194,273,989      23.3    76.3%   1.34x
1.40X -  1.49X            16         182,614,828      21.9    73.2%   1.43x
1.50X -  1.59X            14          90,334,417      10.8    69.9%   1.56x
1.60X -  1.69X             4           9,898,124       1.2    68.2%   1.63x
1.70X -  1.99X            14         157,593,946      18.9    57.9%   1.89x
2.00X -  2.99X             8          39,087,164       4.7    43.3%   2.11x
3.00X - 29.30X             4          17,200,000       2.1    28.9%  10.52x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  115        $832,907,110       0.0%   68.4%   1.70x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING      NUMBER       PRINCIPAL        % OF     WA     WA UW
TERMS TO MATURITY      OF LOANS       BALANCE          IPB     LTV     DSCR
--------------------------------------------------------------------------------
58 - 84                   14         $ 99,264,401      11.9%   69.7%   1.72x
85 - 120                  86          641,062,681      77.0    68.5%   1.73x
121 - 299                 15           92,580,103      11.1    66.5%   1.46x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  115         $832,907,184     100.0%   68.4%   1.70x
--------------------------------------------------------------------------------
MAXIMUM REMAINING TERM: 299
MINIMUM REMAINING TERM: 58
--------------------------------------------------------------------------------
WA REMAING TERM: 121
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                      PROPERTY TYPE DISTRIBUTION
----------------------------------------------------------------------------------------------------
                                SUB            NUMBER OF       PRINCIPAL     % OF      WA     WA UW
PROPERTY TYPE              PROPERTY TYPE       PROPERTIES       BALANCE       IPB     LTV     DSCR
----------------------------------------------------------------------------------------------------
RETAIL               Anchored(1)                  37        $227,110,249    27.3%    70.6%   1.47x
                     Regional Mall                 1          73,000,000     8.8     70.2%   1.41x
                     Shadow Anchored              13          53,251,237     6.4     74.6%   1.44x
                     Unanchored                   16          69,489,963     8.3     69.5%   1.47x
                     Subtotal                     67        $422,851,448    50.8%    70.9%   1.46x
----------------------------------------------------------------------------------------------------
OFFICE               CBD                           7        $121,833,287    14.6%    56.9%   1.86x
                     Suburban                     12          83,847,648    10.1     71.5%   1.40x
                     Subtotal                     19        $205,680,935    24.7%    62.9%   1.67x
----------------------------------------------------------------------------------------------------
INDUSTRIAL           Flex                         34        $ 69,620,000     8.4%    79.8%   1.40x
                     Warehouse/Distribution        4          42,058,369     5.0     76.5%   1.53x
                     Subtotal                     38        $111,678,369    13.4%    78.6%   1.45x
----------------------------------------------------------------------------------------------------
HOTEL                Full Service                  3        $  36,020,000    4.3%    53.2%   1.87x
                     Subtotal                      3        $  36,020,000    4.3%    53.2%   1.87x
----------------------------------------------------------------------------------------------------
MANUFACTURED         Manufactured Housing          8        $  28,142,644    3.4%    72.7%   1.40x
HOUSING              Subtotal                      8        $  28,142,644    3.4%    72.7%   1.40x
----------------------------------------------------------------------------------------------------
SELF STORAGE         Self Storage                  7        $  20,133,787    2.4%    63.7%   1.62x
                     Subtotal                      7        $  20,133,788    2.4%    63.7%   1.62x
----------------------------------------------------------------------------------------------------
MULTIFAMILY          Coop                          3        $  8,400,000     1.0%     5.6%   18.40x
                     Subtotal                      3        $  8,400,000     1.0%     5.6%   18.40x
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          145        $832,907,184   100.0%    68.4%    1.70x
----------------------------------------------------------------------------------------------------

(1) In the case of 1 mortgage loan, loan number 132, the collateral does not include the improvements.

(2) Includes 3 mortgage loans which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 5.7%, 5.7%, 4.8% and debt service coverage ratios of 14.65x, 19.03, 29.30x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.0% and a weighted average debt service coverage ratio of 1.53x.



                                   8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION               NUMBER           PRINCIPAL      % OF      WA    WA UW
TERM                               OF LOANS           BALANCE        IPB     LTV(5) DSCR(5)
-------------------------------------------------------------------------------------------
120 - 240                             13           $ 65,407,186      8.3%    57.9%   2.33x
241 - 300                             20             84,307,695     10.6     60.2%   1.64x
331 - 360                             76            642,572,304     81.1     70.9%   1.50x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              109           $792,287,184    100.0%    68.7%   1.58X
-------------------------------------------------------------------------------------------
MAXIMUM ORIGINAL AMORTIZATION TERM: 360
MINIMUM AVERAGE ORIGINAL AMORTIZATION TERM: 120
-------------------------------------------------------------------------------------------
WA ORIGINAL AMORTIZATION TERM:     341
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                   NUMBER            PRINCIPAL      % OF       WA    WA UW
CUT-OFF LTV                       OF LOANS            BALANCE        IPB      LTV(5) DSCR(5)
---------------------------------------------------------------------------------------------
4.8% - 49.9%                         12             $ 55,301,523     6.6%     35.5%   4.47x
50.0% - 59.9%                        14              121,967,499    14.6      55.0%   1.98x
60.0% - 64.9%                         8               49,016,199     5.9      61.4%   1.62x
65.0% - 69.9%                        17               75,697,404     9.1      67.5%   1.52x
70.0% - 74.9%                        21              235,831,424    28.3      72.1%   1.41x
75.0% - 79.9%                        39              264,551,147    31.8      78.2%   1.35x
80.0% - 83.2%                         4               30,541,988     3.7      81.0%   1.38x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             115             $832,907,184   100.0%     68.4%   1.70X
---------------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO: 68.4%
---------------------------------------------------------------------------------------------
MAXIMUM LTV RATIO: 83.2%
MINIMUM LTV RATIO: 4.8%
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                               AMORTIZATION TYPES
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                   NUMBER             PRINCIPAL      % OF      WA     WA UW
AMORTIZED TYPES                   OF LOANS             BALANCE        IPB     LTV(5)  DSCR(5)
---------------------------------------------------------------------------------------------
BALLOON LOANS                        85              $455,424,952    54.7%     68.7%   1.61x
PARTIAL INTEREST-ONLY                13               269,400,000    32.3      68.2%   1.59x
FULLY AMORTIZING                      8                40,361,924     4.8      67.5%   1.31x
ARD LOANS                             3                27,100,309     3.3      76.2%   1.32x
INTEREST ONLY                         5                23,920,000     2.9      53.3%   5.62x
INTEREST ONLY ARD                     1                16,700,000     2.0      74.9%   1.81x
---------------------------------------------------------------------------------------------
TOTAL:                              115              $832,907,184   100.0%     68.4%   1.70x
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(4)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
CURRENT OCCUPANCY                  NUMBER OF         PRINCIPAL      % OF      WA      WA UW
RATES                              PROPERTIES        BALANCE        IPB       LTV(5)  DSCR(5)
---------------------------------------------------------------------------------------------
38.6 - 70.0                            11           $ 20,443,086     2.6%     73.2%   1.39x
75.0 - 85.0                             6             13,612,638     1.7      77.8%   1.42x
85.1 - 90.0                            12             67,484,698     8.5      75.1%   1.38x
90.1 - 95.0                            14            161,295,231    20.2      67.1%   1.51x
95.1 - 100.0                           99            534,051,532    67.0      68.5%   1.81x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               142           $796,887,184   100.0%     69.1%   1.69x
---------------------------------------------------------------------------------------------
MAXIMUM OCCUPANCY RATE: 100.0%
MINIMUM OCCUPANCY RATE: 38.6%
---------------------------------------------------------------------------------------------
WA OCCUPANCY RATE: 95.7
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                                REMAINING AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
REMAINING AMORTIZATION           NUMBER           PRINCIPAL      % OF     WA       WA UW
TERM                            OF LOANS           BALANCE        IPB    LTV(5)    DSCR(5)
---------------------------------------------------------------------------------------------
118 - 240                          13            $ 65,407,186     8.3%    57.9%    2.33x
241 - 300                          20              84,307,695    10.6     60.2%    1.64x
331 - 360                          76             642,572,304    81.1     70.9%    1.50x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           109            $792,287,184   100.0%    68.7%    1.58x
---------------------------------------------------------------------------------------------
MAXIMUM REMAINING AMORTIZATION TERM: 360
MINIMUM REMAINING AMORTIZATION TERM: 118
---------------------------------------------------------------------------------------------
WEIGHTED REMAINING AMORTIZATION TERM: 340
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                          LTV RATIOS AS OF THE MATURITY DATE(3)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                           WA
                                NUMBER           PRINCIPAL      % OF     MATURITY  WA UW
MATURITY LTV                   OF LOANS           BALANCE        IPB      LTV(5)   DSCR(5)
---------------------------------------------------------------------------------------------
3.6% - 29.9%                       6            $ 27,392,846     3.5%     25.4%    6.98x
30.0% - 49.9%                     20             172,499,529    21.8      55.9%    1.85x
50.0% - 59.9%                     31             139,340,916    17.6      68.5%    1.57x
60.0% - 64.9%                     19             194,362,011    24.5      72.9%    1.40x
65.0% - 69.9%                     24             213,765,268    27.0      78.2%    1.35x
70.0% - 75.8%                      7              45,184,691     5.7      76.8%    1.60x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          107            $792,545,261   100.0%     68.4%    1.72x
---------------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY: 58.2%
---------------------------------------------------------------------------------------------
MAXIMUM LTV RATIO AT MATURITY: 75.8%
MINIMUM LTV RATIO AT MATURITY: 3.6%
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                                YEAR BUILT/RENOVATED
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL     % OF       WA       WA UW
YEAR BUILT/RENOVATED            PROPERTIES       BALANCE        IPB     LTV(5)    DSCR(5)
---------------------------------------------------------------------------------------------
1928 - 1959                          3          $ 7,890,828     0.9%     37.5%   12.14x
1960 - 1969                          3            9,475,620     1.1      73.1%    1.32x
1970 - 1979                         28           53,778,716     6.5      72.4%    2.53x
1980 - 1989                         19           93,792,809    11.3      72.1%    1.48x
1990 - 1999                         26          325,757,569    39.1      66.6%    1.56x
2000 - 2004                         66          342,211,643    41.1      69.1%    1.53x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            145         $832,907,184   100.0%     68.4%    1.70x
---------------------------------------------------------------------------------------------
MINIMUM YEAR: 1928
MAXIMUM YEAR: 2004
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                                PREPAYMENT PROTECTION
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                NUMBER           PRINCIPAL      % OF     WA       WA UW
PREPAYMENT PROTECTION           OF LOANS         BALANCE        IPB      LTV(5)   DSCR(5)
---------------------------------------------------------------------------------------------
DEFEASANCE                      106              $774,445,949   93.0%    69.0%    1.52x
YIELD MAINTENANCE                 9                58,461,235    7.0     60.8%    4.07x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         115              $832,907,184  100.0%    68.4%    1.70x
---------------------------------------------------------------------------------------------

(1) Excludes mortgage loans that are interest-only for their entire term.

(2) Excludes the mortgage loans which pay interest only for a portion of their term.

(3) Excludes fully amortizing mortgage loans.

(4) Excludes the hotel properties.

(5) Includes 3 mortgage loans which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 5.7%, 5.7%, 4.8% and debt service coverage ratios of 14.65x, 19.03, 29.30x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.0% and a weighted average debt service coverage ratio of 1.53x.

                                     9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                             CUT-OFF DATE PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                  NUMBER        PRINCIPAL       % OF      WA       WA UW
BALANCES                           OF LOANS       BALANCE         IPB      LTV       DSCR
---------------------------------------------------------------------------------------------
$1,078,213 - $2,999,999               21         $ 39,601,215     9.4%     67.7%    1.42x
$3,000,000 - $3,999,999               10           36,904,756     8.8      67.9%    1.38x
$4,000,000 - $4,999,999                7           31,151,818     7.4      70.9%    1.33x
$5,000,000 - $6,999,999                7           39,212,909     9.3      72.9%    1.55x
$7,000,000 - $9,999,999                4           32,671,346     7.8      78.8%    1.44x
$10,000,000 - $14,999,999              6           70,645,723    16.8      77.5%    1.29x
$15,000,000 - $24,999,999              6          119,725,727    28.5      77.0%    1.32x
$25,000,000 - $50,740,000              1           50,740,000    12.1      72.8%    1.33x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               62         $420,653,494   100.0%     74.2%    1.36x
---------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN: $6,784,734
AVERAGE BALANCE PER PROPERTY: $6,471,592
SMALLEST LOAN BALANCE: $1,078,213
LARGEST LOAN BALANCE: $50,740,000
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                              RANGE OF MORTGAGE INTEREST RATES
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST          NUMBER        PRINCIPAL       % OF       WA     WA UW
RATES                              OF LOANS        BALANCE        IPB       LTV      DSCR
---------------------------------------------------------------------------------------------
4.7300% - 4.9999%                     3         $ 30,778,469      7.3%     76.1%    1.49x
5.0000% - 5.4999%                    10          144,722,086     34.4      74.7%    1.38x
5.5000% - 5.9999%                    30          180,282,419     42.9      74.2%    1.34x
6.0000% - 6.4999%                    17           60,927,642     14.5      72.3%    1.33x
6.5000% - 6.7750%                     2            3,942,877      0.9      73.0%    1.27x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              62         $420,653,494    100.0%     74.2%    1.36x
---------------------------------------------------------------------------------------------
WA INTEREST RATE: 5.6241%
---------------------------------------------------------------------------------------------
MINIMUM MORTGAGE INTEREST RATE: 4.7300%
MAXIMUM MORTGAGE INTEREST RATE: 6.7750%
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                     NUMBER       PRINCIPAL       % OF      WA       WA UW
ORIGINAL TERM TO MATURITY           OF LOANS       BALANCE         IPB      LTV      DSCR
---------------------------------------------------------------------------------------------
60 - 120                               58        $406,273,433     96.6%     74.6%    1.36x
121 - 180                               4          14,380,060      3.4      63.5%    1.42x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                62        $420,653,494    100.0%     74.2%    1.36x
---------------------------------------------------------------------------------------------
MAXIMUM ORIGINAL LOAN TERM: 180
MINIMUM ORIGINAL LOAN TERM: 60
---------------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM: 99
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                                      GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                              NUMBER OF             PRINCIPAL      % OF      WA       WA UW
STATE                        PROPERTIES             BALANCE        IPB       LTV      DSCR
---------------------------------------------------------------------------------------------
NORTH CAROLINA                    4               $ 51,547,873     12.3%     76.3%    1.37X
ARIZONA                           5                 47,323,310     11.2      72.4%    1.30X
TEXAS                            12                 47,110,628     11.2      76.0%    1.42X
CALIFORNIA                        3                 34,086,778      8.1      76.4%    1.27X
PENNSYLVANIA                      1                 31,240,000      7.4      72.8%    1.33X
MISSOURI                          1                 24,976,221      5.9      79.8%    1.45X
OTHER                            39                184,368,683     43.8      72.7%    1.37X
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          65               $420,653,494    100.0%     74.2%    1.36x
---------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
                     UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
---------------------------------------------------------------------------------------------
                             NUMBER                PRINCIPAL      % OF      WA       WA UW
UW DSCR                     OF LOANS               BALANCE        IPB      LTV       DSCR
---------------------------------------------------------------------------------------------
1.20x - 1.29x                  22                 $158,151,590    37.6%    76.6%    1.23x
1.30x - 1.39x                  16                  123,375,370    29.3     72.7%    1.34x
1.40x - 1.49x                   8                   73,397,164    17.4     77.5%    1.45x
1.50x - 1.59x                   8                   41,911,346    10.0     72.2%    1.53x
1.60x - 1.69x                   3                   10,228,973     2.4     64.9%    1.64x
1.70x - 1.99x                   4                    8,589,050     2.0     48.5%    1.80x
2.00x - 2.10x                   1                    5,000,000     1.2     68.5%    2.10x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        62                 $420,653,494   100.0%    74.2%    1.36x
---------------------------------------------------------------------------------------------
WA UW DSCR: 1.36X
---------------------------------------------------------------------------------------------
MINIMUM UW DSCR: 1.20X
MAXIMUM UW DSCR: 2.10X
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                            REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER                PRINCIPAL      % OF      WA       WA UW
TERMS TO MATURITY           OF LOANS              BALANCE        IPB       LTV      DSCR
---------------------------------------------------------------------------------------------
56 - 120                       58                $406,273,433    96.6%     74.6%    1.36x
121 - 179                       4                  14,380,060     3.4      63.5%    1.42x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        62                $420,653,494   100.0%     74.2%    1.36x
---------------------------------------------------------------------------------------------
MAXIMUM REMAINING TERM: 179
MINIMUM REMAINING TERM: 56
---------------------------------------------------------------------------------------------
WA REMAINING TERM: 98
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF    PRINCIPAL     % OF     WA     WA UW
PROPERTY TYPE                  SUB PROPERTY TYPE          PROPERTIES   BALANCE       IPB      LTV    DSCR
------------------------------------------------------------------------------------------------------------
MULTIFAMILY                    GARDEN                         53      $353,759,493   84.1%    74.3%  1.37X
                               MID/HIGH RISE                   2         5,790,369    1.4     50.5%  1.41X
                               SUBTOTAL                       55      $359,549,862   85.5%    73.9%  1.37X
------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING           MANUFACTURED HOUSING           10      $ 61,103,632   14.5%    76.2%  1.33X
                               SUBTOTAL                       10      $ 61,103,632   14.5%    76.2%  1.33X
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                        65      $420,653,494  100.0%    74.2%  1.36x
------------------------------------------------------------------------------------------------------------




                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2004-LN2

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                            ORIGINAL AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION               NUMBER           PRINCIPAL       % OF      WA      WA UW
TERM                               OF LOANS           BALANCE        IPB      LTV       DSCR
---------------------------------------------------------------------------------------------
180 - 300                             22             $ 63,800,353     15.8%    66.2%    1.39x
331 - 360                             37              339,653,140     84.2     75.9%    1.34x
---------------------------------------------------------------------------------------------
TOTAL:/WEIGHTED AVERAGE               59             $403,453,494    100.0%    74.4%    1.35x
---------------------------------------------------------------------------------------------
MAXIMUM ORIGINAL AMORTIZATION TERM: 360
MINIMUM ORIGINAL AMORTIZATION TERM: 180
---------------------------------------------------------------------------------------------
WA ORIGINAL AMORTIZATION TERM:     349
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                   LTV RATIOS AS OF THE CUT-OFF DATE
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                   NUMBER           PRINCIPAL       % OF      WA       WA UW
CUT-OFF LTV                       OF LOANS          BALANCE         IPB     LTV       DSCR
---------------------------------------------------------------------------------------------
23.9% - 49.9%                        4              $ 7,898,846     1.9%     41.8%    1.54x
50.0% - 59.9%                        4               12,518,953     3.0      56.3%    1.55x
60.0% - 64.9%                        3                6,557,226     1.6      63.4%    1.46x
65.0% - 69.9%                        9               37,895,947     9.0      68.1%    1.53x
70.0% - 74.9%                       18              152,234,235    36.2      73.1%    1.33x
75.0% - 81.9%                       24              203,548,286    48.4      78.6%    1.35x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62             $420,653,494   100.0%     74.2%    1.36x
---------------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO: 74.2%
---------------------------------------------------------------------------------------------
MAXIMUM LTV RATIO: 81.9%
MINIMUM LTV RATIO: 23.9%
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                               AMORTIZATION TYPES
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                   NUMBER           PRINCIPAL       % OF     WA       WA UW
AMORTIZED TYPES                    OF LOANS         BALANCE         IPB      LTV      DSCR
---------------------------------------------------------------------------------------------
BALLOON LOANS                         48            $267,923,433    63.7%    75.0%    1.35x
IO - BALLOON                           8             127,450,000    30.8%    74.5%    1.33x
INTEREST ONLY                          3              17,200,000     4.1       70%    1.70x
FULLY AMORTIZING                       3               6,080,060     1.4       47%    1.37x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               62            $420,653,494   100.0%    74.2%    1.36x
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                            CURRENT OCCUPANCY RATES(4)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
CURRENT OCCUPANCY                   NUMBER OF        PRINCIPAL       % OF     WA       WA UW
RATES                              PROPERTIES         BALANCE        IPB      LTV      DSCR
---------------------------------------------------------------------------------------------
34.5 - 70.0                             2           $  6,700,000      1.6%    70.4%    1.56x
80.1 - 85.0                             4             36,471,469      8.7     72.5%    1.33x
85.1 - 90.0                             4             34,460,000      8.2     77.9%    1.29x
90.1 - 95.0                            20            172,745,139     41.1     73.9%    1.41x
95.1 - 100.0                           35            170,276,885     40.5     74.3%    1.32x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                65           $420,653,494    100.0%    74.2%    1.36x
---------------------------------------------------------------------------------------------
MAXIMUM OCCUPANCY RATE: 100.0%
MINIMUM OCCUPANCY RATE: 34.5%
---------------------------------------------------------------------------------------------
WA OCCUPANCY RATE: 93.0
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER           PRINCIPAL      % OF    WA        WA UW
TERM                            OF LOANS         BALANCE        IPB     LTV       DSCR
---------------------------------------------------------------------------------------------
179 - 330                          22          $ 63,800,353     15.8%   66.2%     1.39x
331 - 360                          37           339,653,140     84.2    75.9%     1.34x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            59          $403,453,494    100.0%   74.4%     1.35x
---------------------------------------------------------------------------------------------
MAXIMUM REMAINING AMORTIZATION TERM: 360
MINIMUM REMAINING AMORTIZATION TERM: 179
---------------------------------------------------------------------------------------------
WA REMAINING AMORTIZATION TERM: 348
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                          LTV RATIOS AS OF THE MATURITY DATE(3)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                          WA
                                 NUMBER           PRINCIPAL     % OF    MATURITY    WA UW
MATURITY LTV                    OF LOANS           BALANCE       IPB      LTV       DSCR
---------------------------------------------------------------------------------------------
31.4% - 49.9%                      4             $  9,743,462      2.4%   49.9%     1.76x
50.0% - 59.9%                     18               66,621,108     16.1    69.2%     1.38x
60.0% - 64.9%                     10               51,342,896     12.4    74.6%     1.41x
65.0% - 75.2%                     27              286,865,968     69.2    76.7%     1.34x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           59             $414,573,433   100.0%    74.6%     1.36x
---------------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY: 65.8%
---------------------------------------------------------------------------------------------
MAXIMUM LTV RATIO AT MATURITY: 75.2%
MINIMUM LTV RATIO AT MATURITY: 31.4%
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                YEAR BUILT/RENOVATED
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                NUMBER           PRINCIPAL      % OF    WA        WA UW
YEAR BUILT/RENOVATED          OF PROPERTIES       BALANCE        IPB    LTV       DSCR
---------------------------------------------------------------------------------------------
1949 - 1959                         1           $ 4,886,778     1.2%    77.6%     1.27x
1960 - 1969                         5            17,369,968     4.1     73.3%     1.63x
1970 - 1979                        10            54,229,132    12.9     74.6%     1.30x
1980 - 1989                        13            66,205,299    15.7     72.9%     1.36x
1990 - 1999                         6            68,988,798    16.4     73.0%     1.32x
2000 - 2004                        30           208,973,517    49.7     74.9%     1.38x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            65          $420,653,494   100.0%    74.2%     1.36x
---------------------------------------------------------------------------------------------
MINIMUM YEAR: 1949
MAXIMUM YEAR: 2004
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                                PREPAYMENT PROTECTION
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                 NUMBER          PRINCIPAL      % OF    WA        WA UW
PREPAYMENT PROTECTION           OF LOANS          BALANCE       IPB     LTV       DSCR
---------------------------------------------------------------------------------------------
DEFEASANCE                         60           $395,807,546    94.1%   74.20%    1.37x
YIELD MAINTENANCE                   2             24,845,947     5.9    74.7%     1.27x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            62           $420,653,494   100.0%   74.2%     1.36x
---------------------------------------------------------------------------------------------

(1) Excludes mortgage loans that are interest-only for their entire term.
(2) Excludes the mortgage loans which pay interest only for a portion of their term.
(3) Excludes fully amortizing mortgage loans.
(4) Excludes the hotel properties.


                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-LN2

--------------------------------------------------------------------------------------------------------------------------
                                          TOP 10 MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
LOAN                     LOAN NAME                                          LOAN           CUT-OFF DATE           % OF
SELLER (1)               (LOCATION)                                         GROUP          BALANCE                IPB
--------------------------------------------------------------------------------------------------------------------------
JPMCB                    World Apparel Center                                 1              $73,000,000             5.8%
                         (New York, NY)

JPMCB                    Chesapeake Square                                    1               73,000,000             5.8%
                         (Chesapeake, VA)

JPMCB                    JPI Portfolio -                                      2               50,740,000             4.0%
                         State College/Tucson
                         (Various, Various)

NCCI                     Stadium Marketplace                                  1               26,000,000             2.1%
                         (Honolulu, HI)

JPMCB                    Countryside Apartments                               2               24,976,221             2.0%
                         (St. Louis, MO)

JPMCB                    Embassy Suites - BWI Airport                         1               24,120,000             1.9%
                         (Linthicum, MD)

JPMCB                    Plaza Mobile Estates                                 2               22,700,000             1.8%
                         (Santa Ana, CA)

NCCI                     Hamptons Apartments                                  2               21,000,000             1.7%
                         (Durham, NC)

NCCI                     Latco Portfolio                                      1               20,233,712             1.6%
                         (Various, CA)

JPMCB                    Belleview Promenade                                  1               18,900,000             1.5%
                         (Greenwood Village, CO)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                   TOTAL/WEIGHTED AVERAGE:                                                   354,669,933            28.3%
--------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
LOAN                               UNIT OF      LOAN PER               UW             CUT-OFF DATE             PROPERTY
SELLER (1)      UNITS              MEASURE        UNIT                 DSCR           LTV RATIO                TYPE
---------------------------------------------------------------------------------------------------------------------------------
JPMCB           1,150,705            SF             $190(2)            1.98x(2)       55.4%(2)              Office - CBD


JPMCB             530,158            SF             $138               1.41x          70.2%                 Retail - Regional Mall


JPMCB               2,004           Beds         $25,319               1.33x          72.8%                 Multifamily - Garden



NCCI              212,446            SF             $122               1.28x          72.2%                 Retail - Anchored


JPMCB                 701           Units        $35,629               1.45x          79.8%                 Multifamily - Garden


JPMCB                 251           Units        $96,096               1.89x          60.0%                 Hotel - Full Service


JPMCB                 237            Pads        $95,781               1.21x          78.3%                 Manufactured Housing


NCCI                  285            Units       $73,684               1.24x          76.4%                 Multifamily - Garden


NCCI              172,388            SF             $117               1.44x          76.6%                 Retail - Various


JPMCB             100,102            SF             $189               1.59x          70.0%                 Retail - Unanchored

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                       1.53x          68.9%
---------------------------------------------------------------------------------------------------------------------------------

(1) "JPMCB" = JPMorgan Chase Bank; "NCCI" = Nomura Credit & Capital, Inc.

(2) Calculated based upon the aggregate principal balance of the World Apparel Center loan and the World Apparel Center pari passu companion notes as of the cut-off date.



                                     12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                                                                                                        ANNEX E
ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX
                                                                                      Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS


================================================================================

      Issue Id:                                                 JPMC04LN2
      Monthly Data File Name:                      JPMC04LN2_YYYYMM_3.zip

================================================================================


================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================


================================================================================

      Closing Date:
      First Payment Date:                                      09/15/2004
      Assumed Final Payment Date:                              07/15/2041

================================================================================


================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
        DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
        UNDERWRITER:, J.P. Morgan Securities Inc./ABN AMRO Incorporated/
                     Nomura Securities International, Inc.
              MASTER SERVICER: GMAC Commercial Mortgage Corporation
                     SPECIAL SERVICER: Lennar Partners, Inc.
                     RATING AGENCY: Standard & Poors/Moody's

================================================================================


================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000    Per 1,000     Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================


Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                            BOND INTEREST RECONCILIATION
====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &                Prior       Int Accrual     Prepay-    Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY
====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------
06/15/04
------------------------------------------------------------------------------------  ----------------------------------------------
















====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are included in the
    Appropriate Delinquency Aging Category.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY
====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses(2)       Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------
06/15/04
---------------------------------------------------------------------------------------------  -------------------------------------
















====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------












====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                DELINQUENT LOAN DETAIL
====================================================================================================================================
               Paid                Outstanding  Out. Property                   Special
Disclosure     Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #      Date     Advance     Advances**    Advances   Description (1)  Transfer Date     Date         Date     Date
====================================================================================================================================












====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq       2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                Minimum Remaining Term                             Minimum Remaining Term 0
                Maximum Remaining Term                             Maximum Remaining Term 0


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2004-LN2                  Next Payment:
                                                                                      Record Date:

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2004-LN2                  Next Payment:
                                                                                      Record Date:

                                                 ABN AMRO ACCT: XXXXXX

                                              MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

        Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL
=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL
====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS
====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                 MODIFIED LOAN DETAIL
====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL
====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              APPRAISAL REDUCTION DETAIL
====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================
04/29/2004-07:12 (MXXX-MXXX) (Copyright) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

[J.P. MORGAN LOGO]

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 July 30, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.


     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.


     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.


     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                               TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS
   SUPPLEMENT ..................................   ii
SUMMARY OF PROSPECTUS ..........................    1
RISK FACTORS ...................................    9
   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in
      Additional Losses ........................   17
   Litigation Concerns .........................   17
   Property Insurance ..........................   18
   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .....   20
DESCRIPTION OF THE TRUST FUNDS .................   21
   General .....................................   21
   Mortgage Loans ..............................   21
   MBS .........................................   25
   Certificate Accounts ........................   26
   Credit Support ..............................   26
   Cash Flow Agreements ........................   26
YIELD AND MATURITY CONSIDERATIONS ..............   27
   General .....................................   27
   Pass-Through Rate ...........................   27
   Payment Delays ..............................   27
   Certain Shortfalls in Collections of
      Interest .................................   27
   Yield and Prepayment Considerations .........   28
   Weighted Average Life and Maturity ..........   29
   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ................   31
THE DEPOSITOR ..................................   33
USE OF PROCEEDS ................................   33
DESCRIPTION OF THE CERTIFICATES ................   34
   General .....................................   34
   Distributions ...............................   34
   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or
      in Respect of Equity Participations ......   37
   Allocation of Losses and Shortfalls .........   37
   Advances in Respect of Delinquencies ........   37
   Reports to Certificateholders ...............   38
   Voting Rights ...............................   39

   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing
      Procedures ..............................   44
   Sub-Servicers ..............................   45
   Special Servicers ..........................   45
   Certificate Account ........................   45
   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master
      Servicer and the Depositor ..............   51
   Events of Default ..........................   51
   Amendment ..................................   52
   List of Certificateholders .................   52
   The Trustee ................................   53
   Duties of the Trustee ......................   53
   Certain Matters Regarding the Trustee ......   53
   Resignation and Removal of the
      Trustee .................................   53
DESCRIPTION OF CREDIT SUPPORT .................   55
   General ....................................   55
   Subordinate Certificates ...................   55
   Cross-Support Provisions ...................   56
   Insurance or Guarantees with Respect
      to Mortgage Loans .......................   56
   Letter of Credit ...........................   56
   Certificate Insurance and Surety Bonds .....   56
   Reserve Funds ..............................   56
   Credit Support with Respect to MBS .........   57
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS ......................................   57
   General ....................................   57
   Types of Mortgage Instruments ..............   57
   Leases and Rents ...........................   58
   Personalty .................................   58
   Foreclosure ................................   58
   Bankruptcy Laws ............................   62
   Environmental Risks ........................   64
   Due-on-Sale and Due-on-Encumbrance .........   66
   Subordinate Financing ......................   66
   Default Interest and Limitations on
      Prepayments .............................   67
   Applicability of Usury Laws ................   67
   Servicemembers Civil Relief Act ............   68
   Type of Mortgaged Property .................   68
   Americans with Disabilities Act ............   68
   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in
      REMIC Certificates ......................   70
   Qualification as a REMIC ...................   71
   Taxation of Regular Certificates ...........   73
      General .................................   73
      Original Issue Discount .................   73
      Acquisition Premium .....................   76
      Variable Rate Regular Certificates ......   76
      Deferred Interest .......................   77
      Market Discount .........................   77
      Premium .................................   78
      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular
         Certificates .........................   79
      Treatment of Losses .....................   80
   Taxation of Residual Certificates ..........   80
      Taxation of REMIC Income ................   80
      Basis and Losses ........................   82
      Treatment of Certain Items of REMIC
         Income and Expense ...................   82
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88
      Prohibited Transactions .................   88
      Contributions to the REMIC Pool After
         the Startup Day ......................   88

   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    89
   Limitations on Deduction of Certain
      Expenses .................................    89
   Taxation of Certain Foreign Investors .......    90
      Regular Certificates .....................    90
      Residual Certificates ....................    91
      Backup Withholding .......................    91
      Reporting Requirements ...................    91
   Federal Income Tax Consequences for
      Certificates as to Which no REMIC
      Election is Made .........................    93
      Standard Certificates ....................    93
      General ..................................    93
      Tax Status ...............................    93
      Premium and Discount .....................    94
      Recharacterization of Servicing Fees .....    95
      Sale or Exchange of Standard
         Certificates ..........................    95
   Stripped Certificates .......................    96
      General ..................................    96
      Status of Stripped Certificates ..........    97
      Taxation of Stripped Certificates ........    97
   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX
   CONSIDERATIONS ..............................   100
CERTAIN ERISA CONSIDERATIONS ...................   100
   General .....................................   100
   Plan Asset Regulations ......................   101
   Administrative Exemptions ...................   101
   Insurance Company General Accounts ..........   101
   Unrelated Business Taxable Income;
      Residual Certificates ....................   102
LEGAL INVESTMENT ...............................   102
METHOD OF DISTRIBUTION .........................   105
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   106
LEGAL MATTERS ..................................   106
FINANCIAL INFORMATION ..........................   106
RATING .........................................   106
INDEX OF PRINCIPAL DEFINITIONS .................   108

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                                       vi

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                 o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

                                 o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the

                                    Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                 o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                 o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.


Distributions of Interest on the
 Certificates ................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.


Distributions of Principal of
 the Certificates ............   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                 o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                 Registration and Definitive Certificates" in this prospectus.


Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR
CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:


     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.


     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include


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

the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds


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

relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.


     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


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

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be


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

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.


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

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on


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the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash


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collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments


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in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of


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

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.


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     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a


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mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial


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resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.   the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of


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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with


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multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

   General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

   Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to


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which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The


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Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount


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determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

   Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

   Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the


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

highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

   Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

   Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in


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

a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being


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

treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

   Sale or Exchange of Regular Certificates.

    If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


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

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

   Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

   Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter


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

ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.


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

   Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the


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record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.


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

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

    (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances


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known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to


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dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

   Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,


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     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.

   Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In


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addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

   Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide



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certain information, including a United States taxpayer identification number.
A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

   Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt


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holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.


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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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          an interest in real property which is . . . residential real property"
          within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is


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

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard Certificates-- Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates-- General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the


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treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue


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discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.


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     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold


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tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                           PAGE
                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     64
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46


                                           PAGE
                                          -----
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    104
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    103
Non-U.S. Person .......................     90
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80

                                        PAGE
                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93
Startup Day ........................     71

                                        PAGE
                                       -----
Stripped Certificateholder .........     98
Stripped Certificates ..............     96
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43

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     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-LN2.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
1 Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                      ----------------------
                         TABLE OF CONTENTS


                       PROSPECTUS SUPPLEMENT


  Summary of Terms .................................   S-9
  Risk Factors .....................................   S-30
  Description of the Mortgage Pool .................   S-65
  Description of the Certificates ..................   S-91
  Servicing of the Mortgage Loans ..................   S-124
  Yield and Maturity Considerations ................   S-147
  Certain Federal Income Tax Consequences ..........   S-154
  Method of Distribution ...........................   S-155
  Legal Matters ....................................   S-156
  Ratings ..........................................   S-156
  Legal Investment .................................   S-157
  Certain ERISA Considerations .....................   S-157
  Index of Principal Definitions ...................   S-160

                       PROSPECTUS


  Summary of Prospectus ............................     1
  Risk Factors .....................................     9
  Description of the Trust Funds ...................    21
  Yield and Maturity Considerations ................    27
  The Depositor ....................................    33
  Use of Proceeds ..................................    33
  Description of the Certificates ..................    34
  Description of the Pooling Agreements ............    42
  Description of Credit Support ....................    55
  Certain Legal Aspects of Mortgage Loans ..........    57
  Certain Federal Income Tax Consequences ..........    69
  State and Other Tax Considerations ...............   100
  Certain ERISA Considerations .....................   100
  Legal Investment .................................   102
  Method of Distribution ...........................   105
  Incorporation of Certain Information by
    Reference ......................................   106
  Legal Matters ....................................   106
  Financial Information ............................   106
  Rating ...........................................   106
  Index of Principal Definitions ...................   108

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
NOVEMBER   , 2004.

===============================================================================




===============================================================================


                                  $724,788,000
                                 (APPROXIMATE)


                      [GRAPHIC OMITTED] J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.



                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2004-LN2





          Class A-1 Certificates     $224,063,000
          Class A-2 Certificates     $434,913,000
          Class B Certificates       $ 29,772,000
          Class C Certificates       $ 12,535,000
          Class D Certificates       $ 23,505,000



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                    P R O S P E C T U S  S U P P L E M E N T
               ------------------------------------------------




                                   JPMORGAN
                             ABN AMRO INCORPORATED
                                     NOMURA
                           DEUTSCHE BANK SECURITIES






                                AUGUST   , 2004



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